This Pooling and Servicing Agreement, dated as of January 28, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                           Section 1.01. Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Termination Date: (A) for the Class 1-A-9A Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-5 Certificates and the Component Principal Balance of the Class 1-A-10A Component have been reduced to zero or (ii) the Group 1 Cross-Over Date; (B) for the Class 1-A-10A Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-5 Certificates and the Component Principal Balance of the Class 1-A-9A Component have been reduced to zero or (ii) the Group 1 Cross-Over Date; (C) for the Class 1-A-9B will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-6 Certificates and the Component Principal Balances of the Class 1-A-7B and Class 1-A-10B Components have been reduced to zero or (ii) the Group 1 Cross-Over Date; (D) for the Class 1-A-10B Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-6 Certificates and the Component Principal Balance of the Class 1-A-7B and Class 1-A-9B Components have been reduced to zero or (ii) the Group 1 Cross-Over Date; (E) for the Class 1-A-9C Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-8 Certificates and the Component Principal Balances of the Class 1-A-7A and Class 1-A-10C Components have been reduced to zero or (ii) the Group 1 Cross-Over Date; (F) for the Class 1-A-10C Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-8 Certificates and the Component Principal Balances of the Class 1-A-7A and Class 1-A-9C Components have been reduced to zero or (ii) the Group 1 Cross-Over Date; and (G) for the Class 1-A-11 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of each such Subclass of Class 1-A Certificates (other than the PAC Certificates and the Class 1-A-11, Class 1-A-12, Class 1-A-R, Class 1-A-LR and
Class 1-A-PO Certificates) have been reduced to zero or (ii) the Group 1 Cross-Over Date.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any of the Class 1-A-1 Certificates, Class 1-A-2 Certificates, Class 1-A-3 Certificates, Class 1-A-5 Certificates, Class 1-A-6
Certificates, Class 1-A-7 Certificates, Class 1-A-8 Certificates, Class 1-A-9 Certificates, Class 1-A-10 Certificates, Class 1-A-11 Certificates, Class 1-A-12, Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, Class 2-A-4 Certificates, Class 2-A-5 Certificates or Class 2-A-6 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

     Certificate Account: Each of the Pool 1 Certificate Account and the Pool 2 Certificate Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for (i) variations in the Percentage Interest or evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

     Class 1-A Certificates: The Class 1-A-1 Certificates, Class 1-A-2 Certificates, Class 1-A-3 Certificates, Class 1-A-4 Certificates, Class 1-A-5
Certificates, Class 1-A-6 Certificates, Class 1-A-7 Certificates, Class 1-A-8 Certificates, Class 1-A-9 Certificates, Class 1-A-10 Certificates, Class 1-A-11 Certificates, Class 1-A-12 Certificates, Class 1-A-PO Certificates, Class 1-A-R Certificate and Class 1-A-LR Certificate.

     Class  1-A  Certificateholder:   The  registered  holder  of  a  Class  1-A
Certificate.

     Class 1-A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class 1-A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class 1-A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class 1-A Interest Accrual Amount: As to any Distribution  Date, the sum of
the  Class  1-A  Subclass   Interest   Accrual  Amounts  with  respect  to  such
Distribution Date.

     Class 1-A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Class 1-A Subclass Principal Balances of the Class 1-A Certificates (other than the Class 1-A-9, Class 1-A-10 and Class 1-A-11 Certificates), (ii) for each Class 1-A-9 Component, the lesser of the Component Principal Balance of such Component and the Original Component Principal Balance of such Class 1-A-9 Component, (iii) for each Class 1-A-10 Component, the lesser of the Component Principal Balance of such Component and the Original Component Principal Balance of such Class 1-A-10 Component and (iv) the lesser of the Class 1-A Subclass Principal Balance of the Class 1-A-11 Certificates and the Original Class 1-A Subclass Principal Balance of the Class 1-A-11 Certificates.

     Class 1-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class 1-A Interest Accrual Amount, (ii) the sum of the Class 1-A Subclass Unpaid Interest Shortfalls for each Class 1-A Subclass and (iii) the Class 1-A Non-PO Optimal Principal Amount.

     Class 1-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 1 Outstanding Mortgage Loan, of the product of (x) the Pool 1 Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Class 1-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 1-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class 1-A Non-PO Principal Amount: As to any Distribution Date the aggregate amount distributed in respect of the Class 1-A Subclasses pursuant to Paragraph third clause I(A) of Section
4.01(a)(i).

     Class 1-A Non-PO Principal Balance: As of any date, an amount equal to the Class 1-A Principal Balance less the Class 1-A Subclass Principal Balance of the Class 1-A-PO Certificates.

     Class 1-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Class 1-A-9 and Class 1-A-10 Component Accrual Distribution Amounts, if any, with respect to such Distribution Date, (ii) the Class 1-A-11 Accrual Distribution Amount, if any, with respect to such Distribution Date, and (iii) the Class 1-A Non-PO Principal Amount.

     Class 1-A Percentage: As to any Distribution Date occurring on or prior to the Group 1 Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class 1-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool 1 Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Group 1 Cross-Over Date, 100% or such lesser percentage which will cause the Class 1-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class 1-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in January 2003, 100%. As to any Distribution Date subsequent to January 2003 to and including the Distribution Date in January 2004, the Class 1-A Percentage as of such Distribution Date plus 70% of the Group 1 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2004 to and including the Distribution Date in January 2005, the Class 1-A Percentage as of such Distribution Date plus 60% of the Group 1 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2005 to and including the
Distribution Date in January 2006, the Class 1-A Percentage as of such Distribution Date plus 40% of the Group 1 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2006 to and including the Distribution Date in January 2007, the Class 1-A Percentage as of such Distribution Date plus 20% of the Group 1 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2007, the Class 1-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class 1-A Certificates on any Distribution Date of the Class 1-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts with respect to Pool 1 Mortgage Loans distributable on such Distribution Date would reduce the Class 1-A Non-PO Principal Balance below zero, the Class 1-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class 1-A Non-PO Principal Balance to zero and thereafter the Class 1-A Prepayment Percentage shall be zero and (ii) if the Class 1-A Percentage as of any Distribution Date is greater than the Original Class 1-A Percentage, the Class 1-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class 1-A Prepayment Percentage described in the second through sixth sentences of this definition of Class 1-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class 1-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class 1-A Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Class 1-A Prepayment Percentage for the current Distribution Date, the current Class 1-A Percentage and Group 1 Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Pool 1 Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to such Mortgage Loans in foreclosure and REO Mortgage Loans which are Pool 1 Mortgage Loans) must be less than 50% of the current Class 1-M Principal Balance and the current Class 1-B Principal Balance and (b) cumulative Realized Losses on the Pool 1 Mortgage Loans shall not exceed (1) 30% of the Group 1 Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2003 and January 2004, (2) 35% of the Group 1 Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005, (3) 40% of the Group 1 Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006, (4) 45% of the Group 1 Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007, and (5) 50% of the Group 1 Original Subordinated Principal Balance if such Distribution Date occurs during or after February
2007. With respect to any Distribution Date on which the Class 1-A Prepayment Percentage is reduced below the Class 1-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Pool 1 Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class 1-A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class 1-A-1 Certificates, Class 1-A-2 Certificates, Class 1-A-3 Certificates, Class 1-A-5 Certificates, Class
1-A-6 Certificates, Class 1-A-7 Certificates, Class 1-A-8 Certificates, Class 1-A-9 Certificates, Class 1-A-10 Certificates, Class 1-A-11 Certificates, Class 1-A-12 Certificates, Class 1-A-PO Certificates, Class 1-A-R Certificate and Class 1-A-LR Certificate.

     Class 1-A Subclass: Any of the Subclasses of Class 1-A Certificates consisting of the Class 1-A-1 Certificates, Class 1-A-2 Certificates, Class 1-A-3 Certificates, Class 1-A-4 Certificates, Class 1-A-5 Certificates, Class
1-A-6 Certificates, Class 1-A-7 Certificates, Class 1-A-8 Certificates, Class 1-A-9 Certificates, Class 1-A-10 Certificates, Class 1-A-11 Certificates, Class 1-A-12 Certificates, Class 1-A-PO Certificates, Class 1-A-R Certificate and Class 1-A-LR Certificate.

     Class 1-A Subclass Distribution Amount: As to any Distribution Date and any Class 1-A Subclass (other than the Class 1-A-4, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-PO Certificates), the amount distributable to such Class 1-A Subclass pursuant to Paragraphs first, second and third clause I(A) of
Section 4.01(a)(i). As to the Class 1-A-9 and Class 1-A-10 Certificates the sum of (i) as to any Distribution Date with respect to a Component prior to its applicable Accretion Termination Date, the amount distributable to the Class 1-A-9 or Class 1-A-10 Certificates, as the case may be, with respect to such Component pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause I(A) of Section 4.01(a)(i), and (ii) as to any Distribution Date with respect to a Component on or after the applicable Accretion Termination Date, the amount distributable to the Class 1-A-9 or Class 1-A-10 Certificates, as the case may be, with respect to such Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class 1-A-11 Certificates, (i) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the Class 1-A-11 Certificates pursuant to the provisos in Paragraphs first and second of
Section 4.01(a)(i) and (ii) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to the Class 1-A-11 Certificates pursuant to Paragraphs first, second and third clause I(A) of Section 4.01(a)(i). As to the Class 1-A-4 Certificates, the amount distributable to such Class 1-A Subclass pursuant to Paragraphs first and second of Section 4.01(a)(i). As to any Distribution Date and the Class 1-A-PO
Certificates, the aggregate amount distributable to the Class 1-A-PO Certificates pursuant to Paragraphs third clause I(B) and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class 1-A Subclass Interest Accrual Amount: As to any Distribution Date and any Class 1-A Subclass (other than the Class 1-A-4, Class 1-A-9, Class 1-A-10 and Class 1-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class 1-A Subclass and (b) the Class A Subclass Principal Balance of such Class 1-A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class 1-A Subclass Interest Percentage of such Class 1-A Subclass of (x) any Group 1 Non-Supported Interest Shortfall allocated to the Class 1-A Certificates with respect to such Distribution Date, (y) the interest portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1-A Certificates with respect to such Distribution Date pursuant to
Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses) on the Pool 1 Mortgage Loans allocated to the Class 1-A Certificates on or after the Group 1 Cross-Over Date pursuant to Section 4.02(e). As to the Class 1-A-9 and Class 1-A-10 Certificates, the sum of the Class 1-A-9 Component Interest Accrual Amounts and the Class 1-A-10 Component Interest Accrual Amounts, respectively. As to any Distribution Date and the
Class 1-A-4 Certificates, the Class 1-A-4 Interest Accrual Amount. The Class 1-A-PO Certificates have no Class 1-A Subclass Interest Accrual Amount.

     Class 1-A Subclass Interest Percentage: As to any Distribution Date and any Class 1-A Subclass (other than the Class 1-A-9 and Class 1-A-10 Certificates), the percentage calculated by dividing the Class 1-A Subclass Interest Accrual Amount of such Class 1-A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class 1-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class 1-A Subclass Interest Accrual Amount (other than for the Class 1-A-9 and Class 1-A-10 Certificates) and each Component Interest Accrual Amount).

     Class 1-A Subclass Interest Shortfall Amount: As to any Distribution Date and any Class 1-A Subclass, any amount by which the Class 1-A Subclass Interest Accrual Amount of such Class 1-A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including
(i), in the case of the Class 1-A-9 and 1-A-10 Certificates with respect to the Class 1-A-9 and Class 1-A-10 Components prior to the applicable Accretion Termination Date, the amount included in the Class 1-A-9A, Class 1-A-9B, Class 1-A-9C, Class 1-A-10A, Class 1-A-10B and Class 1-A-10C Component Accrual Distribution Amounts pursuant to clause (i) of the definitions thereof and (ii) in the case of the Class 1-A-11 Certificates prior to the applicable Accretion Termination Date, the amount included in the Class 1-A-11 Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

     Class 1-A Subclass Interest Shortfall Percentage: As to any Distribution Date and Class 1-A Subclass, the percentage calculated by dividing the Class 1-A Subclass Unpaid Interest Shortfall for such Class A Subclass by the Class 1-A Unpaid Interest Shortfall, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class 1-A Subclass Loss Percentage: As to any Determination Date and any Class 1-A Subclass (other than the Class 1-A-4, Class 1-A-7, Class 1-A-9, Class 1-A-10 and Class 1-A-PO Certificates) then outstanding, the percentage calculated by dividing the Class 1-A Subclass Principal Balance of such Subclass (or, in the case of the Class 1-A-11 Certificates, the Original Class A Subclass Principal Balance of such Subclass, if lower) by the Class 1-A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class 1-A Subclass (other than the Class 1-A-9 and Class 1-A-10 Certificates) or Component Principal Balance of any Class 1-A-9 Component or Class A-1-10 Component not then outstanding), in each case determined as of the preceding Determination Date.

     Class 1-A Subclass Principal Balance: As of the first Determination Date and as to any Class 1-A Subclass (other than the Class 1-A-4, Class 1-A-7, Class 1-A-9 and Class 1-A-10 Certificates), the Original Class 1-A Subclass Principal Balance of such Class 1-A Subclass. As of any subsequent Determination Date prior to the Group 1 Cross-Over Date and as to any Class 1-A Subclass (other than the Class 1-A-4, Class 1-A-7, Class 1-A-9, Class 1-A-10 and Class 1-A-PO Certificates), the Original Class 1-A Subclass Principal Balance of such Class 1-A Subclass (increased in the case of the Class 1-A-11 Certificates by the Class 1-A-11 Principal Accretion Amounts with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Class 1-A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause I(A) of Section 4.01(a)(i), (B) as a result of a Group 1 Principal Adjustment, (C), if applicable, from the Class 1-A-9 and Class 1-A-10 Accrual Component Distribution Amounts for such prior Distribution Dates and (D), if applicable, from the Class 1-A-11 Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class 1-A Subclass pursuant to Section 4.02(b). After the Group 1 Cross-Over Date, each such Class 1-A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class 1-A Subclass Loss Percentage of such Class 1-A Subclass and the excess, if any, of (i) the Class 1-A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Pool 1 Adjusted Pool Amount for the preceding Distribution Date and (B) the Pool 1 Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. As to the Class 1-A-7 Certificates, the sum of the Component Principal Balances of the Class 1-A-7 Components. As to the Class 1-A-9 Certificates, the sum of the Component Principal Balances of the Class 1-A-9 Components. As to the Class 1-A-10 Certificates, the sum of the Component Principal Balances of the Class 1-A-10 Components. The Class 1-A-4 Certificates do not have any Class A Subclass Principal Balance.

     As of any subsequent Determination Date prior to the Group 1 Cross-Over Date and as to the Class 1-A-PO Certificates, the Original Class 1-A Subclass Principal Balance of such Class 1-A Subclass less the sum of (a) all amounts previously distributed in respect of the Class 1-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause I(B) and fourth of
Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class 1-A-PO Certificates pursuant to Section 4.02(b). After the Group 1 Cross-Over Date, such Class 1-A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class 1-A Subclass Principal Balance as of such Determination Date without regard to this sentence and the Pool 1 Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Class 1-A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class 1-A Subclass, the amount, if any, by which the aggregate of the Class 1-A Subclass Interest Shortfall Amounts for such Class 1-A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class 1-A Subclass (or (a) in the case of the Class 1-A-9 and Class 1-A-10 Certificates with respect to the Class 1-A-9 and Class 1-A-10 Components prior to the applicable Accretion Termination Dates, the amount included in the Class 1-A-9A, Class 1-A-9B, Class 1-A-9C, Class 1-A-10A, Class 1-A-10B and Class 1-A-10C Component Accrual Distribution Amounts pursuant to clause (ii) of the definitions thereof and (b) in the case of the Class 1-A-11 Certificates prior to the applicable Accretion Termination Date, the amount included in the Class 1-A-11 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Class 1-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class 1-A Subclass Unpaid Interest Shortfalls for all the Class 1-A Subclasses.

     Class 1-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-1 and Exhibit D hereto.

     Class 1-A-1 Certificateholder: The registered holder of a Class 1-A-1 Certificate.

     Class 1-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-2 and Exhibit D hereto.

     Class 1-A-2 Certificateholder: The registered holder of a Class 1-A-2 Certificate.

     Class 1-A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-3 and Exhibit D hereto.

     Class 1-A-3 Certificateholder: The registered holder of a Class 1-A-3 Certificate.

     Class 1-A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-4 and Exhibit D hereto.

     Class 1-A-4 Certificateholder: The registered holder of a Class 1-A-4 Certificate.

     Class 1-A-4 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class 1-A Subclass Pass-Through Rate for the Class 1-A-4 Certificates and (B) the Class 1-A-4 Notional Amount as of such Distribution Date minus (ii) the Class 1-A Subclass Interest Percentage of the Class 1-A-4 Certificates of (x) any Group 1 Non-Supported Interest Shortfall allocated to the Class 1-A Certificates, (y) the interest portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1-A Certificates and (z) the interest portion of any Realized Losses (other than Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses) on the Pool 1 Mortgage Loans allocated to the Class 1-A Certificates on or after the Pool 1 Cross-Over Date pursuant to Section 4.02(e).

     Class 1-A-4 Notional Amount: As to any Distribution Date, an amount equal to the sum of (A) the product of (i) 5.7142857143% and (ii) the Class A Subclass Principal Balance of the Class 1-A-1 Certificates, (B) the product of (i) 9.2857142857% and (ii) the Class A Subclass Principal Balance of the Class 1-A-2 Certificates and (C) the product of (i) 7.1428571429% and (ii) the Class A Subclass Principal Balance of the Class 1-A-3 Certificates.

     Class 1-A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-5 and Exhibit D hereto.

     Class 1-A-5 Certificateholder: The registered holder of a Class 1-A-5 Certificate.

     Class 1-A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-6 and Exhibit D hereto.

     Class 1-A-6 Certificateholder: The registered holder of a Class 1-A-6 Certificate.

     Class 1-A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-7 and Exhibit D hereto.

     Class 1-A-7 Certificateholder: The registered holder of a Class 1-A-7 Certificate.

     Class 1-A-7 Component: Either of the Class 1-A-7A Component or the Class 1-A-7B Component.

     Class 1-A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-8 and Exhibit D hereto.

     Class 1-A-8 Certificateholder: The registered holder of a Class 1-A-8 Certificate.

     Class 1-A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-9 and Exhibit D hereto.

     Class 1-A-9 Certificateholder: The registered holder of a Class 1-A-9 Certificate.

     Class 1-A-9 Component: Any of the Class 1-A-9A Component, Class 1-A-9B Component or the Class 1-A-9C Component.

     Class  1-A-9  Component  Accrual  Distribution  Amount:  The  Class  1-A-9A
Component   Accrual   Distribution   Amount,   Class  1-A-9B  Component  Accrual
Distribution Amount and Class 1-A-9C Component Accrual Distribution Amount.

     Class 1-A-9 Component Interest Accrual Amount: As to any Distribution Date and the Class 1-A-9 Components, (i) the product of (a) 1/12th of the Component Rate for any such Component and (b) the Component Principal Balance for such Component as of the Determination Date preceding such Distribution Date minus
(ii) the Component Interest Percentage of such Component of (x) any Group 1 Non-Supported Interest Shortfall allocated to the Class 1-A Certificates with respect to such Distribution Date, (y) the interest portion of any Group 1 Excess Special Hazard Losses, Group 1 Excess Fraud Losses and Group 1 Excess Bankruptcy Losses allocated to the Class 1-A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Group 1 Realized Losses (other than Group 1 Excess Special Hazard Losses, Group 1 Excess Fraud Losses and Group 1 Excess Bankruptcy Losses) allocated to the Class 1-A Certificates on or after the Group 1 Cross-Over Date pursuant to
Section 4.02(e).

     Class 1-A-9 Component Unpaid Interest Shortfall: As to any Distribution Date and Class 1-A-9 Component, (i) the sum of the Class 1-A-9 Component Interest Shortfall Amounts for such Component for prior Distribution Dates minus
(ii) the Class 1-A-9 Component Interest Shortfall Distributions for such Component for prior Distribution Dates.

     Class 1-A-9A Component Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage for the Class 1-A-9A Component of the Current Class 1-A Interest Distribution Amount and (ii) the Class 1-A-9A Component Interest Shortfall Percentage of the amount distributed in respect of the Class 1-A-9 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Class 1-A-9A Component Interest Shortfall Percentage: As to any Distribution Date and Class 1-A-9A Component, the percentage calculated by dividing the Class 1-A-9 Component Unpaid Interest Shortfall for such Component by the Class 1-A Subclass Unpaid Interest Shortfall for the Class 1-A-9 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class 1-A-9A Component Principal Accretion Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class 1-A-9A Component Accrual Distribution Amount with respect to such Distribution Date.

     Class 1-A-9B Component Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage for the Class 1-A-9B Component of the Current Class 1-A Interest Distribution Amount and (ii) the Class 1-A-9B Component Interest Shortfall Percentage of the amount distributed in respect of the Class 1-A-9 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Class 1-A-9B Component Interest Shortfall Percentage: As to any Distribution Date and Class 1-A-9B Component, the percentage calculated by dividing the Class 1-A-9 Component Unpaid Interest Shortfall for such Component by the Class 1-A Subclass Unpaid Interest Shortfall for the Class 1-A-9 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class 1-A-9B Component Principal Accretion Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class 1-A-9B Component Accrual Distribution Amount with respect to such Distribution Date.

     Class 1-A-9C Component Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage for the Class 1-A-9C Component of the Current Class 1-A Interest Distribution Amount and (ii) the Class 1-A-9C Component Interest Shortfall Percentage of the amount distributed in respect of the Class 1-A-9 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Class 1-A-9C Component Interest Shortfall Percentage: As to any Distribution Date and Class 1-A-9C Component, the percentage calculated by dividing the Class 1-A-9 Component Unpaid Interest Shortfall for such Component by the Class 1-A Subclass Unpaid Interest Shortfall for the Class 1-A-9 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class 1-A-9C Component Principal Accretion Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class 1-A-9C Component Accrual Distribution Amount with respect to such Distribution Date.

     Class 1-A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-10 and Exhibit D hereto.

     Class 1-A-10 Certificateholder: The registered holder of a Class 1-A-10 Certificate.

     Class 1-A-10 Component: Any of the Class 1-A-10A Component, Class 1-A-10B Component or the Class 1-A-10C Component.

     Class 1-A-10  Component  Accrual  Distribution  Amount:  The Class  1-A-10A
Component  Accrual   Distribution   Amount,   Class  1-A-10B  Component  Accrual
Distribution Amount and Class 1-A-10C Component Accrual Distribution Amount.

     Class 1-A-10 Component Interest Accrual Amount: As to any Distribution Date and the Class 1-A-10 Components, (i) the product of (a) 1/12th of the Component Rate for any such Component and (b) the Component Principal Balance for such Component as of the Determination Date preceding such Distribution Date minus
(ii) the Component Interest Percentage of such Component of (x) any Group 1 Non-Supported Interest Shortfall allocated to the Class 1-A Certificates with respect to such Distribution Date, (y) the interest portion of any Group 1 Excess Special Hazard Losses, Group 1 Excess Fraud Losses and Group 1 Excess Bankruptcy Losses allocated to the Class 1-A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Group 1 Realized Losses (other than Group 1 Excess Special Hazard Losses, Group 1 Excess Fraud Losses and Group 1 Excess Bankruptcy Losses) allocated to the Class 1-A Certificates on or after the Group 1 Cross-Over Date pursuant to
Section 4.02(e).

     Class 1-A-10 Component Unpaid Interest Shortfall: As to any Distribution Date and Class 1-A-10 Component, (i) the sum of the Class 1-A-10 Component Interest Shortfall Amounts for such Component for prior Distribution Dates minus
(ii) the Class 1-A-10 Component Interest Shortfall Distributions for such Component for prior Distribution Dates.

     Class 1-A-10A Component Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage for the Class 1-A-10A Component of the Current Class 1-A Interest Distribution Amount and (ii) the Class 1-A-10A Component Interest Shortfall Percentage of the amount distributed in respect of the Class 1-A-10 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Class 1-A-10A Component Interest Shortfall Percentage: As to any Distribution Date and Class 1-A-10A Component, the percentage calculated by dividing the Class 1-A-10 Component Unpaid Interest Shortfall for such Component by the Class 1-A Subclass Unpaid Interest Shortfall for the Class 1-A-10 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class 1-A-10A Component Principal Accretion Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class 1-A-10A Component Accrual Distribution Amount with respect to such Distribution Date.

     Class 1-A-10B Component Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage for the Class 1-A-10B Component of the Current Class 1-A Interest Distribution Amount and (ii) the Class 1-A-10B Component Interest Shortfall Percentage of the amount distributed in respect of the Class 1-A-10 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Class 1-A-10B Component Interest Shortfall Percentage: As to any Distribution Date and Class 1-A-10B Component, the percentage calculated by dividing the Class 1-A-10 Component Unpaid Interest Shortfall for such Component by the Class 1-A Subclass Unpaid Interest Shortfall for the Class 1-A-10 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class 1-A-10B Component Principal Accretion Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class 1-A-10B Component Accrual Distribution Amount with respect to such Distribution Date.

     Class 1-A-10C Component Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage for the Class 1-A-10C Component of the Current Class 1-A Interest Distribution Amount and (ii) the Class 1-A-10C Component Interest Shortfall Percentage of the amount distributed in respect of the Class 1-A-10 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Class 1-A-10C Component Interest Shortfall Percentage: As to any Distribution Date and Class 1-A-10C Component, the percentage calculated by dividing the Class 1-A-10 Component Unpaid Interest Shortfall for such Component by the Class 1-A Subclass Unpaid Interest Shortfall for the Class 1-A-10 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class 1-A-10C Component Principal Accretion Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class 1-A-10C Component Accrual Distribution Amount with respect to such Distribution Date.

     Class 1-A-11 Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of (i) the Class A Subclass Interest Percentage of the Class 1-A-11 Certificates of the Current Class 1-A Interest Distribution Amount and (ii) the Class 1-A Subclass Interest Shortfall Percentage of the Class 1-A-11 Certificates of the amount distributed in respect of the Class 1-A Subclasses pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Class 1-A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-11 and Exhibit D hereto.

     Class 1-A-11 Certificateholder: The registered holder of a Class 1-A-11 Certificate.

     Class 1-A-11 Principal Accretion Amount: As to any Distribution Date prior to the applicable Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class 1-A-11 Accrual Distribution Amount with respect to such Distribution Date.

     Class 1-A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-12 and Exhibit D hereto.

     Class 1-A-12 Certificateholder: The registered holder of a Class 1-A-12 Certificate.

     Class 1-A-12 Priority Amount: For any Distribution Date, the lesser of (i) the Class A Subclass Principal Balance of the Class 1-A-12 Certificates and (B) the sum of (A) the product of (1) the Priority Percentage for the Class 1-A-12 Certificates, (2) the Shift Percentage and (3) the Group 1 Scheduled Principal Amount and (B) the product of (1) the Priority Percentage for the Class 1-A-12 Certificates, (2) the Prepayment Shift Percentage, and (3) the Group 1 Unscheduled Principal Amount.

     Class 1-A-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-A-L1 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is equal to 5.7142857143% of the Class 1-A Subclass Principal Balance of the Class 1-A-1 Certificates and the denominator of which is equal to the Interest Fraction Denominator.

     Class 1-A-L2 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-A-L2 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is equal to 9.2857142857% of the Class 1-A Subclass Principal Balance of the Class 1-A-2 Certificates and the denominator of which is equal to the Interest Fraction Denominator.

     Class 1-A-L3 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-A-L3 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is equal to 7.1428571429% of the Class 1-A Subclass Principal Balance of the Class 1-A-3 Certificates and the denominator of which is equal to the Interest Fraction Denominator.

     Class 1-A-L5 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-A-L6 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class  1-A-LR   Certificate:   The   Certificate   executed  by  the  Trust
Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

     Class 1-A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class 1-A-LUR Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-PO and Exhibit D hereto.

     Class 1-A-PO Certificateholder: The registered holder of a Class 1-A-PO Certificate.

     Class 1-A-PO Deferred Amount: For any Distribution Date prior to the Group 1 Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class 1-A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class 1-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause I(B) of Section 4.01(a)(i) and (y) the sum of the product for each Pool 1 Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the Pool 1 PO Fraction for such Pool 1 Discount Mortgage Loan and
(b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Pool 1 Discount Mortgage Loan other than Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses and (B) amounts distributed on the Class 1-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Group 1 Cross-Over Date, the Class 1-A-PO Deferred Amount will be zero. No interest will accrue on any Class 1-A-PO Deferred Amount.

     Class 1-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Pool 1 Outstanding Mortgage Loan, of the product of (x) the Pool 1 PO Fraction with respect to such Pool 1 Mortgage Loan and (y) the sum of

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each such Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
     Section 2.02 or 2.03;

          (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class 1-A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-R and Exhibit D hereto.

     Class 1-A-R Certificateholder: The registered holder of the Class 1-A-R Certificate.

     Class 1-B Certificate: Any one of the Class 1-B-1 Certificates, Class 1-B-2 Certificates, Class 1-B-3 Certificates, Class 1-B-4 Certificates or Class 1-B-5 Certificates.

     Class  1-B  Certificateholder:   The  registered  holder  of  a  Class  1-B
Certificate.

     Class 1-B Interest Accrual Amount: As to any Distribution  Date, the sum of
the  Class  1-B  Subclass   Interest   Accrual  Amounts  with  respect  to  such
Distribution Date.

     Class 1-B Pass-Through Rate: As to any Distribution Date, 7.000% per annum.

     Class 1-B Principal Balance: As of any date, an amount equal to the sum of the Class 1-B-1 Principal Balance, Class 1-B-2 Principal Balance, Class 1-B-3 Principal Balance, Class 1-B-4 Principal Balance and Class 1-B-5 Principal Balance.

     Class 1-B Subclass: Any of the Class 1-B-1 Certificates, Class 1-B-2 Certificates, Class 1-B-3 Certificates, Class 1-B-4 Certificates or Class 1-B-5 Certificates.

     Class 1-B Subclass Distribution Amount: Any of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 or Class 1-B-5 Distribution Amounts.

     Class 1-B Subclass Interest Accrual Amount: As to any Distribution Date and any Class 1-B Subclass, an amount equal to (i) the product of 1/12th of the Class 1-B Pass-Through Rate and the Class 1-B Subclass Principal Balance of such Class 1-B Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class 1-B Subclass Interest Percentage of such Class 1-B Subclass of (x) any Group 1 Non-Supported Interest Shortfall allocated to the Class 1-B Certificates with respect to such Distribution Date and (y) the interest portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1-B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class 1-B Subclass Interest Percentage: As to any Distribution Date and any Class 1-B Subclass, the percentage calculated by dividing the Class 1-B Subclass Interest Accrual Amount of such Class 1-B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class 1-B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class 1-B Subclass Interest Accrual Amount).

     Class 1-B Subclass Loss Percentage: As to any Determination Date and any Class 1-B Subclass then outstanding, the percentage calculated by dividing the Class 1-B Subclass Principal Balance of such Class 1-B Subclass by the Class 1-B Principal Balance (determined without regard to any Class 1-B Subclass Principal Balance of any Class 1-B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class 1-B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-1 and Exhibit D hereto.

     Class 1-B-1 Certificateholder: The registered holder of a Class 1-B-1 Certificate.

     Class 1-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class 1-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1-B Subclass Interest Accrual Amount of the Class 1-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class 1-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 1 Outstanding Mortgage Loan, of the product of (x) the Pool 1 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 1-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 1-B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Group 1 Unscheduled Principal Receipt;

          (iii) the Class 1-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 1-B-1 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-1 Certificates.

     Class 1-B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-1 Percentage for such Distribution Date will be zero.

     Class 1-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-1
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-1 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-1 Principal Balance: As to the first Determination Date, the Original Class 1-B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1-B-1 Certificates pursuant to Section 4.02(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance and the Class 1-M Principal Balance as of such Determination Date.

     Class 1-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class 1-B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-2 and Exhibit D hereto.

     Class 1-B-2 Certificateholder: The registered holder of a Class 1-B-2 Certificate.

     Class 1-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class 1-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1-B Subclass Interest Accrual Amount of the Class 1-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class 1-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 1 Outstanding Mortgage Loan, of the product of (x) the Pool 1 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 1-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 1-B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 1-B-2 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-2 Certificates.

     Class 1-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-2 Percentage for such Distribution Date will be zero.

     Class 1-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-2 Principal Balance: As to the first Determination Date, the Original Class 1-B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section
4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1-B-2 Certificates pursuant to Section 4.02(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance the Class 1-M Principal Balance and the Class 1-B-1 Principal Balance as of such Determination Date.

     Class 1-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class 1-B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-3 and Exhibit D hereto.

     Class 1-B-3 Certificateholder: The registered holder of a Class 1-B-3 Certificate.

     Class 1-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

     Class 1-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1-B Subclass Interest Accrual Amount of the Class 1-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class 1-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 1 Outstanding Mortgage Loan, of the product of (x) the Pool 1 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 1-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 1-B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 1-B-3 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-3 Certificates.

     Class 1-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-3 Percentage for such Distribution Date will be zero.

     Class 1-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-3 Principal Balance: As to the first Determination Date, the Original Class 1-B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class 1-B-3 Certificates pursuant to Section 4.02(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance, the Class 1-M Principal Balance, the Class 1-B-1 Principal Balance and the Class 1-B-2 Principal Balance as of such Determination Date.

     Class 1-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class 1-B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-4 and Exhibit D hereto.

     Class 1-B-4 Certificateholder: The registered holder of a Class 1-B-4 Certificate.

     Class 1-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class 1-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1-B Subclass Interest Accrual Amount of the Class 1-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class 1-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 1 Outstanding Mortgage Loan, of the product of (x) the Pool 1 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 1-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 1-B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 1-B-4 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-4 Certificates.

     Class 1-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-4 Percentage for such Distribution Date will be zero.

     Class 1-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-4 Principal Balance: As to the first Determination Date, the Original Class 1-B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section
4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1-B-4 Certificates pursuant to Section 4.02(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance, the Class 1-M Principal Balance, the Class 1-B-1 Principal Balance, the Class 1-B-2 Principal Balance and the Class 1-B-3 Principal Balance as of such Determination Date.

     Class 1-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class 1-B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-5 and Exhibit D hereto.

     Class 1-B-5 Certificateholder: The registered holder of a Class 1-B-5 Certificate.

     Class 1-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a)(i).

     Class 1-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1-B Subclass Interest Accrual Amount of the Class 1-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class 1-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 1 Outstanding Mortgage Loan, of the product of (x) the Pool 1 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 1-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 1-B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 1-B-5 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-5 Certificates.

     Class 1-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-5 Percentage for such Distribution Date will be zero.

     Class 1-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-5 Principal Balance: As to the first Determination Date, the Original Class 1-B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class 1-B-5 Certificates pursuant to Section 4.02(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance, the Class 1-M Principal Balance, the Class 1-B-1 Principal Balance, the Class 1-B-2 Principal Balance, the Class 1-B-3 Principal Balance and the Class 1-B-4 Principal Balance as of such Determination Date.

     Class 1-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class 1-B-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L2 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L3 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L4 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L5 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-M Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit C-1 and Exhibit D hereto.

     Class  1-M  Certificateholder:   The  registered  holder  of  a  Class  1-M
Certificate.

     Class 1-M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class 1-M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class 1-M Pass-Through Rate and the Class 1-M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Group 1 Non-Supported Interest Shortfall allocated to the Class 1-M Certificates with respect to such Distribution Date and (y) the interest portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1-M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class 1-M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1-M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class 1-M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 1 Outstanding Mortgage Loan, of the product of
(x) the Pool 1 Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class 1-M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 1-M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1-M Optimal Principal Amount will equal the lesser of (A) the Class 1-M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-M Certificates.

     Class 1-M Pass-Through Rate: As to any Distribution Date, 7.000% per annum.

     Class 1-M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group 1 Subordinated Percentage by either (a) if any Class 1-B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class 1-M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class 1-B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d)(i), one.

     Class  1-M  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Group 1 Subordinated Prepayment Percentage by either (a) if any Class 1-B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class 1-M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1-M Principal Balance and the Class 1-B Subclass Principal Balances of the Class 1-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class 1-B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class 1-M Principal Balance: As to the first Determination Date, the Original Class 1-M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1-M Certificates pursuant to Section 4.02(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the Class 1-A Principal Balance as of such Determination Date.

     Class 1-M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

     Class 1-M-L Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class  2-A  Certificates:   The  Class  2-A-1  Certificates,   Class  2-A-2
Certificates, Class 2-A-3 Certificates, Class 2-A-4 Certificates, Class 2-A-5 Certificates, Class 2-A-6 Certificates and Class 2-A-PO Certificates.

     Class  2-A  Certificateholder:   The  registered  holder  of  a  Class  2-A
Certificate.

     Class 2-A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class 2-A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class 2-A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class 2-A Interest Accrual Amount: As to any Distribution  Date, the sum of
the  Class  2-A  Subclass   Interest   Accrual  Amounts  with  respect  to  such
Distribution Date.

     Class 2-A Loss Denominator: As to any Determination Date, an amount equal to the Class 2-A Non-PO Principal Balance.

     Class 2-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class 2-A Interest Accrual Amount, (ii) the sum of the Class 2-A Subclass Unpaid Interest Shortfalls for each Class 2-A Subclass and (iii) the Class 2-A Non-PO Optimal Principal Amount.

     Class 2-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 2 Outstanding Mortgage Loan, of the product of (x) the Pool 2 Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Class 2-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 2-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class 2-A Non-PO Principal Balance: As of any date, an amount equal to the Class 2-A Principal Balance less the Class 2-A Subclass Principal Balance of the Class 2-A-PO Certificates.

     Class 2-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class 2-A Subclasses pursuant to Paragraph third clause II(A) of Section 4.01(a).

     Class 2-A Percentage: As to any Distribution Date occurring on or prior to the Group 2 Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class 2-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool 2 Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Group 2 Cross-Over Date, 100% or such lesser percentage which will cause the Class 2-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class 2-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in January 2003, 100%. As to any Distribution Date subsequent to January 2003 to and including the Distribution Date in January 2004, the Class 2-A Percentage as of such Distribution Date plus 70% of the Group 2 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2004 to and including the Distribution Date in January 2005, the Class 2-A Percentage as of such Distribution Date plus 60% of the Group 2 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2005 to and including the
Distribution Date in January 2006, the Class 2-A Percentage as of such Distribution Date plus 40% of the Group 2 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2006 to and including the Distribution Date in January 2007, the Class 2-A Percentage as of such Distribution Date plus 20% of the Group 2 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2007, the Class 2-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class 2-A Certificates on any Distribution Date of the Class 2-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts with respect to Pool 2 Mortgage Loans distributable on such Distribution Date would reduce the Class 2-A Non-PO Principal Balance below zero, the Class 2-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class 2-A Non-PO Principal Balance to zero and thereafter the Class 2-A Prepayment Percentage shall be zero and (ii) if the Class 2-A Percentage as of any Distribution Date is greater than the Original Class 2-A Percentage, the Class 2-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class 2-A Prepayment Percentage described in the second through sixth sentences of this definition of Class 2-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class 2-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class 2-A Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Class 2-A Prepayment Percentage for the current Distribution Date, the current Class 2-A Percentage and Group 2 Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Pool 2 Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to such Mortgage Loans in foreclosure and REO Mortgage Loans which are Pool 2 Mortgage Loans) must be less than 50% of the current Class 2-M Principal Balance and the current Class 2-B Principal Balance and (b) cumulative Realized Losses on the Pool 2 Mortgage Loans shall not exceed (1) 30% of the Group 2 Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2003 and January 2004, (2) 35% of the Group 2 Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005, (3) 40% of the Group 2 Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006, (4) 45% of the Group 2 Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007, and (5) 50% of the Group 2 Original Subordinated Principal Balance if such Distribution Date occurs during or after February
2007. With respect to any Distribution Date on which the Class 2-A Prepayment Percentage is reduced below the Class 2-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Pool 2 Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class 2-A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, Class 2-A-4 Certificates, Class 2-A-5 Certificates, Class 2-A-6 Certificates and Class 2-A-PO Certificates.

     Class 2-A Subclass: Any of the Subclasses of Class 2-A Certificates consisting of the Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, Class 2-A-4 Certificates, Class 2-A-5 Certificates, Class 2-A-6 Certificates and Class 2-A-PO Certificates.

     Class 2-A Subclass Distribution Amount: As to any Distribution Date and any Class 2-A Subclass (other than the Class 2-A-PO Certificates), the amount distributable to such Class 2-A Subclass pursuant to Paragraphs first, second and third clause II(A) of Section 4.01(a)(i). As to any Distribution Date and the Class 2-A-PO Certificates, the aggregate amount distributable to the Class 2-A-PO Certificates pursuant to Paragraphs third clause II(B) and fourth of
Section 4.01(a)(i) on such Distribution Date.

     Class 2-A Subclass Interest Accrual Amount: As to any Distribution Date and any Class 2-A Subclass (other than the Class 2-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class 2-A Subclass and (b) the Class A Subclass Principal Balance of such Class 2-A Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class 2-A Subclass  Interest  Percentage  of such Class 2-A Subclass of
(x) any Group 2 Non-Supported Interest Shortfall allocated to the Class 2-A Certificates with respect to such Distribution Date, (y) the interest portion of any Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Class 2-A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses) on the Pool 2 Mortgage Loans allocated to the Class 2-A Certificates on or after the Group 2 Cross-Over Date pursuant to Section 4.02(e). The Class 2-A-PO Certificates have no Class 2-A Subclass Interest Accrual Amount.

     Class 2-A Subclass Interest Percentage: As to any Distribution Date and any Class 2-A Subclass, the percentage calculated by dividing the Class 2-A Subclass Interest Accrual Amount of such Class 2-A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class 2-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class 2-A Subclass Interest Accrual Amount).

     Class 2-A Subclass Interest Shortfall Amount: As to any Distribution Date and any Class 2-A Subclass, any amount by which the Class 2-A Subclass Interest Accrual Amount of such Class 2-A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class 2-A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

     Class 2-A Subclass Interest Shortfall Percentage: As to any Distribution Date and Class 2-A Subclass, the percentage calculated by dividing the Class 2-A Subclass Unpaid Interest Shortfall for such Class 2-A Subclass by the Class 2-A Unpaid Interest Shortfall, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class 2-A Subclass Loss Percentage: As to any Determination Date and any Class 2-A Subclass (other than the Class 2-A-PO Certificates) then outstanding, the percentage calculated by dividing the Class 2-A Subclass Principal Balance of such Subclass by the Class 2-A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class 2-A Subclass, in each case determined as of the preceding Determination Date.

     Class 2-A Subclass Principal Balance: As of the first Determination Date and as to any Class 2-A Subclass, the Original Class 2-A Subclass Principal Balance of such Class 2-A Subclass. As of any subsequent Determination Date prior to the Group 2 Cross-Over Date and as to any Class 2-A Subclass (other than the Class 2-A-PO Certificates), the Original Class 2-A Subclass Principal Balance of such Class 2-A Subclass less the sum of (i) all amounts previously distributed in respect of such Class 2-A Subclass on prior Distribution Dates
(A) pursuant to Paragraph third clause II(A) of Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (ii) the Realized Losses allocated through such Determination Date to such Class 2-A Subclass pursuant to Section 4.02(b). After the Group 2 Cross-Over Date, each such Class 2-A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class 2-A Subclass Loss Percentage of such Class 2-A Subclass and the excess, if any, of (i) the Class 2-A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Pool 2 Adjusted Pool Amount for the preceding Distribution Date and (B) the Pool 2 Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As of any subsequent Determination Date prior to the Group 2 Cross-Over Date and as to the Class 2-A-PO Certificates, the Original Class 2-A Subclass Principal Balance of such Class 2-A Subclass less the sum of (a) all amounts previously distributed in respect of the Class 2-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause II(B) and fourth of
Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class 2-A-PO Certificates pursuant to Section 4.02(b). After the Group 2 Cross-Over Date, such Class 2-A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class 2-A Subclass Principal Balance as of such Determination Date without regard to this sentence and the Pool 2 Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Class 2-A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class 2-A Subclass, the amount, if any, by which the aggregate of the Class 2-A Subclass Interest Shortfall Amounts for such Class 2-A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class 2-A Subclass on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a).

     Class 2-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class 2-A Subclass Unpaid Interest Shortfalls for all the Class 2-A Subclasses.

     Class 2-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-1 and Exhibit D hereto.

     Class 2-A-1 Certificateholder: The registered holder of a Class 2-A-1 Certificate.

     Class 2-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-2 and Exhibit D hereto.

     Class 2-A-2 Certificateholder: The registered holder of a Class 2-A-2 Certificate.

     Class 2-A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-3 and Exhibit D hereto.

     Class 2-A-3 Certificateholder: The registered holder of a Class 2-A-3 Certificate.

     Class 2-A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-4 and Exhibit D hereto.

     Class 2-A-4 Certificateholder: The registered holder of a Class 2-A-4 Certificate.

     Class 2-A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-5 and Exhibit D hereto.

     Class 2-A-5 Certificateholder: The registered holder of a Class 2-A-5 Certificate.

     Class 2-A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-6 and Exhibit D hereto.

     Class 2-A-6 Certificateholder: The registered holder of a Class 2-A-6 Certificate.

     Class 2-A-6 Priority Amount: For any Distribution Date, the lesser of (i) the Class A Subclass Principal Balance of the Class 2-A-6 Certificates and (B) the sum of (A) the product of (1) the Priority Percentage for the Class 2-A-6 Certificates, (2) the Shift Percentage and (3) the Pool 2 Scheduled Principal Amount and (B) the product of (1) the Priority Percentage for the Class 2-A-6 Certificates, (2) the Prepayment Shift Percentage, and (3) the Pool 2 Unscheduled Principal Amount.

     Class 2-A-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-L3 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-PO and Exhibit D hereto.

     Class 2-A-PO Certificateholder: The registered holder of a Class 2-A-PO Certificate.

     Class 2-A-PO Deferred Amount: For any Distribution Date prior to the Group 2 Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class 2-A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class 2-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause II(B) of Section 4.01(a)(i) and (y) the sum of the product for each Pool 2 Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the Pool 2 PO Fraction for such Pool 2 Discount Mortgage Loan and
(b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Pool 2 Discount Mortgage Loan other than Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses and (B) amounts distributed on the Class 2-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Group 2 Cross-Over Date, the Class 2-A-PO Deferred Amount will be zero. No interest will accrue on any Class 2-A-PO Deferred Amount.

     Class 2-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Pool 2 Outstanding Mortgage Loan, of the product of (x) the Pool 2 PO Fraction with respect to such Pool 2 Mortgage Loan and (y) the sum of

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each such Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
     Section 2.02 or 2.03;

          (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class 2-B Certificate: Any one of the Class 2-B-1 Certificates, Class 2-B-2 Certificates, Class 2-B-3 Certificates, Class 2-B-4 Certificates or Class 2-B-5 Certificates.

     Class  2-B  Certificateholder:   The  registered  holder  of  a  Class  2-B
Certificate.

     Class 2-B Interest Accrual Amount: As to any Distribution  Date, the sum of
the  Class  2-B  Subclass   Interest   Accrual  Amounts  with  respect  to  such
Distribution Date.

     Class 2-B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

     Class 2-B Principal Balance: As of any date, an amount equal to the sum of the Class 2-B-1 Principal Balance, Class 2-B-2 Principal Balance, Class 2-B-3 Principal Balance, Class 2-B-4 Principal Balance and Class 2-B-5 Principal Balance.

     Class 2-B Subclass: Any of the Class 2-B-1 Certificates, Class 2-B-2 Certificates, Class 2-B-3 Certificates, Class 2-B-4 Certificates or Class 2-B-5 Certificates.

     Class 2-B Subclass Distribution Amount: Any of the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 or Class 2-B-5 Distribution Amounts.

     Class 2-B Subclass Interest Accrual Amount: As to any Distribution Date and any Class 2-B Subclass, an amount equal to (i) the product of 1/12th of the Class 2-B Pass-Through Rate and the Class 2-B Subclass Principal Balance of such Class 2-B Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class 2-B Subclass Interest Percentage of such Class 2-B Subclass of (x) any Group 2 Non-Supported Interest Shortfall allocated to the Class 2-B Certificates with respect to such Distribution Date and (y) the interest portion of any Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Class 2-B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class 2-B Subclass Interest Percentage: As to any Distribution Date and any Class 2-B Subclass, the percentage calculated by dividing the Class 2-B Subclass Interest Accrual Amount of such Class 2-B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class 2-B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class 2-B Subclass Interest Accrual Amount).

     Class 2-B Subclass Loss Percentage: As to any Determination Date and any Class 2-B Subclass then outstanding, the percentage calculated by dividing the Class 2-B Subclass Principal Balance of such Class 2-B Subclass by the Class 2-B Principal Balance (determined without regard to any Class 2-B Subclass Principal Balance of any Class 2-B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class 2-B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-1 and Exhibit D hereto.

     Class 2-B-1 Certificateholder: The registered holder of a Class 2-B-1 Certificate.

     Class 2-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class 2-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2-B Subclass Interest Accrual Amount of the Class 2-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class 2-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 2 Outstanding Mortgage Loan, of the product of (x) the Pool 2 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 2-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 2-B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 2-B-1 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-1 Certificates.

     Class 2-B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-1 Percentage for such Distribution Date will be zero.

     Class 2-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-1
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-1 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-1 Principal Balance: As to the first Determination Date, the Original Class 2-B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2-B-1 Certificates pursuant to Section 4.02(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance and the Class 2-M Principal Balance as of such Determination Date.

     Class 2-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class 2-B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-2 and Exhibit D hereto.

     Class 2-B-2 Certificateholder: The registered holder of a Class 2-B-2 Certificate.

     Class 2-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class 2-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2-B Subclass Interest Accrual Amount of the Class 2-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class 2-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 2 Outstanding Mortgage Loan, of the product of (x) the Pool 2 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 2-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 2-B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 2-B-2 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-2 Certificates.

     Class 2-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-2 Percentage for such Distribution Date will be zero.

     Class 2-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-2 Principal Balance: As to the first Determination Date, the Original Class 2-B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section
4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2-B-2 Certificates pursuant to Section 4.02(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance the Class 2-M Principal Balance and the Class 2-B-1 Principal Balance as of such Determination Date.

     Class 2-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class 2-B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-3 and Exhibit D hereto.

     Class 2-B-3 Certificateholder: The registered holder of a Class 2-B-3 Certificate.

     Class 2-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

     Class 2-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2-B Subclass Interest Accrual Amount of the Class 2-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class 2-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 2 Outstanding Mortgage Loan, of the product of (x) the Pool 2 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 2-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 2-B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 2-B-3 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-3 Certificates.

     Class 2-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-3 Percentage for such Distribution Date will be zero.

     Class 2-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-3 Principal Balance: As to the first Determination Date, the Original Class 2-B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class 2-B-3 Certificates pursuant to Section 4.02(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance, the Class 2-M Principal Balance, the Class 2-B-1 Principal Balance and the Class 2-B-2 Principal Balance as of such Determination Date.

     Class 2-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class 2-B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-4 and Exhibit D hereto.

     Class 2-B-4 Certificateholder: The registered holder of a Class 2-B-4 Certificate.

     Class 2-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class 2-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2-B Subclass Interest Accrual Amount of the Class 2-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class 2-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 2 Outstanding Mortgage Loan, of the product of (x) the Pool 2 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 2-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 2-B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 2-B-4 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-4 Certificates.

     Class 2-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-4 Percentage for such Distribution Date will be zero.

     Class 2-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-4 Principal Balance: As to the first Determination Date, the Original Class 2-B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section
4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2-B-4 Certificates pursuant to Section 4.02(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance, the Class 2-M Principal Balance, the Class 2-B-1 Principal Balance, the Class 2-B-2 Principal Balance and the Class 2-B-3 Principal Balance as of such Determination Date.

     Class 2-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class 2-B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-5 and Exhibit D hereto.

     Class 2-B-5 Certificateholder: The registered holder of a Class 2-B-5 Certificate.

     Class 2-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a)(i).

     Class 2-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2-B Subclass Interest Accrual Amount of the Class 2-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class 2-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 2 Outstanding Mortgage Loan, of the product of (x) the Pool 2 Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

          (i) the Class 2-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 2-B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class 2-B-5 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-5 Certificates.

     Class 2-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-5 Percentage for such Distribution Date will be zero.

     Class 2-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-5 Principal Balance: As to the first Determination Date, the Original Class 2-B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class 2-B-5 Certificates pursuant to Section 4.02(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance, the Class 2-M Principal Balance, the Class 2-B-1 Principal Balance, the Class 2-B-2 Principal Balance, the Class 2-B-3 Principal Balance and the Class 2-B-4 Principal Balance as of such Determination Date.

     Class 2-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class 2-B-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L2 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L3 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L4 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L5 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-M Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit C-2 and Exhibit D hereto.

     Class  2-M  Certificateholder:   The  registered  holder  of  a  Class  2-M
Certificate.

     Class 2-M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class 2-M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class 2-M Pass-Through Rate and the Class 2-M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Group 2 Non-Supported Interest Shortfall allocated to the Class 2-M Certificates with respect to such Distribution Date and (y) the interest portion of any Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Class 2-M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class 2-M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2-M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class 2-M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool 2 Outstanding Mortgage Loan, of the product of
(x) the Pool 2 Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class 2-M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class 2-M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2-M Optimal Principal Amount will equal the lesser of (A) the Class 2-M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-M Certificates.

     Class 2-M Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

     Class 2-M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group 2 Subordinated Percentage by either (a) if any Class 2-B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class 2-M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class 2-B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d)(i), one.

     Class  2-M  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Group 2 Subordinated Prepayment Percentage by either (a) if any Class 2-B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class 2-M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2-M Principal Balance and the Class 2-B Subclass Principal Balances of the Class 2-B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class 2-B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class 2-M Principal Balance: As to the first Determination Date, the Original Class 2-M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2-M Certificates pursuant to Section 4.02(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the Class 2-A Principal Balance as of such Determination Date.

     Class 2-M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

     Class 2-M-L Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A Certificate: Any of the Class 1-A Certificates or the Class 2-A Certificates.

     Class A Certificateholder: The registered holder of a Class 1-A Certificate or a Class 2-A Certificate.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Class 1-A Principal Balance and the Class 2-A Principal Balance.

     Class A Subclass: Any of the Class 1-A Subclasses or Class 2-A Subclasses.

     Class A Subclass Principal Balance: Any of the Class 1-A Subclass Principal Balances or Class 2-A Subclass Principal Balances.

     Class A Subclass Pass-Through Rate: As to each Class 1-A Subclass, other than the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-6, Class 1-A-7, Class 1-A-8 and Class 1-A-PO Certificates, the Class 1-A Fixed Pass-Through Rate. As to the Class 1-A-1 Certificates, 6.600% per annum. As to the Class 1-A-2 Certificates, 6.350% per annum. As to the Class 1-A-3 Certificates, 6.500% per annum. As to the Class 1-A-6 Certificates, 6.750% per annum. As to the Class 1-A-7 Certificates, 9.000% per annum. As to the Class 1-A-8 Certificates, 6.800% per annum. The Class 1-A-PO Certificates are not entitled to interest and have no Class A Subclass Pass-Through Rate. As to each Class 2-A Subclass, other than the Class 2-A-1, Class 2-A-2 and Class 2-A-PO Certificates, the Class 2-A Fixed Pass-Through Rate. As to the Class 2-A-1 Certificates, 6.520% per annum. As to the Class 2-A-2, 8.000% per annum. The Class 2-A-PO Certificates are not entitled to interest and have no Class A Subclass Pass-Through Rate.

     Class A Voting Interest: The sum of (A) the product of (i) the fraction obtained by dividing the sum of the Class 1-A Non-PO Principal Balance and the Class 2-A Non-PO Principal Balance by the sum of the Pool 1 Balance (Non-PO Portion) and the Pool 2 Balance (Non-PO Portion) and (ii) the Non-PO Voting
Interest and (B) the sum of the Pool 1 Balance (PO Portion) and Pool 2 Balance (PO Portion) divided by the Pool 1 Balance (Non-PO Portion), the Pool 2 Balance (Non-PO Portion), the Pool 1 Balance (PO Portion) and the Pool 2 Balance (PO Portion).

     Class B Certificate: Any one of the Class 1-B Certificates or the Class 2-B Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Subclass: Any of the Class 1-B Subclasses or Class 2-B Subclasses.

     Class B Subclass Interest Shortfall Amount: Any of the Class 1-B-1 Interest Shortfall Amount, Class 1-B-2 Interest Shortfall Amount, Class 1-B-3 Interest
Shortfall Amount,  Class 1-B-4 Interest  Shortfall Amount,  Class 1-B-5 Interest
Shortfall Amount,  Class 2-B-1 Interest  Shortfall Amount,  Class 2-B-2 Interest
Shortfall Amount, Class 2-B-3 Interest Shortfall Amount, Class 2-B-4 Interest Shortfall Amount or Class 2-B-5 Interest Shortfall Amount .

     Class B Subclass Percentage: Any one of the Class 1-B-1 Percentage, Class 1-B-2 Percentage, Class 1-B-3 Percentage, Class 1-B-4 Percentage, Class 1-B-5 Percentage, Class 2-B-1 Percentage, Class 2-B-2 Percentage, Class 2-B-3 Percentage, Class 2-B-4 Percentage or Class 2-B-5 Percentage.

     Class B Subclass Prepayment Percentage: Any of the Class 1-B-1 Prepayment Percentage, Class 1-B-2 Prepayment Percentage, Class 1-B-3 Prepayment
Percentage,   Class  1-B-4   Prepayment   Percentage,   Class  1-B-5  Prepayment
Percentage, Class 2-B-1 Prepayment Percentage, Class 2-B-2 Prepayment Percentage, Class 2-B-3 Prepayment Percentage, Class 2-B-4 Prepayment Percentage or Class 2-B-5 Prepayment Percentage.

     Class B Subclass Principal Balance: Any of the Class 1-B-1 Principal Balance, Class 1-B-2 Principal Balance, Class 1-B-3 Principal Balance, Class 1-B-4 Principal Balance, Class 1-B-5 Principal Balance, Class 2-B-1 Principal Balance, Class 2-B-2 Principal Balance, Class 2-B-3 Principal Balance, Class 2-B-4 Principal Balance or Class 2-B-5 Principal Balance.

     Class B Subclass Unpaid Interest Shortfall: Any of the Class 1-B-1 Unpaid Interest Shortfall, Class 1-B-2 Unpaid Interest Shortfall, Class 1-B-3 Unpaid
Interest Shortfall,  Class 1-B-4 Unpaid Interest  Shortfall,  Class 1-B-5 Unpaid
Interest Shortfall,  Class 2-B-1 Unpaid Interest  Shortfall,  Class 2-B-2 Unpaid
Interest Shortfall, Class 2-B-3 Unpaid Interest Shortfall, Class 2-B-4 Unpaid Interest Shortfall or Class 2-B-5 Unpaid Interest Shortfall.

     Class M Certificate: Each Class 1-M and 2-M Certificate.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.24.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: Each of the Pool 1 Compensating Interest and the Pool 2 Compensating Interest.

     Component: Any one of the Class A-7 Components, Class A-9 Components and Class A-10 Components.

     Component Interest Accrual Amount: As to any Class 1-A-9 Component, its Class 1-A-9 Component Interest Accrual Amount and as to any Class 1-A-10 Component, its Class 1-A-10 Component Interest Accrual Amount.

     Component Interest Percentage: As to any Distribution Date and any Class 1-A-9 Component or Class 1-A-10 Component, the percentage calculated by dividing the Component Interest Accrual Amount of such Component (determined without regard to clause (ii) of the definition thereof) by the Class 1-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class 1-A Subclass Interest Accrual Amount (other than for the Class 1-A-9 and Class 1-A-10 Certificates) and each Class 1-A-9 Component Interest Accrual Amount and Class 1-A-10 Component Interest Accrual Amount).

     Component Interest Shortfall Amount: As to any Distribution Date and any Class 1-A-9 Component or Class 1-A-10 Component, the product of (a) the Class 1-A Subclass Interest Shortfall Amount of the Class 1-A-9 Certificates or Class 1-A-10 Certificates, as applicable, for such Distribution Date and (b) a fraction, the numerator of which is the applicable Component Interest Accrual Amount and the denominator of which is the Class 1-A Subclass Interest Accrual Amount of the Class 1-A-9 Certificates or the Class 1-A-10 Certificates, as applicable.

     Component Interest Shortfall Distribution: As to any Distribution Date and any Class 1-A-9 Component or Class 1-A-10 Component, the product of (i) the amount that would be distributable in respect of the Class 1-A-9 Certificates or the Class 1-A-10 Certificates, as applicable, with respect to such Distribution Date pursuant to Paragraph second of Section 4.01(a)(i) without regard to the proviso set forth in such Paragraph and (ii) the Component Interest Shortfall Percentage for such Distribution Date.

     Component Interest Shortfall Percentage: Each of the Class 1-A-9A Component Interest Shortfall Percentage, 1-A-9B Component Interest Shortfall Percentage, 1-A-9C Component Interest Shortfall Percentage, 1-A-10A Component Interest Shortfall Percentage, 1-A-10B Component Interest Shortfall Percentage and 1-A-10C Component Interest Shortfall Percentage.

     Component Loss Percentage: As to any Determination Date and any Class 1-A-7 Component, Class 1-A-9 Component or Class 1-A-10 Component, the percentage calculated by dividing the Component Principal Balance of such Component (or, the Original Component Principal Balance of such Component, in the case of a Class 1-A-9 Component or Class 1-A-10 Component, if lower) by the Class 1-A Loss Denominator (determined without regard to any Class A Subclass Principal Balance of any Class 1-A Subclass (other than the Class 1-A-9 and Class 1-A-10 Certificates) or Component Principal Balance of any Class 1-A-9 Component or Class 1-A-10 Component not then outstanding), in each case determined as of the preceding Determination Date.

     Component Principal Accretion Amount: Each of the Class 1-A-9A Component Principal Accretion Amount, Class 1-A-9B Component Principal Accretion Amount, Class 1-A-9C Component Principal Accretion Amount, Class 1-A-10A Component Principal Accretion Amount, Class 1-A-10B Component Principal Accretion Amount and Class 1-A-10C Component Principal Accretion Amount.

     Component Principal Balance: As of the first Determination Date and as to any Component, the Original Component Principal Balance. As of any subsequent Determination Date and as to any Component prior to the Group 1 Cross-Over Date, the Original Component Principal Balance of such Component (increased in the case of each Class 1-A-9 Component and Class 1-A-10 Component by the related Component Principal Accretion Amounts with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Component on prior Distribution Dates (A) pursuant to Paragraph third clause I(A) of Section 4.01(a)(i), (B) as a result of a Group 1 Principal Adjustment and (C), if applicable, from the Class 1-A-9 and Class 1-A-10 Component Accrual Distribution Amounts for such prior Distribution Dates and (D), if applicable, from the Class 1-A-11 Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Component pursuant to Section 4.02(b). After the Group 1 Cross-Over Date, the Component Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the applicable Component Loss Percentage for such Component and the excess, if any, of (i) the Class 1-A Non-PO Principal Balance for such Determination Date without regard to this sentence over (ii) the difference between (A) the Pool 1 Adjusted Pool Amount for the preceding Distribution Date and (B) the Pool 1 Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Component Rate: As to any Distribution Date and for the Class 1-A-9 Components and the Class 1-A-10 Components, 7.000% per annum. The Class 1-A-7 Components have no Component Rate.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and, with respect to the Trustee, at the date of the execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     Corresponding   Upper-Tier   Class  or   Classes:   As  to  the   following
Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

 Uncertificated Lower-Tier Interest            Corresponding Upper-Tier Class
        Interest                                    or Classes

 Class 1-A-L1 Interest                         Class 1-A-1 Certificates

 Class 1-A-L2 Interest                         Class 1-A-2 Certificates

 Class 1-A-L3 Interest                         Class 1-A-3 Certificates

 Class 1-A-L5 Interest                         Class 1-A-5, Class 1-A-9,
                                               Class 1-A-10, Class 1-A-11 and
                                               Class 1-A-12 Certificates

 Class 1-A-L6 Interest                         Class 1-A-6, Class 1-A-7 and
                                               Class 1-A-8 Certificates

 Class 1-A-LPO Interest                        Class 1-A-PO Certificates

 Class A-LUR Interest                          Class 1-A-R Certificates

 Class 1-M-L Interest                          Class 1-M Certificate

 Class 1-B-L1 Interest                         Class 1-B-1 Certificates

 Class 1-B-L2 Interest                         Class 1-B-2 Certificates

 Class 1-B-L3 Interest                         Class 1-B-3 Certificates

 Class 1-B-L4 Interest                         Class 1-B-4 Certificates

 Class 1-B-L5 Interest                         Class 1-B-5 Certificates

 Class 2-A-L1 Interest                         Class 2-A-1 and Class 2-A-2
                                               Certificates

 Class 2-A-L3 Interest                         Class 2-A-3, Class 2-A-4,
                                               Class 2-A-5 and Class 2-A-6
                                               Certificates

 Class 2-A-LPO Interest                        Class 2-A-PO Certificates

 Class 2-M-L Interest                          Class 2-M Certificates

 Class 2-B-L1 Interest                         Class 2-B-1 Certificates

 Class 2-B-L2 Interest                         Class 2-B-2 Certificates

 Class 2-B-L3 Interest                         Class 2-B-3 Certificates

 Class 2-B-L4 Interest                         Class 2-B-4 Certificates

 Class 2-B-L5 Interest                         Class 2-B-5 Certificates

     Current Class 1-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 1-A Subclasses pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class 1-B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 1-B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class 1-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 1-B Subclass Principal Balances of the Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates by the sum of the Class 1-A Non-PO Principal Balance, the Class 1-M Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-1 Fractional Interest.

     Current Class 1-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 1-B Subclass Principal Balances of the Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates by the sum of the Class 1-A Non-PO Principal Balance, the Class 1-M Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-2 Fractional Interest.

     Current Class 1-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 1-B Subclass Principal Balances of the Class 1-B-4 and Class 1-B-5 Certificates by the sum of the Class 1-A Non-PO Principal Balance, the Class 1-M Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-3 Fractional Interest.

     Current Class 1-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class 1-B Subclass Principal Balance of the Class 1-B-5 Certificates by the sum of the Class 1-A Non-PO Principal Balance, the Class 1-M Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-4 Fractional Interest.

     Current Class 1-M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class 1-B Principal Balance by the sum of the Class 1-A Non-PO Principal Balance, the Class 1-M Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-M Fractional Interest.

     Current Class 1-M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 1-M Certificates pursuant to Paragraph fifth of Section 4.01(a)(i) on such Distribution Date.

     Current Class 2-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 2-A Subclasses pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class 2-B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 2-B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class 2-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 2-B Subclass Principal Balances of the Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates by the sum of the Class 2-A Non-PO Principal Balance, the Class 2-M Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-1 Fractional Interest.

     Current Class 2-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 2-B Subclass Principal Balances of the Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates by the sum of the Class 2-A Non-PO Principal Balance, the Class 2-M Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-2 Fractional Interest.

     Current Class 2-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 2-B Subclass Principal Balances of the Class 2-B-4 and Class 2-B-5 Certificates by the sum of the Class 2-A Non-PO Principal Balance, the Class 2-M Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-3 Fractional Interest.

     Current Class 2-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class 2-B Subclass Principal Balance of the Class 2-B-5 Certificates by the sum of the Class 2-A Non-PO Principal Balance, the Class 2-M Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-4 Fractional Interest.

     Current Class 2-M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class 2-B Principal Balance by the sum of the Class 2-A Non-PO Principal Balance, the Class 2-M Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-M Fractional Interest.

     Current Class 2-M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 2-M Certificates pursuant to Paragraph fifth of Section 4.01(a)(i) on such Distribution Date.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Group 1 Certificate (other than the Class 1-A-4 Certificates) or Group 2 Certificate representing the principal portion of the Pool 1 Cut-Off Date Aggregate Principal Balance or Pool 2 Cut-Off Date Aggregate Principal Balance, respectively, evidenced by such Certificate. As to the Class 1-A-4 Certificates, the amount specified on the faces of each such Certificate representing the portion of the Original Class 1-A-4 Notional Amount evidenced by such Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-1A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     Exhibit F-3A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Fixed Retained Yield: Each of the Group 1 Fixed Retained Yield and Group 2 Fixed Retained Yield.

     Fixed Retained Yield Rate: Each of the Group 1 Fixed Retained Yield Rate and Group 2 Fixed Retained Yield Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Group: The Group 1 Certificates and Group 2 Certificates.

     Group 1 Adjusted Principal Balance: As to any Distribution Date and the Class 1-M Certificates or any Class 1-B Subclass, the greater of (A) zero and
(B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Group 1 Adjustment Amount for such Distribution Date less, with respect to the Class 1-M Certificates, the Class 1-B Principal Balance or, with respect to any Class 1-B Subclass, the Class 1-B Subclass Principal Balances for any Class 1-B Subclasses with higher numerical designations.

     Group 1 Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class 1-A Principal Balance, Class 1-M Principal Balance and Class 1-B Principal Balance as of the related Determination Date and
(B) the sum of (i) the sum of the Class 1-A Principal Balance, Class 1-M Principal Balance and Class 1-B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Group 1 Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Group 1 Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class 1-M Optimal Principal Amount, Class 1-B-1 Optimal Principal Amount, Class 1-B-2
Optimal Principal Amount, Class 1-B-3 Optimal Principal Amount, Class 1-B-4 Optimal Principal Amount and Class 1-B-5 Optimal Principal Amount.

     Group 1 Certificates: Each Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-PO, Class 1-A-R, Class 1-A-LR, Class 1-M, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5.

     Group 1 Classes: All Group 1 Certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class 1-A Certificates and Class 1-B Certificates, variations in Subclass designation and other Subclass characteristics.

     Group 1 Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class 1-A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Group 1 Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Group 1 Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full) on a Pool 1 Mortgage Loan:

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Group 1 Fixed Retained Yield: The fixed percentage of interest on each Pool 1 Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 7.000%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Pool 1 Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Group 1 Fixed Retained Yield Rate: With respect to each Pool 1 Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 7.000%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     Group 1 Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Pool 1 Mortgage Loans over the aggregate Pool 1 Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Group 1 Cross-Over Date, the Group 1 Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Group 1 Cross-Over Date Interest Shortfall for such Distribution Date. Any Group 1 Non-Supported Interest Shortfall will be allocated to (a) the Class 1-A Certificates according to the percentage obtained by dividing the Class 1-A Non-PO Principal Balance by the sum of the Class 1-A Non-PO Principal Balance, the Class 1-M Principal Balance and the Class 1-B Principal Balance, (b) the Class 1-M Certificates according to the percentage obtained by dividing the Class 1-M Principal Balance by the sum of the Class 1-A Non-PO Principal Balance, the Class 1-M Principal Balance and the Class 1-B Principal Balance and (c) the Class 1-B Certificates according to the percentage obtained by dividing the Class 1-B Principal Balance by the sum of the Class 1-A Non-PO Principal Balance, the Class 1-M Principal Balance and the Class 1-B Principal Balance.

     Group 1 Optimal Adjustment Event: With respect to the Class 1-M Certificates or any Class 1-B Subclass and any Distribution Date, a Group 1 Optimal Adjustment Event will occur with respect to such Class or Subclass if:
(i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class 1-A Subclass Principal Balance (other than with respect to the Class 1-A-7, Class 1-A-9 and Class 1-A-10 Certificates) or Component Principal Balance would be subject to further reduction as a result of the third sentences of the definition of Class 1-A Subclass Principal Balance or Component Principal Balance or (b) with respect to any Class 1-B Subclass, the Class 1-M Principal Balance or the Class 1-B Subclass Principal Balance of a Class 1-B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class
1-M Principal Balance, Class 1-B-1 Principal Balance, Class 1-B-2 Principal Balance, Class 1-B-3 Principal Balance, Class 1-B-4 Principal Balance or Class 1-B-5 Principal Balance.

     Group  1  Original  Subordinated  Percentage:   The  Group  1  Subordinated
Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Group 1 Original Subordinated Principal Balance: The sum of the Original Class 1-M Principal Balance and the Original Class 1-B Principal Balance.

     Group 1 Premium Mortgage Loan: A Pool 1 Mortgage Loan with a Net Mortgage Interest Rate of 7.000% or greater.

     Group 1 Principal Adjustment: In the event that the Class 1-M Optimal Principal Amount, Class 1-B-1 Optimal Principal Amount, Class 1-B-2 Optimal
Principal Amount, Class 1-B-3 Optimal Principal Amount, Class 1-B-4 Optimal Principal Amount or Class 1-B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Group 1 Principal Adjustment for the Class 1-M Certificates or such Class 1-B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with
Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Group 1 Principal Adjustments for such Distribution Date and (ii) the Group 1 Adjusted Principal Balance for such Class or Subclass.

     Group 1 Scheduled Principal Amount: The sum for each outstanding Pool 1 Mortgage Loan (including each defaulted Pool 1 Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Pool 1 Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class 1-A Non-PO Optimal Principal Amount but without such amount being multiplied by the Class 1-A Percentage.

     Group 1 Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class 1-A Non-PO Optimal Amount and (b) the Class 1-A-PO Optimal Principal Amount.

     Group  1  Subordinated  Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class 1-A Percentage for such date.

     Group 1 Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class 1-A Prepayment Percentage for such date.

     Group 1 Unpaid Interest Shortfalls: Each of the Class 1-A Subclass Unpaid Interest Shortfalls, the Class 1-M Unpaid Interest Shortfall, the Class 1-B-1 Unpaid Interest Shortfall, the Class 1-B-2 Unpaid Interest Shortfall, the Class 1-B-3 Unpaid Interest Shortfall, the Class 1-B-4 Unpaid Interest Shortfall and the Class 1-B-5 Unpaid Interest Shortfall.

     Group 1 Unscheduled Principal Amount: The sum for each outstanding Pool 1 Mortgage Loan (including each defaulted Pool 1 Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Pool 1 Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class 1-A Non-PO Optimal Principal Amount but without that amount being multiplied by the Class 1-A Prepayment Percentage.

     Group 2 Adjusted Principal Balance: As to any Distribution Date and the Class 2-M Certificates or any Class 2-B Subclass, the greater of (A) zero and
(B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Group 2 Adjustment Amount for such Distribution Date less, with respect to the Class 2-M Certificates, the Class 2-B Principal Balance or, with respect to any Class 2-B Subclass, the Class 2-B Subclass Principal Balances for any Class 2-B Subclasses with higher numerical designations.

     Group 2 Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class 2-A Principal Balance, Class 2-M Principal Balance and Class 2-B Principal Balance as of the related Determination Date and
(B) the sum of (i) the sum of the Class 2-A Principal Balance, Class 2-M Principal Balance and Class 2-B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Group 2 Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Group 2 Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class 2-M Optimal Principal Amount, Class 2-B-1 Optimal Principal Amount, Class 2-B-2
Optimal Principal Amount, Class 2-B-3 Optimal Principal Amount, Class 2-B-4 Optimal Principal Amount and Class 2-B-5 Optimal Principal Amount.

     Group 2 Certificates: Each Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-PO, Class 2-M, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5.

     Group 2 Classes: All Group 2 Certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class 2-A Certificates and Class 2-B Certificates, variations in Subclass designation and other Subclass characteristics.

     Group 2 Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class 2-A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Group 2 Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Group 2 Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full) on a Pool 2 Mortgage Loan:

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Group 2 Fixed Retained Yield: The fixed percentage of interest on each Pool 2 Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Pool 2 Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Group 2 Fixed Retained Yield Rate: With respect to each Pool 2 Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     Group 2 Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Pool 2 Mortgage Loans over the aggregate Pool 2 Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Group 2 Cross-Over Date, the Group 2 Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Group 2 Cross-Over Date Interest Shortfall for such Distribution Date. Any Group 2 Non-Supported Interest Shortfall will be allocated to (a) the Class 2-A Certificates according to the percentage obtained by dividing the Class 2-A Non-PO Principal Balance by the sum of the Class 2-A Non-PO Principal Balance, the Class 2-M Principal Balance and the Class 2-B Principal Balance, (b) the Class 2-M Certificates according to the percentage obtained by dividing the Class 2-M Principal Balance by the sum of the Class 2-A Non-PO Principal Balance, the Class 2-M Principal Balance and the Class 2-B Principal Balance and (c) the Class 2-B Certificates according to the percentage obtained by dividing the Class 2-B Principal Balance by the sum of the Class 2-A Non-PO Principal Balance, the Class 2-M Principal Balance and the Class 2-B Principal Balance.

     Group 2 Optimal Adjustment Event: With respect to the Class 2-M Certificates or any Class 2-B Subclass and any Distribution Date, a Group 2 Optimal Adjustment Event will occur with respect to such Class or Subclass if:
(i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class 2-A Subclass Principal Balance would be subject to further reduction as a result of the third sentence of the definition of Class 2-A Subclass Principal Balance or
(b) with respect to any Class 2-B Subclass, the Class 2-M Principal Balance or the Class 2-B Subclass Principal Balance of a Class 2-B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class 2-M Principal Balance, Class 2-B-1 Principal Balance, Class 2-B-2 Principal Balance, Class 2-B-3 Principal Balance, Class 2-B-4 Principal Balance or Class 2-B-5 Principal Balance.

     Group  2  Original  Subordinated  Percentage:   The  Group  2  Subordinated
Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Group 2 Original Subordinated Principal Balance: The sum of the Original Class 2-M Principal Balance and the Original Class 2-B Principal Balance.

     Group 2 Premium Mortgage Loan: A Pool 2 Mortgage Loan with a Net Mortgage Interest Rate of 6.750% or greater.

     Group 2 Principal Adjustment: In the event that the Class 2-M Optimal Principal Amount, Class 2-B-1 Optimal Principal Amount, Class 2-B-2 Optimal
Principal Amount, Class 2-B-3 Optimal Principal Amount, Class 2-B-4 Optimal Principal Amount or Class 2-B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Group 2 Principal Adjustment for the Class 2-M Certificates or such Class 2-B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with
Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Group 1 Principal Adjustments for such Distribution Date and (ii) the Group 2 Adjusted Principal Balance for such Class or Subclass.

     Group 2 Scheduled Principal Amount: The sum for each outstanding Pool 2 Mortgage Loan (including each defaulted Pool 2 Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Pool 2 Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class 2-A Non-PO Optimal Principal Amount but without such amount being multiplied by the Class 2-A Percentage.

     Group 2 Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class 2-A Non-PO Optimal Amount and (b) the Class 2-A-PO Optimal Principal Amount.

     Group  2  Subordinated  Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class 2-A Percentage for such date.

     Group 2 Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class 2-A Prepayment Percentage for such date.

     Group 2 Unpaid Interest Shortfalls: Each of the Class 2-A Subclass Unpaid Interest Shortfalls, the Class 2-M Unpaid Interest Shortfall, the Class 2-B-1 Unpaid Interest Shortfall, the Class 2-B-2 Unpaid Interest Shortfall, the Class 2-B-3 Unpaid Interest Shortfall, the Class 2-B-4 Unpaid Interest Shortfall and the Class 2-B-5 Unpaid Interest Shortfall.

     Group 2 Unscheduled Principal Amount: The sum for each outstanding Pool 2 Mortgage Loan (including each defaulted Pool 2 Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Pool 2 Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class 2-A Non-PO Optimal Principal Amount but without that amount being multiplied by the Class 2-A Prepayment Percentage.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Fraction Denominator: As of any Distribution Date, the sum of (i) 5.7142857143% of the Class 1-A Subclass Principal Balance of the Class 1-A-1 Certificates, (ii) 9.2857142857% of the Class 1-A Subclass Principal Balance of the Class 1-A-2 Certificates and (iii) 7.1428571429% of the Class 1-A Subclass Principal Balance of the Class 1-A-3 Certificates.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as shall from time to time be held in the Pool 1 Certificate Account and the Pool 2 Certificate Account (other than any Fixed Retained Yield), as applicable, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.29.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Month End Interest: As defined in each Servicing Agreement.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-1A, F-2, F-2A, F-3 and F-3A, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

        (i)     the Mortgage Loan identifying number;

        (ii)    the city, state and zip code of the Mortgaged Property;

        (iii)   the type of property;

        (iv)    the Mortgage Interest Rate;

        (v)     the Net Mortgage Interest Rate;

        (vi)    the Monthly Payment;

        (vii)   the original number of months to maturity;

        (viii)  the scheduled maturity date;

        (ix)    the Cut-Off Date Principal Balance;

        (x)     the Loan-to-Value Ratio at origination;

        (xi)    whether such Mortgage Loan is a Subsidy Loan;

        (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

        (xiii)  the Servicing Fee Rate;

        (xiv)   whether such Mortgage Loan is a T.O.P. Mortgage Loan;

        (xv)    the Master Servicing Fee;

        (xvi)   Fixed Retained Yield, if applicable; and

        (xvii) for Mortgage Loans identified on Exhibit F-3 and F-3A, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: Each of the Pool 1 Net Foreclosure Profits and the Pool 2 Net Foreclosure Profits.

     Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.28 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.29 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net Partial Liquidation Proceeds: Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer or the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-U.S. Person: As defined in Section 4.01(g).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities, listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1, Exhibit F-1A, Exhibit F-2 and Exhibit F-2A Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Original Class 1-A Percentage: The Class 1-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class 1-A Non-PO Principal Balance: The sum of the (i) Original Class 1-A Subclass Principal Balances of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-5, Class 1-A-6, Class 1-A-8, Class 1-A-11, Class 1-A-12, Class A-R and Class A-LR Certificates and (ii) the sum of the Original Component Principal Balances of the Class 1-A-7 Components, Class 1-A-9 Components and Class 1-A-10 Components, as set forth in Section 11.05.

     Original Class 1-A Subclass Principal Balance: Any of the Original Class 1-A Subclass Principal Balances as set forth in Section 11.05.

     Original Class 1-A-4 Notional Amount: The Original Class 1-A-4 Notional Amount, as set forth in Section 11.07.

     Original Class 1-B Principal Balance: The sum of the Original Class 1-B-1 Principal Balance, Original Class 1-B-2 Principal Balance, Original Class 1-B-3 Principal Balance, Original Class 1-B-4 Principal Balance and Original Class 1-B-5 Principal Balance, as set forth in Section 11.18.

     Original Class 1-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1-B-2 Principal Balance, the Original Class 1-B-3 Principal Balance, the Original Class 1-B-4 Principal Balance and the Original Class 1-B-5 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance, the Original Class 1-M Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-1 Fractional Interest is specified in Section 11.20.

     Original Class 1-B-1 Percentage: The Class 1-B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class 1-B-1 Principal Balance: The Class 1-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 1-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1-B-3 Principal Balance, the Original Class 1-B-4 Principal Balance and the Original Class 1-B-5 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance, the Original Class 1-M Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-2 Fractional Interest is specified in Section 11.21.

     Original Class 1-B-2 Percentage: The Class 1-B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

     Original Class 1-B-2 Principal Balance: The Class 1-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 1-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1-B-4 Principal Balance and the Original Class 1-B-5 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance, the Original Class 1-M Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-3 Fractional Interest is specified in Section 11.22.

     Original Class 1-B-3 Percentage: The Class 1-B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 1-B-3 Principal Balance: The Class 1-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 1-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 1-B-5 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance, the Original Class 1-M Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-4 Fractional Interest is specified in Section 11.23.

     Original Class 1-B-4 Percentage: The Class 1-B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

     Original Class 1-B-4 Principal Balance: The Class 1-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 1-B-5 Percentage: The Class 1-B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class 1-B-5 Principal Balance: The Class 1-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 1-M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 1-B Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance, the Original Class 1-M Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-M Fractional Interest is specified in Section 11.12.

     Original Class 1-M Percentage: The Class 1-M Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class 1-M Principal Balance: The Class 1-M Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class 2-A Percentage: The Class 2-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class 2-A Non-PO Principal Balance: The sum of the Original Class 2-A Subclass Principal Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates, as set forth in Section 11.05.

     Original Class 2-A Subclass Principal Balance: Any of the Original Class 2-A Subclass Principal Balances as set forth in Section 11.05.

     Original Class 2-B Principal Balance: The sum of the Original Class 2-B-1 Principal Balance, Original Class 2-B-2 Principal Balance, Original Class 2-B-3 Principal Balance, Original Class 2-B-4 Principal Balance and Original Class 2-B-5 Principal Balance, as set forth in Section 11.18.

     Original Class 2-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2-B-2 Principal Balance, the Original Class 2-B-3 Principal Balance, the Original Class 2-B-4 Principal Balance and the Original Class 2-B-5 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance, the Original Class 2-M Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-1 Fractional Interest is specified in Section 11.20.

     Original Class 2-B-1 Percentage: The Class 2-B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class 2-B-1 Principal Balance: The Class 2-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 2-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2-B-3 Principal Balance, the Original Class 2-B-4 Principal Balance and the Original Class 2-B-5 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance, the Original Class 2-M Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-2 Fractional Interest is specified in Section 11.21.

     Original Class 2-B-2 Percentage: The Class 2-B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

     Original Class 2-B-2 Principal Balance: The Class 2-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 2-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2-B-4 Principal Balance and the Original Class 2-B-5 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance, the Original Class 2-M Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-3 Fractional Interest is specified in Section 11.22.

     Original Class 2-B-3 Percentage: The Class 2-B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 2-B-3 Principal Balance: The Class 2-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 2-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 2-B-5 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance, the Original Class 2-M Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-4 Fractional Interest is specified in Section 11.23.

     Original Class 2-B-4 Percentage: The Class 2-B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

     Original Class 2-B-4 Principal Balance: The Class 2-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 2-B-5 Percentage: The Class 2-B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class 2-B-5 Principal Balance: The Class 2-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class 2-M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 2-B Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance, the Original Class 2-M Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-M Fractional Interest is specified in Section 11.12.

     Original Class 2-M Percentage: The Class 2-M Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class 2-M Principal Balance: The Class 2-M Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

     Original Component Principal Balance: Any of the Original Component Principal Balances, as set forth in Section 11.08.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: Any Pool 1 Outstanding Mortgage Loan or Pool 2 Outstanding Mortgage Loan.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     PAC   Certificates:   the  Class   1-A-1,   Class  1-A-2  and  Class  1-A-3
Certificates.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than the Class 1-A-4 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to a Class 1-A-4 Certificate, the undivided percentage interest obtained by dividing the Original Class 1-A-4 Notional Amount evidenced by such Certificate by the aggregate Original Class 1-A-4 Notional Amount. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     Pool 1 Adjusted Pool Amount: With respect to any Distribution Date, the Pool 1 Cut-Off Date Aggregate Principal Balance minus the sum of (i) all amounts in respect of principal received in respect of the Pool 1 Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Group 1 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Pool 1 Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Pool 1 Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Pool 1 Outstanding Mortgage Loans: the product of (i) the Pool 1 PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Group 1 Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Pool  1  Aggregate  Current   Bankruptcy   Losses:   With  respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Pool 1 Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool 1 Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Pool 1 Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool 1 Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Pool 1 Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool 1 Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Pool 1 Mortgage Loans.

     Pool 1 Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee on the Pool 1 Mortgage Loans for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer with respect to the Pool 1 Mortgage Loans and (c) the aggregate amount of Month End Interest with respect to the Pool 1 Mortgage Loans remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Pool 1 Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Pool 1 Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Pool 1 Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool 1 Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Pool 1 Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Pool 1 PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool 1 Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Pool 1 Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class 1-B Certificates or, following the reduction of the Class 1-B Principal Balance to zero, solely to the Class 1-M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool 1 Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Group 1 Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class 1-B Certificates or, following the reduction of the Class 1-B Principal Balance to zero, solely to the Class 1-M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Group 1 Cross-Over Date the Pool 1 Bankruptcy Loss Amount shall be zero.

     Pool 1 Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Pool 1 Certificate Account shall be an Eligible Account.

     Pool 1 Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the product of (i) 1/12th of 0.20% and (ii) the Pool 1 Scheduled Principal Balance for such Distribution Date and (b) the Pool 1 Available Master Servicing Compensation for such Distribution Date.

     Pool 1 Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Pool 1 Mortgage Loans is as set forth in
Section 11.03.

     Pool 1 Discount Mortgage Loan: A Pool 1 Mortgage Loan with a Net Mortgage Interest Rate of less than 7.000%.

     Pool 1 Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group 1 Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Pool 1 Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Pool 1 Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer with respect to the Pool 1 Mortgage Loans on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 with respect to Pool 1 Mortgage Loans and (iii) all other amounts required to be placed in the Pool 1 Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

     (a) amounts  received as late payments of principal or interest on a Pool 1
Mortgage  Loan  and   respecting   which  the  Master   Servicer  or  the  Trust
Administrator has made one or more unreimbursed Periodic Advances;

     (b) the portion of Net Liquidation Proceeds From Pool 1 Mortgage Loans used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator with respect to Pool 1 Mortgage Loans;

     (c) those portions of each payment of interest on a particular Pool 1 Mortgage Loan which represent (i) the applicable Servicing Fee, (ii) the Fixed Retained Yield, if any, and (iii) the Master Servicing Fee;

     (d) all amounts representing scheduled payments of principal and interest due on Pool 1 Mortgage Loans after the Due Date occurring in the month in which such Distribution Date occurs;

     (e) all Unscheduled Principal Receipts on the Pool 1 Mortgage Loans received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

     (f) all repurchase proceeds with respect to Pool 1 Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Pool 1 Mortgage Loan;

     (g) that portion of Liquidation Proceeds and REO Proceeds with respect to Pool 1 Mortgage Loans which represents any unpaid Servicing Fee or Master Servicing Fee;

     (h) all income from Eligible Investments that is held in the Pool 1 Certificate Account for the account of the Master Servicer;

     (i) all other amounts permitted to be withdrawn from the Pool 1 Certificate Account in respect of the Pool 1 Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Pool 1 Certificate Account under this Agreement;

     (j) Pool 1 Net Foreclosure Profits;

     (k) Month End Interest with respect to Pool 1 Mortgage Loans; and

     (l) the amount of any Recoveries in respect of principal on Pool 1 Mortgage Loans which had previously been allocated as a loss to one or more Subclasses of Class 1-A or Class 1-B Certificates or the Class 1-M Certificates pursuant to
Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool 1 Excess Bankruptcy Loss: With respect to any Distribution Date and any Pool 1 Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 1 Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Pool 1 Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Pool 1 Aggregate Current Bankruptcy Losses over the then-applicable Pool 1 Bankruptcy Loss Amount, divided by (b) the Pool 1 Aggregate Current Bankruptcy Losses or
(ii) if the Pool 1 Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 1 Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Pool 1 Mortgage Loan on or after the Group 1 Cross-Over Date will be a Pool 1 Excess Bankruptcy Loss.

     Pool 1 Excess Fraud Loss: With respect to any Distribution Date and any Pool 1 Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 1 Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Pool 1 Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Pool 1 Aggregate Current Fraud Losses over the then-applicable Pool 1 Fraud Loss Amount, divided by (b) the Pool 1 Aggregate Current Fraud Losses, or (ii) if the Pool 1 Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 1 Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Pool 1 Mortgage Loan on or after the Group 1 Cross-Over Date will be a Pool 1 Excess Fraud Loss.

     Pool 1 Excess Special Hazard Loss: With respect to any Distribution Date and any Pool 1 Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 1
Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Pool 1 Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Pool 1 Aggregate Current Special Hazard Losses over the then-applicable Pool 1 Special Hazard Loss Amount, divided by (b) the Pool 1 Aggregate Current Special Hazard Losses, or (ii) if the Pool 1 Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 1 Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Pool 1 Mortgage Loan on or after the Group 1 Cross-Over Date will be a Pool 1 Excess Special Hazard Loss.

     Pool 1 Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $4,000,865.75 minus the aggregate amount of Fraud Losses allocated solely to the Class 1-B Certificates or, following the reduction of the Class 1-B Principal Balance to zero, solely to the Class 1-M Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool 1 Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Pool 1 Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class 1-B Certificates or, following the reduction of the Class 1-B Principal Balance to zero, solely to the Class 1-M Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Group 1 Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Pool 1 Fraud Loss Amount shall be zero.

     Pool 1 Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1, F-2 and F-3 attached hereto.

     Pool 1 Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits on the Pool 1 Mortgage Loans with respect to such Distribution Date exceed (ii) Liquidated Loan Losses on the Pool 1 Mortgage Loans with respect to such Distribution Date.

     Pool 1 Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.000%.

     Pool 1 Non-PO Voting Interest: The ratio obtained by dividing the sum of the Pool 1 Balance (Non-PO Portion) and the Pool 2 Balance (Non-PO Portion) by the sum of the Pool 1 Balance (Non-PO Portion), the Pool 2 Balance (Non-PO Portion) and the Pool 1 Balance (PO Portion) and the Pool 2 Balance (PO Portion).

     Pool 1  Outstanding  Mortgage  Loan:  As to any Due Date, a Pool 1 Mortgage
Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Pool 1 PO Fraction: With respect to any Pool 1 Discount Mortgage Loan, the difference between 1.0 and the Pool 1 Non-PO Fraction for such Mortgage Loan; with respect to any other Pool 1 Mortgage Loan, zero.

     Pool 1 Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Pool 1 Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Pool 1 Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,649,646.28 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class 1-B Certificates or, following the reduction of the Class 1-B Principal Balance to zero, solely to the Class 1-M Certificates in accordance with Section 4.02(a) and (ii) the Pool 1 Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Pool 1 Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Pool 1 Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Pool 1 Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Pool 1 Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Pool 1 Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Group 1 Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Group 1 Cross-Over Date, the Pool 1 Special Hazard Loss Amount shall be zero.

     Pool 1 Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Pool 1 Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Pool 1 Mortgage Loans as of the immediately preceding Distribution Date.

     Pool 1 Uncertificated Lower-Tier Interests: Any of the Class 1-A-L1, Class 1-A-L2, Class 1-A-L3, Class 1-A-L5, Class 1-A-L6, Class 1-A-LPO, Class 1-A-LUR, Class 1-M-L, Class 1-B-L1, Class 1-B-L2, Class 1-B-L3, Class 1-B-L4 and Class 1-B-L5 Interests.

     Pool 2 Adjusted Pool Amount: With respect to any Distribution Date, the Pool 2 Cut-Off Date Aggregate Principal Balance minus the sum of (i) all amounts in respect of principal received in respect of the Pool 2 Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Group 2 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Pool 2 Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Pool 2 Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Pool 2 Outstanding Mortgage Loans: the product of (i) the Pool 2 PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Group 2 Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Pool  2  Aggregate  Current   Bankruptcy   Losses:   With  respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Pool 2 Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool 2 Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Pool 2 Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool 2 Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Pool 2 Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool 2 Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Pool 2 Mortgage Loans.

     Pool 2 Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee on the Pool 2 Mortgage Loans for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer with respect to the Pool 2 Mortgage Loans and (c) the aggregate amount of Month End Interest with respect to the Pool 2 Mortgage Loans remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Pool 2 Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Pool 2 Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Pool 2 Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool 2 Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Pool 2 Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Pool 2 PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool 2 Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Pool 2 Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class 2-B Certificates or, following the reduction of the Class 2-B Principal Balance to zero, solely to the Class 2-M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool 2 Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Group 2 Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class 2-B Certificates or, following the reduction of the Class 2-B Principal Balance to zero, solely to the Class 2-M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Group 2 Cross-Over Date the Pool 2 Bankruptcy Loss Amount shall be zero.

     Pool 2 Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Pool 2 Certificate Account shall be an Eligible Account.

     Pool 2 Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the product of (i) 1/12th of 0.20% and (ii) the Pool 2 Scheduled Principal Balance for such Distribution Date and (b) the Pool 2 Available Master Servicing Compensation for such Distribution Date.

     Pool 2 Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Pool 2 Mortgage Loans is as set forth in
Section 11.03.

     Pool 2 Discount Mortgage Loan: A Pool 2 Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

     Pool 2 Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group 2 Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Pool 2 Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Pool 2 Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer with respect to the Pool 2 Mortgage Loans on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 with respect to Pool 2 Mortgage Loans and (iii) all other amounts required to be placed in the Pool 2 Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

     (a) amounts  received as late payments of principal or interest on a Pool 2
Mortgage  Loan  and   respecting   which  the  Master   Servicer  or  the  Trust
Administrator has made one or more unreimbursed Periodic Advances;

     (b) the portion of Net Liquidation Proceeds from Pool 2 Mortgage Loans used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator with respect to the Pool 2 Mortgage Loans;

     (c) those portions of each payment of interest on a particular Pool 2 Mortgage Loan which represent (i) the applicable Servicing Fee, (ii) the Fixed Retained Yield, if any, and (ii) the Master Servicing Fee;

     (d) all amounts representing scheduled payments of principal and interest due on Pool 2 Mortgage Loans after the Due Date occurring in the month in which such Distribution Date occurs;

     (e) all Unscheduled Principal Receipts on the Pool 2 Mortgage Loans received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

     (f) all repurchase proceeds with respect to Pool 2 Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Pool 2 Mortgage Loan;

     (g) that portion of Liquidation Proceeds and REO Proceeds with respect to Pool 2 Mortgage Loans which represents any unpaid Servicing Fee or Master Servicing Fee;

     (h) all income from Eligible Investments that is held in the Pool 2 Certificate Account for the account of the Master Servicer;

     (i) all other amounts permitted to be withdrawn from the Pool 2 Certificate Account in respect of the Pool 2 Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Pool 2 Certificate Account under this Agreement;

     (j) Pool 2 Net Foreclosure Profits;

     (k) Month End Interest with respect to Pool 2 Mortgage Loans; and

     (l) the amount of any Recoveries in respect of principal on Pool 2 Mortgage Loans which had previously been allocated as a loss to one or more Subclasses of Class 2-A or Class 2-B Certificates or the Class 2-M Certificates pursuant to
Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool 2 Excess Bankruptcy Loss: With respect to any Distribution Date and any Pool 2 Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 2 Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Pool 2 Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Pool 2 Aggregate Current Bankruptcy Losses over the then-applicable Pool 2 Bankruptcy Loss Amount, divided by (b) the Pool 2 Aggregate Current Bankruptcy Losses or
(ii) if the Pool 2 Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 2 Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Pool 2 Mortgage Loan on or after the Group 2 Cross-Over Date will be a Pool 2 Excess Bankruptcy Loss.

     Pool 2 Excess Fraud Loss: With respect to any Distribution Date and any Pool 2 Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 2 Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Pool 2 Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Pool 2 Aggregate Current Fraud Losses over the then-applicable Pool 2 Fraud Loss Amount, divided by (b) the Pool 2 Aggregate Current Fraud Losses, or (ii) if the Pool 2 Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 2 Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Pool 2 Mortgage Loan on or after the Group 2 Cross-Over Date will be a Pool 2 Excess Fraud Loss.

     Pool 2 Excess Special Hazard Loss: With respect to any Distribution Date and any Pool 2 Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 2
Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Pool 2 Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Pool 2 Aggregate Current Special Hazard Losses over the then-applicable Pool 2 Special Hazard Loss Amount, divided by (b) the Pool 2 Aggregate Current Special Hazard Losses, or (ii) if the Pool 2 Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 2 Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Pool 2 Mortgage Loan on or after the Group 2 Cross-Over Date will be a Pool 2 Excess Special Hazard Loss.

     Pool 2 Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $5,488,846.31 minus the aggregate amount of Fraud Losses allocated solely to the Class 2-B Certificates or, following the reduction of the Class 2-B Principal Balance to zero, solely to the Class 2-M Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool 2 Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Pool 2 Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class 2-B Certificates or, following the reduction of the Class 2-B Principal Balance to zero, solely to the Class 2-M Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Group 2 Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Pool 2 Fraud Loss Amount shall be zero.

     Pool 2 Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A, F-2A and F-3A attached hereto.

     Pool 2 Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits on the Pool 2 Mortgage Loans with respect to such Distribution Date exceed (ii) Liquidated Loan Losses on the Pool 2 Mortgage Loans with respect to such Distribution Date.

     Pool 2 Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

     Pool 2  Outstanding  Mortgage  Loan:  As to any Due Date, a Pool 2 Mortgage
Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Pool 2 PO Fraction: With respect to any Pool 2 Discount Mortgage Loan, the difference between 1.0 and the Pool 2 Non-PO Fraction for such Mortgage Loan; with respect to any other Pool 2 Mortgage Loan, zero.

     Pool 2 Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Pool 2 Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Pool 2 Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,001,508.88 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class 2-B Certificates or, following the reduction of the Class 2-B Principal Balance to zero, solely to the Class 2-M Certificates in accordance with Section 4.02(a) and (ii) the Pool 2 Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Pool 2 Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Pool 2 Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Pool 2 Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Pool 2 Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Pool 2 Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Group 2 Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Group 2 Cross-Over Date, the Pool 2 Special Hazard Loss Amount shall be zero.

     Pool 2 Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Pool 2 Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Pool 2 Mortgage Loans as of the immediately preceding Distribution Date.

     Pool 2 Uncertificated Lower-Tier Interests: Any of the 2-A-L1, Class 2-A-L3, Class 2-A-LPO, Class 2-M-L, Class 2-B-L1, Class 2-B-L2, Class 2-B-L3, Class 2-B-L4, Class 2-B-L5 Interests.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                    Prepayment Shift Percentage

February 1998 through January 2003..............               0%
February 2003 through January 2004..............              30%
February 2004 through January 2005..............              40%
February 2005 through January 2006..............              60%
February 2006 through January 2007..............              80%
February 2007 and
thereafter......................................             100%

     Principal Balance: Each of the Class 1-A Subclass Principal Balances, the Class 2-A Subclass Principal Balances, the Class 1-M Principal Balance, the Class 2-M Principal Balance, the Class 1-B-1 Principal Balance, the Class 1-B-2 Principal Balance, the Class 1-B-3 Principal Balance, the Class 1-B-4 Principal Balance, the Class 1-B-5 Principal Balance, the Class 2-B-1 Principal Balance, the Class 2-B-2 Principal Balance, the Class 2-B-3 Principal Balance, the Class 2-B-4 Principal Balance and the Class 2-B-5 Principal Balance.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Percentage: For the Class 1-A-12 Certificates means the Class A Subclass Principal Balance of the Class 1-A-12 Certificates divided by the Pool 1 Balance (Non-PO Portion) and for the Class 2-A-6 Certificates means the Class A Subclass Principal Balance of the Class 2-A-6 Certificates divided by the Pool 2 Balance (Non-PO Portion).

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class M Certificates are DCR and Moody's. The Rating Agency for the Class B Certificates (other than the Class 1-B-5 and 2-B-5 Certificates) is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of DCR, Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or, with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled   Certificates:   The  Class  1-A-5  Certificates,   Class  1-A-6
Certificates and Class 1-A-8 Certificates.

     Scheduled Components: Each of the Class 1-A-7 Components and the Class 1-A-9 Components.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the related Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of America First Credit Union, First Union Mortgage Corporation, The Huntington Mortgage Company, National City Mortgage Company, Norwest Mortgage Inc., FT Mortgage Companies, SunTrust Mortgage Inc. and First Bank National Association, as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.28.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                      Shift Percentage

February 1998 through January 2003...................        0%
February  2003 and  thereafter.......................      100%

     Similar Law: As defined in Section 5.02(e).

     Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.27.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

     (1)  normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

     Startup Day: As defined in Section 2.05.

     Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-PO, Class 1-A-R, Class 1-A-LR, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6 and Class 2-A-PO, and each subdivision of the Class B Certificates, denominated respectively as Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust  Administrator:   First  Union  National  Bank,  a  national  banking
association, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Accounts (other than any Fixed Retained Yield), and the rights of the Trust Administrator, on behalf of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     Uncertificated Lower-Tier Interests: Any of the Class 1-A-L1, Class 1-A-L2, Class 1-A-L3, Class 1-A-L5, Class 1-A-L6, Class 1-A-LPO, Class 1-A-LUR, Class 1-M-L, Class 2-M-L, Class 1-B-L1, Class 1-B-L2, Class 1-B-L3, Class 1-B-L4, Class 1-B-L5, Class 2-A-L1, Class 2-A-L3, Class 2-A-LPO, Class 2-B-L1, Class 2-B-L2, Class 2-B-L3, Class 2-B-L4, Class 2-B-L5 Interests.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the
Class  1-A-LR   Certificate),   the  Class  M  Certificates   and  the  Class  B
Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person: As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest; (b) the Holders of the Class M Certificates of each Group of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the applicable Class M Principal Balance by the sum of the Pool 1 Balance (Non-PO Portion) and the Pool 2 Balance (Non-PO Portion) and (ii) the Non-PO Voting Interest and (c) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1998-4 Certificates (the "Class B Voting Interest"). The aggregate Voting Interests of each Subclass of Class A Certificates (other than the Class 1-A-4 Certificates, the Class 1-A-PO Certificates and the Class 2-A-PO Certificates) on any date will be equal to the product of (a) 99% of the portion of the Class A Voting Interest represented by clause (A) of the definition thereof and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass by the sum of the Class A Non-PO Principal Balance for the Group 1 Certificates and the Class A Non-PO Principal Balance for the Group 2 Certificates on such date. The aggregate Voting Interests of the Class 1-A-4 Certificates on any date will be equal to 1% of the portion of the Class A Voting Interest represented by clause (A) of the definition thereof. The aggregate Voting Interests of the Class 1-A-PO Certificates or the Class 2-A-PO Certificates on any date will be equal to the product of (a) the portion of the Class A Voting Interest on such date represented by clause (B) above and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass by the sum of the Class A Subclass Principal Balances of the Class 1-A-PO and Class 2-A-PO Certificates. The aggregate Voting Interests of each Subclass of Class B Certificates on any date will be equal to the product of (a) the Class B Voting Interest on such date and (b) the fraction obtained by dividing the Class B Subclass Principal Balance of such Subclass on such date by the sum of the Class B Subclass Principal Balances of the Group 1 Certificates and the Group 2 Certificates on such date. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

     Section 1.02. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     Section 1.03. Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     Section 1.04. Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                              ARTICLE II

                    CONVEYANCE OF MORTGAGE LOANS;
                ORIGINAL ISSUANCE OF THE CERTIFICATES

             Section 2.01. Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

     Section 2.02. Acceptance by Trust Administrator.

     The Trust Administrator on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the appropriate Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by a Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
     (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

     Section 2.04. Execution and Delivery of Certificates.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                            Section 2.05.
             Designation of Certificates; Designation of
            Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Subclasses of Class A Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates), the Classes of Class M Certificates and the Subclasses of Class B Certificates as classes of "regular interests" and the Class 1-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class 1-A-L1 Interest, Class 1-A-L2 Interest, Class 1-A-L3 Interest, Class 1-A-L5 Interest, Class 1-A-L6 Interest, Class 1-A-LPO, Class A-LUR Interest, Class 1-B-L1 Interest, Class 1-B-L2 Interest, Class 1-B-L3 Interest, Class 1-B-L4 Interest, Class 1-B-L5 Interest, Class 1-M-L Interest, Class 2-A-L1 Interest, Class 2-A-L3 Interest, Class 2-A-LPO Interest, Class 2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4 Interest, Class 2-B-L5 Interest and Class 2-M-L Interest as classes of "regular interests" and the Class 1-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is February 25, 2028 for purposes of Code
Section 860G(a)(1).

                             ARTICLE III

            ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                        OF THE MORTGAGE LOANS

     Section 3.01. Certificate Accounts.

     (a) The Master Servicer shall establish and maintain a Pool 1 Certificate Account for the deposit of funds received by the Master Servicer with respect to the Pool 1 Mortgage Loans and a Pool 2 Certificate Account for the deposit of funds received by the Master Servicer with respect to the Pool 2 Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Each such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of each Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Pool 1 Certificate Account or Pool 2 Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements with respect to the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, respectively, and shall, in addition, deposit into the Pool 1 Certificate Account or Pool 2 Certificate Account the following amounts with respect to the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, respectively, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in each Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in a Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the applicable Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

  Section 3.02. Permitted Withdrawals from the Certificate Accounts.

     (a) The Master Servicer may, from time to time, make withdrawals from the applicable Certificate Account (such withdrawals being limited in the case of the Pool 1 Certificate Account to withdrawals related to the Pool 1 Mortgage Loans and the Group 1 Certificates and in the case of the Pool 2 Certificate Account to withdrawals related to the Pool 2 Mortgage Loans and the Group 2 Certificates) for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances, provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in such Certificate Accounts;

          (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from a Certificate Account any amount deposited in such Certificate Account that was not required to be deposited therein;

          (xi) to clear and terminate a Certificate Account pursuant to Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from a Certificate Account.

  Section 3.03. Advances by Master Servicer and Trust Administrator.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a
Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the applicable Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the applicable Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the appropriate Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from a Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02
(a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in a Certificate Account.

           Section 3.04. Trust Administrator to Cooperate;
                Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into a Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the applicable Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the applicable Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the appropriate Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the appropriate Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

    Section 3.05. Reports to the Trustee and Trust Administrator;
                    Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of each Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from each such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statements may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Pool 1 Mortgage Loans and Pool 2 Mortgage Loans, as applicable, as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statements shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

      Section 3.06. Title, Management and Disposition of Any REO
                            Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the appropriate Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

                            Section 3.07.
                 Amendments to Servicing Agreements,
                 Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

     Section 3.08. Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the sum of the Pool 1 Cut-Off Date Aggregate Principal Balance and the Pool 2 Cut-Off Date Aggregate Principal Balance. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the appropriate Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Pool 1 or Pool 2 Mortgage Loans, as applicable, and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

       Section 3.09. Termination and Substitution of Servicing
                             Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

     Section 3.10. 1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                              ARTICLE IV

              DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                   PAYMENTS TO CERTIFICATEHOLDERS;
                        STATEMENTS AND REPORTS

     Section 4.01. Distributions.

     (a)(i) On each Distribution Date, the Pool 1 Distribution Amount or Pool Distribution Amount, will be applied in the following amounts to the Group 1 Certificates in the case of the Pool 1 Distribution Amount and to the Group 2 Certificates in the case of the Pool 2 Distribution Amount, to the extent such Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, (I) to the Subclasses of Class 1-A Certificates, pro rata based on their respective Class 1-A Subclass Interest Accrual Amounts in an aggregate amount up to the sum of the Class 1-A  Subclass  Interest  Accrual  Amounts with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date for the Class 1-A-9 Components, the Class 1-A-10 Components and the Class 1-A-11 Certificates, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class 1-A-9 Component, each Class 1-A-10 Component and the Class 1-A-11 Certificates pursuant to this provision will be distributed in reduction of the Class A Subclass Principal Balances and Component Principal Balances of certain Components and Class 1-A Certificates as set forth in Section 4.01(b) or (II) to the Subclasses of Class 2-A Certificates, pro rata based on their respective Class 2-A Subclass Interest Accrual Amounts in an aggregate amount up to the sum of the Class 2-A Subclass Interest Accrual Amounts with respect to such Distribution Date;

     second, (I) to the Subclasses of Class 1-A Certificates, pro rata based on their respective Class 1-A Subclass Unpaid Interest Shortfalls, in an aggregate amount up to the sum of the Class 1-A Subclass Unpaid Interest Shortfalls; provided that prior to the applicable Accretion Termination Date for the Class 1-A-9 Components, the Class 1-A-10 Components and the Class 1-A-11 Certificates, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to each Class 1-A-9 Component, each Class 1-A-10 Component and the Class 1-A-11 Certificates pursuant to this provision will be distributed in reduction of the Class A Subclass Principal Balances and Component Principal Balances of certain Components and Class 1-A Certificates as set forth in Section 4.01(b) or (II) to the Subclasses of Class 2-A Certificates, pro rata based on their respective Class 2-A Subclass Unpaid Interest Shortfalls, in an aggregate amount up to the sum of the Class 2-A Subclass Unpaid Interest Shortfalls;

     third, (I) concurrently, to the Class 1-A Certificates (other than the Class 1-A-PO Certificates) and the Class 1-A-PO Certificates, pro rata, based on their respective Class 1-A Non-PO Optimal Principal Amount and Class 1-A-PO Optimal Principal Amount, (A) to the Subclasses of Class 1-A Certificates (other than the Class 1-A-PO Certificates), in an aggregate amount up to the Class 1-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class 1-A-PO Certificates in an amount up to the Class 1-A-PO Optimal Principal Amount or (II) concurrently, to the Class 2-A Certificates (other than the Class 2-A-PO Certificates) and the Class 2-A-PO Certificates, pro rata, based on their respective Class 2-A Non-PO Optimal Principal Amount and Class 2-A-PO Optimal Principal Amount, (A) to the Subclasses of Class 2-A Certificates (other than the Class 2-A-PO Certificates), in an aggregate amount up to the Class 2-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class 2-A-PO Certificates in an amount up to the Class 2-A-PO Optimal Principal Amount;

     fourth, (I) to the Class 1-A-PO Certificates in an amount up to the Class 1-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class 1-B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class 1-B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class 1-B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class 1-B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class 1-B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class 1-M Certificates pursuant to Paragraph seventh below or (II) to the Class 2-A-PO Certificates in an amount up to the Class 2-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class 2-B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class 2-B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class 2-B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class 2-B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class 2-B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class 2-M Certificates pursuant to Paragraph seventh below;

     fifth, (I) to the Class 1-M Certificates in an amount up to the Class 1-M Interest Accrual Amount with respect to such Distribution Date or (II) to the Class 2-M Certificates in an amount up to the Class 2-M Interest Accrual Amount with respect to such Distribution Date;

     sixth, (I) to the Class 1-M Certificates in an amount up to the Class 1-M Unpaid Interest Shortfall or (II) to the Class 2-M Certificates in an amount up to the Class 2-M Unpaid Interest Shortfall ;

     seventh, (I) to the Class 1-M Certificates in an amount up to the Class 1-M Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class 1-M Certificates hereunder used to pay the Class 1-A-PO Deferred Amount, as provided in Paragraph fourth above or (II) to the Class 2-M Certificates in an amount up to the Class 2-M Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class 2-M Certificates hereunder used to pay the Class 2-A-PO Deferred Amount, as provided in Paragraph fourth above;

     eighth, (I) to the Class 1-B-1 Certificates in an amount up to the Class 1-B Subclass Interest Accrual Amount for the Class 1-B-1 Certificates with respect to such Distribution Date or (II) to the Class 2-B-1 Certificates in an amount up to the Class 2-B Subclass Interest Accrual Amount for the Class 2-B-1 Certificates with respect to such Distribution Date;

     ninth, (I) to the Class 1-B-1 Certificates in an amount up to the Class 1-B-1 Unpaid Interest Shortfall or (II) to the Class 2-B-1 Certificates in an amount up to the Class 2-B-1 Unpaid Interest Shortfall;

     tenth, (I) to the Class 1-B-1 Certificates in an amount up to the Class 1-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class 1-B-1 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-1 Certificates in an amount up to the Class 2-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class 2-B-1 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, (I) to the Class 1-B-2 Certificates in an amount up to the Class 1-B Subclass Interest Accrual Amount for the Class 1-B-2 Certificates with respect to such Distribution Date or (II) to the Class 2-B-2 Certificates in an amount up to the Class 2-B Subclass Interest Accrual Amount for the Class 2-B-2 Certificates with respect to such Distribution Date;

     twelfth, (I) to the Class 1-B-2 Certificates in an amount up to the Class 1-B-2 Unpaid Interest Shortfall or (II) to the Class 2-B-2 Certificates in an amount up to the Class 2-B-2 Unpaid Interest Shortfall;

     thirteenth, (I) to the Class 1-B-2 Certificates in an amount up to the Class 1-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class 1-B-2 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-2 Certificates in an amount up to the Class 2-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class 2-B-2 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, (I) to the Class 1-B-3 Certificates in an amount up to the Class 1-B Subclass Interest Accrual Amount for the Class 1-B-3 Certificates with respect to such Distribution Date or (II) to the Class 2-B-3 Certificates in an amount up to the Class 2-B Subclass Interest Accrual Amount for the Class 2-B-3 Certificates with respect to such Distribution Date;

     fifteenth, (I) to the Class 1-B-3 Certificates in an amount up to the Class 1-B-3 Unpaid Interest Shortfall or (II) to the Class 2-B-3 Certificates in an amount up to the Class 2-B-3 Unpaid Interest Shortfall;

     sixteenth, (I) to the Class 1-B-3 Certificates in an amount up to the Class 1-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class 1-B-3 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-3 Certificates in an amount up to the Class 2-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class 2-B-3 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, (I) to the Class 1-B-4 Certificates in an amount up to the Class 1-B Subclass Interest Accrual Amount for the Class 1-B-4 Certificates with respect to such Distribution Date or (II) to the Class 2-B-4 Certificates in an amount up to the Class 1-B Subclass Interest Accrual Amount for the Class 2-B-4 Certificates with respect to such Distribution Date;

     eighteenth, (I) to the Class 1-B-4 Certificates in an amount up to the Class 1-B-4 Unpaid Interest Shortfall or (II) to the Class 2-B-4 Certificates in an amount up to the Class 2-B-4 Unpaid Interest Shortfall;

     nineteenth, (I) to the Class 1-B-4 Certificates in an amount up to the Class 1-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class 1-B-4 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-4 Certificates in an amount up to the Class 2-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class 2-B-4 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as rovided in Paragraph fourth above;

     twentieth, (I) to the Class 1-B-5 Certificates in an amount up to the Class 1-B Subclass Interest Accrual Amount for the Class 1-B-5 Certificates with respect to such Distribution Date or (II) to the Class 2-B-5 Certificates in an amount up to the Class 2-B Subclass Interest Accrual Amount for the Class 2-B-5 Certificates with respect to such Distribution Date;

     twenty-first, (I) to the Class 1-B-5 Certificates in an amount up to the Class 1-B-5 Unpaid Interest Shortfall or (II) to the Class 2-B-5 Certificates in an amount up to the Class 2-B-5 Unpaid Interest Shortfall;

     twenty-second, (I) to the Class 1-B-5 Certificates in an amount up to the Class 1-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class 1-B-5 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-5 Certificates in an amount up to the Class 2-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class 2-B-5 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class 1-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class 1-A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class or Subclass (other than the Class 1-A-R or Class 1-A-LR Certificates) has been reduced to zero, such Class or Subclass will be entitled to no further distributions of principal or interest (including, without limitation, any Group 1 Unpaid Interest Shortfalls or Group 2 Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class 1-A-LR Certificate.

     With respect to any Distribution Date, (A) the amount of the Group 1 Principal Adjustment, if any, attributable to any Class 1-B Subclass will be allocated pro rata based on principal balance among the Class 1-A Certificates (other than the Class 1-A-PO Certificates), the Class 1-M Certificates and any Class 1-B Subclass with a lower numerical designation and the amount of the Group 1 Principal Adjustment, if any, attributable to the Class 1-M Certificates will be allocated to the Subclasses of Class 1-A Certificates (other than the Class 1-A-PO Certificates) pro rata based on the Class 1-A Subclass Principal Balances and (B) the amount of the Group 2 Principal Adjustment, if any, attributable to any Class 2-B Subclass will be allocated pro rata based on principal balance among the Class 2-A Certificates (other than the Class 2-A-PO Certificates), the Class 2-M Certificates and any Class 2-B Subclass with a lower numerical designation and the amount of the Group 2 Principal Adjustment, if any, attributable to the Class 2-M Certificates will be allocated to the Subclasses of Class 2-A Certificates (other than the Class 2-A-PO Certificates) pro rata based on the Class 2-A Subclass Principal Balances.

     (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class 1-A-L1 Interest, the Class 1-A-L2 Interest and the Class 1-A-L3 Interest) shall receive distributions in respect of interest (other than as provided below) in an amount equal to the (i) Class 1-A Subclass Interest Accrual Amount or Class 2-A Subclass Interest Accrual Amount, as applicable, and Class 1-A Subclass Unpaid Interest Shortfall or Class 2-A Subclass Unpaid Interest Shortfall, as applicable, (ii) Class 1-M Interest Accrual Amount or Class 2-M Interest Accrual Amount, as applicable, and Class 1-M Unpaid Interest Shortfall or Class 2-M Unpaid Interest Shortfall, as applicable, or (iii) Class 1-B Subclass Interest Accrual Amount or Class 2-B Subclass Interest Accrual Amount, as applicable, and Class 1-B Subclass Unpaid Interest Shortfall or Class 2-B Subclass Unpaid Interest Shortfall, as applicable, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed; provided, however that with respect to the Class 1-A-L5 Interest, the amounts in respect of interest not currently distributable as interest but added to the principal balances of its Corresponding Upper-Tier Class or Classes will be added to the principal balance of the Class 1-A-L5 Interest. The Class 1-A-L1 Interest shall receive distributions in respect of interest in an amount equal to the sum of
(i) the amount of interest distributed on the Class 1-A-1 Certificates and (ii) an amount equal to the product of the Class 1-A-L1 Interest Fraction and the amount of interest distributed on the Class 1-A-4 Certificates. The Class 1-A-L2 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class 1-A-2 Certificates and (ii) an amount equal to the product of the Class 1-A-L2 Interest Fraction and the amount of interest distributed on the Class 1-A-4 Certificates. The Class 1-A-L3 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class 1-A-3 Certificates and (ii) an amount equal to the product of the Class 1-A-L3 Interest Fraction and the amount of interest distributed on the Class 1-A-4 Certificates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Class A Subclass Principal Balances, Class M Principal Balance or Class B Subclass Principal Balances, as the case may be, of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Class 1-A Subclass Principal Balances, Original Class 2-A Subclass Principal Balances, Original Class 1-M Principal Balance, Original Class 2-M Principal Balance, Original Class 1-B-1 Principal Balance, Original Class 1-B-2 Principal Balance, Original Class 1-B-3 Principal Balance, Original Class 1-B-4 Principal Balance, Original Class 1-B-5 Principal Balance, Original Class 2-B-1 Principal Balance, Original Class 2-B-2 Principal Balance, Original Class 2-B-3 Principal Balance, Original Class 2-B-4 Principal Balance or Original Class 2-B-5 Principal Balance as the case may be, of the respective Corresponding Upper-Tier Class or Classes.

     The pass-through rate with respect to each Pool 1 Uncertificated Lower-Tier Interest (other than the Class 1-A-LPO Interest) shall be 7.000% per annum. The pass-through rate with respect to each Pool 2 Uncertificated Lower-Tier Interest (other than the Class 2-A-LPO Interest) shall be 6.750% per annum. The Class 1-A-LPO Interest and Class 2-A-LPO Interest are principal-only interests and are not entitled to distributions of interest. Any Group 1 Non-Supported Interest Shortfalls or Group 2 Non-Supported Interest Shortfalls will be allocated to the Pool 1 Uncertificated Lower-Tier Interests or the Pool 2 Uncertificated Lower-Tier Interests in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b) On each Distribution Date occurring prior to the Group 1 Cross-Over Date, the Class 1-A Non-PO Principal Distribution Amount for the Class 1-A Certificates will be allocated among and distributed in reduction of the Class 1-A Subclass Principal Balances of the Class 1-A Certificates (other than the Class 1-A-PO Certificates) in accordance with the following priorities.

     I. On each Distribution Date occurring prior to the Accretion Termination Dates for the Class 1-A-9A and Class 1-A-10A Components, the Class 1-A-9A Component Accrual Distribution Amount and Class 1-A-10A Component Accrual Distribution Amount will be allocated as follows:

          first, to the Class 1-A-5 Certificates up to their Schedule I Reduction Amount for such Distribution Date;

          second, to the Class 1-A-9A Component up to its Reduction Amount for such Distribution Date;

          third, to the Class 1-A-5 Certificates up to their Schedule II Reduction Amount for such Distribution Date;

          fourth, to the Class 1-A-10A Component until the Component Principal Balance thereof has been reduced to zero;

          fifth, to the Class 1-A-9A Component, without regard to its Reduction Amount for such Distribution Date until the Component Principal Balance thereof has been reduced to zero; and

          sixth,  to the  Class  1-A-5  Certificates,  without  regard  to their
          Schedule I or Schedule II Reduction Amounts for such Distribution Date until the Class 1-A Subclass Principal Balance thereof has been reduced to zero.

     II. On each Distribution Date occurring prior to the Accretion Termination Dates for the Class 1-A-9B and Class 1-A-10B Components, the Class 1-A-9B Component Accrual Distribution Amount and Class 1-A-10B Component Accrual Distribution Amount will be allocated as follows:

          first, concurrently, to the Class 1-A-6 Certificates and the Class 1-A-7B Component, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

          second, to the Class 1-A-9B Component up to its Reduction Amount for such Distribution Date;

          third, concurrently, to the Class 1-A-6 Certificates and the Class 1-A-7B Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

          fourth, to the Class 1-A-10B Component until the Class 1-A-10B Component Principal Balance had been reduced to zero;

          fifth; to the Class 1-A-9B Component, without regard to its Reduction Amount for such Distribution Date until the Component Principal Balance thereof has been reduced to zero; and

          sixth,  concurrently,  to the Class 1-A-6  Certificates  and the Class
          1-A-7B  Component,  pro rata,  without  regard to their  Schedule I or
          Schedule II Reduction Amounts for such Distribution Date until the Class 1-A Subclass Principal Balance of such Subclass and the Component Principal Balance of such Component have been reduced to zero.

     III. On each Distribution Date occurring prior to the Accretion Termination Dates for the Class 1-A-9C and Class 1-A-10C Components, the Class 1-A-9C Component Accrual Distribution Amount and Class 1-A-10C Component Accrual Distribution Amount will be allocated as follows:

          first, concurrently, to the Class 1-A-8 Certificates and the Class 1-A-7A Component, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

          second, to the Class 1-A-9C Component up to its Reduction Amount for such Distribution Date;

          third, concurrently, to the Class 1-A-8 Certificates and the Class 1-A-7A Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

          fourth, to the Class 1-A-10C Component until the Component Principal Balance thereof has been reduced to zero;

          fifth, to the Class 1-A-9C Component, without regard to its Reduction Amount for such Distribution Date until the Component Principal Balance thereof has been reduced to zero; and

          sixth, concurrently, to the Class 1-A-8 Certificates and Class 1-A-7A Component, pro rata, without regard to their Schedule I or Schedule II Reduction Amounts for such Distribution Date until the Class 1-A Subclass Principal Balance of such Subclass and the Component Principal Balance of such Component has been reduced to zero.

     IV.  The Class 1-A Non-PO Principal Amount will be allocated as follows:

          first, to the Class 1-A-12 Certificates up to their Class 1-A-12 Priority Amount for such Distribution Date; and

          second, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, up to their respective PAC Principal Amounts for such Distribution Date;

     V. The remaining Class 1-A Non-PO Principal Amount, and on each Distribution Date occurring prior to the Accretion Termination Date for the Class 1-A-11 Certificates, the Class 1-A-11 Accrual Distribution Amount will be allocated as follows:

          first, concurrently,

          (i) 54.1294367379% to the Subclass and Components set forth in priority I above in accordance with the priorities set forth therein;

          (ii) 29.7052870613% to the Subclass and Components set forth in priority II above in accordance with the priorities set forth therein; and

          (iii) 16.1652762008% to the Subclass and Components set forth in priority III above in accordance with the priorities set forth therein;

          second, to the Class 1-A-11 Certificates until the Class A Subclass Principal Balance thereof has been reduced to zero;

          third, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, without regard to their PAC Principal Amounts for such Distribution Date until the Class 1-A Subclass Principal Balance of each such Subclass has been reduced to zero;

          fourth,   sequentially,   to  the  Class   1-A-R   and  Class   1-A-LR
          Certificates, in that order, until the Class 1-A Subclass Principal Balance of each such Subclass has been reduced to zero; and

          fifth, to the Class 1-A-12 Certificates, without regard for their Class 1-A-12 Priority Amount until the Class 1-A Subclass Principal Balance thereof has been reduced to zero.

     On each Distribution Date occurring prior to the Group 2 Cross-Over Date for the Group 2 Certificates, the Class 2-A Non-PO Principal Distribution Amount for the Class 2-A Certificates will be allocated among and distributed in reduction of the Class 2-A Subclass Principal Balances of the Class 2-A Certificates (other than the Class 2-A-PO Certificates) in accordance with the following priorities.

          first, to the Class 2-A-6 Certificates up to their Class 2-A-6 Priority Amount for such Distribution Date;

          second, concurrently, 55.5552060888% to the Class 2-A-1 Certificates, 10.2218152344% to the Class 2-A-2 Certificates and 34.2229786768% to
          the Class 2-A-3 Certificates until the Class 2-A Subclass Principal Balances of the Class 2-A-1 and Class 2-A-2 Certificates have been reduced to zero;

          third, concurrently, 34.2229786768% to the Class 2-A-3 Certificates and 65.7770213232% to the Class 2-A-4 Certificates until the Class 2-A Subclass Principal Balance of each such Subclass has been reduced to zero;

          fourth, to the Class 2-A-5 Certificates until the Class 2-A Subclass Principal Balance thereof has been reduced to zero; and

          fifth, to the Class 2-A-6 Certificates, without regard to their Class 2-A-6 Priority Amount for such Distribution Date until the Class 2-A Subclass Principal Balance thereof has been reduced to zero.

     As used above, the "PAC Principal Amount" for any Distribution Date and for any Subclass of PAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its initial Class A Subclass Principal Balance shown in the tables set forth below with respect to such Distribution Date.

     As used above, the "Schedule I Reduction Amount" for any Distribution Date and for any Subclass of Scheduled Certificates or any Class 1-A-7 Component means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass or the Component Principal Balance of such Component to the percentage of its initial Class A Subclass Principal Balance or initial Component Principal Balance shown in the Schedule I table with respect to such Distribution Date.

     As used above, the "Schedule II Reduction Amount" for any Distribution Date and for any Subclass of Scheduled Certificates or any Class 1-A-7 Component means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass or the Component Principal Balance of such Component to the percentage of its initial Class A Subclass Principal Balance or initial Component Principal Balance shown in the Schedule II table with respect to such Distribution Date.

     As used above, the "Reduction Amount" for any Distribution Date and for any 1-A-9 Component means the amount, if any, that would reduce the Component Principal Balance of such Component to the percentage of its initial Component Principal Balance shown in the table set forth below with respect to such Distribution Date.

     (c) (i) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Group 1 Cross-Over Date, the Class 1-A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class 1-A Certificates (other than the Class 1-A-PO Certificates) pro rata in accordance with their outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     Any amounts distributed on a Distribution Date to the Holders of Class 1-A Certificates of any Subclass in reduction of principal balance will be allocated among the Holders of Class 1-A Certificates of such Subclass pro rata in accordance with their respective Percentage Interests.

                  Any amounts distributed on any Distribution Date to the Holders of the Class 1-M and Class 1-B Certificates in reduction of principal balance will be allocated among the Holders of each such Class or Subclass pro rata in accordance with their respective Percentage Interests.

     (ii) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Group 2 Cross-Over Date, the Class 2-A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class 2-A Certificates (other than the Class 2-A-PO Certificates) pro rata in accordance with their outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     Any amounts distributed on a Distribution Date to the Holders of Class 2-A Certificates of any Subclass in reduction of principal balance will be allocated among the Holders of Class 2-A Certificates of such Subclass pro rata in accordance with their respective Percentage Interests.

     Any amounts distributed on any Distribution Date to the Holders of the Class 2-M and Class 2-B Certificates in reduction of principal balance will be allocated among the Holders of each such Class or Subclass pro rata in accordance with their respective Percentage Interests.

     The following tables set forth for each Distribution Date the planned Class A Subclass Principal Balances for the PAC Certificates and the scheduled Class A Subclass Principal Balances and Component Principal Balances for the Scheduled Certificates and Components, expressed as a percentage of the initial Class A Subclass Principal Balance or Component Principal Balance of such Subclass or Component.


Planned Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-1 Certificates


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
Up to and including                     September 2000.....      62.32813988%   June 2001..........     24.90087932%
December 1999......     100.00000000%   October 2000.......      58.08522112    July 2001..........     20.84611232
January 2000.......      96.10486340    November 2000......      53.86363748    August 2001........     16.81172280
February 2000......      92.09922236    December 2000......      49.66328032    September 2001.....     12.79760708
March 2000.........      87.98667172    January 2001.......      45.48404152    October 2001.......      8.80366212
April 2000.........      83.78232788    February 2001......      41.32581356    November 2001......      4.82978536
May 2000...........      79.50198736    March 2001.........      37.18848948    December 2001......      0.87587480
June 2000..........      75.18600224    April 2001.........      33.07196288    January 2002
July 2000..........      70.87842032    May 2001...........      28.97612792       and thereafter..      0.00000000
August 2000........      66.59250300

Class 1-A-2 Certificates


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
Up to and including                     August 2003........      53.43063229%   May 2005...........     15.09444213%
December 2001......     100.00000000%   September 2003.....      51.31722495    June 2005..........     13.90332307
January 2002.......      98.02729188    October 2003.......      49.21530524    July 2005..........     12.74825931
February 2002......      95.50233961    November 2003......      47.12481595    August 2005........     11.62829779
March 2002.........      92.99007147    December 2003......      45.04570007    September 2005.....     10.54250906
April 2002.........      90.49042303    January 2004.......      42.97790105    October 2005.......      9.48998671
May 2002...........      88.00333019    February 2004......      40.95930860    November 2005......      8.46984676
June 2002..........      85.52872925    March 2004.........      38.95168996    December 2005......      7.48122711
July 2002..........      83.06655679    April 2004.........      36.95498942    January 2006.......      6.52328713
August 2002........      80.61674977    May 2004...........      34.96915154    February 2006......      5.82596241
September 2002.....      78.17924541    June 2004..........      32.99412122    March 2006.........      5.14971385
October 2002.......      75.75398132    July 2004..........      31.02984356    April 2006.........      4.49396241
November 2002......      73.34089547    August 2004........      29.09886748    May 2006...........      3.85814398
December 2002......      70.93992608    September 2004.....      27.22270067    June 2006..........      3.24170908
January 2003.......      68.55101174    October 2004.......      25.39998238    July 2006..........      2.64412251
February 2003......      66.35556172    November 2004......      23.62938394    August 2006........      2.06486301
March 2003.........      64.17200888    December 2004......      21.90960814    September 2006.....      1.50342290
April 2003.........      62.00029376    January 2005.......      20.23938838    October 2006.......      0.95930767
May 2003...........      59.84035718    February 2005......      18.89402650    November 2006......      0.43203574
June 2003..........      57.69214037    March 2005.........      17.58877929    December 2006
July 2003..........      55.55558479    April 2005.........      16.32259356       and thereafter..      0.00000000

Planned Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-3 Certificates


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
Up to and including                     July 2009..........      39.94065915%   March 2012.........     12.11205150%
November 2006......     100.00000000%   August 2009........      38.70352741    April 2012.........     11.54615141
December 2006......      99.32440959    September 2009.....      37.49604266    May 2012...........     10.99403625
January 2007.......      95.08403647    October 2009.......      36.31750663    June 2012..........     10.45537821
February 2007......      92.53461295    November 2009......      35.16723851    July 2012..........      9.92985698
March 2007.........      90.04557515    December 2009......      34.04457250    August 2012........      9.41716004
April 2007.........      87.61551326    January 2010.......      32.94885831    September 2012.....      8.91698210
May 2007...........      85.24304929    February 2010......      31.87946132    October 2012.......      8.42902498
June 2007..........      82.92683820    March 2010.........      30.83576127    November 2012......      7.95299735
July 2007..........      80.66556521    April 2010.........      29.81715208    December 2012......      7.48861494
August 2007........      78.45794651    May 2010...........      28.82304244    January 2013.......      7.03560013
September 2007.....      76.30272767    June 2010..........      27.85285455    February 2013......      6.59368192
October 2007.......      74.19868324    July 2010..........      26.90602365    March 2013.........      6.16259505
November 2007......      72.14461649    August 2010........      25.98199867    April 2013.........      5.74208134
December 2007......      70.13935809    September 2010.....      25.08024094    May 2013...........      5.33188793
January 2008.......      68.18176592    October 2010.......      24.20022480    June 2013..........      4.93176857
February 2008......      66.27072436    November 2010......      23.34143678    July 2013..........      4.54148232
March 2008.........      64.40514368    December 2010......      22.50337489    August 2013........      4.16079377
April 2008.........      62.58395889    January 2011.......      21.68554907    September 2013.....      3.78947370
May 2008...........      60.80613042    February 2011......      20.88748121    October 2013.......      3.42729775
June 2008..........      59.07064235    March 2011.........      20.10870380    November 2013......      3.07404664
July 2008..........      57.37650243    April 2011.........      19.34875995    December 2013......      2.72950707
August 2008........      55.72274116    May 2011...........      18.60720447    January 2014.......      2.39347016
September 2008.....      54.10841225    June 2011..........      17.88360146    February 2014......      2.06573187
October 2008.......      52.53259019    July 2011..........      17.17752586    March 2014.........      1.74609306
November 2008......      50.99437224    August 2011........      16.48856256    April 2014.........      1.43435964
December 2008......      49.49287555    September 2011.....      15.81630548    May 2014...........      1.13034173
January 2009.......      48.02723851    October 2011.......      15.16035875    June 2014..........      0.83385389
February 2009......      46.59661892    November 2011......      14.52033554    July 2014..........      0.54471508
March 2009.........      45.20019430    December 2011......      13.89585787    August 2014........      0.26274889
April 2009.........      43.83716180    January 2012.......      13.28655681    September 2014
May 2009...........      42.50673630    February 2012......      12.69207206       and thereafter..      0.00000000
June 2009..........      41.20815164

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance
Class 1-A-5 Certificates
Schedule I


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   September 2003.....      77.45059717%   May 2009...........     44.06341302%
February 1998......      99.64855621    October 2003.......      77.32572025    June 2009..........     43.38292239
March 1998.........      99.25821466    November 2003......      77.20011488    July 2009..........     42.70244790
April 1998.........      98.82904840    December 2003......      77.07377683    August 2009........     42.02200639
May 1998...........      98.36115029    January 2004.......      76.94670178    September 2009.....     41.34161389
June 1998..........      97.85463291    February 2004......      76.81888547    October 2009.......     40.66128570
July 1998..........      97.30962866    March 2004.........      76.69032358    November 2009......     39.98103619
August 1998........      96.72628971    April 2004.........      76.56101171    December 2009......     39.30087906
September 1998.....      96.10478777    May 2004...........      76.43094554    January 2010.......     38.62082721
October 1998.......      95.44531424    June 2004..........      76.30012067    February 2010......     37.94089283
November 1998......      94.74807994    July 2004..........      76.16853263    March 2010.........     37.26108736
December 1998......      94.01333683    August 2004........      76.02631357    April 2010.........     36.58142155
January 1999.......      93.24133404    September 2004.....      75.86405009    May 2010...........     35.90190544
February 1999......      92.43233970    October 2004.......      75.68230789    June 2010..........     35.22254846
March 1999.........      91.58664092    November 2004......      75.48163884    July 2010..........     34.54335931
April 1999.........      90.70454359    December 2004......      75.26258111    August 2010........     33.86434611
May 1999...........      89.78637209    January 2005.......      75.02565970    September 2010.....     33.18551630
June 1999..........      88.83246918    February 2005......      74.68252364    October 2010.......     32.50687673
July 1999..........      87.84319576    March 2005.........      74.32533855    November 2010......     31.82843368
August 1999........      86.81893057    April 2005.........      73.95453699    December 2010......     31.15019280
September 1999.....      85.76006993    May 2005...........      73.57054034    January 2011.......     30.47215923
October 1999.......      84.66707303    June 2005..........      73.17375896    February 2011......     29.79433747
November 1999......      83.54036986    July 2005..........      72.76459253    March 2011.........     29.11673157
December 1999......      82.38045606    August 2005........      72.34343031    April 2011.........     28.43934496
January 2000.......      82.28433664    September 2005.....      71.91065132    May 2011...........     27.76218061
February 2000......      82.18765654    October 2005.......      71.46662467    June 2011..........     27.08524098
March 2000.........      82.09041246    November 2005......      71.01170972    July 2011..........     26.40852799
April 2000.........      81.99260112    December 2005......      70.54625639    August 2011........     25.73204314
May 2000...........      81.89421922    January 2006.......      70.07060530    September 2011.....     25.05578739
June 2000..........      81.79526344    February 2006......      69.51452612    October 2011.......     24.37976129
July 2000..........      81.69573040    March 2006.........      68.95208085    November 2011......     23.70396491
August 2000........      81.59561677    April 2006.........      68.38349756    December 2011......     23.02839790
September 2000.....      81.49491913    May 2006...........      67.80899782    January 2012.......     22.35305947
October 2000.......      81.39363407    June 2006..........      67.22879688    February 2012......     21.67794837
November 2000......      81.29175821    July 2006..........      66.64310384    March 2012.........     21.00306303
December 2000......      81.18928805    August 2006........      66.05212185    April 2012.........     20.32840137
January 2001.......      81.08622018    September 2006.....      65.45604813    May 2012...........     19.65396102
February 2001......      80.98255106    October 2006.......      64.85507424    June 2012..........     18.97973914
March 2001.........      80.87827719    November 2006......      64.24938619    July 2012..........     18.30573256
April 2001.........      80.77339507    December 2006......      63.63916456    August 2012........     17.63193774
May 2001...........      80.66790113    January 2007.......      63.02458463    September 2012.....     16.95835076
June 2001..........      80.56179183    February 2007......      62.35457980    October 2012.......     16.28496736
July 2001..........      80.45506355    March 2007.........      61.68368603    November 2012......     15.61178296
August 2001........      80.34771268    April 2007.........      61.01195355    December 2012......     14.93879264
September 2001.....      80.23973560    May 2007...........      60.33943097    January 2013.......     14.26599110
October 2001.......      80.13112865    June 2007..........      59.66616537    February 2013......     13.59337275
November 2001......      80.02188815    July 2007..........      58.99220223    March 2013.........     12.92093175
December 2001......      79.91201044    August 2007........      58.31758556    April 2013.........     12.24866186
January 2002.......      79.80149175    September 2007.....      57.64235794    May 2013...........     11.57655659
February 2002......      79.69032840    October 2007.......      56.96656046    June 2013..........     10.90460913
March 2002.........      79.57851657    November 2007......      56.29023287    July 2013..........     10.23281242
April 2002.........      79.46605252    December 2007......      55.61341348    August 2013........      9.56115911
May 2002...........      79.35293242    January 2008.......      54.93613937    September 2013.....      8.88964152
June 2002..........      79.23915245    February 2008......      54.25844622    October 2013.......      8.21825179
July 2002..........      79.12470877    March 2008.........      53.58036851    November 2013......      7.54698176
August 2002........      79.00959750    April 2008.........      52.90193945    December 2013......      6.87582298
September 2002.....      78.89381475    May 2008...........      52.22319103    January 2014.......      6.20476678
October 2002.......      78.77735661    June 2008..........      51.54415407    February 2014......      5.53380428
November 2002......      78.66021912    July 2008..........      50.86485824    March 2014.........      4.86292628
December 2002......      78.54239832    August 2008........      50.18533209    April 2014.........      4.19212339
January 2003.......      78.42389023    September 2008.....      49.50560300    May 2014...........      3.52138602
February 2003......      78.30469086    October 2008.......      48.82569737    June 2014..........      2.85070430
March 2003.........      78.18479615    November 2008......      48.14564046    July 2014..........      2.18006814
April 2003.........      78.06420206    December 2008......      47.46545658    August 2014........      1.50946731
May 2003...........      77.94290450    January 2009.......      46.78516897    September 2014.....      0.83826893
June 2003..........      77.82089937    February 2009......      46.10479994    October 2014.......      0.15404890
July 2003..........      77.69818255    March 2009.........      45.42437084    November 2014......
August 2003........      77.57474987    April 2009.........      44.74390203       and thereafter..      0.00000000

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-5 Certificates

Schedule II


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   April 2002.........      42.10047908%   July 2006..........     18.51874398%
February 1998......      99.64855621    May 2002...........      41.27670120    August 2006........     18.09008412
March 1998.........      99.25821466    June 2002..........      40.47329263    September 2006.....     17.66277523
April 1998.........      98.82904840    July 2002..........      39.68992233    October 2006.......     17.23688961
May 1998...........      98.36115029    August 2002........      38.92626407    November 2006......     16.81249602
June 1998..........      97.85463291    September 2002.....      38.18199617    December 2006......     16.38965964
July 1998..........      97.30962866    October 2002.......      37.45680156    January 2007.......     15.96844231
August 1998........      96.72628971    November 2002......      36.75036765    February 2007......     15.52915844
September 1998.....      96.10478777    December 2002......      36.06238633    March 2007.........     15.09345622
October 1998.......      95.44531424    January 2003.......      35.39255384    April 2007.........     14.66130729
November 1998......      94.74807994    February 2003......      34.82349360    May 2007...........     14.23268279
December 1998......      94.01333683    March 2003.........      34.27133758    June 2007..........     13.80755368
January 1999.......      93.24133404    April 2003.........      33.73579667    July 2007..........     13.38589055
February 1999......      92.43233970    May 2003...........      33.21658586    August 2007........     12.96766367
March 1999.........      91.58664092    June 2003..........      32.71342423    September 2007.....     12.55284316
April 1999.........      90.70454359    July 2003..........      32.22603490    October 2007.......     12.14139881
May 1999...........      89.20943686    August 2003........      31.75414490    November 2007......     11.73330018
June 1999..........      87.30209061    September 2003.....      31.29748522    December 2007......     11.32851665
July 1999..........      85.31678265    October 2003.......      30.85579068    January 2008.......     10.92701739
August 1999........      83.25553493    November 2003......      30.42879988    February 2008......     10.52877138
September 1999.....      81.12046565    December 2003......      30.01625521    March 2008.........     10.13374744
October 1999.......      78.91389714    January 2004.......      29.61790274    April 2008.........      9.74191424
November 1999......      76.63812466    February 2004......      29.25896381    May 2008...........      9.35324031
December 1999......      74.29564778    March 2004.........      28.91332106    June 2008..........      8.96769408
January 2000.......      72.98564171    April 2004.........      28.58073466    July 2008..........      8.58524381
February 2000......      71.64648897    May 2004...........      28.26096822    August 2008........      8.20585770
March 2000.........      70.28099958    June 2004..........      27.95378873    September 2008.....      7.82950386
April 2000.........      68.89661751    July 2004..........      27.65896664    October 2008.......      7.45615033
May 2000...........      67.50087382    August 2004........      27.36641223    November 2008......      7.08576505
June 2000..........      66.11094602    September 2004.....      27.06649360    December 2008......      6.71831596
July 2000..........      64.74490767    October 2004.......      26.75956127    January 2009.......      6.35377094
August 2000........      63.40785288    November 2004......      26.44595501    February 2009......      5.99209778
September 2000.....      62.09932888    December 2004......      26.12600422    March 2009.........      5.63326434
October 2000.......      60.81888932    January 2005.......      25.80002812    April 2009.........      5.27723840
November 2000......      59.56609406    February 2005......      25.42523725    May 2009...........      4.92398777
December 2000......      58.34050920    March 2005.........      25.04683014    June 2009..........      4.57348023
January 2001.......      57.14170702    April 2005.........      24.66505516    July 2009..........      4.22568360
February 2001......      55.96926573    May 2005...........      24.28015235    August 2009........      3.88056572
March 2001.........      54.82276957    June 2005..........      23.89235353    September 2009.....      3.53809446
April 2001.........      53.70180859    July 2005..........      23.50188268    October 2009.......      3.19823771
May 2001...........      52.60597868    August 2005........      23.10895596    November 2009......      2.86096341
June 2001..........      51.53488141    September 2005.....      22.71378207    December 2009......      2.52623954
July 2001..........      50.48812401    October 2005.......      22.31656243    January 2010.......      2.19403420
August 2001........      49.46531923    November 2005......      21.91749132    February 2010......      1.86431544
September 2001.....      48.46608528    December 2005......      21.51675611    March 2010.........      1.53705146
October 2001.......      47.49004582    January 2006.......      21.11453751    April 2010.........      1.21221055
November 2001......      46.53682983    February 2006......      20.67950825    May 2010...........      0.88976102
December 2001......      45.60607151    March 2006.........      20.24531334    June 2010..........      0.56967128
January 2002.......      44.69741025    April 2006.........      19.81204936    July 2010..........      0.25190989
February 2002......      43.81049057    May 2006...........      19.37980851    August 2010
March 2002.........      42.94496202    June 2006..........      18.94867875       and thereafter..      0.00000000

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-6 Certificates

Schedule I


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------

January 1998......      100.00000000%   May 2003..........       68.48278543%   September 2008....      38.50739444%
February 1998.....       99.63616443    June 2003.........       68.25636377    October 2008......      37.86393446
March 1998........       99.22486582    July 2003.........       68.03169867    November 2008.....      37.22137488
April 1998........       98.76619602    August 2003.......       67.80876429    December 2008.....      36.57973072
May 1998..........       98.26027704    September 2003....       67.58753491    January 2009......      35.93901620
June 1998.........       97.70726106    October 2003......       67.36798506    February 2009.....      35.29924465
July 1998.........       97.10733049    November 2003.....       67.15008937    March 2009........      34.66042846
August 1998.......       96.46069770    December 2003.....       66.93382261    April 2009........      34.02257934
September 1998....       95.76760519    January 2004......       66.71915973    May 2009..........      33.38570802
October 1998......       95.02832517    February 2004.....       66.51019942    June 2009.........      32.74982449
November 1998.....       94.24315965    March 2004........       66.30274918    July 2009.........      32.11493803
December 1998.....       93.41246706    April 2004........       66.09678464    August 2009.......      31.48105710
January 1999......       92.53660749    May 2004..........       65.89228145    September 2009....      30.84818944
February 1999.....       91.61597029    June 2004.........       65.68921545    October 2009......      30.21634203
March 1999........       90.65097336    July 2004.........       65.48756268    November 2009.....      29.58552127
April 1999........       89.64206302    August 2004.......       65.27759411    December 2009.....      28.95573269
May 1999..........       88.58971373    September 2004....       65.05002803    January 2010......      28.32698133
June 1999.........       87.49442758    October 2004......       64.80540195    February 2010.....      27.69927150
July 1999.........       86.35673387    November 2004.....       64.54423987    March 2010........      27.07260686
August 1999.......       85.17718881    December 2004.....       64.26705249    April 2010........      26.44699052
September 1999....       83.95637484    January 2005......       63.97433771    May 2010..........      25.82242490
October 1999......       82.69495603    February 2005.....       63.58681484    June 2010.........      25.19891193
November 1999.....       81.39356495    March 2005........       63.18736897    July 2010.........      24.57645288
December 1999.....       80.05291873    April 2005........       62.77640824    August 2010.......      23.95504859
January 2000......       79.75267316    May 2005..........       62.35433003    September 2010....      23.33469917
February 2000.....       79.44590153    June 2005.........       61.92152098    October 2010......      22.71540438
March 2000........       79.13296203    July 2005.........       61.47835739    November 2010.....      22.09716334
April 2000........       78.81499207    August 2005.......       61.02520542    December 2010.....      21.47997474
May 2000..........       78.49316095    September 2005....       60.56242137    January 2011......      20.86383679
June 2000.........       78.17027889    October 2005......       60.09035185    February 2011.....      20.24874717
July 2000.........       77.84935848    November 2005.....       59.60933406    March 2011........      19.63470307
August 2000.......       77.53128455    December 2005.....       59.11969606    April 2011........      19.02170135
September 2000....       77.21602480    January 2006......       58.62175694    May 2011..........      18.40973836
October 2000......       76.90354708    February 2006.....       58.05331019    June 2011.........      17.79880994
November 2000.....       76.59381959    March 2006........       57.48016216    July 2011.........      17.18891160
December 2000.....       76.28681061    April 2006........       56.90252303    August 2011.......      16.58003847
January 2001......       75.98248867    May 2006..........       56.32059671    September 2011....      15.97218528
February 2001.....       75.68082248    June 2006.........       55.73458102    October 2011......      15.36534623
March 2001........       75.38178107    July 2006.........       55.14466783    November 2011.....      14.75951527
April 2001........       75.08533352    August 2006.......       54.55104326    December 2011.....      14.15468604
May 2001..........       74.79144919    September 2006....       53.95388777    January 2012......      13.55085164
June 2001.........       74.50009763    October 2006......       53.35337640    February 2012.....      12.94800499
July 2001.........       74.21124864    November 2006.....       52.74967874    March 2012........      12.34613858
August 2001.......       73.92487207    December 2006.....       52.14295926    April 2012........      11.74524457
September 2001....       73.64093820    January 2007......       51.53337732    May 2012..........      11.14531480
October 2001......       73.35941726    February 2007.....       50.87669330    June 2012.........      10.54634090
November 2001.....       73.08027981    March 2007........       50.22037837    July 2012.........       9.94831405
December 2001.....       72.80349656    April 2007........       49.56447134    August 2012.......       9.35122518
January 2002......       72.52903839    May 2007..........       48.90900957    September 2012....       8.75506495
February 2002.....       72.25687648    June 2007.........       48.25402891    October 2012......       8.15982374
March 2002........       71.98698204    July 2007.........       47.59956377    November 2012.....       7.56549161
April 2002........       71.71932655    August 2007.......       46.94564727    December 2012.....       6.97205840
May 2002..........       71.45388164    September 2007....       46.29231111    January 2013......       6.37951368
June 2002.........       71.19061912    October 2007......       45.63958568    February 2013.....       5.78784673
July 2002.........       70.92951103    November 2007.....       44.98750021    March 2013........       5.19704661
August 2002.......       70.67052958    December 2007.....       44.33608249    April 2013........       4.60710216
September 2002....       70.41364706    January 2008......       43.68535923    May 2013..........       4.01800197
October 2002......       70.15883599    February 2008.....       43.03535592    June 2013.........       3.42973437
November 2002.....       69.90606914    March 2008........       42.38609684    July 2013.........       2.84228745
December 2002.....       69.65531938    April 2008........       41.73760519    August 2013.......       2.25564916
January 2003......       69.40655966    May 2008..........       41.08990308    September 2013....       1.66980721
February 2003.....       69.17285034    June 2008.........       40.44301150    October 2013......       1.08474906
March 2003........       68.94100248    July 2008.........       39.79695041    November 2013.....       0.50046203
April 2003........       68.71098964    August 2008.......       39.15173873    December 2013
                                                                                   and thereafter.       0.00000000


Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-6 Certificates

Schedule II


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------

January 1998......      100.00000000%   August 2003.......       30.68719892%   March 2009........      10.96547676%
February 1998.....       99.63616443    September 2003....       30.26838277    April 2009........      10.72635689
March 1998........       99.22486582    October 2003......       29.86697172    May 2009..........      10.49003130
April 1998........       98.76619602    November 2003.....       29.48264005    June 2009.........      10.25646727
May 1998..........       98.26027704    December 2003.....       29.11506721    July 2009.........      10.02563233
June 1998.........       97.70726106    January 2004......       28.76393790    August 2009.......       9.79749413
July 1998.........       97.10733049    February 2004.....       28.45825946    September 2009....       9.57202043
August 1998.......       96.46069770    March 2004........       28.16791890    October 2009......       9.34917928
September 1998....       95.76760519    April 2004........       27.89262004    November 2009.....       9.12893887
October 1998......       95.02832517    May 2004..........       27.63207158    December 2009.....       8.91126764
November 1998.....       94.24315965    June 2004.........       27.38598691    January 2010......       8.69613414
December 1998.....       93.41246706    July 2004.........       27.15408391    February 2010.....       8.48350722
January 1999......       92.53660749    August 2004.......       26.92638005    March 2010........       8.27335584
February 1999.....       91.61597029    September 2004....       26.69334438    April 2010........       8.06564920
March 1999........       90.65097336    October 2004......       26.45526936    May 2010..........       7.86035672
April 1999........       89.64206302    November 2004.....       26.21243824    June 2010.........       7.65744806
May 1999..........       88.58971373    December 2004.....       25.96512507    July 2010.........       7.45689305
June 1999.........       87.49442758    January 2005......       25.71359524    August 2010.......       7.25866174
July 1999.........       86.35673387    February 2005.....       25.42295905    September 2010....       7.06272443
August 1999.......       85.17718881    March 2005........       25.13014286    October 2010......       6.86905152
September 1999....       82.94533733    April 2005........       24.83534992    November 2010.....       6.67761383
October 1999......       80.62165562    May 2005..........       24.53877633    December 2010.....       6.48838223
November 1999.....       78.22558068    June 2005.........       24.24061106    January 2011......       6.30132793
December 1999.....       75.76003550    July 2005.........       23.94103629    February 2011.....       6.11642225
January 2000......       74.30704880    August 2005.......       23.64022757    March 2011........       5.93363686
February 2000.....       72.82262310    September 2005....       23.33835399    April 2011........       5.75294361
March 2000........       71.31011693    October 2005......       23.03557838    May 2011..........       5.57431447
April 2000........       69.77818067    November 2005.....       22.73205740    June 2011.........       5.39772183
May 2000..........       68.23553801    December 2005.....       22.42794197    July 2011.........       5.22313812
June 2000.........       66.70190434    January 2006......       22.12337715    August 2011.......       5.05053621
July 2000.........       65.19794407    February 2006.....       21.79319523    September 2011....       4.87988898
August 2000.......       63.72941667    March 2006........       21.46450680    October 2011......       4.71116967
September 2000....       62.29572329    April 2006........       21.13738365    November 2011.....       4.54435172
October 2000......       60.89627457    May 2006..........       20.81189410    December 2011.....       4.37940883
November 2000.....       59.53049027    June 2006.........       20.48810279    January 2012......       4.21631489
December 2000.....       58.19779915    July 2006.........       20.16607112    February 2012.....       4.05504401
January 2001......       56.89763900    August 2006.......       19.84585709    March 2012........       3.89557061
February 2001.....       55.62945616    September 2006....       19.52751557    April 2012........       3.73786922
March 2001........       54.39270584    October 2006......       19.21109839    May 2012..........       3.58191470
April 2001........       53.18685156    November 2006.....       18.89665436    June 2012.........       3.42768209
May 2001..........       52.01136532    December 2006.....       18.58422942    July 2012.........       3.27514668
June 2001.........       50.86572732    January 2007......       18.27386674    August 2012.......       3.12428401
July 2001.........       49.74942590    February 2007.....       17.95018595    September 2012....       2.97506977
August 2001.......       48.66195741    March 2007........       17.63019006    October 2012......       2.82747999
September 2001....       47.60282605    April 2007........       17.31384442    November 2012.....       2.68149081
October 2001......       46.57154376    May 2007..........       17.00111412    December 2012.....       2.53707867
November 2001.....       45.56763015    June 2007.........       16.69196442    January 2013......       2.39422023
December 2001.....       44.59061232    July 2007.........       16.38636037    February 2013.....       2.25289234
January 2002......       43.64002484    August 2007.......       16.08426718    March 2013........       2.11307208
February 2002.....       42.71540950    September 2007....       15.78564995    April 2013........       1.97473685
March 2002........       41.81631531    October 2007......       15.49047382    May 2013..........       1.83786410
April 2002........       40.94229836    November 2007.....       15.19870395    June 2013.........       1.70243161
May 2002..........       40.09292167    December 2007.....       14.91030561    July 2013.........       1.56841743
June 2002.........       39.26775514    January 2008......       14.62524406    August 2013.......       1.43579966
July 2002.........       38.46637543    February 2008.....       14.34348456    September 2013....       1.30455677
August 2002.......       37.68836586    March 2008........       14.06499249    October 2013......       1.17466741
September 2002....       36.93331631    April 2008........       13.78973336    November 2013.....       1.04611039
October 2002......       36.20082307    May 2008..........       13.51767269    December 2013.....       0.91886477
November 2002.....       35.49048884    June 2008.........       13.24877612    January 2014......       0.79290988
December 2002.....       34.80192246    July 2008.........       12.98300936    February 2014.....       0.66822514
January 2003......       34.13473911    August 2008.......       12.72033830    March 2014........       0.54479026
February 2003.....       33.58451523    September 2008....       12.46072883    April 2014........       0.42258517
March 2003........       33.05412839    October 2008......       12.20414714    May 2014..........       0.30158996
April 2003........       32.54321423    November 2008.....       11.95055933    June 2014.........       0.18178497
May 2003..........       32.05141428    December 2008.....       11.69993186    July 2014.........       0.06315071
June 2003.........       31.57837564    January 2009......       11.45223114    August 2014
July 2003.........       31.12375111    February 2009.....       11.20742385       and thereafter.       0.00000000

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-7A Certificates

Schedule I


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   November 2003......      69.46267815%   September 2009.....     36.27217889%
February 1998......      99.66252273    December 2003......      69.27682038    October 2009.......     35.69456232
March 1998.........      99.27899707    January 2004.......      69.09266422    November 2009......     35.11815689
April 1998.........      98.84951466    February 2004......      68.91419501    December 2009......     34.54297067
May 1998...........      98.37419282    March 2004.........      68.73733798    January 2010.......     33.96900880
June 1998..........      97.85318182    April 2004.........      68.56206965    February 2010......     33.39627713
July 1998..........      97.28665836    May 2004...........      68.38836730    March 2010.........     32.82478079
August 1998........      96.67482991    June 2004..........      68.21620968    April 2010.........     32.25452346
September 1998.....      96.01793255    July 2004..........      68.04557258    May 2010...........     31.68550880
October 1998.......      95.31623167    August 2004........      67.86699927    June 2010..........     31.11773974
November 1998......      94.57002126    September 2004.....      67.67146774    July 2010..........     30.55121994
December 1998......      93.77965029    October 2004.......      67.45950000    August 2010........     29.98595015
January 1999.......      92.94547067    November 2004......      67.23160777    September 2010.....     29.42193328
February 1999......      92.06785924    December 2004......      66.98828812    October 2010.......     28.85916935
March 1999.........      91.14722434    January 2005.......      66.73002566    November 2010......     28.29765836
April 1999.........      90.18400073    February 2005......      66.37974633    December 2010......     27.73740176
May 1999...........      89.17864956    March 2005.........      66.01803079    January 2011.......     27.17839809
June 1999..........      88.13165909    April 2005.........      65.64527566    February 2011......     26.62064736
July 1999..........      87.04354619    May 2005...........      65.26186877    March 2011.........     26.06414736
August 1999........      85.91485044    June 2005..........      64.86818695    April 2011.........     25.50889663
September 1999.....      84.74613930    July 2005..........      64.46459604    May 2011...........     24.95489370
October 1999.......      83.53805938    August 2005........      64.05145455    June 2011..........     24.40213490
November 1999......      82.29122581    September 2005.....      63.62910777    July 2011..........     23.85061730
December 1999......      81.00633578    October 2005.......      63.19789589    August 2011........     23.30033798
January 2000.......      80.73300220    November 2005......      62.75814589    September 2011.....     22.75129399
February 2000......      80.45343255    December 2005......      62.31017815    October 2011.......     22.20347947
March 2000.........      80.16797581    January 2006.......      61.85430352    November 2011......     21.65689150
April 2000.........      79.87773754    February 2006......      61.33004839    December 2011......     21.11152346
May 2000...........      79.58385557    March 2006.........      60.80138783    January 2012.......     20.56737243
June 2000..........      79.28906305    April 2006.........      60.26852859    February 2012......     20.02443109
July 2000..........      78.99628886    May 2006...........      59.73166789    March 2012.........     19.48269501
August 2000........      78.70639443    June 2006..........      59.19100073    April 2012.........     18.94215616
September 2000.....      78.41934824    July 2006..........      58.64671334    May 2012...........     18.40281012
October 2000.......      78.13512023    August 2006........      58.09898827    June 2012..........     17.86464956
November 2000......      77.85367962    September 2006.....      57.54800293    July 2012..........     17.32766642
December 2000......      77.57499707    October 2006.......      56.99392669    August 2012........     16.79185484
January 2001.......      77.29904179    November 2006......      56.43692595    September 2012.....     16.25720601
February 2001......      77.02578519    December 2006......      55.87716202    October 2012.......     15.72371334
March 2001.........      76.75519648    January 2007.......      55.31479106    November 2012......     15.19136730
April 2001.........      76.48724633    February 2007......      54.70680499    December 2012......     14.66016129
May 2001...........      76.22190689    March 2007.........      54.09935557    January 2013.......     14.13008504
June 2001..........      75.95914883    April 2007.........      53.49248094    February 2013......     13.60112977
July 2001..........      75.69894282    May 2007...........      52.88621848    March 2013.........     13.07328812
August 2001........      75.44126026    June 2007..........      52.28060484    April 2013.........     12.54654912
September 2001.....      75.18607405    July 2007..........      51.67567375    May 2013...........     12.02090396
October 2001.......      74.93335484    August 2007........      51.07145894    June 2013..........     11.49634238
November 2001......      74.68307478    September 2007.....      50.46799194    July 2013..........     10.97285484
December 2001......      74.43520674    October 2007.......      49.86530352    August 2013........     10.45043109
January 2002.......      74.18972287    November 2007......      49.26342302    September 2013.....      9.92906158
February 2002......      73.94659604    December 2007......      48.66237830    October 2013.......      9.40873460
March 2002.........      73.70579839    January 2008.......      48.06219795    November 2013......      8.88943988
April 2002.........      73.46730352    February 2008......      47.46290616    December 2013......      8.37116642
May 2002...........      73.23108431    March 2008.........      46.86452786    January 2014.......      7.85390323
June 2002..........      72.99711364    April 2008.........      46.26708724    February 2014......      7.33763930
July 2002..........      72.76536584    May 2008...........      45.67060704    March 2014.........      6.82236290
August 2002........      72.53581525    June 2008..........      45.07510777    April 2014.........      6.30806305
September 2002.....      72.30843402    July 2008..........      44.48061144    May 2014...........      5.79472654
October 2002.......      72.08319721    August 2008........      43.88713636    June 2014..........      5.28234311
November 2002......      71.86007845    September 2008.....      43.29470161    July 2014..........      4.77090029
December 2002......      71.63905279    October 2008.......      42.70332478    August 2014........      4.26038563
January 2003.......      71.42009457    November 2008......      42.11302273    September 2014.....      3.75019135
February 2003......      71.21590176    December 2008......      41.52381158    October 2014.......      3.22843109
March 2003.........      71.01365249    January 2009.......      40.93570528    November 2014......      2.70788636
April 2003.........      70.81332185    February 2009......      40.34871848    December 2014......      2.18853666
May 2003...........      70.61488563    March 2009.........      39.76286510    January 2015.......      1.67036217
June 2003..........      70.41831965    April 2009.........      39.17815689    February 2015......      1.15334164
July 2003..........      70.22359751    May 2009...........      38.59460557    March 2015.........      0.63745528
August 2003........      70.03069721    June 2009..........      38.01222214    April 2015.........      0.12268255
September 2003.....      69.83959311    July 2009..........      37.43101686    May 2015
October 2003.......      69.65026100    August 2009........      36.85100000       and thereafter..      0.00000000

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-7A Certificates

Schedule II



                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   November 2002......      38.13604545%   September 2007.....     16.18575073%
February 1998......      99.66252273    December 2002......      37.49533578    October 2007.......     15.81654765
March 1998.........      99.27899707    January 2003.......      36.87208871    November 2007......     15.45068622
April 1998.........      98.84951466    February 2003......      36.34533871    December 2007......     15.08813930
May 1998...........      98.37419282    March 2003.........      35.83486217    January 2008.......     14.72887830
June 1998..........      97.85318182    April 2003.........      35.34038196    February 2008......     14.37287317
July 1998..........      97.28665836    May 2003...........      34.86162683    March 2008.........     14.02009604
August 1998........      96.67482991    June 2003..........      34.39832771    April 2008.........     13.67051760
September 1998.....      96.01793255    July 2003..........      33.95022141    May 2008...........     13.32410850
October 1998.......      95.31623167    August 2003........      33.51704692    June 2008..........     12.98083871
November 1998......      94.57002126    September 2003.....      33.09854765    July 2008..........     12.64067962
December 1998......      93.77965029    October 2003.......      32.69447067    August 2008........     12.30360191
January 1999.......      92.94547067    November 2003......      32.30456598    September 2008.....     11.96957478
February 1999......      92.06785924    December 2003......      31.92858871    October 2008.......     11.63856965
March 1999.........      91.06164076    January 2004.......      31.56629619    November 2008......     11.31055645
April 1999.........      89.40516496    February 2004......      31.24181452    December 2008......     10.98550513
May 1999...........      87.67061290    March 2004.........      30.93016129    January 2009.......     10.66338563
June 1999..........      85.85972434    April 2004.........      30.63110850    February 2009......     10.34416862
July 1999..........      83.97433944    May 2004...........      30.34443035    March 2009.........     10.02782405
August 1999........      82.01639296    June 2004..........      30.06990469    April 2009.........      9.71432258
September 1999.....      79.98791129    July 2004..........      29.80731232    May 2009...........      9.40363270
October 1999.......      77.89111584    August 2004........      29.54700220    June 2009..........      9.09572654
November 1999......      75.72820381    September 2004.....      29.27976173    July 2009..........      8.79057258
December 1999......      73.50156598    October 2004.......      29.00592669    August 2009........      8.48814223
January 2000.......      72.26264223    November 2004......      28.72582331    September 2009.....      8.18840469
February 2000......      70.99592009    December 2004......      28.43976686    October 2009.......      7.89133065
March 2000.........      69.70408871    January 2005.......      28.14806305    November 2009......      7.59689076
April 2000.........      68.39426833    February 2005......      27.80978152    December 2009......      7.30505425
May 2000...........      67.07366422    March 2005.........      27.46815982    January 2010.......      7.01579252
June 2000..........      65.75870821    April 2005.........      27.12343475    February 2010......      6.72907625
July 2000..........      64.46668915    May 2005...........      26.77583651    March 2010.........      6.44487537
August 2000........      63.20248094    June 2005..........      26.42558871    April 2010.........      6.16315982
September 2000.....      61.96565029    July 2005..........      26.07290616    May 2010...........      5.88390176
October 2000.......      60.75577126    August 2005........      25.71799487    June 2010..........      5.60707111
November 2000......      59.57242302    September 2005.....      25.36105718    July 2010..........      5.33263930
December 2000......      58.41519208    October 2005.......      25.00228519    August 2010........      5.06057625
January 2001.......      57.28366789    November 2005......      24.64186584    September 2010.....      4.79085411
February 2001......      56.17744868    December 2005......      24.27997874    October 2010.......      4.52344355
March 2001.........      55.09613783    January 2006.......      23.91679765    November 2010......      4.25831598
April 2001.........      54.03934238    February 2006......      23.52235704    December 2010......      3.99544282
May 2001...........      53.00667669    March 2006.........      23.12884091    January 2011.......      3.73479545
June 2001..........      51.99776100    April 2006.........      22.73634238    February 2011......      3.47634604
July 2001..........      51.01221921    May 2006...........      22.34495088    March 2011.........      3.22006598
August 2001........      50.04968109    June 2006..........      21.95475147    April 2011.........      2.96592669
September 2001.....      49.10978299    July 2006..........      21.56582405    May 2011...........      2.71390103
October 2001.......      48.19216569    August 2006........      21.17824633    June 2011..........      2.46396114
November 2001......      47.29647361    September 2006.....      20.79209238    July 2011..........      2.21607845
December 2001......      46.42235777    October 2006.......      20.40743182    August 2011........      1.97022654
January 2002.......      45.56947434    November 2006......      20.02433065    September 2011.....      1.72637683
February 2002......      44.73748314    December 2006......      19.64285264    October 2011.......      1.48450293
March 2002.........      43.92605059    January 2007.......      19.26305718    November 2011......      1.24457771
April 2002.........      43.13484531    February 2007......      18.86611510    December 2011......      1.00657331
May 2002...........      42.36354252    March 2007.........      18.47273460    January 2012.......      0.77046408
June 2002..........      41.61182185    April 2007.........      18.08289003    February 2012......      0.53622287
July 2002..........      40.87936730    May 2007...........      17.69655352    March 2012.........      0.30382331
August 2002........      40.16586804    June 2007..........      17.31369941    April 2012.........      0.07323827
September 2002.....      39.47101540    July 2007..........      16.93429912    May 2012
October 2002.......      38.79450733    August 2007........      16.55832551       and thereafter..      0.00000000

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-7B Certificates

Schedule I



                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   June 2003..........      68.25636388%   October 2008.......     37.86393454%
February 1998......      99.63616448    July 2003..........      68.03169856    November 2008......     37.22137496
March 1998.........      99.22486573    August 2003........      67.80876435    December 2008......     36.57973078
April 1998.........      98.76619604    September 2003.....      67.58753508    January 2009.......     35.93901611
May 1998...........      98.26027694    October 2003.......      67.36798523    February 2009......     35.29924471
June 1998..........      97.70726116    November 2003......      67.15008929    March 2009.........     34.66042833
July 1998..........      97.10733065    December 2003......      66.93382276    April 2009.........     34.02257939
August 1998........      96.46069755    January 2004.......      66.71915979    May 2009...........     33.38570796
September 1998.....      95.76760524    February 2004......      66.51019940    June 2009..........     32.74982444
October 1998.......      95.02832528    March 2004.........      66.30274924    July 2009..........     32.11493790
November 1998......      94.24315979    April 2004.........      66.09678449    August 2009........     31.48105707
December 1998......      93.41246694    May 2004...........      65.89228130    September 2009.....     30.84818933
January 1999.......      92.53660759    June 2004..........      65.68921551    October 2009.......     30.21634206
February 1999......      91.61597046    July 2004..........      65.48756260    November 2009......     29.58552132
March 1999.........      90.65097348    August 2004........      65.27759416    December 2009......     28.95573280
April 1999.........      89.64206311    September 2004.....      65.05002786    January 2010.......     28.32698120
May 1999...........      88.58971366    October 2004.......      64.80540181    February 2010......     27.69927157
June 1999..........      87.49442766    November 2004......      64.54424001    March 2010.........     27.07260692
July 1999..........      86.35673380    December 2004......      64.26705237    April 2010.........     26.44699060
August 1999........      85.17718865    January 2005.......      63.97433770    May 2010...........     25.82242497
September 1999.....      83.95637496    February 2005......      63.58681470    June 2010..........     25.19891205
October 1999.......      82.69495603    March 2005.........      63.18736892    July 2010..........     24.57645284
November 1999......      81.39356495    April 2005.........      62.77640819    August 2010........     23.95504867
December 1999......      80.05291876    May 2005...........      62.35432998    September 2010.....     23.33469923
January 2000.......      79.75267304    June 2005..........      61.92152098    October 2010.......     22.71540450
February 2000......      79.44590164    July 2005..........      61.47835750    November 2010......     22.09716348
March 2000.........      79.13296207    August 2005........      61.02520544    December 2010......     21.47997482
April 2000.........      78.81499194    September 2005.....      60.56242128    January 2011.......     20.86383686
May 2000...........      78.49316079    October 2005.......      60.09035180    February 2011......     20.24874723
June 2000..........      78.17027895    November 2005......      59.60933400    March 2011.........     19.63470292
July 2000..........      77.84935851    December 2005......      59.11969621    April 2011.........     19.02170124
August 2000........      77.53128466    January 2006.......      58.62175697    May 2011...........     18.40973850
September 2000.....      77.21602484    February 2006......      58.05331017    June 2011..........     17.79881000
October 2000.......      76.90354716    March 2006.........      57.48016213    July 2011..........     17.18891172
November 2000......      76.59381974    April 2006.........      56.90252299    August 2011........     16.58003860
December 2000......      76.28681067    May 2006...........      56.32059684    September 2011.....     15.97218530
January 2001.......      75.98248875    June 2006..........      55.73458107    October 2011.......     15.36534609
February 2001......      75.68082242    July 2006..........      55.14466767    November 2011......     14.75951527
March 2001.........      75.38178113    August 2006........      54.55104330    December 2011......     14.15468614
April 2001.........      75.08533333    September 2006.....      53.95388788    January 2012.......     13.55085163
May 2001...........      74.79144914    October 2006.......      53.35337630    February 2012......     12.94800504
June 2001..........      74.50009768    November 2006......      52.74967875    March 2012.........     12.34613864
July 2001..........      74.21124874    December 2006......      52.14295938    April 2012.........     11.74524471
August 2001........      73.92487210    January 2007.......      51.53337731    May 2012...........     11.14531487
September 2001.....      73.64093823    February 2007......      50.87669319    June 2012..........     10.54634105
October 2001.......      73.35941725    March 2007.........      50.22037831    July 2012..........      9.94831420
November 2001......      73.08027996    April 2007.........      49.56447130    August 2012........      9.35122524
December 2001......      72.80349648    May 2007...........      48.90900973    September 2012.....      8.75506479
January 2002.......      72.52903827    June 2007..........      48.25402887    October 2012.......      8.15982377
February 2002......      72.25687647    July 2007..........      47.59956361    November 2012......      7.56549144
March 2002.........      71.98698187    August 2007........      46.94564720    December 2012......      6.97205841
April 2002.........      71.71932662    September 2007.....      46.29231118    January 2013.......      6.37951360
May 2002...........      71.45388150    October 2007.......      45.63958577    February 2013......      5.78784659
June 2002..........      71.19061900    November 2007......      44.98750017    March 2013.........      5.19704666
July 2002..........      70.92951091    December 2007......      44.33608258    April 2013.........      4.60710205
August 2002........      70.67052971    January 2008.......      43.68535918    May 2013...........      4.01800201
September 2002.....      70.41364720    February 2008......      43.03535582    June 2013..........      3.42973447
October 2002.......      70.15883585    March 2008.........      42.38609668    July 2013..........      2.84228734
November 2002......      69.90606915    April 2008.........      41.73760524    August 2013........      2.25564921
December 2002......      69.65531923    May 2008...........      41.08990299    September 2013.....      1.66980732
January 2003.......      69.40655958    June 2008..........      40.44301141    October 2013.......      1.08474891
February 2003......      69.17285029    July 2008..........      39.79695032    November 2013......      0.50046190
March 2003.........      68.94100235    August 2008........      39.15173884    December 2013
April 2003.........      68.71098959    September 2008.....      38.50739443       and thereafter..      0.00000000
May 2003...........      68.48278550

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-7B Certificates

Schedule II



                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   August 2003........      30.68719906%   March 2009.........     10.96547667%
February 1998......      99.63616448    September 2003.....      30.26838268    April 2009.........     10.72635683
March 1998.........      99.22486573    October 2003.......      29.86697180    May 2009...........     10.49003122
April 1998.........      98.76619604    November 2003......      29.48264015    June 2009..........     10.25646727
May 1998...........      98.26027694    December 2003......      29.11506714    July 2009..........     10.02563243
June 1998..........      97.70726116    January 2004.......      28.76393790    August 2009........      9.79749413
July 1998..........      97.10733065    February 2004......      28.45825948    September 2009.....      9.57202048
August 1998........      96.46069755    March 2004.........      28.16791876    October 2009.......      9.34917925
September 1998.....      95.76760524    April 2004.........      27.89262001    November 2009......      9.12893891
October 1998.......      95.02832528    May 2004...........      27.63207150    December 2009......      8.91126754
November 1998......      94.24315979    June 2004..........      27.38598691    January 2010.......      8.69613427
December 1998......      93.41246694    July 2004..........      27.15408392    February 2010......      8.48350722
January 1999.......      92.53660759    August 2004........      26.92637999    March 2010.........      8.27335582
February 1999......      91.61597046    September 2004.....      26.69334441    April 2010.........      8.06564921
March 1999.........      90.65097348    October 2004.......      26.45526922    May 2010...........      7.86035683
April 1999.........      89.64206311    November 2004......      26.21243807    June 2010..........      7.65744814
May 1999...........      88.58971366    December 2004......      25.96512521    July 2010..........      7.45689292
June 1999..........      87.49442766    January 2005.......      25.71359517    August 2010........      7.25866163
July 1999..........      86.35673380    February 2005......      25.42295905    September 2010.....      7.06272440
August 1999........      85.17718865    March 2005.........      25.13014300    October 2010.......      6.86905170
September 1999.....      82.94533736    April 2005.........      24.83534978    November 2010......      6.67761396
October 1999.......      80.62165559    May 2005...........      24.53877644    December 2010......      6.48838234
November 1999......      78.22558073    June 2005..........      24.24061094    January 2011.......      6.30132796
December 1999......      75.76003558    July 2005..........      23.94103625    February 2011......      6.11642229
January 2000.......      74.30704867    August 2005........      23.64022759    March 2011.........      5.93363679
February 2000......      72.82262303    September 2005.....      23.33835415    April 2011.........      5.75294361
March 2000.........      71.31011682    October 2005.......      23.03557838    May 2011...........      5.57431454
April 2000.........      69.77818060    November 2005......      22.73205740    June 2011..........      5.39772172
May 2000...........      68.23553810    December 2005......      22.42794193    July 2011..........      5.22313830
June 2000..........      66.70190433    January 2006.......      22.12337731    August 2011........      5.05053609
July 2000..........      65.19794394    February 2006......      21.79319537    September 2011.....      4.87988889
August 2000........      63.72941658    March 2006.........      21.46450688    October 2011.......      4.71116952
September 2000.....      62.29572340    April 2006.........      21.13738369    November 2011......      4.54435180
October 2000.......      60.89627459    May 2006...........      20.81189392    December 2011......      4.37940886
November 2000......      59.53049043    June 2006..........      20.48810272    January 2012.......      4.21631487
December 2000......      58.19779926    July 2006..........      20.16607116    February 2012......      4.05504397
January 2001.......      56.89763914    August 2006........      19.84585700    March 2012.........      3.89557066
February 2001......      55.62945619    September 2006.....      19.52751561    April 2012.........      3.73786908
March 2001.........      54.39270594    October 2006.......      19.21109836    May 2012...........      3.58191474
April 2001.........      53.18685163    November 2006......      18.89665425    June 2012..........      3.42768211
May 2001...........      52.01136522    December 2006......      18.58422927    July 2012..........      3.27514669
June 2001..........      50.86572743    January 2007.......      18.27386673    August 2012........      3.12428399
July 2001..........      49.74942598    February 2007......      17.95018597    September 2012.....      2.97506982
August 2001........      48.66195737    March 2007.........      17.63019000    October 2012.......      2.82748003
September 2001.....      47.60282612    April 2007.........      17.31384458    November 2012......      2.68149077
October 2001.......      46.57154381    May 2007...........      17.00111413    December 2012......      2.53707855
November 2001......      45.56763008    June 2007..........      16.69196442    January 2013.......      2.39422021
December 2001......      44.59061229    July 2007..........      16.38636052    February 2013......      2.25289225
January 2002.......      43.64002484    August 2007........      16.08426720    March 2013.........      2.11307217
February 2002......      42.71540953    September 2007.....      15.78564988    April 2013.........      1.97473682
March 2002.........      41.81631521    October 2007.......      15.49047365    May 2013...........      1.83786405
April 2002.........      40.94229842    November 2007......      15.19870393    June 2013..........      1.70243169
May 2002...........      40.09292179    December 2007......      14.91030547    July 2013..........      1.56841725
June 2002..........      39.26775529    January 2008.......      14.62524404    August 2013........      1.43579960
July 2002..........      38.46637529    February 2008......      14.34348439    September 2013.....      1.30455690
August 2002........      37.68836589    March 2008.........      14.06499261    October 2013.......      1.17466734
September 2002.....      36.93331621    April 2008.........      13.78973347    November 2013......      1.04611044
October 2002.......      36.20082309    May 2008...........      13.51767271    December 2013......      0.91886472
November 2002......      35.49048875    June 2008..........      13.24877610    January 2014.......      0.79290970
December 2002......      34.80192246    July 2008..........      12.98300940    February 2014......      0.66822524
January 2003.......      34.13473917    August 2008........      12.72033837    March 2014.........      0.54479020
February 2003......      33.58451527    September 2008.....      12.46072877    April 2014.........      0.42258510
March 2003.........      33.05412823    October 2008.......      12.20414703    May 2014...........      0.30159013
April 2003.........      32.54321417    November 2008......      11.95055925    June 2014..........      0.18178483
May 2003...........      32.05141423    December 2008......      11.69993186    July 2014..........      0.06315072
June 2003..........      31.57837563    January 2009.......      11.45223129    August 2014
July 2003..........      31.12375126    February 2009......      11.20742397       and thereafter..      0.00000000

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-8 Certificates

Schedule I

                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   November 2003......      69.46267834%   September 2009.....     36.27217867%
February 1998......      99.66252239    December 2003......      69.27682052    October 2009.......     35.69456204
March 1998.........      99.27899729    January 2004.......      69.09266427    November 2009......     35.11815713
April 1998.........      98.84951447    February 2004......      68.91419494    December 2009......     34.54297083
May 1998...........      98.37419318    March 2004.........      68.73733771    January 2010.......     33.96900909
June 1998..........      97.85318182    April 2004.........      68.56206948    February 2010......     33.39627746
July 1998..........      97.28665834    May 2004...........      68.38836768    March 2010.........     32.82478073
August 1998........      96.67482983    June 2004..........      68.21620945    April 2010.........     32.25452327
September 1998.....      96.01793243    July 2004..........      68.04557252    May 2010...........     31.68550861
October 1998.......      95.31623159    August 2004........      67.86699941    June 2010..........     31.11773998
November 1998......      94.57002133    September 2004.....      67.67146750    July 2010..........     30.55121993
December 1998......      93.77965064    October 2004.......      67.45950033    August 2010........     29.98595046
January 1999.......      92.94547036    November 2004......      67.23160806    September 2010.....     29.42193316
February 1999......      92.06785936    December 2004......      66.98828816    October 2010.......     28.85916900
March 1999.........      91.14722470    January 2005.......      66.73002550    November 2010......     28.29765856
April 1999.........      90.18400081    February 2005......      66.37974657    December 2010......     27.73740183
May 1999...........      89.17864947    March 2005.........      66.01803078    January 2011.......     27.17839839
June 1999..........      88.13165944    April 2005.........      65.64527585    February 2011......     26.62064742
July 1999..........      87.04354599    May 2005...........      65.26186889    March 2011.........     26.06414745
August 1999........      85.91485027    June 2005..........      64.86818681    April 2011.........     25.50889689
September 1999.....      84.74613925    July 2005..........      64.46459634    May 2011...........     24.95489344
October 1999.......      83.53805914    August 2005........      64.05145438    June 2011..........     24.40213463
November 1999......      82.29122543    September 2005.....      63.62910810    July 2011..........     23.85061737
December 1999......      81.00633609    October 2005.......      63.19789557    August 2011........     23.30033829
January 2000.......      80.73300242    November 2005......      62.75814555    September 2011.....     22.75129373
February 2000......      80.45343261    December 2005......      62.31017779    October 2011.......     22.20347952
March 2000.........      80.16797545    January 2006.......      61.85430355    November 2011......     21.65689117
April 2000.........      79.87773734    February 2006......      61.33004830    December 2011......     21.11152378
May 2000...........      79.58385570    March 2006.........      60.80138805    January 2012.......     20.56737230
June 2000..........      79.28906310    April 2006.........      60.26852825    February 2012......     20.02443122
July 2000..........      78.99628904    May 2006...........      59.73166794    March 2012.........     19.48269469
August 2000........      78.70639428    June 2006..........      59.19100051    April 2012.........     18.94215654
September 2000.....      78.41934819    July 2006..........      58.64671345    May 2012...........     18.40281033
October 2000.......      78.13512019    August 2006........      58.09898864    June 2012..........     17.86464940
November 2000......      77.85367981    September 2006.....      57.54800257    July 2012..........     17.32766669
December 2000......      77.57499707    October 2006.......      56.99392642    August 2012........     16.79185482
January 2001.......      77.29904199    November 2006......      56.43692598    September 2012.....     16.25720638
February 2001......      77.02578483    December 2006......      55.87716226    October 2012.......     15.72371330
March 2001.........      76.75519619    January 2007.......      55.31479121    November 2012......     15.19136768
April 2001.........      76.48724661    February 2007......      54.70680520    December 2012......     14.66016101
May 2001...........      76.22190707    March 2007.........      54.09935551    January 2013.......     14.13008479
June 2001..........      75.95914863    April 2007.........      53.49248091    February 2013......     13.60113008
July 2001..........      75.69894254    May 2007...........      52.88621869    March 2013.........     13.07328794
August 2001........      75.44126039    June 2007..........      52.28060476    April 2013.........     12.54654899
September 2001.....      75.18607373    July 2007..........      51.67567365    May 2013...........     12.02090370
October 2001.......      74.93335449    August 2007........      51.07145870    June 2013..........     11.49634232
November 2001......      74.68307475    September 2007.....      50.46799165    July 2013..........     10.97285497
December 2001......      74.43520674    October 2007.......      49.86530326    August 2013........     10.45043144
January 2002.......      74.18972283    November 2007......      49.26342287    September 2013.....      9.92906149
February 2002......      73.94659575    December 2007......      48.66237867    October 2013.......      9.40873448
March 2002.........      73.70579817    January 2008.......      48.06219765    November 2013......      8.88943972
April 2002.........      73.46730319    February 2008......      47.46290583    December 2013......      8.37116643
May 2002...........      73.23108399    March 2008.........      46.86452781    January 2014.......      7.85390333
June 2002..........      72.99711374    April 2008.........      46.26708728    February 2014......      7.33763936
July 2002..........      72.76536621    May 2008...........      45.67060682    March 2014.........      6.82236299
August 2002........      72.53581495    June 2008..........      45.07510795    April 2014.........      6.30806273
September 2002.....      72.30843386    July 2008..........      44.48061129    May 2014...........      5.79472679
October 2002.......      72.08319692    August 2008........      43.88713631    June 2014..........      5.28234328
November 2002......      71.86007856    September 2008.....      43.29470165    July 2014..........      4.77090018
December 2002......      71.63905299    October 2008.......      42.70332495    August 2014........      4.26038542
January 2003.......      71.42009483    November 2008......      42.11302287    September 2014.....      3.75019121
February 2003......      71.21590165    December 2008......      41.52381136    October 2014.......      3.22843085
March 2003.........      71.01365240    January 2009.......      40.93570524    November 2014......      2.70788626
April 2003.........      70.81332210    February 2009......      40.34871872    December 2014......      2.18853690
May 2003...........      70.61488597    March 2009.........      39.76286508    January 2015.......      1.67036218
June 2003..........      70.41831938    April 2009.........      39.17815676    February 2015......      1.15334181
July 2003..........      70.22359780    May 2009...........      38.59460557    March 2015.........      0.63745540
August 2003........      70.03069703    June 2009..........      38.01222228    April 2015.........      0.12268252
September 2003.....      69.83959282    July 2009..........      37.43101722    May 2015
October 2003.......      69.65026119    August 2009........      36.85099978       and thereafter..      0.00000000

Scheduled Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balance

Class 1-A-8 Certificates

Schedule II


                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   November 2002......      38.13604558%   September 2007.....     16.18575104%
February 1998......      99.66252239    December 2002......      37.49533602    October 2007.......     15.81654745
March 1998.........      99.27899729    January 2003.......      36.87208860    November 2007......     15.45068641
April 1998.........      98.84951447    February 2003......      36.34533895    December 2007......     15.08813947
May 1998...........      98.37419318    March 2003.........      35.83486207    January 2008.......     14.72887805
June 1998..........      97.85318182    April 2003.........      35.34038197    February 2008......     14.37287321
July 1998..........      97.28665834    May 2003...........      34.86162660    March 2008.........     14.02009608
August 1998........      96.67482983    June 2003..........      34.39832796    April 2008.........     13.67051748
September 1998.....      96.01793243    July 2003..........      33.95022162    May 2008...........     13.32410817
October 1998.......      95.31623159    August 2003........      33.51704712    June 2008..........     12.98083877
November 1998......      94.57002133    September 2003.....      33.09854789    July 2008..........     12.64067981
December 1998......      93.77965064    October 2003.......      32.69447072    August 2008........     12.30360176
January 1999.......      92.94547036    November 2003......      32.30456629    September 2008.....     11.96957501
February 1999......      92.06785936    December 2003......      31.92858879    October 2008.......     11.63856981
March 1999.........      91.06164097    January 2004.......      31.56629586    November 2008......     11.31055639
April 1999.........      89.40516519    February 2004......      31.24181429    December 2008......     10.98550502
May 1999...........      87.67061261    March 2004.........      30.93016152    January 2009.......     10.66338578
June 1999..........      85.85972422    April 2004.........      30.63110876    February 2009......     10.34416885
July 1999..........      83.97433947    May 2004...........      30.34443049    March 2009.........     10.02782433
August 1999........      82.01639289    June 2004..........      30.06990465    April 2009.........      9.71432232
September 1999.....      79.98791110    July 2004..........      29.80731213    May 2009...........      9.40363291
October 1999.......      77.89111616    August 2004........      29.54700213    June 2009..........      9.09572635
November 1999......      75.72820403    September 2004.....      29.27976174    July 2009..........      8.79057259
December 1999......      73.50156614    October 2004.......      29.00592686    August 2009........      8.48814196
January 2000.......      72.26264214    November 2004......      28.72582323    September 2009.....      8.18840447
February 2000......      70.99592012    December 2004......      28.43976658    October 2009.......      7.89133060
March 2000.........      69.70408838    January 2005.......      28.14806295    November 2009......      7.59689036
April 2000.........      68.39426823    February 2005......      27.80978190    December 2009......      7.30505431
May 2000...........      67.07366413    March 2005.........      27.46815962    January 2010.......      7.01579274
June 2000..........      65.75870802    April 2005.........      27.12343452    February 2010......      6.72907615
July 2000..........      64.46668912    May 2005...........      26.77583679    March 2010.........      6.44487505
August 2000........      63.20248076    June 2005..........      26.42558893    April 2010.........      6.16316006
September 2000.....      61.96565035    July 2005..........      26.07290590    May 2010...........      5.88390187
October 2000.......      60.75577134    August 2005........      25.71799516    June 2010..........      5.60707123
November 2000......      59.57242331    September 2005.....      25.36105709    July 2010..........      5.33263906
December 2000......      58.41519179    October 2005.......      25.00228501    August 2010........      5.06057640
January 2001.......      57.28366794    November 2005......      24.64186552    September 2010.....      4.79085416
February 2001......      56.17744888    December 2005......      24.27997853    October 2010.......      4.52344368
March 2001.........      55.09613749    January 2006.......      23.91679773    November 2010......      4.25831616
April 2001.........      54.03934218    February 2006......      23.52235698    December 2010......      3.99544302
May 2001...........      53.00667673    March 2006.........      23.12884097    January 2011.......      3.73479582
June 2001..........      51.99776072    April 2006.........      22.73634269    February 2011......      3.47634621
July 2001..........      51.01221883    May 2006...........      22.34495119    March 2011.........      3.22006596
August 2001........      50.04968128    June 2006..........      21.95475126    April 2011.........      2.96592693
September 2001.....      49.10978336    July 2006..........      21.56582404    May 2011...........      2.71390121
October 2001.......      48.19216556    August 2006........      21.17824661    June 2011..........      2.46396094
November 2001......      47.29647358    September 2006.....      20.79209249    July 2011..........      2.21607849
December 2001......      46.42235793    October 2006.......      20.40743173    August 2011........      1.97022624
January 2002.......      45.56947446    November 2006......      20.02433074    September 2011.....      1.72637677
February 2002......      44.73748340    December 2006......      19.64285269    October 2011.......      1.48450289
March 2002.........      43.92605027    January 2007.......      19.26305753    November 2011......      1.24457743
April 2002.........      43.13484500    February 2007......      18.86611528    December 2011......      1.00657347
May 2002...........      42.36354247    March 2007.........      18.47273492    January 2012.......      0.77046413
June 2002..........      41.61182199    April 2007.........      18.08289007    February 2012......      0.53622279
July 2002..........      40.87936761    May 2007...........      17.69655383    March 2012.........      0.30382294
August 2002........      40.16586764    June 2007..........      17.31369923    April 2012.........      0.07323826
September 2002.....      39.47101517    July 2007..........      16.93429901    May 2012
October 2002.......      38.79450729    August 2007........      16.55832561       and thereafter..      0.00000000


Scheduled Component Principal Balances
as Percentages of Initial Component Principal Balance

Class 1-A-9A Component



                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   July 1998..........      80.06246598%   January 1999.......     35.25731197%
February 1998......      98.45580301    August 1998........      74.27760364    February 1999......     25.51650105
March 1998.........      96.19687263    September 1998.....      67.80610285    March 1999.........     15.16310601
April 1998.........      93.22467906    October 1998.......      60.65713528    April 1999.........      4.21360443
May 1998...........      89.54197336    November 1998......      52.84113766    May 1999
June 1998..........      85.15279351    December 1998......      44.37022969    and thereafter.....      0.00000000


Class 1-A-9B Component



                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   September 1998.....      78.38246986%   April 1999.........     34.37749281%
February 1998......      99.06428493    October 1998.......      73.45916781    May 1999...........     26.38400240
March 1998.........      97.61918425    November 1998......      68.06402877    June 1999..........     18.00479692
April 1998.........      95.66572911    December 1998......      62.20672466    July 1999..........      9.25578904
May 1998...........      93.20599418    January 1999.......      55.89760274    August 1999........      0.15371849
June 1998..........      90.24310274    February 1999......      49.14799829    September 1999
July 1998..........      86.78122774    March 1999.........      41.97021267    and thereafter.....      0.00000000
August 1998........      82.82559349


Class 1-A-9C Component



                       Percentage of                           Percentage of                           Percentage of
                      Initial Class A                         Initial Class A                         Initial Class A
                  Subclass Principal                             Subclass                                 Subclass
Distribution Date        Balance        Distribution Date    Principal Balance  Distribution Date    Principal Balance
-----------------        -------        -----------------    -----------------  -----------------    -----------------
January 1998.......     100.00000000%   July 1998..........    75.81809500%     December 1998......     33.15260250%
February 1998......      98.07130750    August 1998........    68.88023000      January 1999.......     22.29654250
March 1998.........      95.29805750    September 1998.....    61.13245000      February 1999......     10.70405625
April 1998.........      91.68196625    October 1998.......    52.58620625      March 1999
May 1998...........      87.22636375    November 1998......    43.25454375      and thereafter.....      0.00000000
June 1998..........      81.93621125

     (d) (i) For purposes of determining whether the Subclasses of Class B Certificates of any Group are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) (i) if the Current Class 1-M Fractional Interest is less than the Original Class 1-M Fractional Interest and the Class 1-M Principal Balance is greater than zero, the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates shall not be eligible to receive distributions of principal; or

          (ii) if the Current Class 2-M Fractional Interest is less than the Original Class 2-M Fractional Interest and the Class 2-M Principal Balance is greater than zero, the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates shall not be eligible to receive distributions of principal; or

          (B) (i) if the Current Class 1-B-1 Fractional Interest is less than the Original Class 1-B-1 Fractional Interest and the Class 1-B-1 Principal Balance is greater than zero, the Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates shall not be eligible to receive distributions of principal; or

          (ii) if the Current Class 2-B-1 Fractional Interest is less than the Original Class 2-B-1 Fractional Interest and the Class 2-B-1 Principal Balance is greater than zero, the Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates shall not be eligible to receive distributions of principal; or

          (C) (i) if the Current Class 1-B-2 Fractional Interest is less than the Original Class 1-B-2 Fractional Interest and the Class 1-B-2 Principal Balance is greater than zero, the Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates shall not be eligible to receive distributions of principal; or

          (ii) if the Current Class 2-B-2 Fractional Interest is less than the Original Class 2-B-2 Fractional Interest and the Class 2-B-2 Principal Balance is greater than zero, the Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates shall not be eligible to receive distributions of principal; or

          (D) (i) if the Current Class 1-B-3 Fractional Interest is less than the Original Class 1-B-3 Fractional Interest and the Class 1-B-3 Principal Balance is greater than zero, the Class 1-B-4 and Class 1-B-5 Certificates shall not be eligible to receive distributions of principal; or

          (ii) if the Current Class 2-B-3 Fractional Interest is less than the Original Class 2-B-3 Fractional Interest and the Class 2-B-3 Principal Balance is greater than zero, the Class 2-B-4 and Class 2-B-5 Certificates shall not be eligible to receive distributions of principal; or

          (E) (i) if the Current Class 1-B-4 Fractional Interest is less than the Original Class 1-B-4 Fractional Interest and the Class 1-B-4 Principal Balance is greater than zero, the Class 1-B-5 Certificates shall not be eligible to receive distributions of principal.

          (ii) if the Current Class 2-B-4 Fractional Interest is less than the Original Class 2-B-4 Fractional Interest and the Class 2-B-4 Principal Balance is greater than zero, the Class 2-B-5 Certificates shall not be eligible to receive distributions of principal.

     (ii)  Notwithstanding  the  foregoing,  if on  any  Distribution  Date  the aggregate  distributions  to  Holders  of the Class M  Certificates  and/or  the
Subclasses of Class B Certificates within a Group of Certificates entitled to receive distributions of principal would reduce the Class M Principal Balance and/or the Class B Subclass Principal Balances of the Subclasses of Class B Certificates within such Group of Certificates entitled to receive distributions of principal below zero, first the Class 1-M Prepayment Percentage or Class 2-M Prepayment Percentage, as applicable, and/or the Class 1-B Subclass Prepayment Percentage or Class 2-B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class 1-M Percentage or Class 2-M Percentage, as applicable, and/or the Class 1-B Subclass Percentage or Class 2-B Subclass Percentage, as applicable, of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring such Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class 1-B Subclass Prepayment Percentages and Class 2-B Subclass Prepayment Percentages and the Class 1-B Subclass Percentages and Class 2-B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the Group 1 Subordinated Prepayment Percentage or Group 2 Subordinated Prepayment Percentage, as applicable, and Group 1 Subordinated Percentage or Group 2 Subordinated Percentage, as applicable in such computations the difference between (A) the Group 1 Subordinated Prepayment Percentage and Group 2 Subordinated Prepayment Percentage or Group 1 Subordinated Percentage and Group 2 Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balances of the affected Class B Subclasses to zero; provided, however, that if the Class B Subclass Principal Balances of all the Class B Subclasses of a Group eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation within such Group which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group 1 Subordinated Prepayment Percentage or Group 2 Subordinated Prepayment Percentage, as applicable, for such Distribution Date minus the sum of the Class 1-M Prepayment Percentage or Class 2-M Prepayment Percentage, as applicable, and the Class 1-B Subclass Prepayment Percentages or Class 2-B Subclass Prepayment Percentages, as applicable, of the Class B Subclasses having lower numerical Subclass designations within such Group, if any, and the remainder of the Group 1 Subordinated Percentage or Group 2 Subordinated Percentage, as applicable, for such Distribution Date minus the sum of the Class 1-M Percentage or Class 2-M Percentage, as applicable, and the Class 1-B Subclass Percentages or Class 2-B Subclass Percentages, as applicable, of the Class B Subclasses having lower numerical Subclass designations within such Group of Certificates, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class 1-B Subclass Percentage, Class 2-B Subclass Percentage or Class 1-B Subclass Prepayment Percentage or Class 2-B Subclass Prepayment Percentage.

     (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class 1-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class 1-A Subclass Distribution Amount with respect to the Class 1-A-LR Certificate and all other amounts distributable to the Class 1-A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class 1-A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.26, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class 1-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on, with respect to each Class or Subclass, the aggregate of the Percentage Interests represented by Certificates of the applicable Class or Subclass of Certificates held by such Holder of the Class 1-A Subclass Distribution Amount or Class 2-A Subclass Distribution Amount, as applicable, with respect to each Subclass of Class A Certificates, the Class 1-M Distribution Amount or Class 2-M Distribution Amount, as applicable with respect to each Class of Class M
Certificates and the Class 1-B Subclass Distribution Amount or Class 2-B Subclass Distribution Amount, as applicable with respect to each such Subclass of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class 1-A-R or 1-A-LR Certificates), the Class M Principal Balance of either Class of Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates would be reduced to zero or, in the case of the Class 1-A-4 Certificates, the Class 1-A-4 Notional Amount would be reduced to zero the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class or Subclass with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class or Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02. Allocation of Realized Losses.

     (a) (i) With respect to any Distribution Date, the principal portion of Realized Losses on the Pool 1 Mortgage Loans (other than Debt Service Reductions with respect to Pool 1 Mortgage Loans, Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class 1-B-5 Certificates until the Class 1-B-5 Principal Balance has been reduced to zero;

     second, to the Class 1-B-4 Certificates until the Class 1-B-4 Principal Balance has been reduced to zero;

     third, to the Class 1-B-3 Certificates until the Class 1-B-3 Principal Balance has been reduced to zero;

     fourth, to the Class 1-B-2 Certificates until the Class 1-B-2 Principal Balance has been reduced to zero;

     fifth, to the Class 1-B-1 Certificates until the Class 1-B-1 Principal Balance has been reduced to zero;

     sixth, to the Class 1-M Certificates until the Class 1-M Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class 1-A Certificates (other than the Class 1-A-PO Certificates) and Class 1-A-PO Certificates, pro rata, based on the Pool 1 Non-PO Fraction and the Pool 1 PO Fraction, respectively.

     (ii) With respect to any Distribution Date, the principal portion of Realized Losses on the Pool 2 Mortgage Loans (other than Debt Service Reductions with respect to Pool 2 Mortgage Loans, Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class 2-B-5 Certificates until the Class 2-B-5 Principal Balance has been reduced to zero;

     second, to the Class 2-B-4 Certificates until the Class 2-B-4 Principal Balance has been reduced to zero;

     third, to the Class 2-B-3 Certificates until the Class 2-B-3 Principal Balance has been reduced to zero;

     fourth, to the Class 2-B-2 Certificates until the Class 2-B-2 Principal Balance has been reduced to zero;

     fifth, to the Class 2-B-1 Certificates until the Class 2-B-1 Principal Balance has been reduced to zero;

     sixth, to the Class 2-M Certificates until the Class 2-M Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class 2-A Certificates (other than the Class 2-A-PO Certificates) and Class 2-A-PO Certificates, pro rata, based on the Pool 2 Non-PO Fraction and the Pool 2 PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Subclass's Principal Balance.

     (b) (i) With respect to any Distribution Date, the principal portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses, occurring with respect to any Pool 1 Mortgage Loan allocable to the Class 1-A-PO Certificates will equal the product of the amount of any such principal loss and the Pool 1 PO Fraction for such Pool 1 Mortgage Loan. The principal portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses remaining after allocation to the Class 1-A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class 1-A Certificates (other than the Class 1-A-PO Certificates), Class 1-M Certificates and Class 1-B Certificates based on the Class 1-A Non-PO Principal Balance, Class 1-M Principal Balance and the Class 1-B Principal Balance. Any such loss allocated to the Class 1-A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class 1-A Certificates (other than the Class 1-A-PO Certificates) in accordance with the Class 1-A Subclass Loss Percentages and Component Loss Percentages as of such Determination Date. Any such loss allocated to the Class 1-B Certificates shall be allocated pro rata among the outstanding Subclasses of Class 1-B Certificates based on their Class 1-B Subclass Principal Balances.

     (ii) With respect to any Distribution Date, the principal portion of Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses, occurring with respect to any Pool 2 Mortgage Loan allocable to the Class 2-A-PO Certificates will equal the product of the amount of any such principal loss and the Pool 2 PO Fraction for such Pool 2 Mortgage Loan. The principal portion of any Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses remaining after allocation to the Class 2-A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class 2-A Certificates (other than the Class 2-A-PO Certificates), Class 2-M Certificates and Class 2-B Certificates based on the Class 2-A Non-PO Principal Balance, Class 2-M Principal Balance and the Class 2-B Principal Balance. Any such loss allocated to the Class 2-A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class 2-A Certificates (other than the Class 2-A-PO Certificates) in accordance with the Class 2-A Subclass Loss Percentages as of such Determination Date. Any such loss allocated to the Class 2-B Certificates shall be allocated pro rata among the outstanding Subclasses of Class 2-B Certificates based on their Class 2-B Subclass Principal Balances.

     (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class M Certificates within a Group of Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Class or Subclass to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class 1-A-PO Certificates or Class 2-A-PO Certificates, based on the Pool 1 PO Fraction or Pool 2 PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), Class M Certificates and Class B Certificates, based on their pro rata share of the Pool 1 Non-PO Fraction or Pool 2 Non-PO Fraction, as applicable, of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class or Subclass on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class or Subclass of Certificates has been reduced to zero, such Class or Subclass shall not be entitled to any share of such Recovery. In the event that the amount of such recovery exceeds the amount of such Recovery allocated to each outstanding Class or Subclass in accordance with the preceding provisions, each outstanding Class or Subclass shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class or Subclass. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the applicable Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class and Subclass of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class or Subclass would have received if such Recovery had been deposited in the appropriate Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) (i) The interest portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses shall be allocated among the Class 1-A Certificates, Class 1-M Certificates and Class 1-B Certificates, pro rata based on the Class 1-A Interest Accrual Amount, the Class 1-M Interest Accrual Amount and the Class 1-B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class 1-A Certificates shall be allocated among the outstanding Subclasses of Class 1-A Certificates based on their Class 1-A Subclass Interest Percentages. Any such loss allocated to the Class 1-B Certificates will be allocated among the outstanding Subclasses of Class 1-B
Certificates based on their Class 1-B Subclass Interest Percentages. In addition, after the Class 1-M Principal Balance and the Class 1-B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class 1-A Certificates based on their Class 1-A Subclass Interest Percentages.

     (ii) The interest portion of Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses shall be allocated among the Class 2-A Certificates, Class 2-M Certificates and Class 2-B Certificates, pro rata based on the Class 2-A Interest Accrual Amount, the Class 2-M Interest Accrual Amount and the Class 2-B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class 2-A Certificates shall be allocated among the outstanding Subclasses of Class 2-A Certificates based on their Class 2-A Subclass Interest Percentages. Any such loss allocated to the Class 2-B Certificates will be allocated among the outstanding Subclasses of Class 2-B
Certificates based on their Class 2-B Subclass Interest Percentages. In addition, after the Class 2-M Principal Balance and the Class 2-B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class 2-A Certificates based on their Class 2-A Subclass Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

Section 4.03. Paying Agent.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

     (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

     (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

     (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the applicable Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the sum of the Pool 1 Distribution Amount and the Pool 2 Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section   4.04.   Statements   to   Certificateholders;   Report  to  the  Trust
Administrator and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate of a Group and the Seller a statement setting forth:

     (i) the amount of such distribution to Holders of each Class A Subclass of such Group allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

     (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates of such Group allocable to interest, (b) the amount of the Current Class 1-A Interest Distribution Amount allocated to each Class 1-A Subclass and the Current Class 2-A Interest Distribution Amount allocated to each Class 2-A Subclass, as applicable, (c) any Class 1-A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class 1-A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution and any Class 2-A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class 2-A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, as applicable, (d) the amount of any Group 1 Non-Supported Interest Shortfall allocated to each Class 1-A Subclass for such Distribution Date and the amount of any Group 2 Non-Supported Interest Shortfall allocated to each Class 2-A Subclass for such Distribution Date, as applicable and (e) the interest portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to each Class 1-A Subclass and Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to each Class 2-A Subclass for such Distribution Date;

     (iii)  the  amount  of  such   distribution  to  Holders  of  the  Class  M
Certificates allocable to principal, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

     (iv) (a) the amount of such distribution to Holders of the Class M Certificates of such Group allocable to interest, (b) the amount of the Current Class 1-M Interest Distribution Amount and the amount of the Current Class 2-M Interest Distribution Amount, as applicable, (c) any Class 1-M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class 1-M Unpaid Interest Shortfall after giving effect to such distribution and any Class 2-M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class 2-M Unpaid Interest Shortfall after giving effect to such distribution, as applicable, (d) the amount of any Group 1 Non-Supported Interest Shortfall allocated to the Class 1-M Certificates for such Distribution Date and the amount of any Group 2 Non-Supported Interest Shortfall allocated to the Class 2-M Certificates for such Distribution Date and
(e) the interest portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1-M Certificates and Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Class 2-M Certificates for such Distribution Date;

     (v) the amount of such distribution to Holders of each Class B Subclass of such Group allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

     (vi) (a) the amount of such distribution to Holders of each Class B Subclass of such Group allocable to interest, (b) the amount of the Current Class 1-B Interest Distribution Amount allocated to each Class 1-B Subclass and the Class 1-B Pass-Through Rate applicable to such Distribution Date and the amount of the Current Class 2-B Interest Distribution Amount allocated to each Class 2-B Subclass and the Class 2-B Pass-Through Rate applicable to such Distribution Date, as applicable, (c) any Class 1-B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class 1-B Subclass Unpaid Interest Shortfall with respect to each Class 1-B Subclass after giving effect to such distribution and any Class 2-B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class 2-B Subclass Unpaid Interest Shortfall with respect to each Class 2-B Subclass after giving effect to such distribution, as applicable, (d) the amount of any Group 1 Non-Supported Interest Shortfall allocated to each Class 1-B Subclass for such Distribution Date and the amount of any Group 2 Non-Supported Interest Shortfall allocated to each Class 2-B Subclass for such Distribution Date, and (e) the interest portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to each Class 1-B Subclass and Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to each Class 2-B Subclass for such Distribution Date;

     (vii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement with respect to the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable;

     (viii) the number of Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, outstanding as of the preceding Determination Date;

     (ix) with respect to the Group 1 Certificates, the Class 1-A Principal Balance, the Class 1-A Subclass Principal Balance of each Subclass of Class 1-A Certificates, the Component Principal Balance of each Component, the Class 1-M Principal Balance, the Class 1-B Principal Balance and the Class 1-B Subclass Principal Balance of each Subclass of Class 1-B Certificates and with respect to the Group 2 Certificates, the Class 2-A Principal Balance, the Class 2-A Subclass Principal Balance of each Subclass of Class 2-A Certificates, the Class 2-M Principal Balance, the Class 2-B Principal Balance and the Class 2-B Subclass Principal Balance of each Subclass of Class 2-B Certificates, in each case as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

     (x) the Pool 1 Adjusted Pool Amount, the Pool 1 Adjusted Pool Amount (PO Portion), the Pool 1 Scheduled Principal Balance of the Pool 1 Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Pool 1 Discount Mortgage Loans for such Distribution Date or the Pool 2 Adjusted Pool Amount, the Pool 2 Adjusted Pool Amount (PO Portion), the Pool 2 Scheduled Principal Balance of the Pool 2 Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Pool 2 Discount Mortgage Loans for such Distribution Date;

     (xi) the aggregate Scheduled Principal Balances of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

     (xii) the Class 1-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class 2-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

     (xiii) the Class 1-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class 2-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

     (xiv) the Class 1-M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class 2-M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

     (xv) the Class 1-M Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class 2-M Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

     (xvi) the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

     (xvii) the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt
Period) and the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

     (xviii) the number and aggregate principal balances of Pool 1 Mortgage Loans or Pool 2 Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

     (xix) the number and aggregate principal balances of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans in foreclosure as of the preceding Determination Date;

     (xx) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure with respect to Pool 1 Mortgage Loans or Pool 2 Mortgage Loans;

     (xxi) the amount of the remaining Pool 1 Special Hazard Loss Amount, Pool 1 Fraud Loss Amount and Pool 1 Bankruptcy Loss Amount as of the close of business on such Distribution Date and the amount of the remaining Pool 2 Special Hazard Loss Amount, Pool 2 Fraud Loss Amount and Pool 2 Bankruptcy Loss Amount as of the close of business on such Distribution Date;

     (xxii) the principal and interest portions of Realized Losses on Pool 1 Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses or Pool 1 Excess Bankruptcy Losses and the principal and interest portions of Realized Losses on Pool 2 Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses or Pool 2 Excess Bankruptcy Losses;

     (xxiii) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class 1-B Certificates or, following the reduction of the Class 1-B Principal Balance to zero, solely to the Class 1-M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary and the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class 2-B Certificates or, following the reduction of the Class 2-B Principal Balance to zero, solely to the Class 2-M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

     (xxiv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class 1-B Certificates or Class 2-B Certificates and the Class 1-M Principal Balance or Class 2-M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

     (xxv) the unpaid principal balance of any Pool 1 Mortgage Loan or Pool 2 Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

     (xxvi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and Pool 1 Mortgage Loans and the amount by which the aggregate Pool 1 Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date and the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and Pool 2 Mortgage Loans and the amount by which the aggregate Pool 2 Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date; and

     (xxvii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Subclass of Class A Certificates pursuant to clauses (i) and (ii) above, with the Class M
Certificates pursuant to clauses (iii) and (iv) above and with respect to a Class B Subclass pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than the Class 1-A-R and Class 1-A-LR Certificates) with a $1,000 Denomination, as a dollar amount per Class 1-A-R and Class 1-A-LR Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate of a Group a statement containing the information set forth in clauses (i) and (ii)(a) above with respect to such Group in the case of a Class A Certificateholder, the information set forth in clauses (iii) and (iv)(a) above with respect to such Group in the case of a Class M Certificateholder and the information contained in clauses (v) and (vi)(a) above with respect to such Group in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders of the applicable Group by the Master Servicer on written request) setting forth the Class 1-A Subclass Distribution Amount with respect to each Class 1-A Subclass, the Class 1-M Distribution Amount, the Class 1-B Subclass Distribution Amount with respect to each Class 1-B Subclass and the Class 2-A Subclass Distribution Amount with respect to each Class 2-A Subclass, the Class 2-M Distribution Amount, the Class 2-B Subclass Distribution Amount with respect to each Class 2-B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class 1-A-PO, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-A-PO, Class 2-B-3, Class 2-B-4 or Class 2-B-5 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05. Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

Section 5.01. The Certificates.

     (a) The Class A, Class M and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class 1-A-R and Class 1-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class 1-A-R or Class 1-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class 1-A Subclass Principal Balance, Original Class 1-A-4 Notional Amount, aggregate Original Class 2-A Subclass Principal Balance,
Original Class 1-M Principal Balance, Original Class 2-M Principal Balance or the aggregate Original Class 1-B Subclass Principal Balance and the aggregate Original Class 2-B Subclass Principal Balance of such Class or Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits 1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9, 1-A-10,
1-A-11, 1-A-12, 1-A-PO, 1-A-R, 1-A-LR, 1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5, 2-A-1,
2-A-2,  2-A-3,  2-A-4, 2-A-5, 2-A-6, 1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5, C-1, C-2
and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trust Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

Section 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class 1-A-PO, Class 2-A-PO, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 or Class 2-B-5 Certificate shall be made (other than the transfer of the Class 1-A-PO and Class 2-A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of
(i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class 1-A-PO, Class 2-A-PO, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 or Class 2-B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and
(ii) the Trust Administrator shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class 1-A-PO, Class 2-A-PO, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 or Class 2-B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class 1-A-PO, Class 2-A-PO, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 or Class 2-B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class 1-A-PO, Class 2-A-PO, Class M or Class B Certificate shall be made (other than the transfer of the Class 1-A-PO and Class 2-A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class 1-A-PO, Class 2-A-PO, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 or Class 2-B-5 Certificate, or in the form of Exhibit K hereto, in the case of a Class M, Class 1-B-1, Class 2-B-1, Class 1-B-2 or Class 2-B-2 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) (other than with respect to a Class 1-A-PO or Class 2-A-PO Certificate) if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class 1-A-PO, Class 2-A-PO, Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class 1-A-PO, Class 2-A-PO, Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class 1-A-PO, Class 2-A-PO, Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class 1-A-R or Class 1-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person investing the assets of a Plan (such plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class 1-A-R or Class 1-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class 1-A-R or Class 1-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R or Class 1-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class 1-A-R or Class 1-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class 1-A-R or Class 1-A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class 1-A-R or Class 1-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class 1-A-R or Class 1-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class 1-A-R or Class 1-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class 1-A-R and Class 1-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class 1-A-R or Class 1-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class 1-A-R or Class 1-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class 1-A-R or Class 1-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to Class 1-A-R or Class 1-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class 1-A-R or Class 1-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class 1-A-R or Class 1-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator, or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05. Access to List of Certificateholders' Names and Addresses.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06. Maintenance of Office or Agency.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07. Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08. Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Accounts, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated between the Group 1 Certificates and Group 2 Certificates, pro rata, and within each Group in reduction of distributions on the Class A, Class M and Class B Certificates of such Group in the same manner as Realized Losses to such Group are allocated pursuant to Section 4.02(a).

Section 6.04. Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05. Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the applicable Certificate Account as additional compensation.

Section 6.06. Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07. Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01. Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in a Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02. Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03. Directions by Certificateholders and Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or Trust Administrator may, but need not if the Trustee or Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05. Trust Administrator to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in a Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06. Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and Trust Administrator.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

          (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of
     Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.

     Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

          (iv) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section  8.03.  Neither  Trustee  nor  Trust  Administrator   Required  to  Make
Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

Section 8.04. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into a Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05. Trustee and Trust Administrator May Own Certificates.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

Section 8.06. The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07. Eligibility Requirements.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08. Resignation and Removal.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust
Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09. Successor.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10. Merger or Consolidation.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

Section 8.11. Authenticating Agent.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12. Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13. Appointment of Custodians.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

Section 8.14. Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-PO, Class 2-A-1, Class 2-A-2,
Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 1-A-R Certificates, the Class 1-M Certificates, the Class 2-M Certificates and the Class 1-B-l, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-l, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates and the interests in the Lower-Tier REMIC represented by the Class 1-A-L1, Class 1-A-L2, Class 1-A-L3, Class 1-A-L5, Class 1-A-L6, Class 1-A-LPO, Class 1-A-LUR, Class 2-A-L1, Class 2-A-L3, Class 2-A-LPO, Class 1-B-L1, Class 1-B-L2, Class 1-B-L3, Class 1-B-L4, Class 1-B-L5, Class 2-B-L1, Class 2-B-L2, Class 2-B-L3, Class 2-B-L4, Class 2-B-L5 and Class 1-M-L and Class 2-M-L Interests and the Class 1-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee and the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class 1-A-R and Class 1-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class 1-A-R and Class 1-A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

Section 8.15. Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section
3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the appropriate Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the sum of the Pool 1 and Pool 2 Scheduled Principal Balances of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.25. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the appropriate Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed from the appropriate Certificate Account to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class 1-A Subclass Principal Balance and the respective Class 2-A Subclass Principal Balance together with any related Class 1-A Subclass Unpaid Interest Shortfall and Class 2-A Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class 1-A Subclass Interest Accrual Amount and the respective Class 2-A Subclass Interest Accrual Amount, (ii) as to the Class 1-M Certificates and Class 2-M Certificates, the Class 1-M Principal Balance and Class 2-M Principal Balance together with any related Class 1-M Unpaid Interest Shortfall and any related Class 2-M Unpaid Interest Shortfall and one month's interest at the Class 1-M Pass-Through Rate on the Class 1-M Principal Balance and one month's interest at the Class 2-M Pass-Through Rate on the Class 2-M Principal Balance,
(iii) as to the Subclasses of Class 1-B Certificates and the Subclasses of Class 2-B Certificates, the respective Class 1-B Subclass Principal Balance and the respective Class 2-B Subclass Principal Balance together with any related Class 1-B Subclass Unpaid Interest Shortfall and any related Class 2-B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class 1-B Subclass Interest Accrual Amount and the respective Class 2-B Subclass Interest Accrual Amount and (iv) as to the Class 1-A-R and Class 1-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Accounts, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Accounts not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02. Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Accounts provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

     (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 and F-1A Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

     (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

Section 10.02. Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03. Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

Section 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07. Special Notices to Rating Agencies.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

        (i)     any amendment to this Agreement pursuant to Section 10.01(a);

        (ii)    any sale or  transfer  of the Class B  Certificates  pursuant to
                Section 5.02 to an affiliate of the Seller;

        (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

        (iv)    any resignation of the Master Servicer pursuant to Section 6.04;

        (v)     the  occurrence  of any of the  Events of Default  described  in
                Section 7.01;

        (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

        (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

        (viii)  the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

        (i)     the appointment of a Custodian pursuant to Section 2.02;

        (ii)    the   resignation  or  removal  of  the  Trustee  or  the  Trust
                Administrator pursuant to Section 8.08;

        (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

        (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

        (i)     reports prepared pursuant to Section 3.05; and

        (ii)    statements prepared pursuant to Section 4.04.

Section 10.08. Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09. Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01(a). Class 1-A Fixed Pass-Through Rate.

     The Class 1-A Fixed Pass-Through Rate is 7.000% per annum.

     (b). Class 2-A Fixed Pass-Through Rate.

     The Class 2-A Fixed Pass-Through Rate is 6.750% per annum.

Section 11.02. Cut-Off Date.

     The Cut-Off Date for the Certificates is January 1, 1998.

Section 11.03(a). Pool 1 Cut-Off Date Aggregate Principal Balance.

     The Pool 1 Cut-Off Date Aggregate Principal Balance is $200,043,287.50.

     (b). Pool 2 Cut-Off Date Aggregate Principal Balance.

     The Pool 2 Cut-Off Date Aggregate Principal Balance is $274,442,315.44.

Section 11.04(a). Original Class 1-A Percentage.

     The Original Class 1-A Percentage is 95.99685098%.

     (b). Original Class 2-A Percentage.

     The Original Class 2-A Percentage is 95.99840814%.

Section 11.05(a). Original Class 1-A Subclass Principal Balances.

     As to the following Subclasses of Class 1-A Certificates, the Class 1-A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                           Original Class 1-A
                    Class 1-A Subclass     Subclass Principal Balance
                      Class 1-A-1              $25,000,000.00
                      Class 1-A-2              $38,756,000.00
                      Class 1-A-3              $ 4,524,000.00
                      Class 1-A-5              $48,075,000.00
                      Class 1-A-6              $23,834,000.00
                      Class 1-A-7              $ 4,343,000.00
                      Class 1-A-8              $13,645,000.00
                      Class 1-A-9              $ 7,512,000.00
                      Class 1-A-10             $ 3,876,000.00
                      Class 1-A-11             $   332,000.00
                      Class 1-A-12             $22,000,000.00
                      Class 1-A-PO             $   143,813.67
                      Class 1-A-LR             $       100.00
                      Class 1-A-R              $       100.00

(b). Original Class 2-A Subclass Principal Balances.

     As to the following Subclasses of Class 2-A Certificates, the Class 2-A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                               Original Class 2-A
                    Class 2-A Subclass         Subclass Principal Balance
                      Class 2-A-1                  $101,161,000.00
                      Class 2-A-2                  $ 18,613,000.00
                      Class 2-A-3                  $ 75,000,000.00
                      Class 2-A-4                  $ 24,377,000.00
                      Class 2-A-5                  $ 14,300,000.00
                      Class 2-A-6                  $ 29,919,000.00
                      Class 2-A-PO                 $     94,016.24

Section 11.06(a). Original Class 1-A Non-PO Principal Balance.

     The Original Class 1-A Non-PO Principal Balance is $191,897,200.00

     (b). Original Class 2-A Non-PO Principal Balance.

     The Original Class 2-A Non-PO Principal Balance is $263,370,000.00

Section 11.07. Original Class A-4 Notional Amount.

     The Original Class A-4 Notional Amount is $5,350,485.71.

Section 11.08. Original Component Principal Balances.

     As to the following Components, the Component Principal Balance of such Component as of the Cut-Off Date, as follows:

                                                         Original Component
                    Component                            Principal Balance
                      Class 1-A-7A Component                 $   1,364,000.00
                      Class 1-A-7B Component                 $   2,979,000.00
                      Class 1-A-9A Component                 $   3,792,000.00
                      Class 1-A-9B Component                 $   2,920,000.00
                      Class 1-A-9C Component                 $     800,000.00
                      Class 1-A-10A Component                $   2,958,000.00
                      Class 1-A-10B Component                $     354,000.00
                      Class 1-A-10C Component                $     564,000.00


Section 11.09(a). Group 1 Original Subordinated Percentage.

     The Group 1 Original Subordinated Percentage is 4.00314902%.

(b). Group 2 Original Subordinated Percentage.

     The Group 2 Original Subordinated Percentage is 4.00159186%.

Section 11.10(a). Original Class 1-M Percentage.

     The Original Class 1-M Percentage is 1.25112886%.

     (b). Original Class 2-M Percentage.

     The Original Class 2-M Percentage is 1.25060006%.

Section 11.11(a). Original Class 1-M Principal Balance.

     The Original Class 1-M Principal Balance is $2,501,000.00.

     (b). Original Class 2-M Principal Balance.

     The Original Class 2-M Principal Balance is $3,431,000.00.

Section 11.12(a). Original Class 1-M Fractional Interest.

     The Original Class 1-M Fractional Interest is 2.75202016%.

     (b). Original Class 2-M Fractional Interest.

     The Original Class 2-M Fractional Interest is 2.75099179%.

Section 11.13(a). Original Class 1-B-1 Percentage.

     The Original Class 1-B-1 Percentage is 1.35067889%.

     (b). Original Class 2-B-1 Percentage.

     The Original Class 2-B-1 Percentage is 1.40040963%.

Section 11.14(a). Original Class 1-B-2 Percentage.

     The Original Class 1-B-2 Percentage is 0.55067679%.

     (b). Original Class 2-B-2 Percentage.

     The Original Class 2-B-2 Percentage is 0.50009422%.

Section 11.15(a). Original Class 1-B-3 Percentage.

     The Original Class 1-B-3 Percentage is 0.42021121%.

     (b). Original Class 2-B-3 Percentage.

     The Original Class 2-B-3 Percentage is 0.35028466%.

Section 11.16(a). Original Class 1-B-4 Percentage.

     The Original Class 1-B-4 Percentage is 0.15007543%.

     (b). Original Class 2-B-4 Percentage.

     The Original Class 2-B-4 Percentage is 0.19974609%.

Section 11.17(a). Original Class 1-B-5 Percentage.

     The Original Class 1-B-5 Percentage is 0.28037784%.

     (b). Original Class 2-B-5 Percentage.

     The Original Class 2-B-5 Percentage is 0.30045719%.

Section 11.18(a). Original Class 1-B Principal Balance.

     The Original Class 1-B Principal Balance is $5,501,273.83.

     (b). Original Class 2-B Principal Balance.

     The Original Class 2-B Principal Balance is $7,547,299.20.

Section 11.19(a). Original Class 1-B Subclass Principal Balances.

     As to any Class 1-B Certificate, the Class 1-B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                                  Original Class 1-B
                    Class 1-B Subclass            Subclass Principal Balance
                      Class 1-B-1                     $2,700,000.00
                      Class 1-B-2                     $1,100,800.00
                      Class 1-B-3                     $   840,000.00
                      Class 1-B-4                     $   300,000.00
                      Class 1-B-5                     $   560,473.83

     (b). Original Class 2-B Subclass Principal Balances.

     As to any Class 2-B Certificate, the Class 2-B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                              Original Class 2-B
                    Class 2-B Subclass        Subclass Principal Balance
                      Class 2-B-1                 $3,842,000.00
                      Class 2-B-2                 $1,372,000.00
                      Class 2-B-3                 $   961,000.00
                      Class 2-B-4                 $   548,000.00
                      Class 2-B-5                 $   824,299.20

Section 11.20(a). Original Class 1-B-1 Fractional Interest.

     The Original Class 1-B-1 Fractional Interest is 1.40134127%.

     (b). Original Class 2-B-1 Fractional Interest.

     The Original Class 2-B-1 Fractional Interest is 1.35058216%.

Section 11.21(a). Original Class 1-B-2 Fractional Interest.

     The Original Class 1-B-2 Fractional Interest is 0.85066448%.

     (b). Original Class 2-B-2 Fractional Interest.

     The Original Class 2-B-2 Fractional Interest is 0.85048794%.

Section 11.22(a). Original Class 1-B-3 Fractional Interest.

     The Original Class 1-B-3 Fractional Interest is 0.43045327%.

     (b). Original Class 2-B-3 Fractional Interest.

     The Original Class 2-B-3 Fractional Interest is 0.50020328%.

Section 11.23(a). Original Class 1-B-4 Fractional Interest.

     The Original Class 1-B-4 Fractional Interest is 0.28037784%.

     (b). Original Class 2-B-4 Fractional Interest.

     The Original Class 2-B-4 Fractional Interest is 0.30045719%.

Section 11.24. Closing Date.

     The Closing Date is January 28, 1998.

Section 11.25. Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the sum of the Pool 1 and Pool 2 Scheduled Principal Balances of the Mortgage Loans being less than $47,448,560.29 (10% of the sum of the Pool 1 and Pool 2 Cut-Off Date Aggregate Principal Balances) at the time of any such purchase.

Section 11.26. Wire Transfer Eligibility.

     With respect to the Class A Certificates, Class M Certificates and Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000.

Section 11.27. Single Certificate.

     A Single Certificate for each Subclass of Class A Certificates (other than the Class 1-A-4, Class 1-A-R and Class 1-A-LR Certificates), the Class M Certificates and the Class B Certificates (other than the Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4, and Class 2-B-5 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class 1-A-4 Certificates represents a $1,337,000 Denomination. A Single Certificate for the Class 1-A-R and Class 1-A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class 2-B-3, Class 1-B-4 and Class 1-B-5, Class 2-B-4 and Class 2-B-5 Certificates represents a $250,000 Denomination. A Single Certificate for the Class 2-B-3 Certificates represents a $150,000 Denomination.

Section 11.28. Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

Section 11.29. Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                             NORWEST ASSET SECURITIES CORPORATION
                               as Seller

                             By:
                                   Name:
                                   Title:

                             NORWEST BANK MINNESOTA, NATIONAL
                             ASSOCIATION
                               as Master Servicer

                             By:
                                   Name:
                                   Title:

                             FIRST UNION NATIONAL BANK
                               as Trust Administrator

                             By:
                                   Name:
                                   Title:

Attest:
By:
Name:
Title:


                            UNITED STATES TRUST COMPANY OF NEW YORK
                              as Trustee

                            By:
                                  Name:
                                  Title:

                            By:
                                  Name:
                                  Title:

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

     On this 28th day of January, 1998, before me, a notary public in and for the State of New York, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at Arlington, Virginia; that he is a Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

----
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

     On this 28th day of January, 1998, before me, a notary public in and for the State of New York, personally appeared Edward M. Frere, Jr., known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

----
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                       ss.:
COUNTY OF                        )

     On this 28th day of January, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

----
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                       ss.:
COUNTY OF                        )

     On this 28th day of January, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

----
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK               )
                                    ss.:
COUNTY OF                       )

     On this 28th day of January, 1998, before me, a notary public in and for the State of New York, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, New York; that s/he is a ____________________ of United States
Trust Company of New York, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.

----
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK               )
                                    ss.:
COUNTY OF                       )

     On this 28th day of January, 1998, before me, a notary public in and for the State of New York, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, New York; that s/he is a ____________________ of United States
Trust Company of New York, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.





----
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
         Series 1998-4 Applicable Unscheduled Principal Receipt Period

                                           Full Unscheduled      Partial Unscheduled
Servicer                                   Principal Receipts    Principal Receipts
Suntrust Mortgage Inc.                     Prior Month           Prior Month

First Union Mortgage Corporation           Prior Month           Prior Month

First Bank National Association            Prior Month           Prior Month

National City Mortgage Co.                 Prior Month           Prior Month

FT Mortgage Companies                      Mid Month             Prior Month

The Huntington Mortgage Company            Prior Month           Prior Month

Norwest Mortgage, Inc. (Exhibit F-1)       Prior Month           Prior Month

Norwest Mortgage, Inc. (Exhibit F-2)       Mid Month             Mid Month

America First Credit Union

                                  EXHIBIT 1-A-1
                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   January 1, 1998

CUSIP No.:                           First Distribution Date:  February 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-1 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-1 Certificates required to be distributed to Holders of Class 1-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-1 Certificates applicable to each Distribution Date will be 6.600% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-2
                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   January 1, 1998

CUSIP No.:                        First Distribution Date:  February 25, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-2 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-2 Certificates required to be distributed to Holders of Class 1-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-2 Certificates applicable to each Distribution Date will be 6.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-3
                    [FORM OF FACE OF CLASS 1-A-3 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date:   January 1, 1998

CUSIP No.:                      First Distribution Date:  February 25, 1998

Percentage Interest evidenced   Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-3 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-3 Certificates required to be distributed to Holders of Class 1-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998, at an issue price of 21.52500% of the initial Class 1-A-4 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this Certificate: (i) the amount of OID as a percentage of the initial Class 1-A-4 Notional Amount is approximately 16.60719062%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 21.03%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial Class 1-A-4 Notional Amount, calculated using the exact method, is approximately 0.33916496%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-4
                    [FORM OF FACE OF CLASS 1-A-4 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   January 1, 1998

CUSIP No.:                          First Distribution Date:  February 25, 1998

Percentage Interest evidenced       Denomination:  $ (initial Class 1-A-4
by this Certificate: %                                Notional Amount)

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-4 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-4 Certificates required to be distributed to Holders of the Class 1-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class 1-A-4 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class 1-A-4 Certificates each month in an amount equal to the product of (i) 1/12th of 7.000% and (ii) the Class 1-A-4 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-5
                    [FORM OF FACE OF CLASS 1-A-5 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   January 1, 1998

CUSIP No.:                       First Distribution Date:  February 25, 1998

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-5 Certificate with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-5 Certificates required to be distributed to Holders of Class 1-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-6
                    [FORM OF FACE OF CLASS 1-A-6 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   January 1, 1998

CUSIP No.:                       First Distribution Date:  February 25, 1998

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-6 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-6 Certificates required to be distributed to Holders of Class 1-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-7
                    [FORM OF FACE OF CLASS 1-A-7 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   January 1, 1998

CUSIP No.:                        First Distribution Date:  February 25, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-7 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-7 Certificates required to be distributed to Holders of Class 1-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-7 Certificates applicable to each Distribution Date will be 9.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-8
                    [FORM OF FACE OF CLASS 1-A-8 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-8 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-8 Certificates required to be distributed to Holders of Class 1-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-8 Certificates applicable to each Distribution Date will be 6.800% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-9
                    [FORM OF FACE OF CLASS 1-A-9 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 1-A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE FOR EACH OF THE CLASS 1-A-9 COMPONENTS, THE INTEREST THAT ACCRUES ON THE PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE REPRESENTED BY SUCH COMPONENT WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   January 1, 1998

CUSIP No.:                           First Distribution Date:  February 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-9 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-9 Certificates required to be distributed to Holders of Class 1-A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of principal balance, the Class 1-A-9 Certificates consist of three components (each, a "Component" and individually, the "Class 1-A-9A Component," "Class 1-A-9B Component" and the "Class 1-A-9C Component"). The amount of interest which accrues on the Class 1-A-9 Certificates in any month will equal the sum of the interest which accrues on the Class 1-A-9 Components. The component rate (the "Component Rate") on the Class 1-A-9 Components applicable to each Distribution Date will be 7.000% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Component Principal Balance of such Component. Prior to the applicable Accretion Termination Date for any Component, no distribution of interest on this Certificate with respect to such Component will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate with respect to such Component will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-9 Certificates with respect to their Components.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998, at an issue price of 98.52500%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class A-PO Certificates), the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 8.28516041%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.67%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.64077783%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT 1-A-10
                   [FORM OF FACE OF CLASS 1-A-10 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4 CLASS 1-A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE FOR EACH OF THE CLASS 1-A-10 COMPONENTS, THE INTEREST THAT ACCRUES ON THE PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE REPRESENTED BY SUCH COMPONENT WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   January 1, 1998

CUSIP No.:                           First Distribution Date:  February 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-10 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-10 Certificates required to be distributed to Holders of Class 1-A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of principal balance, the Class 1-A-10 Certificates consist of three components (each, a "Component" and individually, the "Class 1-A-10A Component," "Class 1-A-10B Component" and the "Class 1-A-10C Component"). The amount of interest which accrues on the Class 1-A-10 Certificates in any month will equal the sum of the interest which accrues on the Class 1-A-10 Components. The component rate (the "Component Rate") on the Class 1-A-10 Components applicable to each Distribution Date will be 7.000% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Component Principal Balance of such Component. Prior to the applicable Accretion Termination Date for any Component, no distribution of interest on this Certificate with respect to such Component will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate with respect to such Component will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-10 Certificates with respect to their Components.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998, at an issue price of 96.60800%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class A-PO Certificates), the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 222.33315428%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.22%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.52271519%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
By ________________________
   Authorized Officer

                                 EXHIBIT 1-A-11
                   [FORM OF FACE OF CLASS 1-A-11 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4 CLASS 1-A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE ACCRETION TERMINATION DATE FOR THIS CERTIFICATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date:   January 1, 1998

CUSIP No.:                      First Distribution Date:  February 25, 1998

Percentage Interest evidenced   Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-11 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-11 Certificates required to be distributed to Holders of Class 1-A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-11 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the Accretion Termination Date for the Class 1-A-11 Certificates, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date for this Certificate, interest otherwise available for distribution on this Certificate will be added to the Class A Subclass Principal Balance of the Class 1-A-11 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998, at an issue price of 93.12700%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class A-PO Certificates), the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 490.65882229%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.29%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.50881866%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT 1-A-12
                   [FORM OF FACE OF CLASS 1-A-12 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4 CLASS 1-A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-12 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-12 Certificates required to be distributed to Holders of Class 1-A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-12 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-12 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT 1-A-PO
                   [FORM OF FACE OF CLASS 1-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 1-A-PO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 1-A-PO Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), United States Trust Company of New York, as trustee (the "Trustee"), and First Union National Bank, as trust administrator (the "Trust Administrator"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A-PO Distribution Amount required to be distributed to Holders of Class 1-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class 1-A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class 1-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998, at an issue price of 54.81250% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 45.18750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.80%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.48483352%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
By ________________________
   Authorized Officer

                                  EXHIBIT 1-A-R
                    [Form of Face of Class 1-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS 1-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 1-A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class 1-A-R Certificate with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-R Certificate required to be distributed to the Holders of the Class 1-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-R Certificate applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator


                                                     By________________________
                                                       Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT 1-A-LR
                   [Form of Face of Class 1-A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS 1-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 1-A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   January 1, 1998

CUSIP No.:                           First Distribution Date:  February 25, 1998

Percentage Interest evidenced        Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class 1-A-LR Certificate with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Subclass Distribution Amount for the Class 1-A-LR Certificate required to be distributed to the Holders of the Class 1-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 1-A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 1-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-LR Certificate applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator


                                                     By________________________
                                                       Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-1
                    [FORM OF FACE OF CLASS 1-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES AND THE CLASS 1-M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 1-B-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 1-B-1 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates and the Class 1-M Certificates as specified in the Agreement, any Class 1-B-1 Distribution Amount required to be distributed to Holders of Class 1-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer of a Class  1-B-1  Certificate  will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-2
                    [FORM OF FACE OF CLASS 1-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES, THE CLASS 1-M CERTIFICATES AND THE CLASS 1-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 1-B-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   January 1, 1998

CUSIP No.:                           First Distribution Date:  February 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 1-B-2 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates, the Class 1-M Certificates and each Subclass of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-2 Distribution Amount required to be distributed to Holders of Class 1-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-2 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer of a Class  1-B-2  Certificate  will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-3
                    [FORM OF FACE OF CLASS 1-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES, THE CLASS 1-M CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES AND THE CLASS 1-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 1-B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   January 1, 1998

CUSIP No.:                           First Distribution Date:  February 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 1-B-3 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates, the Class 1-M Certificates and each Subclass of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-3 Distribution Amount required to be distributed to Holders of Class 1-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998 and based on its issue price of 91.15300%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 8.90533333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.29%; and
(iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04134034%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-4
                    [FORM OF FACE OF CLASS 1-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES, THE CLASS 1-M CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES, THE CLASS 1-B-2 CERTIFICATES AND THE CLASS 1-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 1-B-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   January 1, 1998

CUSIP No.:                          First Distribution Date:  February 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 1-B-4 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates, the Class 1-M Certificates and each Subclass of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-4 Distribution Amount required to be distributed to Holders of Class 1-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-4 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998 and based on its issue price of 72.14800%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 27.91030000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.77%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11153519%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-5
                    [FORM OF FACE OF CLASS 1-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES, THE CLASS 1-M CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES, THE CLASS 1-B-2 CERTIFICATES, THE CLASS 1-B-3 CERTIFICATES AND THE CLASS 1-B-4
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 1-B-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   January 1, 1998

CUSIP No.:                       First Distribution Date:  February 25, 1998

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 1-B-5 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates, the Class 1-M Certificates and each Subclass of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-5 Distribution Amount required to be distributed to Holders of Class 1-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998 and based on its issue price of 34.52500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 65.533333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 26.10%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15021097%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT C-1

                     [Form of Face of Class 1-M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4, CLASS 1-M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 1-M Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below) consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 1 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates as specified in the Agreement, any Class 1-M Distribution Amount required to be distributed to Holders of Class 1-M
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class 1-M Pass-Through Rate applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 1 Mortgage Loans allocated to the Class 1-M Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class 1-M  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-1
                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 2-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   January 1, 1998

CUSIP No.:                           First Distribution Date:  February 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-1 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Subclass Distribution Amount for the Class 2-A-1 Certificates required to be distributed to Holders of Class 2-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-1 Certificates applicable to each Distribution Date will be 6.520% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-2
                    [FORM OF FACE OF CLASS 2-A-2 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 2-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-2 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Subclass Distribution Amount for the Class 2-A-2 Certificates required to be distributed to Holders of Class 2-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-2 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-3
                    [FORM OF FACE OF CLASS 2-A-3 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 2-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   January 1, 1998

CUSIP No.:                       First Distribution Date:  February 25, 1998

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-3 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Subclass Distribution Amount for the Class 2-A-3 Certificates required to be distributed to Holders of Class 2-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-4
                    [FORM OF FACE OF CLASS 2-A-4 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 2-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-4 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Subclass Distribution Amount for the Class 2-A-4 Certificates required to be distributed to Holders of Class 2-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-5
                    [FORM OF FACE OF CLASS 2-A-5 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 2-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   January 1, 1998

CUSIP No.:                         First Distribution Date:  February 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-5 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Subclass Distribution Amount for the Class 2-A-5 Certificates required to be distributed to Holders of Class 2-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-6
                    [FORM OF FACE OF CLASS 2-A-6 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4 CLASS 2-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   January 1, 1998

CUSIP No.:                          First Distribution Date:  February 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-6 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Subclass Distribution Amount for the Class 2-A-6 Certificates required to be distributed to Holders of Class 2-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                 EXHIBIT 2-A-PO
                   [FORM OF FACE OF CLASS 2-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 2-A-PO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   January 1, 1998

CUSIP No.:                          First Distribution Date:  February 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 2-A-PO Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), United States Trust Company of New York, as trustee (the "Trustee"), and First Union National Bank, as trust administrator (the "Trust Administrator"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A-PO Distribution Amount required to be distributed to Holders of Class 2-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class 2-A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class 2-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998, at an issue price of 55.09375% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 44.90625000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.99%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.45383014%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-1
                    [FORM OF FACE OF CLASS 2-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES AND THE CLASS 2-M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 2-B-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   January 1, 1998

CUSIP No.:                        First Distribution Date:  February 25, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 2-B-1 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates and the Class 2-M Certificates as specified in the Agreement, any Class 2-B-1 Distribution Amount required to be distributed to Holders of Class 2-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer of a Class  2-B-1  Certificate  will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-2
                    [FORM OF FACE OF CLASS 2-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES, THE CLASS 2-M CERTIFICATES AND THE CLASS 2-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 2-B-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   January 1, 1998

CUSIP No.:                        First Distribution Date:  February 25, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 2-B-2 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates, the Class 2-M Certificates and each Subclass of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-2 Distribution Amount required to be distributed to Holders of Class 2-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer of a Class  2-B-2  Certificate  will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-3
                    [FORM OF FACE OF CLASS 2-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES, THE CLASS 2-M CERTIFICATES, THE CLASS 2-B-1 CERTIFICATES AND THE CLASS 2-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 2-B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   January 1, 1998

CUSIP No.:                        First Distribution Date:  February 25, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 2-B-3 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates, the Class 2-M Certificates and each Subclass of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-3 Distribution Amount required to be distributed to Holders of Class 2-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998 and based on its issue price of 88.00625%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 12.05000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.51%; and
(iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05535237%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-4
                    [FORM OF FACE OF CLASS 2-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES, THE CLASS 2-M CERTIFICATES, THE CLASS 2-B-1 CERTIFICATES, THE CLASS 2-B-2 CERTIFICATES AND THE CLASS 2-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 2-B-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   January 1, 1998

CUSIP No.:                       First Distribution Date:  February 25, 1998

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 2-B-4 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates, the Class 2-M Certificates and each Subclass of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-4 Distribution Amount required to be distributed to Holders of Class 2-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998 and based on its issue price of 70.70125%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.35500000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.77%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11734328%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-5
                    [FORM OF FACE OF CLASS 2-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES, THE CLASS 2-M CERTIFICATES, THE CLASS 2-B-1 CERTIFICATES, THE CLASS 2-B-2 CERTIFICATES, THE CLASS 2-B-3 CERTIFICATES AND THE CLASS 2-B-4
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-4, CLASS 2-B-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   January 1, 1998

CUSIP No.:                       First Distribution Date:  February 25, 1998

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 2-B-5 Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates, the Class 2-M Certificates and each Subclass of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-5 Distribution Amount required to be distributed to Holders of Class 2-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on January 28, 1998 and based on its issue price of 34.50625%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated January 23, 1998 with respect to the offering of the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class M Certificates and the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 65.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 25.52%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1998 to February 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15350228%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT C-2

                     [Form of Face of Class 2-M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-4, CLASS 2-M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   January 1, 1998

CUSIP No.:                           First Distribution Date:  February 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 2-M Certificates with respect to one of two pools comprising the Trust Estate, formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below), consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool 2 Mortgage Loans"). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates as specified in the Agreement, any Class 2-M Distribution Amount required to be distributed to Holders of Class 2-M
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class 2-M Pass-Through Rate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses on the Pool 2 Mortgage Loans allocated to the Class 2-M Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class 2-M  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trust Administrator

                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT D


                 [Form of Reverse of Series 1998-4 Certificates]


                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-4

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates"). The Certificates consist of two groups (the "Group 1 Certificates" and the "Group 2 Certificates," respectively, and each, a "Group")

     The Group 1 Certificates and Group 2 Certificates are limited in right of payment to certain collections and recoveries respecting the Pool 1 Mortgage Loans and Pool 2 Mortgage Loans, respectively, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Holders of Certificates of the related Group.

     As provided in the Agreement, withdrawals from the applicable Certificate Account created for the benefit of Holders of the Certificates of the related Group may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the sum of the applicable Pool 1 Scheduled Principal Balance and the Pool 2 Scheduled Principal Balance of the Pool 1 Mortgage Loans and Pool 2 Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Pool 1 Cut-Off Date Aggregate Principal Balance and Pool 2 Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                             -----------------------------------
                             Signature by or on behalf of assignor

                             -----------------------------------
                             Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to __________________________________ for the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements
should          be           mailed          to           ______________________
________________________________________________________________.

                  This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of January 28, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-4 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the applicable Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the applicable Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                  FIRST UNION NATIONAL BANK

230 South Tryon Street                    By:
Charlotte, North Carolina,  28288         Name:
                                          Title:



Address:                                  NORWEST ASSET SECURITIES
                                          CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                By:
                                          Name:
                                          Title:



Address:                                  NORWEST BANK MINNESOTA, NATIONAL
                                             ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                By:
                                          Name:
                                          Title:


Address:                                  [CUSTODIAN]

                                          By:
                                          Name:
                                          Title:

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                  Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                  Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                  Notary Public




[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                  Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1


         [Schedule of Pool 1 Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]

NASCOR
NMI / 1998-04  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                          NET
MORTGAGE                                                    MORTGAGE   MORTGAGE    CURRENT    ORIGINAL   SCHEDULED
LOAN                                       ZIP    PROPERTY  INTEREST   INTEREST    MONTHLY    TERM TO    MATURITY
NUMBER     CITY                  STATE    CODE      TYPE      RATE       RATE      PAYMENT    MATURITY     DATE
------     ----                  -----    ----      ----      ----       ----      -------    --------     ----
6172286    ELLICOTT CITY           MD     21042     SFD        8           7      $1,988.50     360      1-May-27
6193151    VICTORIA                TX     77904     SFD       7.75         7      $1,948.64     360      1-Nov-27
6285870    CHESTER SPRINGS         PA     19425     SFD       7.5          7      $1,573.23     360      1-Nov-27
6288472    MENDOTA HEIGHTS         MN     55118     SFD       7.75         7      $2,877.11     360      1-Oct-27
6288717    CHULA VISTA             CA     91914     SFD       8.25         7      $1,683.59     360      1-Oct-27
6293267    EAGLE                   ID     83616     SFD       7.75         7      $1,884.16     360      1-Nov-27
6295297    ALBUQUERQUE             NM     87114     SFD      7.625         7      $2,264.94     360      1-Nov-27
6302177    SHOREVIEW               MN     55126     SFD      7.625         7      $4,423.71     360      1-Nov-27
6316413    MESQUITE                NV     89024     SFD       8.25         7      $2,099.63     360      1-Oct-27
6329989    SOUTHBORO               MA     1772      SFD       7.5          7      $3,146.47     360      1-Jul-27
6333393    EAGAN                   MN     55123     SFD       7.5          7      $2,715.12     360      1-Nov-27
6334020    HIGHLAND VILLAGE        TX     75067     SFD       7.75         7      $1,800.92     360      1-Nov-27
6339050    CRESTWOOD               KY     40014     SFD      8.125         7      $1,927.52     360      1-Sep-27
6340332    TUSTIN                  CA     92782     SFD      7.625         7      $1,769.48     360      1-Nov-27
6343139    ALAMEDA                 CA     94501     SFD       7.5          7      $2,990.19     360      1-Nov-27
6348314    PRIOR LAKE              MN     55372     SFD      7.625         7      $3,538.97     360      1-Nov-27
6352976    PENNINGTON              NJ     8534      SFD      7.875         7      $1,943.19     360      1-Sep-27
6360034    TUSTIN                  CA     92782     PUD        8           7      $3,573.80     360      1-Aug-27
6360629    OMAHA                   NE     68114     SFD      7.875         7      $1,703.91     360      1-Oct-27
6360714    NEEDHAM                 MA     2194      SFD       8.5          7      $1,730.06     360      1-Aug-27
6365218    SAN RAMON               CA     94583     LCO      7.375         7      $1,583.03     360      1-Nov-27
6367521    SCOTTSDALE              AZ     85254     SFD        8           7      $1,796.26     360      1-Sep-27
6383108    MONTGOMERY TWP          NJ     8502      SFD       7.75         7      $1,611.93     360      1-Sep-27
6383499    COTO DE CAZA            CA     92679     SFD       7.5          7      $2,142.04     360      1-Nov-27
6388120    SAN FRANCISCO           CA     94117     MF2        8           7      $2,054.54     360      1-Jul-27
6388218    VADNAIS HEIGHTS         MN     55127     SFD      7.875         7      $1,598.78     360      1-Oct-27
6389583    CHESTERFIELD            MO     63005     SFD       7.5          7      $3,298.54     360      1-Nov-27
6393122    ALPINE                  UT     84004     SFD       8.25         7      $9,991.85     360      1-Jul-27
6402602    CARLSBAD                CA     92009     PUD      7.875         7      $2,175.14     360      1-Nov-27
6412312    WEST MELBOURNE          FL     32904     PUD       8.25         7       $649.09      360      1-Oct-27
6415247    COSTA MESA              CA     92627     SFD       7.75         7      $2,041.77     360      1-Nov-27
6423019    LEWES                   DE     19958     LCO       8.25         7      $2,065.98     360      1-Sep-27
6424637    NORTHBOROUGH            MA     1532      SFD       7.75         7      $1,583.27     360      1-Sep-27
6426672    LAHAINA                 HI     96761     SFD       7.75         7      $1,805.36     360      1-Aug-27
6429307    SUGAR LAND              TX     77479     PUD       7.75         7      $2,216.58     360      1-Aug-27
6442217    EL DORADO HILLS         CA     95762     SFD       7.75         7      $2,464.46     360      1-Nov-27
6479407    SAN FRANCISCO           CA     94114     LCO      7.375         7      $2,204.63     360      1-Nov-27
6511660    VICTORIA                MN     55386     SFD        8           7      $3,533.08     360      1-Nov-27
6545971    MINNETONKA              MN     55391     SFD       7.5          7      $2,034.71     360      1-Dec-27
6550342    PLYMOUTH                MN     55447     SFD       7.5          7      $2,321.39     360      1-Nov-27
6551398    GLENVIEW                IL     60025     SFD      7.875         7      $3,364.33     360      1-Nov-27
6583588    SCHAUMBURG              IL     60193     SFD      7.625         7      $1,841.21     240      1-Dec-17
6587583    BURNSVILLE              MN     55337     SFD      7.625         7      $1,649.16     360      1-Dec-27
6597442    BROWNTON                MN     55312     SFD      7.375         7      $1,579.92     360      1-Dec-27
6612478    ARDEN HILLS             MN     55112     SFD       7.75         7      $1,769.54     360      1-Jan-28
6999113    SOMERS                  NY     10505     SFD      7.875         7      $1,065.85     360      1-Oct-27
6999293    ANAHEIM                 CA     92808     SFD        8           7      $5,576.61     360      1-Nov-27
6999331    BULLHEAD CITY           AZ     86442     SFD        8           7      $1,724.35     360      1-Nov-27
6999341    GREENVILLE              DE     19807     SFD      7.625         7      $2,689.62     360      1-Nov-27
6999344    BENICIA                 CA     94510     SFD       7.75         7      $1,647.75     360      1-Nov-27
6999355    IJAMSVILLE              MD     21754     SFD      7.875         7      $2,024.69     360      1-Nov-27
6999387    MIAMI                   FL     33186     SFD       8.5          7      $2,837.29     360      1-Jun-27
6999397    SAN JOSE                CA     95138     SFD       7.75         7      $3,223.85     360      1-Nov-27
6999400    COLORADO SPRINGS        CO     80919     SFD       7.5          7      $2,482.21     360      1-Nov-27
6999411    SAN JOSE                CA     95138     SFD      7.125       6.859    $2,332.41     360      1-Oct-27
6999415    CANTON                  MA     2021      SFD      8.125         7      $2,598.74     360      1-Sep-27
6999418    MARLBORO                MA     1752      SFD       7.5          7      $1,594.21     360      1-Aug-27
6999422    RENTON                  WA     98059     SFD       7.5          7      $2,056.91     360      1-Dec-27



COUNT:     58
WAC:        7.798321968
WAM:      355.5459882
WALTV:     75.55947697

           CUT-OFF
MORTGAGE    DATE                         MORTGAGE               T.O.P.    MASTER     FIXED
LOAN      PRINCIPAL                      INSURANCE  SERVICE    MORTGAGE   SERVICE   RETAINED
NUMBER     BALANCE      LTV     SUBSIDY    CODE       FEE        LOAN       FEE      YIELD
------     -------      ---     -------    ----       ---        ----       ---      -----
6172286  $269,510.93    80                           0.250                 0.016     0.734
6193151  $271,614.82   78.61                         0.250                 0.016     0.484
6285870  $224,665.00   67.36                         0.250                 0.016     0.234
6288472  $400,744.17    80                           0.250                 0.016     0.484
6288717  $223,668.35    95                  11       0.250                 0.016     0.984
6293267  $262,627.56   64.65                         0.250                 0.016     0.484
6295297  $319,535.31   66.67                         0.250                 0.016     0.359
6302177  $624,092.41   64.1                          0.250                 0.016     0.359
6316413  $278,940.68    80                           0.250                 0.016     0.984
6329989  $447,964.60   62.5                          0.250                 0.016     0.234
6333393  $387,731.84   79.88                         0.250                 0.016     0.234
6334020  $251,024.01    90                  33       0.250                 0.016     0.484
6339050  $258,913.83    80                           0.250                 0.016     0.859
6340332  $249,636.97   71.43                         0.250                 0.016     0.359
6343139  $427,013.26    80                           0.250                 0.016     0.234
6348314  $499,273.92   69.93                         0.250                 0.016     0.359
6352976  $266,016.46    80                           0.250                 0.016     0.609
6360034  $485,394.07    80                           0.250                 0.016     0.734
6360629  $234,511.65   69.12                         0.250                 0.016     0.609
6360714  $224,308.72    90                  11       0.250                 0.016     1.234
6365218  $228,850.11   79.97                         0.250                 0.016     0.109
6367521  $244,136.36   79.98                         0.250                 0.016     0.734
6383108  $224,358.60   69.23                         0.250                 0.016     0.484
6383499  $305,893.88    90                  13       0.250                 0.016     0.234
6388120  $278,034.69   65.88                         0.250                 0.016     0.734
6388218  $220,041.76    90                   1       0.250                 0.016     0.609
6389583  $471,047.61   79.99                         0.250                 0.016     0.234
6393122  $1,324,823.14  70                           0.250                 0.016     0.984
6402602  $299,575.73   91.87                17       0.250                 0.016     0.609
6412312  $86,233.59    69.99                         0.250                 0.016     0.984
6415247  $284,596.41   71.25                         0.250                 0.016     0.484
6423019  $274,291.32   56.7                          0.250                 0.016     0.984
6424637  $218,482.85   68.85                         0.250                 0.016     0.484
6426672  $250,917.82    70                           0.250                 0.016     0.484
6429307  $308,293.95    80                           0.250                 0.016     0.484
6442217  $343,376.43   70.2                          0.250                 0.016     0.484
6479407  $318,712.75    80                           0.250                 0.016     0.109
6511660  $479,774.49    75                           0.250                 0.016     0.734
6545971  $290,784.04   76.6                          0.250                 0.016     0.234
6550342  $331,469.63    80                           0.250                 0.016     0.234
6551398  $456,313.31   76.95                         0.250                 0.016     0.609
6583588  $225,997.37    80                           0.250                 0.016     0.359
6587583  $232,831.36   73.97                         0.250                 0.016     0.359
6597442  $228,575.94   72.9                          0.250                 0.016     0.109
6612478  $247,000.00    95                   1       0.250                 0.016     0.484
6999113  $146,694.52   45.94                         0.250                 0.016     0.609
6999293  $758,976.72    80                           0.250                 0.016     0.734
6999331  $234,683.59   62.5                          0.250                 0.016     0.734
6999341  $378,323.35   65.97                         0.250                 0.016     0.359
6999344  $229,674.29   69.7                          0.250                 0.016     0.484
6999355  $278,855.40    95                  33       0.250                 0.016     0.609
6999387  $367,401.58   89.79                17       0.250                 0.016     1.234
6999397  $449,362.75   55.21                         0.250                 0.016     0.484
6999400  $354,471.43   78.19                         0.250                 0.016     0.234
6999411  $345,364.52    80                           0.250                 0.016       0
6999415  $349,074.86   78.39                         0.250                 0.016     0.859
6999418  $226,991.65   79.89                         0.250                 0.016     0.234
6999422  $293,826.35    80                           0.250                 0.016     0.234

      $19,195,302.71

                                  EXHIBIT F-1A


         [Schedule of Pool 2 Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]


NASCOR
NMI / 1998-04A  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                           NET
 MORTGAGE                                                   MORTGAGE    MORTGAGE     CURRENT    ORIGINAL  SCHEDULED
   LOAN                                  ZIP    PROPERTY    INTEREST    INTEREST     MONTHLY    TERM TO   MATURITY
  NUMBER           CITY         STATE   CODE      TYPE        RATE        RATE       PAYMENT    MATURITY    DATE
  ------           ----         -----   ----      ----        ----        ----       -------    --------    ----
6271262     ELKHORN               NE     68022     SFD        7.75        6.75      $2,177.89     360     1-Nov-27
6287978     CHARLOTTE             NC     28277     PUD        7.875       6.75      $2,755.26     360     1-Nov-27
6295052     MIDDLETON             MA      1949     SFD        7.75        6.75      $1,970.13     360     1-Jan-28
6324184     GRANGER               IA     50109     SFD        8.25        6.75      $2,163.65     360     1-Jun-27
6330340     WASHINGTON TWP        NJ      8691     SFD         7.5        6.75      $1,845.93     360     1-Dec-27
6339086     SAN JOSE              CA     95135     SFD        7.375       6.75      $2,490.51     360     1-Dec-27
6346562     SAN JOSE              CA     95135     SFD        7.375       6.75      $2,299.54     360     1-Jan-28
6350968     SUGAR LAND            TX     77479     PUD        7.75        6.75      $1,671.75     360     1-Oct-27
6352731     CAMERON PARK          CA     95682     PUD        8.375       6.75      $1,905.95     360     1-Nov-27
6354163     EVERGREEN             CO     80437     SFD          8         6.75      $2,788.31     360     1-Dec-27
6358770     LA CROSSE             WI     54601     SFD        8.125       6.75      $3,266.99     360     1-Dec-27
6365061     SUNLAND PARK          NM     88008     PUD         7.5        6.75      $1,664.13     360     1-Jan-28
6366291     AVON                  CT      6001     SFD        7.875       6.75      $2,900.28     360     1-Jan-28
6367762     PHOENIX               AZ     85045     SFD        7.625       6.75      $1,939.00     360     1-Jan-28
6378121     PRIOR LAKE            MN     55372     SFD        7.75        6.75      $2,186.31     360     1-Nov-27
6383407     SAN DIEGO             CA     92130     SFD        7.375       6.75      $1,996.05     360     1-Dec-27
6383503     ALAMEDA               CA     94502     PUD        7.375       6.75      $2,491.96     360     1-Dec-27
6389414     ASHBURN               VA     20147     SFD        7.625       6.75      $1,772.32     360     1-Dec-27
6391298     ANAHEIM               CA     92808     SFD        7.625       6.75      $1,769.48     360     1-Dec-27
6403060     FREMONT               CA     94539     SFD        7.625       6.75      $2,972.73     360     1-Dec-27
6411336     HIGHLANDS RANCH       CO     80126     SFD        7.75        6.75      $1,741.60     360     1-Jan-28
6427409     SUFFERN               NY     10901     SFD        8.25        6.75      $1,721.90     360     1-Dec-27
6511243     EDEN PRAIRIE          MN     55346     SFD        7.625       6.75      $1,592.54     360     1-Dec-27
6511351     LINO LAKES            MN     55014     SFD        7.75        6.75      $1,567.16     360     1-Dec-27
6540644     CHANHASSEN            MN     55317     PUD        7.625       6.75      $1,773.02     360     1-Jan-28
6561510     CHICAGO               IL     60640     SFD        7.75        6.75      $2,423.63     360     1-Nov-27
6562189     HAM LAKE              MN     55304     PUD         7.5        6.75      $1,791.67     360     1-Dec-27
6567272     EAGAN                 MN     55122     SFD        7.375       6.75      $1,795.76     360     1-Nov-27
6567420     BARRINGTON            IL     60010     SFD        7.875       6.75      $2,827.77     360     1-Jan-28
6571082     OAK PARK              IL     60302     SFD          8         6.75      $2,568.18     360     1-Dec-27
6572966     BATAVIA               IL     60510     SFD        7.75        6.75      $2,292.52     360     1-Dec-27
6575378     WOODBURY              MN     55125     SFD        7.75        6.75      $2,088.70     360     1-Dec-27
6580812     MINNETONKA            MN     55345     SFD        7.875       6.75      $2,254.97     360     1-Dec-27
6585740     MAHTOMEDI             MN     55115     SFD        7.75        6.75      $2,645.00     360     1-Dec-27
6612302     INVER GROVE HTS       MN     55076     SFD        7.625       6.75      $2,139.74     360     1-Dec-27
6623515     CHICAGO               IL     60614     SFD        7.625       6.75      $2,236.63     360     1-Jan-28
6999266     TEMPE                 AZ     85284     SFD          8         6.75      $2,839.67     360     1-Oct-27
6999428     WASHOUGAL             WA     98671     SFD        7.875       6.75      $3,219.31     360     1-Dec-27
6999434     WHITE PLAINS          NY     10606     LCO         8.5        6.75      $2,306.74     360     1-Jun-27
6999435     BLOOMFIELD            NM     87413     SFD        8.625       6.75      $2,333.37     360     1-Nov-27
6999439     EDEN PRAIRIE          MN     55441     SFD        7.625       6.75      $5,308.45     360     1-Jan-28
6999444     BENTON                LA     71006     SFD          8         6.75      $1,819.74     360     1-Mar-27
6999446     ENGLEWOOD             CO     80110     SFD        7.75        6.75      $3,940.27     360     1-Jan-28
6999453     OGDEN DUNES           IN     46368     SFD          8         6.75      $2,025.19     360     1-Jan-28



COUNT:    44
WAC:       7.788401828
WAM:     358.6617108
WALTV:    76.83219311

            CUT-OFF
MORTGAGE     DATE                       MORTGAGE            T.O.P.   MASTER   FIXED
  LOAN     PRINCIPAL                   INSURANCE  SERVICE  MORTGAGE  SERVICE RETAINED
 NUMBER     BALANCE     LTV    SUBSIDY    CODE      FEE      LOAN      FEE    YIELD
 ------     -------     ---    -------    ----      ---      ----      ---    -----
6271262   $303,569.50    80       0                0.250      0       0.016   0.734
6287978   $379,475.26  73.64                       0.250              0.016   0.859
6295052   $275,000.00  82.09               33      0.250              0.016   0.734
6324184   $286,687.64    90                1       0.250              0.016   1.234
6330340   $263,803.59  78.57                       0.250              0.016   0.484
6339086   $360,315.62  78.29                       0.250              0.016   0.359
6346562   $332,941.00    90                17      0.250              0.016   0.359
6350968   $232,852.71  89.98               33      0.250              0.016   0.734
6352731   $250,446.19    95                17      0.250              0.016   1.359
6354163   $379,745.02    80                        0.250              0.016   0.984
6358770   $439,712.18    80                        0.250              0.016   1.109
6365061   $238,000.00  69.98                       0.250              0.016   0.484
6366291   $400,000.00    80                        0.250              0.016   0.859
6367762   $273,950.00  79.93                       0.250              0.016   0.609
6378121   $304,742.83  74.98                       0.250              0.016   0.734
6383407   $288,780.10  74.25                       0.250              0.016   0.359
6383503   $360,525.46    80                        0.250              0.016   0.359
6389414   $250,212.08  94.61               33      0.250              0.016   0.609
6391298   $249,464.36  79.62                       0.250              0.016   0.609
6403060   $419,446.02  50.53                       0.250              0.016   0.609
6411336   $243,100.00  94.98               6       0.250              0.016   0.734
6427409   $229,053.85    80                        0.250              0.016   1.234
6511243   $224,837.15    90                12      0.250              0.016   0.609
6511351   $218,595.60  78.13                       0.250              0.016   0.734
6540644   $250,500.00  79.78                       0.250              0.016   0.609
6561510   $337,820.90    85                17      0.250              0.016   0.734
6562189   $256,049.83    80                        0.250              0.016   0.484
6567272   $259,603.10  70.59                       0.250              0.016   0.359
6567420   $390,000.00  63.11                       0.250              0.016   0.859
6571082   $349,765.15  78.65                       0.250              0.016   0.984
6572966   $319,774.15  74.42                       0.250              0.016   0.734
6575378   $291,344.23  89.99               1       0.250              0.016   0.734
6580812   $310,785.97   52.8                       0.250              0.016   0.859
6585740   $368,939.42  79.91                       0.250              0.016   0.734
6612302   $302,091.19    90                13      0.250              0.016   0.609
6623515   $316,000.00    80                        0.250              0.016   0.609
6999266   $386,215.79  78.18                       0.250              0.016   0.984
6999428   $443,694.44    80                        0.250              0.016   0.859
6999434   $298,652.67  58.46                       0.250              0.016   1.484
6999435   $299,644.49    75                        0.250              0.016   1.609
6999439   $750,000.00  64.08                       0.250              0.016   0.609
6999444   $246,285.11    80                        0.250              0.016   0.984
6999446   $550,000.00  67.48                       0.250              0.016   0.734
6999453   $276,000.00  58.72                       0.250              0.016   0.984

       $14,208,422.60

                                   EXHIBIT F-2


[Schedule of Pool 1 Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland]

NASCOR
NMI / 1998-04  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS




                                                                        NET
MORTGAGE                                                   MORTGAGE   MORTGAGE   CURRENT  ORIGINAL  SCHEDULED
LOAN                                     ZIP    PROPERTY   INTEREST   INTEREST   MONTHLY   TERM TO  MATURITY
NUMBER       CITY                STATE  CODE      TYPE       RATE       RATE     PAYMENT  MATURITY    DATE
------       ----                -----  ----      ----       ----       ----     -------  --------    ----
2136980      COLORADO SPRINGS     CO    80919     SFD        7.75        7      $2,120.58    360    1-Nov-27
3059470      POUGHKEEPSIE         NY    12603     SFD       8.625        7      $1,224.83    360    1-Apr-22
3179536      WHIPPANY             NJ    7981      LCO       6.625      6.359     $569.88     360    1-Jan-24
4510125      BLISS                ID    83314     SFD       5.875      5.609     $874.00     360    1-May-26
4572968      LOOMIS               CA    95650     SFD         8          7      $2,751.62    360    1-Dec-27
4577749      HARVEY               LA    70058     SFD        7.5         7      $1,678.12    360    1-Jan-28
4579048      LOS ALTOS            CA    94024     SFD       7.875        7      $3,625.35    360    1-Dec-27
4579408      PLANO                TX    75093     SFD        7.75        7      $2,141.72    360    1-Dec-27
4581274      MORRISTOWN           NJ    7960      SFD        7.75        7      $2,668.28    360    1-Jan-28
4585520      SOMERSET             NJ    8873      SFD        7.5         7      $1,852.22    360    1-Dec-27
4595785      LAUREL HOLLOW        NY    11791     SFD       7.625        7      $4,193.68    360    1-Jan-28
4598412      PORT ORCHARD         WA    98366     SFD        7.75        7      $1,714.02    360    1-Dec-27
4599632      ELLICOTT CITY        MD    21043     SFD        7.5         7      $1,910.25    360    1-Nov-27
4603902      DALLAS               TX    75225     SFD       8.125        7      $2,308.80    360    1-Jun-27
4606085      TOWNSHIP OF PARSIPPANNJTO  7054      SFD       8.125        7      $1,692.90    360    1-Dec-27
4606683      SOUTH ORANGE         NJ    7079      SFD        7.75        7      $2,034.62    360    1-Jan-28
4608363      SHORT HILLS          NJ    7078      SFD       7.375        7      $2,674.30    360    1-Jan-28
4613735      ROSLYN HEIGHTS       NY    11577     SFD        8.25        7      $1,727.92    360    1-Dec-27
4613881      CHERRY HILL          NJ    8003      SFD        7.75        7       $795.22     360    1-Aug-27
4615883      ROCKVILLE CENTRE     NY    11572     SFD        8.25        7       $939.09     360    1-Jan-28
4619184      NAPERVILLE           IL    60564     SFD       7.875        7      $1,894.25    360    1-Dec-27
4627010      WEST ORANGE          NJ    7052      SFD        8.25        7       $939.09     360    1-Aug-27
4628795      HUNTINGTON           NY    11743     SFD       7.625        7      $2,760.40    360    1-Nov-27
4630352      BARNEGAT LIGHT       NJ    8006      SFD        8.75        7      $2,753.46    360    1-Dec-27
4632512      CENTERVILLE          UT    84014     SFD        7.25      6.984    $1,691.80    360    1-Dec-27
4634701      POINT LOOKOUT        NY    11569     SFD         8          7      $1,840.28    360    1-Mar-27
4634734      ARMONK               NY    10504     SFD        7.75        7      $3,589.19    240    1-Dec-17
4635015      MECHANICSVILLE       VA    23116     SFD        8.25        7       $901.52     360    1-Oct-27
4635063      MIAMI                FL    33143     SFD       7.375        7      $1,618.95    360    1-Jan-28
4637254      BLUE POINT           NY    11715     SFD       7.875        7      $2,196.97    360    1-Dec-27
4638313      NORTH ROYALTON       OH    44133     SFD        8.5         7      $1,847.70    360    1-Jul-27
4640262      SARATOGA             CA    95070     SFD        7.5         7      $2,447.26    360    1-Dec-27
4641614      BERNARDSVILLE        NJ    7924      SFD       7.125      6.859    $1,546.19    360    1-Dec-27
4641676      LONGMEADOW           MA    1106      SFD         8          7      $2,105.90    360    1-Dec-27
4641919      GLENDALE             CA    91201     SFD       8.125        7      $2,465.09    360    1-Oct-27
4643457      WOODMERE             NY    11598     SFD        8.25        7      $2,111.06    360    1-Sep-27
4643662      EAST HILLS           NY    11576     SFD         8          7      $2,935.06    360    1-Dec-27
4644455      SAN RAFAEL           CA    94901     SFD         8          7      $2,170.11    360    1-Jan-28
4644669      BOSTON               MA    2113      LCO         8          7      $2,025.20    360    1-Dec-27
4645249      SAN JOSE             CA    95131     SFD        7.75        7      $2,183.63    360    1-Dec-27
4645252      CHADDS FORD TOWNSHIP PA    19317     SFD        7.25      6.984    $1,654.28    360    1-Oct-27
4645504      LONG BEACH           NY    11561     SFD        7.75        7      $2,256.70    360    1-Dec-27
4647195      DANVILLE             CA    94526     SFD       7.875        7      $2,044.70    360    1-Dec-27
4647207      COCONUT CREEK        FL    33063     SFD       8.375        7       $684.07     360    1-Oct-27
4647329      SEDALIA              CO    80135     SFD        7.75        7      $2,507.44    360    1-Dec-27
4648198      WASHINGTON TOWNSHIP  NJ    7853      SFD        7.5         7      $1,919.35    360    1-Dec-27
4648332      BLUFFTON             SC    29910     SFD       7.875        7      $2,972.79    360    1-Nov-27
4648387      OVERLAND PARK        KS    66213     SFD         8          7      $2,285.68    360    1-Dec-27
4649214      COTO DE CAZA         CA    92679     SFD        7.85        7      $3,255.01    360    1-Sep-27
4649221      PASADENA             CA    91107     SFD        7.95        7      $2,921.13    360    1-Sep-27
4649275      HASTINGS-ON-HUDSON   NY    10706     SFD         8          7      $1,890.18    360    1-Sep-27
4649325      MIAMI                FL    33143     SFD        7.95        7      $1,898.74    360    1-Sep-27
4649410      FULLERTON            CA    92833     SFD        7.4         7      $1,661.72    360    1-Sep-27
4649658      GRAND RAPIDS         MI    49546     SFD       7.875        7      $2,186.08    360    1-Dec-27
4649820      MATAWAN TWP.         NJ    7747      SFD       7.875        7       $974.50     360    1-Nov-27
4649872      ROCKAWAY             NJ    7866      SFD       7.875        7      $1,202.89    360    1-Nov-27
4650606      FREDERICK            MD    21703     SFD        7.25      6.984    $1,919.22    354    1-May-27
4650759      KEENESBURG           CO    80643     SFD        7.75        7      $1,776.70    360    1-Dec-27
4650771      N. LITTLE ROCK       AR    72116     SFD        7.75        7      $2,693.71    360    1-Nov-27
4650969      LOOMIS               CA    95650     SFD         8          7      $3,475.11    360    1-Sep-27
4650984      GREENWICH            CT    6830      SFD        7.65        7      $4,257.09    360    1-Sep-27
4651011      SCOTTSDALE           AZ    85257     SFD         8          7       $469.61     360    1-Sep-27
4651020      BROOKLYN             NY    11225     SFD       8.375        7      $2,422.73    360    1-Oct-27
4651275      MARIETTA             GA    30066     SFD       7.625        7      $2,251.50    360    1-Nov-27
4651425      LAS VEGAS            NV    89134     SFD        7.75        7      $2,681.18    360    1-Oct-27
4651686      MANALAPAN            NJ    7726      SFD        7.75        7      $2,417.90    360    1-Dec-27
4651902      SOMERVILLE           NJ    8807      SFD       7.375        7      $2,113.47    360    1-Dec-27
4651988      THOUSAND OAKS        CA    91362     SFD       8.125        7      $1,799.81    360    1-Sep-27
4652555      KEY WEST             FL    33040     SFD       7.875        7      $1,865.24    360    1-Nov-27
4652839      CHICAGO              IL    60657     SFD        7.75        7      $2,851.33    360    1-Dec-27
4653075      RESTON               VA    20194     SFD        7.5         7      $2,552.14    360    1-Jan-28
4653472      WOODBURY             NY    11797     SFD        7.75        7      $2,579.08    360    1-Nov-27
4653607      NEW YORK             NY    10025     HCO        7.75        7      $1,361.19    360    1-Dec-27
4653619      POQUOSON             VA    23662     SFD        7.5         7      $2,044.50    360    1-Nov-27
4653626      SANTA ROSA           CA    95401     SFD       7.875        7      $2,864.02    360    1-Oct-27
4653639      TOPANGA              CA    90290     SFD        7.75        7      $2,159.98    360    1-Oct-27
4653659      SAN FRANCISCO        CA    94107     SFD       7.875        7      $2,462.34    360    1-Oct-27
4653776      PICKWICK DAM         TN    38365     SFD        7.75        7      $2,149.24    360    1-Nov-27
4653976      ANN ARBOR            MI    48104     SFD       7.125      6.859    $2,829.62    360    1-Jan-28
4654556      WOODINVILLE          WA    98072     SFD        7.55        7      $1,758.72    360    1-Sep-27
4654703      SAN JOSE             CA    95135     SFD        7.75        7      $1,663.51    360    1-Nov-27
4654802      ANNANDALE            NJ    8801      SFD        7.5         7      $2,475.22    360    1-Dec-27
4654882      CINCINNATI           OH    45233     SFD        7.5         7      $1,922.84    360    1-Dec-27
4654990      CATONSVILLE          MD    21228     SFD       7.625        7      $1,649.16    360    1-Jan-28
4654992      GLEN HEAD            NY    11545     THS       7.875        7      $1,493.65    360    1-Dec-27
4655103      MOUNT PENN           PA    19606     SFD        7.5         7       $373.03     360    1-Nov-27
4655211      WYCKOFF              NJ    7481      SFD       7.625        7      $1,663.32    360    1-Jan-28
4655282      MATAWAN              NJ    7747      SFD        7.75        7       $802.39     360    1-Dec-27
4655654      CLIFTON              VA    20124     SFD       7.875        7      $4,930.47    360    1-Dec-27
4655698      NOVATO               CA    94945     SFD        7.95        7      $1,567.19    360    1-Sep-27
4655701      PORT WASHINGTON      NY    11050     SFD       7.625        7      $2,231.68    360    1-Dec-27
4655713      ORINDA               CA    94563     SFD        7.75        7       $931.34     360    1-Sep-27
4655723      NEW YORK             NY    10010     COP        8.4         7      $1,942.69    360    1-Sep-27
4655828      VISTA                CA    92083     PUD        7.4         7       $734.62     360    1-Sep-27
4655948      OAKLAND              CA    94611     SFD        7.8         7      $2,355.42    360    1-Sep-27
4655953      GILROY               CA    95020     SFD        7.65        7      $1,993.74    360    1-Sep-27
4656165      LAGUNA BEACH         CA    92651     SFD        8.5         7      $2,214.47    360    1-Nov-27
4656197      BEND                 OR    97701     SFD       7.375        7      $1,726.69    360    1-Dec-27
4656206      WESTPORT             CT    6880      SFD        7.75        7      $2,203.69    360    1-Dec-27
4656235      NEWPORT BEACH        CA    92663     SFD       7.875        7      $2,186.08    360    1-Oct-27
4656338      CHESAPEAKE CITY      MD    21915     SFD         8          7      $3,169.86    360    1-Nov-27
4656345      LOWER MERION TOWNSHIPPA    19066     SFD       7.125      6.859    $2,452.34    360    1-Nov-27
4656379      PALOS VERDES ESTATES CA    90274     SFD        7.5         7      $2,796.86    360    1-Sep-27
4656387      SUNNYVALE            CA    94086     LCO        7.75        7      $1,730.86    360    1-Sep-27
4656551      GLENDALE             CA    91207     SFD        7.6         7      $2,259.44    360    1-Sep-27
4656555      PISMO BEACH          CA    93449     SFD        7.9         7      $1,919.50    360    1-Sep-27
4656557      NANTUCKET            MA    2554      SFD        7.25      6.984    $2,619.56    360    1-Jan-28
4656691      MCDONOUGH            GA    30253     SFD        7.5         7      $2,097.64    360    1-Nov-27
4656711      SAN FRANCISCO        CA    94116     SFD        7.75        7      $3,094.91    360    1-Dec-27
4656854      BOYNTON BEACH        FL    33426     PUD        8.25        7       $338.07     360    1-Sep-27
4656874      BOYNTON BEACH        FL    33437     SFD        7.9         7       $391.75     360    1-Sep-27
4656882      SANTA BARBARA        CA    93105     SFD        7.65        7      $1,951.17    360    1-Sep-27
4656985      OSSINING             NY    10562     SFD       8.375        7      $1,021.54    360    1-Dec-27
4657120      CORONADO             CA    92118     SFD       7.875        7      $2,900.28    360    1-Dec-27
4657153      GUILFORD             CT    6437      SFD        7.35        7       $964.57     360    1-Sep-27
4657171      SAN JOSE             CA    95135     LCO        7.85        7      $1,627.51    360    1-Sep-27
4657195      CARLSBAD             CA    92009     SFD        7.75        7      $1,341.13    360    1-Sep-27
4657348      CERRITOS             CA    90703     SFD       7.625        7      $1,799.22    360    1-Dec-27
4657401      LOS GATOS            CA    95032     SFD        7.5         7      $1,957.81    360    1-Sep-27
4657415      WALNUT CREEK         CA    94596     SFD        7.45        7      $2,059.56    360    1-Sep-27
4657426      WOODLAND HILLS       CA    91364     SFD        7.55        7      $1,651.21    360    1-Sep-27
4657435      SAN RAMON            CA    94583     SFD        7.65        7      $2,185.31    360    1-Sep-27
4657491      PALMDALE             CA    93591     SFD        7.85        7       $423.16     360    1-Sep-27
4657640      MILPITAS             CA    95035     SFD       7.875        7      $1,392.13    360    1-Nov-27
4657735      POTOMAC              MD    20854     SFD        7.75        7      $1,823.99    360    1-Nov-27
4658278      CARLSBAD             CA    92009     SFD       7.875        7      $3,625.35    360    1-Nov-27
4658417      COMMACK              NY    11725     SFD         8          7      $1,951.82    360    1-Dec-27
4658650      COLUMBIA             MD    21044     SFD       7.375        7      $2,089.99    360    1-Dec-27
4658764      MELBOURNE            KY    41059     SFD       7.625        7      $1,920.95    360    1-Dec-27
4658784      CORAL SPRINGS        FL    33076     SFD        7.75        7      $1,574.68    360    1-Dec-27
4658849      MONTAUK              NY    11954     SFD        7.5         7      $2,520.67    360    1-Dec-27
4658925      MONTCLAIR TOWNSHIP   NJ    7042      SFD       7.625        7      $1,769.48    360    1-Dec-27
4658998      MILLBRAE             CA    94030     SFD       7.625        7      $2,253.62    360    1-Nov-27
4659015      TOPANGA AREA         CA    90290     SFD       7.625        7      $1,855.30    360    1-Nov-27
4659292      ALAMO                CA    94507     SFD        7.75        7      $3,725.35    360    1-Oct-27
4659301      SEVERNA PARK         MD    21146     SFD       7.875        7      $1,812.67    360    1-Dec-27
4659380      SAN DIEGO            CA    92107     SFD        7.5         7      $2,097.65    360    1-Sep-27
4659400      SANDY                UT    84093     SFD       7.625        7      $2,197.00    360    1-Dec-27
4659401      ANGIER               NC    27501     SFD        7.75        7      $2,077.60    360    1-Jan-28
4659573      LOS GATOS            CA    95032     SFD       7.625        7      $2,831.18    360    1-Jan-28
4659581      CORRALITOS           CA    95076     SFD       7.125      6.859    $3,471.00    360    1-Jan-28
4659591      PORT CHARLOTTE       FL    33952     SFD        8.25        7       $591.25     360    1-Aug-27
4659636      NOVATO               CA    94945     SFD        8.45        7      $1,297.31    360    1-Aug-27
4659726      PORTLAND             OR    97203     SFD        8.2         7       $782.16     360    1-Oct-27
4659813      CLAREMONT            CA    91711     SFD        7.5         7      $2,550.74    360    1-Nov-27
4659816      ENGLEWOOD            CO    80111     SFD        7.5         7      $2,052.20    360    1-Jan-28
4659844      LITTLE ROCK          AR    72227     SFD        7.5         7      $1,608.19    360    1-Dec-27
4660026      SIMI VALLEY          CA    93065     SFD         8          7      $2,605.23    360    1-Oct-27
4660070      TEMECULA             CA    92592     SFD         8          7      $2,788.31    360    1-Oct-27
4660102      WEST PALM BEACH      FL    33417     PUD        7.95        7       $449.13     360    1-Oct-27
4660179      ANAHEIM              CA    92807     SFD        7.5         7      $1,648.75    360    1-Dec-27
4660245      HOLLISTER            CA    95023     SFD        7.85        7      $1,141.43    360    1-Sep-27
4660252      SAN FRANCISCO        CA    94110     MF2        7.85        7      $3,030.78    360    1-Sep-27
4660275      GILROY               CA    95020     LCO        8.05        7       $479.22     360    1-Sep-27
4660293      REDONDO BEACH        CA    90277     SFD        7.5         7      $2,123.52    360    1-Sep-27
4660297      SAN JOSE             CA    95134     LCO        7.9         7      $1,497.22    360    1-Sep-27
4660396      TORRANCE             CA    90505     SFD        7.55        7      $1,944.92    360    1-Sep-27
4660467      CALEXICO             CA    92231     SFD        7.5         7       $524.42     360    1-Nov-27
4660550      SOUTH PASADENA       CA    91030     SFD         8          7      $2,524.15    360    1-Oct-27
4660553      SONORA               CA    95370     SFD       7.875        7      $1,769.17    360    1-Dec-27
4660559      SAN DIEGO            CA    92128     SFD        7.5         7      $2,517.17    360    1-Oct-27
4660574      PALM HARBOR          FL    34685     PUD        7.8         7       $302.35     360    1-Sep-27
4660629      ST PETERSBURG        FL    33715     LCO        8.1         7       $471.86     360    1-Sep-27
4660642      HOUSTON              TX    77042     SFD        7.65        7      $1,388.52    360    1-Sep-27
4660661      EDMONDS              WA    98020     SFD        7.75        7      $3,116.39    360    1-Jan-28
4660677      NORTH MIAMI BEACH    FL    33160     HCO        8.4         7       $266.65     360    1-Sep-27
4660688      SEATTLE              WA    98116     SFD        7.45        7      $1,649.04    360    1-Sep-27
4660698      ENUMCLAW             WA    98022     SFD        7.5         7      $1,500.52    360    1-Sep-27
4660707      TAMARAC              FL    33319     SFD        7.95        7       $219.09     360    1-Sep-27
4660735      STATEN ISLAND        NY    10310     SFD        8.25        7      $1,045.77    360    1-Jan-28
4660793      SAN ANTONIO          TX    78230     SFD       7.375        7      $2,182.54    360    1-Dec-27
4660846      CHATSWORTH           CA    91311     SFD        8.25        7      $2,148.63    360    1-Dec-27
4660892      DEERFIELD BEACH      FL    33442     SFD        8.1         7       $791.12     360    1-Sep-27
4660898      HOLLYWOOD            FL    33021     LCO        7.95        7       $599.57     360    1-Sep-27
4660921      HALLANDALE           FL    33009     HCO        8.35        7       $545.99     360    1-Sep-27
4660925      HALLANDALE           FL    33009     HCO        8.1         7       $385.19     360    1-Sep-27
4660929      PLANTATION           FL    33322     SFD        7.85        7       $314.66     360    1-Sep-27
4660938      FORT LAUDERDALE      FL    33308     HCO        8.1         7       $985.20     360    1-Sep-27
4660944      SARATOGA             CA    95070     SFD        7.75        7      $4,011.91    360    1-Dec-27
4660989      GREAT NECK           NY    11024     SFD        7.6         7      $2,379.48    360    1-Sep-27
4661109      ST GEORGE'S          DE    19733     SFD        7.5         7       $598.53     360    1-Oct-27
4661169      UPPER NYACK          NY    10960     SFD        7.75        7      $1,748.05    360    1-Sep-27
4661175      NEW YORK             NY    10021     COP        8.35        7       $787.13     360    1-Sep-27
4661204      EAST HAMPTON         NY    11937     SFD        8.25        7      $1,502.54    360    1-Jan-28
4661394      EAST HAMPTON         NY    11937     SFD         8          7      $1,966.49    360    1-Jan-28
4661725      WESTHAMPTON          NY    11977     SFD       8.125        7      $1,930.50    360    1-Dec-27
4661753      LOMITA               CA    90717     SFD       7.375        7      $1,353.73    360    1-Dec-27
4661832      LINDENHURST          NY    11757     SFD       7.875        7       $732.33     360    1-Jan-28
4661884      CORDOVA              TN    38018     SFD        7.75        7      $2,285.36    360    1-Dec-27
4661916      ALAMEDA              CA    94502     SFD       7.625        7      $2,544.52    360    1-Nov-27
4661958      HOLMDEL              NJ    7733      SFD       7.375        7      $1,933.90    360    1-Jan-28
4662001      BELLE MEAD           NJ    8502      SFD        7.5         7      $3,006.63    360    1-Jan-28
4662146      YORBA LINDA          CA    92887     SFD       7.625        7      $2,728.54    360    1-Dec-27
4662313      MIDDLETOWN           NJ    7701      SFD       7.875        7      $1,769.17    360    1-Dec-27
4662357      EUGENE               OR    97405     SFD        7.25      6.984    $3,956.63    360    1-Dec-27
4662589      SALT LAKE CITY       UT    84111     SFD        7.75        7      $3,940.27    360    1-Dec-27
4662691      AMAGANSETT           NY    11930     SFD       7.875        7      $2,175.21    360    1-Jan-28
4662758      BROOKLYN             NY    11229     MF2       8.125        7      $2,226.61    360    1-Dec-27
4662764      LAGUNA NIGEL         CA    92677     SFD       7.625        7      $1,939.35    360    1-Dec-27
4662804      LARCHMONT            NY    10538     SFD        7.5         7      $1,748.04    360    1-Jan-28
4662865      WAYNE                NJ    7470      SFD       7.875        7      $1,827.18    360    1-Dec-27
4663073      FLORHAM PARK         NJ    7932      SFD         7        6.734    $1,846.22    360    1-Jan-28
4663293      CINCINNATI           OH    45248     SFD       7.375        7      $1,657.62    360    1-Dec-27
4663305      LA MIRADA            CA    90638     PUD        7.75        7      $1,662.08    360    1-Dec-27
4663314      TROY                 OH    45373     SFD        7.75        7      $1,862.68    360    1-Dec-27
4663366      ST LEONARD           MD    20685     SFD         8          7      $2,338.51    360    1-Nov-27
4663370      VALLEY FORGE         PA    19481     SFD        7.75        7      $2,091.92    360    1-Oct-27
4663377      PROSPECT             KY    40059     SFD        7.75        7      $2,945.89    360    1-Oct-27
4663387      COLTS NECK           NJ    7722      SFD         8          7      $4,303.53    360    1-Oct-27
4663433      PARK CITY            UT    84098     SFD        7.5         7      $2,447.25    360    1-Dec-27
4663503      MISSION VIEJO        CA    92691     SFD       7.875        7      $2,079.86    360    1-Oct-27
4663517      WEST FRIENDSHIP      MD    21794     SFD       7.875        7      $2,228.50    360    1-Nov-27
4663518      MADISON              NJ    7940      SFD        7.5         7      $2,328.39    360    1-Dec-27
4663717      WESTHAMPTON BEACH    NY    11978     SFD         8          7      $1,948.15    360    1-Dec-27
4663838      NEWPORT BEACH        CA    92660     SFD         8          7      $2,993.76    360    1-Nov-27
4663981      FRANKLIN             TN    37069     SFD         8          7      $2,160.21    360    1-Dec-27
4663989      REDWOOD CITY         CA    94061     SFD       7.375        7      $1,836.61    360    1-Jan-28
4664034      JASPER               IN    47546     SFD         8          7       $744.77     360    1-Nov-27
4664065      UPLAND               CA    91784     SFD       7.875        7      $2,559.49    360    1-Oct-27
4664071      NORTHBROOK           IL    60062     SFD       7.125      6.859    $3,368.60    360    1-Oct-27
4664095      WASHINGTON           DC    20036     THS        7.75        7      $2,177.90    360    1-Oct-27
4664260      MERIDIAN             ID    83642     SFD       7.625        7      $2,615.30    360    1-Dec-27
4664299      GALLATIN             TN    37066     SFD        7.25      6.984    $1,889.63    360    1-Dec-27
4664415      IRVINE               CA    92612     PUD        7.75        7      $2,399.99    360    1-Dec-27
4664423      WALL                 NJ    7719      SFD        7.25      6.984    $1,569.01    360    1-Jan-28
4664676      RANCHO PALOS VERDES  CA    90275     PUD       7.625        7      $3,107.22    360    1-Dec-27
4664852      LEWES BEACH          DE    19958     SFD       7.625        7      $2,123.39    360    1-Dec-27
4664904      HAMPTON COVE         AL    35763     SFD        7.75        7      $2,229.47    360    1-Nov-27
4665133      VIRGINIA BEACH       VA    23454     SFD       7.875        7      $2,652.67    360    1-Dec-27
4665281      NORTH BEND           WA    98045     SFD       7.875        7      $1,748.87    360    1-Dec-27
4665445      SACRAMENTO           CA    95831     SFD        7.5         7      $3,125.49    360    1-Dec-27
4665456      FAR HILLS            NJ    7931      LCO       7.625        7      $3,185.08    360    1-Jan-28
4665662      SEAL BEACH           CA    90740     SFD        7.75        7      $2,804.76    360    1-Dec-27
4665678      SCARSDALE            NY    10583     SFD        7.75        7      $2,034.62    360    1-Jan-28
4665690      WESTMINSTER          CO    80030     SFD       7.875        7      $2,668.26    360    1-Jan-28
4665961      SANDY                UT    84092     SFD       7.625        7      $2,610.54    240    1-Nov-17
4666117      DARIEN               IL    60561     SFD       8.125        7      $2,465.10    360    1-Jan-28
4666157      LUTHERVILLE          MD    21093     SFD       7.875        7      $3,625.35    360    1-Nov-27
4666165      IRVINE               CA    92606     SFD        7.5         7      $1,957.80    360    1-Dec-27
4666281      WATER MILL           NY    11976     SFD       8.125        7      $2,732.39    360    1-Dec-27
4666358      REDWOOD CITY         CA    94062     SFD       7.375        7      $2,693.64    360    1-Dec-27
4666403      IRVINGTON            NY    10533     SFD        7.75        7      $1,934.32    360    1-Jan-28
4666631      MANALAPAN            NJ    7601      SFD        8.25        7      $2,704.56    360    1-Dec-27
4666650      EAST LYME            CT    6333      SFD        7.75        7      $1,755.22    360    1-Dec-27
4666653      IRVINE               CA    92620     PUD        7.75        7      $2,160.70    360    1-Dec-27
4666886      MONMOUTH BEACH       NJ    7750      SFD         7        6.734    $1,862.85    360    1-Jan-28
4667038      SEACAUCUS            NJ    7094      SFD        8.25        7      $1,126.90    360    1-Dec-27
4667063      BOCA RATON           FL    33496     SFD         8          7       $513.64     360    1-Dec-27
4667233      SANTA BARBARA        CA    93105     SFD       7.375        7      $2,127.28    360    1-Jan-28
4667514      AUSTIN               TX    78759     SFD       7.375        7      $2,210.17    360    1-Dec-27
4667549      INTERLAKEN           NJ    7712      SFD       7.375        7      $1,436.61    360    1-Dec-27
4667592      LAGUNA NIGUEL        CA    92677     SFD       7.625        7      $1,702.24    360    1-Jan-28
4667662      IRVINE               CA    92714     PUD        8.25        7      $2,223.75    360    1-Dec-27
4667670      DALLAS               TX    75229     SFD       7.625        7      $2,649.27    360    1-Dec-27
4667752      YORBA LINDA          CA    92886     SFD        7.75        7      $2,034.61    360    1-Dec-27
4667787      BASKING RIDGE        NJ    7920      SFD       7.625        7      $2,696.70    360    1-Jan-28
4667818      ELLICOTT CITY        MD    21042     SFD        7.75        7      $1,737.30    360    1-Dec-27
4667823      COROLLA              NC    27927     SFD       8.125        7      $1,782.00    360    1-Dec-27
4667870      ST. LOUIS            MO    63131     SFD        7.75        7      $1,934.32    360    1-Dec-27
4667907      LAKEWOOD             WA    98498     SFD       7.875        7      $3,567.34    360    1-Dec-27
4667915      HOLLYWOOD            FL    33021     SFD         8          7      $1,144.68    360    1-Dec-27
4667940      BELLEVUE             ID    83313     SFD       7.625        7      $1,946.44    360    1-Dec-27
4667979      ANAHEIM              CA    92807     SFD       7.875        7      $1,960.59    360    1-Dec-27
4667984      ELLICOTT CITY        MD    21042     SFD        7.75        7      $4,298.48    360    1-Dec-27
4668019      FRESNO               CA    93711     SFD       7.875        7      $1,656.06    360    1-Dec-27
4668060      SEWICKLEY            PA    15143     SFD         8          7      $3,903.63    360    1-Dec-27
4668087      EVERGREEN            CO    80439     SFD        7.75        7      $3,037.59    360    1-Nov-27
4668100      LOS ANGELES          CA    90068     SFD       7.375        7      $2,779.97    360    1-Dec-27
4668113      CARLSBAD             CA    92009     PUD       7.875        7      $1,759.02    360    1-Dec-27
4668156      PORT LUDLOW          WA    98365     SFD        7.5         7      $2,359.85    360    1-Dec-27
4668182      EDMONDS              WA    98020     SFD       7.625        7      $2,010.13    360    1-Dec-27
4668220      LOVELAND             OH    45140     SFD        7.25      6.984    $1,569.01    360    1-Jan-28
4668308      CLARKSVILLE          MD    21029     SFD       7.375        7      $1,640.36    360    1-Jan-28
4668318      NORTH HOLLYWOOD      CA    91602     SFD       7.625        7      $2,717.93    360    1-Dec-27
4668506      SCARSDALE            NY    10583     SFD         8          7      $1,687.66    360    1-Jan-28
4668523      BROOKLYN             NY    11235     SFD        7.75        7      $3,581.70    360    1-Dec-27
4668566      SAN JOSE             CA    95120     PUD       7.875        7      $2,381.86    360    1-Dec-27
4668575      PAWLEYS ISLAND       SC    29585     HCO       7.875        7      $1,972.19    360    1-Dec-27
4668660      LITTLETON            CO    80121     SFD        7.5         7      $2,657.02    360    1-Dec-27
4668906      SEATTLE              WA    98126     SFD       7.375        7      $2,876.66    360    1-Dec-27
4668921      HOLLISTER            CA    95023     SFD       7.875        7      $1,735.10    360    1-Dec-27
4668945      POWAY                CA    92064     SFD       7.875        7      $2,175.21    360    1-Dec-27
4669044      SAN JOSE             CA    95135     SFD       8.125        7      $3,029.39    360    1-Nov-27
4669086      SAN JOSE             CA    95118     SFD        7.5         7      $3,244.36    360    1-Dec-27
4669095      SAVANNAH             GA    31401     SFD       7.875        7      $1,794.55    360    1-Nov-27
4669144      CORVALLIS            OR    97330     SFD        7.5         7      $1,873.89    360    1-Dec-27
4669153      BEDFORD              MA    1730      SFD       7.375        7      $1,574.74    360    1-Dec-27
4669170      ROCKFORD             MI    49341     SFD       7.875        7      $1,812.68    360    1-Dec-27
4669174      POQUOSON             VA    23662     SFD        7.75        7      $2,147.09    360    1-Dec-27
4669210      SANTA FE             NM    87501     SFD       7.625        7      $2,406.50    360    1-Dec-27
4669217      CASTRO VALLEY        CA    94546     SFD       7.875        7      $2,167.96    360    1-Dec-27
4669393      CHESTERFIELD         MO    63017     SFD       7.625        7      $2,400.13    360    1-Dec-27
4669434      BROOKFIELD           WI    53005     SFD        7.5         7      $1,887.88    360    1-Dec-27
4669702      BAKERSFIELD          CA    93301     SFD         8          7      $2,542.50    360    1-Nov-27
4669759      MANASSAS             VA    20112     SFD        8.25        7      $2,064.49    360    1-Dec-27
4669806      SANTA ANA            CA    92707     SFD       7.625        7      $2,236.63    360    1-Dec-27
4669972      SOUTHAMPTON          NY    11968     SFD       7.875        7      $2,356.48    360    1-Jan-28
4670042      SAN DIEGO            CA    92124     LCO        7.75        7       $716.42     360    1-Dec-27
4670158      FAIRFAX              VA    22031     SFD        8.25        7      $2,839.79    360    1-Dec-27
4670314      SHOREHAM             NY    11786     SFD        7.75        7      $1,576.11    360    1-Dec-27
4670434      FRANKLIN             MA    2038      SFD        7.5         7      $1,603.30    360    1-Dec-27
4670503      FAIRFIELD            CT    6430      SFD        7.75        7      $1,916.41    360    1-Jan-28
4670504      CINCINNATI           OH    45242     SFD       7.875        7      $2,352.85    360    1-Jan-28
4670507      SALEM                OR    97304     SFD         8          7      $1,805.07    360    1-Dec-27
4670520      SEATTLE              WA    98115     SFD       7.625        7      $2,208.32    360    1-Dec-27
4670571      CALABASH             NC    28467     LCO        8.25        7       $343.71     360    1-Jan-28
4670632      LAKE FOREST PARK     WA    98155     SFD        7.25      6.984    $1,896.45    360    1-Dec-27
4670643      PARK CITY            UT    84060     PUD        7.75        7      $3,318.42    360    1-Nov-27
4670655      SANDY                UT    84092     SFD         8          7      $1,639.96    360    1-Nov-27
4670660      ALTADENA             CA    91001     SFD       7.375        7      $2,072.03    360    1-Dec-27
4670787      WASHINGTON           DC    20007     SFD       7.625        7      $4,453.08    360    1-Dec-27
4670988      OLYMPIA              WA    98502     SFD        7.75        7      $2,229.83    360    1-Dec-27
4671033      LAS VEGAS            NV    89118     SFD        7.5         7      $1,845.93    360    1-Dec-27
4671036      ATLANTA              GA    30309     SFD        7.5         7      $3,146.47    360    1-Sep-27
4671050      SOMERSET             NJ    8873      SFD        7.25      6.984    $1,691.46    360    1-Dec-27
4671097      WESTPORT             CT    6880      SFD       7.625        7      $2,831.17    360    1-Dec-27
4671182      CAROLINA BEACH       NC    28428     SFD       7.625        7      $1,626.51    240    1-Dec-17
4671240      WESTHAMPTON BEACH    NY    11978     LCO       8.125        7       $668.25     360    1-Dec-27
4671279      DAVIE                FL    33325     SFD       7.875        7       $470.21     360    1-Dec-27
4671280      SEWELL               NJ    8080      SFD        7.75        7       $358.21     360    1-Dec-27
4671341      KERRVILLE            TX    78028     SFD        8.25        7      $2,629.44    360    1-Nov-27
4671461      PALM BEACH GARDENS   FL    33418     SFD        7.75        7      $2,117.00    360    1-Dec-27
4671469      MARTINEZ             CA    94553     SFD        7.5         7      $1,552.26    360    1-Dec-27
4671504      PARKLAND             FL    33067     SFD       7.625        7      $2,300.33    360    1-Dec-27
4671512      TRABUCO CANYON       CA    92679     PUD       8.125        7      $2,331.45    360    1-Dec-27
4671588      OCEAN CITY           NJ    8226      SFD       7.875        7      $1,728.57    360    1-Dec-27
4671801      TOPANGA              CA    90290     SFD       7.625        7      $1,118.32    360    1-Dec-27
4671915      SANTA CLARA          CA    95051     SFD        7.75        7      $1,884.17    360    1-Dec-27
4672047      ALPHARETTA           GA    30005     SFD       6.875      6.609    $1,482.82    360    1-Dec-27
4672208      EUGENE               OR    97401     SFD        7.75        7      $2,417.90    360    1-Dec-27
4672269      RANDOLPH             NJ    7869      SFD       8.125        7      $1,670.62    360    1-Dec-27
4672337      OCEAN CITY           MD    21842     SFD       7.875        7      $2,392.73    360    1-Dec-27
4672398      REDWOOD CITY         CA    94061     LCO        7.75        7      $1,826.86    360    1-Dec-27
4672428      CINCINNATI           OH    45241     SFD       7.125      6.859    $3,018.26    360    1-Dec-27
4672511      BIG SANDY            TX    75755     SFD        7.75        7      $2,636.40    360    1-Dec-27
4672586      BEND                 OR    97702     SFD        7.5         7      $2,447.25    360    1-Dec-27
4672629      SAN FRANCISCO        CA    94132     SFD       7.875        7      $2,043.25    360    1-Nov-27
4672638      PLANO                TX    75093     SFD       7.875        7      $2,348.14    360    1-Nov-27
4672676      SAN FRANCISCO        CA    94121     SFD       7.875        7      $2,323.85    360    1-Nov-27
4672708      HUNTINGTON           NY    11743     SFD        7.75        7      $2,179.33    360    1-Jan-28
4672723      SAN FRANCISCO        CA    94122     SFD       7.875        7      $1,653.16    360    1-Dec-27
4672781      WILLOW SPRINGS       IL    60480     SFD       7.875        7      $1,464.64    360    1-Dec-27
4672784      KENT                 WA    98042     SFD       7.625        7      $1,762.41    360    1-Dec-27
4672835      SEATTLE              WA    98177     SFD        7.75        7      $1,627.69    360    1-Dec-27
4672953      ALPHARETTA           GA    30004     SFD        7.5         7      $1,793.49    360    1-Dec-27
4672990      OZONE PARK           NY    11417     LCO        8.25        7       $760.29     360    1-Jan-28
4673013      SANTA MONICA         CA    90404     SFD         8          7      $1,737.56    360    1-Jan-28
4673029      MILLVILLE            DE    19970     LCO       8.125        7       $789.65     360    1-Jan-28
4673177      WILTON               CA    95693     SFD        7.5         7      $2,223.50    360    1-Dec-27
4673263      LOS ANGELES          CA    90048     SFD        7.5         7      $2,209.52    360    1-Jan-28
4673317      VIRGINIA BEACH       VA    23452     SFD        7.5         7      $1,845.93    360    1-Dec-27
4673482      THE WOODLANDS        TX    77382     SFD        7.25      6.984    $1,463.95    360    1-Dec-27
4673539      ROSLYN               NY    11577     SFD        7.75        7      $2,177.90    360    1-Jan-28
4673576      LOOMIS               CA    95650     SFD       7.875        7      $1,797.81    360    1-Dec-27
4673682      HUNTINGTON BEACH     CA    92648     PUD       7.625        7      $2,660.60    360    1-Dec-27
4673815      PALM BEACH GARDENS   FL    33410     SFD       7.875        7      $2,900.28    360    1-Dec-27
4673842      HOT SPRINGS VILLAGE  AR    71909     SFD        7.5         7      $1,828.80    360    1-Nov-27
4674417      BRIGHTON             MI    48116     SFD        8.25        7      $2,853.32    360    1-Dec-27
4674516      LOWELL               AR    72745     SFD        7.25      6.984    $1,619.49    360    1-Dec-27
4674724      WAUKESHA             WI    53186     SFD       7.625        7      $1,642.09    360    1-Jan-28
4675660      LOS ANGELES          CA    90210     SFD        7.75        7      $3,295.50    360    1-Jan-28
4675678      WOODBURY             NY    11797     SFD        7.5         7      $3,205.90    360    1-Jan-28
4676328      REDWOOD CITY         CA    94065     SFD        7.75        7      $1,712.23    360    1-Nov-27
4676361      MURRAY               UT    84107     SFD       7.875        7      $1,761.92    360    1-Nov-27
4676600      AGOURA HILLS         CA    91301     SFD        7.75        7      $2,514.61    360    1-Nov-27
4676915      BAKERSFIELD          CA    93312     SFD       7.625        7      $1,727.02    360    1-Dec-27
4676999      PUYALLUP             WA    98373     SFD        8.25        7      $1,630.25    360    1-Nov-27
4677073      SAN RAMON            CA    94583     SFD       7.875        7      $2,037.45    360    1-Dec-27
4677099      SARATOGA             CA    95070     SFD        7.75        7      $1,940.40    360    1-Nov-27
4677231      LANCASTER            CA    93536     SFD       7.875        7      $2,218.71    360    1-Nov-27
4677317      GYPSUM               CO    81637     SFD        7.75        7      $1,662.08    360    1-Dec-27
4677328      GLEN ELLEN           CA    95442     SFD        7.75        7      $1,792.46    360    1-Nov-27
4677331      MIDLOTHIAN           TX    76065     SFD       7.875        7      $1,769.54    360    1-Dec-27
4677419      CHINO HILLS          CA    91709     SFD        7.75        7      $1,611.93    360    1-Nov-27
4677488      PARK CITY            UT    84098     SFD         8          7      $2,034.73    360    1-Dec-27
4677756      MONTVALE             NJ    7675      SFD        7.25      6.984    $1,616.76    360    1-Dec-27
4677963      WILMINGTON           MA    1887      SFD       7.625        7      $1,901.84    360    1-Nov-27
4678002      ARLINGTON            TX    76016     SFD       7.875        7      $1,809.05    360    1-Nov-27
4678030      ESCONDIDO            CA    92026     SFD        7.5         7      $1,817.96    360    1-Nov-27
4678048      BUENA VISTA          CO    81211     SFD       7.375        7      $2,265.42    360    1-Jan-28
4678054      MENLO PARK           CA    94025     SFD        7.75        7      $2,865.65    360    1-Jan-28
4678106      WESTBURY             NY    11590     SFD        7.75        7       $779.10     360    1-Jan-28
4678261      ENCINO               CA    91436     SFD        7.75        7      $2,693.72    360    1-Dec-27
4678354      LEESBURG             VA    20175     SFD        7.75        7      $2,082.26    360    1-Jan-28
4678388      FAIRFAX              VA    22033     SFD       7.875        7      $3,139.55    360    1-Dec-27
4678470      TARZANA              CA    91356     SFD        8.25        7      $2,944.97    360    1-Dec-27
4678521      YARMOUTH             ME    4096      SFD       7.375        7      $2,002.96    360    1-Dec-27
4678540      ROCKLIN              CA    95765     SFD        8.25        7      $1,761.35    360    1-Dec-27
4678747      SAN DIEGO            CA    92129     SFD        7.75        7      $1,719.39    360    1-Nov-27
4678821      SANTA CLARA          CA    95051     SFD        7.5         7      $1,594.21    360    1-Nov-27
4678859      LAS VEGAS            NV    89134     SFD       7.875        7      $2,309.71    360    1-Oct-27
4679112      BOCA RATON           FL    33434     SFD       7.625        7      $2,158.78    360    1-Jan-28
4679185      RALEIGH              NC    27607     SFD        7.5         7      $2,225.26    360    1-Jan-28
4679362      SAN DIEGO            CA    92131     SFD       7.875        7      $1,742.70    360    1-Dec-27
4679422      HOUSTON              TX    77024     SFD        7.75        7      $6,216.67    360    1-Dec-27
4679701      ORANGE CITY          FL    32763     SFD       7.625        7       $315.68     360    1-Jan-28
4679705      CUPERTINO            CA    95014     SFD         8          7      $1,863.77    360    1-Jan-28
4679827      CINCINNATI           OH    45208     SFD        7.5         7      $1,101.26    360    1-Jan-28
4680008      SANIBEL              FL    33957     SFD       7.875        7      $2,537.75    360    1-Jan-28
4680009      EL CAJON             CA    92019     SFD        8.25        7      $1,940.52    360    1-Dec-27
4680064      THOUSAND OAKS        CA    91360     SFD       7.125      6.859    $1,886.41    360    1-Nov-27
4680071      FOUNTAIN VALLEY      CA    92708     SFD        7.75        7      $1,208.95    360    1-Nov-27
4680110      MILLBRAE             CA    94030     SFD        7.75        7      $2,142.08    360    1-Dec-27
4680181      POMPANO BEACH        FL    33062     SFD        7.5         7      $1,048.83    360    1-Dec-27
4680351      ENCINITAS            CA    92024     SFD        7.75        7      $1,885.24    360    1-Dec-27
4680399      STATEN ISLAND        NY    10307     SFD       7.875        7      $1,761.20    360    1-Jan-28
4680536      THE SEA RANCH        CA    95497     SFD        7.5         7      $2,055.69    360    1-Nov-27
4680548      RICHMOND             VA    23226     SFD       7.875        7      $2,370.98    360    1-Nov-27
4680569      KAYSVILLE            UT    84037     SFD        7.75        7      $2,686.55    360    1-Jan-28
4680570      CHULA VISTA          CA    91902     SFD       7.625        7      $1,656.24    360    1-Dec-27
4680923      HOUSTON              TX    77056     SFD        8.25        7      $1,872.91    360    1-Dec-27
4681555      SOUTH SAN FRANCISCO  CA    94080     LCO        7.75        7       $716.41     360    1-Dec-27
4681923      WOODLAND HILLS       CA    91303     SFD         8          7      $1,115.32    360    1-Dec-27
4682125      AUSTIN               TX    78727     SFD       8.125        7       $428.80     360    1-Jan-28
4682302      WELLINGTON           FL    33414     SFD        7.75        7      $2,063.27    360    1-Jan-28
4682609      GILROY               CA    95020     SFD        7.5         7      $3,146.47    360    1-Jan-28
4682897      CORAL GABLES         FL    33134     SFD        7.75        7      $2,091.93    360    1-Jan-28
4683071      MECHANICSVILLE       MD    20659     SFD       7.875        7      $2,117.21    360    1-Dec-27
4683137      FLAGSTAFF            AZ    86001     SFD        7.5         7      $2,097.65    360    1-Dec-27
4683467      STATEN ISLAND        NY    10314     SFD       8.125        7      $1,076.62    360    1-Dec-27
4683872      SUWANEE              GA    30174     SFD        7.75        7      $2,034.61    360    1-Dec-27
4684444      DIAMOND BAR          CA    91765     SFD        7.75        7      $1,740.88    360    1-Nov-27
4684857      WOODSTOCK            GA    30189     SFD       7.625        7      $1,815.49    360    1-Dec-27
4685334      NEWPORT BEACH        CA    92660     SFD         8          7      $2,973.95    360    1-Dec-27
4685629      SAN DIEGO            CA    92111     SFD        7.75        7       $917.01     360    1-Dec-27
4685741      LAGUNA NIGUEL        CA    92677     SFD       7.875        7      $1,247.12    360    1-Dec-27
4686008      SAN DIEGO            CA    92130     SFD       7.375        7      $2,099.65    360    1-Dec-27
4686547      TULSA                OK    74136     SFD        7.5         7      $3,017.11    360    1-Dec-27
4686551      FAYETTEVILLE         AR    72701     SFD        7.5         7      $1,987.52    360    1-Jan-28
4687149      CHATSWORTH           CA    91311     SFD       7.875        7      $2,639.26    360    1-Dec-27
4687465      CARLSBAD             CA    92009     SFD       7.875        7      $1,848.93    360    1-Dec-27
6142743      COLLEGE STATION      TX    77845     SFD       7.875        7      $1,602.40    360    1-Aug-27
6171401      COLORADO SPRINGS     CO    80906     SFD        7.5         7      $1,538.27    360    1-Oct-27
6178788      WEST DES MOINES      IA    50266     SFD         8          7      $1,761.04    360    1-Oct-27
6349027      SAN MATEO            CA    94402     SFD       7.625        7      $2,916.11    360    1-Nov-27
6356874      EPHRATA              PA    17522     SFD         8          7      $1,707.84    360    1-Aug-27
6363159      CHANHASSEN           MN    55317     SFD       7.875        7      $1,638.08    360    1-Oct-27
6370181      GREENBRAE            CA    94904     SFD       7.875        7      $4,582.44    360    1-Nov-27
6407254      CUMMING              GA    30131     SFD        7.75        7      $1,616.58    360    1-Sep-27
6412475      NAPERVILLE           IL    60564     SFD        7.25      6.984    $2,046.53    360    1-Dec-27
6414214      EDEN PRAIRIE         MN    55346     SFD        7.75        7      $2,743.86    360    1-Jul-27
6416467      BOONTON TOWNSHIP     NJ    7005      SFD        7.75        7      $3,782.66    360    1-Sep-27
6434539      CARLSBAD             CA    92009     SFD        8.25        7      $1,934.51    360    1-Oct-27
6435172      CAMARILLO            CA    93012     SFD        7.5         7      $1,576.38    360    1-Sep-27
6436337      EAGAN                MN    55075     SFD       7.875        7      $1,670.07    360    1-Oct-27
6437326      DILLON               CO    80435     PUD       7.875        7      $2,506.93    360    1-Nov-27
6439396      CHESAPEAKE           VA    23320     SFD         8          7      $1,798.46    360    1-Nov-27
6444807      ROCKVILLE            MD    20855     SFD        8.5         7      $1,960.73    360    1-Aug-27
6445083      NEWTON HIGHLANDS     MA    2161      LCO        7.5         7      $1,706.08    360    1-Oct-27
6447778      CORRALES             NM    87048     SFD       8.125        7      $2,227.49    360    1-Sep-27
6451731      PALM DESERT          CA    92211     PUD        7.75        7      $2,107.40    360    1-Sep-27
6453092      CLIVE                IA    50325     SFD        7.5         7      $1,817.96    360    1-Nov-27
6453513      ROUGH AND READY      CA    95975     SFD       7.625        7      $1,845.22    360    1-Dec-27
6453824      EL DORADO HILLS      CA    95762     SFD       7.875        7      $1,646.40    360    1-Nov-27
6455894      MAMMOTH LAKES        CA    93546     SFD       8.375        7      $1,672.16    360    1-Oct-27
6459611      WESTLAKE VILLAGE     CA    93161     SFD        7.75        7      $2,937.29    360    1-Oct-27
6460280      TUSTIN               CA    92680     SFD       7.625        7      $2,871.94    360    1-Oct-27
6462002      ALPHARETTA           GA    30005     PUD        7.5         7      $1,852.22    360    1-Sep-27
6464542      SAN JOSE             CA    95138     SFD        7.5         7      $2,175.96    360    1-Nov-27
6464792      CAMARILLO            CA    93010     SFD        7.5         7      $2,400.05    360    1-Nov-27
6466374      PLANO                TX    75093     SFD        7.75        7      $3,290.48    360    1-Oct-27
6468043      HOUSTON              TX    77094     SFD         8          7      $2,318.70    360    1-Sep-27
6468574      BARRINGTON           IL    60010     SFD       7.875        7      $7,250.69    360    1-Sep-27
6470259      SCOTTSDALE           AZ    85255     SFD       7.875        7      $1,904.76    360    1-Nov-27
6471047      HOUSTON              TX    77094     SFD       7.625        7      $1,783.64    360    1-Oct-27
6471961      GILROY               CA    95020     SFD         8          7      $2,146.26    360    1-Nov-27
6477199      SAN DIEGO            CA    92120     SFD         8          7      $2,215.97    360    1-Oct-27
6478348      CHAPEL HILL          NC    27516     SFD        7.75        7      $1,853.72    360    1-Nov-27
6479278      HOUSTON              TX    77019     SFD       7.875        7      $1,838.78    360    1-Sep-27
6480191      NEWTON               MA    2158      SFD       7.625        7      $1,946.43    360    1-Sep-27
6480824      HOLLISTER            CA    95023     SFD         8          7      $1,617.95    360    1-Oct-27
6483065      WASHINGTON TWP       NJ    7853      SFD         8          7      $1,938.24    360    1-Oct-27
6485179      BRECKENRIDGE         CO    80424     LCO       7.875        7      $1,595.15    360    1-Oct-27
6490222      PARAMUS              NJ    7652      SFD       8.125        7      $1,673.59    360    1-Nov-27
6491032      FOND DU LAC          WI    54935     SFD        8.25        7      $1,679.08    360    1-Oct-27
6491038      BUTTE                MT    59701     SFD        8.25        7      $1,664.81    360    1-Oct-27
6493551      WINDSOR              CO    80550     SFD       8.125        7      $1,870.20    360    1-Oct-27
6497334      CAMARILLO            CA    93010     SFD       7.875        7      $1,645.91    360    1-Oct-27
6497520      RESTON               VA    20191     SFD        7.5         7      $1,666.93    360    1-Nov-27
6498151      ALBUQUERQUE          NM    87105     SFD       8.125        7      $1,670.62    360    1-Oct-27
6501609      CHINO HILLS          CA    91709     SFD         8          7      $1,693.90    360    1-Nov-27
6501830      CARLSBAD             CA    92009     SFD       7.875        7      $2,076.60    360    1-Oct-27
6501938      SOUTH JORDAN         UT    84095     SFD        8.5         7      $2,345.19    360    1-Oct-27
6502373      BURNSVILLE           MN    55337     SFD       7.875        7      $1,610.23    360    1-Nov-27
6503386      BARNEGAT LIGHT       NJ    8006      SFD         8          7      $2,164.61    360    1-Nov-27
6504552      CHARLOTTE            NC    28270     SFD         8          7      $1,540.91    360    1-Oct-27
6505641      ALTADENA             CA    91001     SFD        7.75        7      $2,613.08    360    1-Nov-27
6505707      RIFLE                CO    81650     SFD       7.875        7       $861.38     360    1-Nov-27
6505876      MARLBORO             MA    1752      SFD         8          7      $1,755.16    360    1-Oct-27
6506725      EAT LEROY            MI    49017     SFD       7.625        7      $1,783.64    360    1-Nov-27
6507783      CARLSBAD             CA    92009     SFD        7.5         7      $1,556.12    360    1-Oct-27
6509496      MANHATTAN BEACH      CA    90266     MF2       7.625        7      $2,831.17    360    1-Nov-27
6509737      CHINO                CA    91710     SFD        7.75        7      $1,773.12    360    1-Oct-27
6513891      LAKEWOOD             CO    80215     SFD       8.125        7      $3,712.49    360    1-Nov-27
6514258      MIDDLETOWN           NJ    7748      SFD         8          7      $1,595.94    360    1-Nov-27
6516250      LAVERKIN             UT    84745     MAN        7.75        7       $611.82     360    1-Oct-27
6516411      CANNON FALLS         MN    55009     SFD        7.75        7      $1,719.39    360    1-Nov-27
6517083      BOSTON               MA    2105      PUD        7.75        7      $2,544.70    360    1-Oct-27
6518402      BORING               OR    97009     SFD       7.875        7      $1,997.57    360    1-Nov-27
6520491      LOS ANGELES          CA    90045     SFD        7.75        7      $1,748.05    360    1-Nov-27
6520620      PLEASANTON           CA    94566     SFD       7.875        7      $2,616.05    360    1-Nov-27
6520749      ATLANTIC BEACH       NY    11509     SFD        7.5         7      $1,160.70    360    1-Oct-27
6520770      MAPLE GROVE          MN    55311     SFD       8.125        7      $2,826.69    360    1-Nov-27
6522608      SAN JOSE             CA    95138     SFD        7.75        7      $2,390.31    360    1-Oct-27
6525289      MINNEAPOLIS          MN    55408     SFD       8.125        7      $2,153.24    360    1-Oct-27
6525915      TAJIQUE              NM    87057     SFD       7.875        7      $2,186.08    360    1-Nov-27
6526332      THOUSAND OAKS        CA    91320     SFD         8          7      $2,384.73    360    1-Nov-27
6526960      WALPOLE              MA    2081      SFD       8.125        7       $868.72     360    1-Nov-27
6526980      LOS GATOS            CA    95032     SFD       7.625        7      $3,220.46    360    1-Nov-27
6526998      THOUSAND OAKS        CA    91360     PUD       8.125        7       $824.17     360    1-Nov-27
6527306      MOUND                MN    55364     SFD        7.75        7      $1,576.11    360    1-Nov-27
6527982      LIBERTYVILLE         IL    60048     SFD        7.75        7      $1,746.25    360    1-Nov-27
6528494      LOS ANGELES          CA    91403     SFD        7.75        7       $845.37     360    1-Nov-27
6530795      BARRINGTON           IL    60010     SFD       7.875        7      $1,993.94    360    1-Nov-27
6531451      CORAL SPRINGS        FL    33071     SFD       7.875        7      $2,428.98    360    1-Nov-27
6532718      SYLMAR AREA          CA    91342     SFD       7.625        7       $382.21     360    1-Oct-27
6533503      GOLD RIVER           CA    95670     SFD        8.25        7      $2,547.92    360    1-Nov-27
6534488      MATAWAN              NJ    7747      SFD       8.125        7       $992.67     360    1-Nov-27
6535953      FALLS CHURCH         VA    22043     SFD       7.375        7      $2,127.28    360    1-Nov-27
6536867      CAMARILLO            CA    93012     SFD       8.125        7      $1,770.86    360    1-Nov-27
6537994      LAKETOWN TOWNSHIP    MN    55318     SFD       7.625        7      $1,946.43    360    1-Nov-27
6538051      MINNETRISTA          MN    55364     SFD        7.5         7      $2,230.49    360    1-Nov-27
6538244      VANCOUVER            WA    98685     SFD        7.75        7      $2,157.12    360    1-Nov-27
6538504      LOS ANGELES          CA    90049     SFD        7.75        7      $2,994.60    360    1-Nov-27
6539142      BERNARDS TWP         NJ    7920      SFD        7.25      6.984    $2,166.59    360    1-Nov-27
6539507      GOLD RIVER           CA    95670     SFD       7.875        7      $1,580.65    360    1-Nov-27
6539905      LAGUNA BEACH         CA    92651     SFD         8          7      $3,309.28    360    1-Nov-27
6540479      STILLWATER           MN    55082     SFD       8.125        7      $2,105.31    240    1-Nov-17
6542008      SPRING HILL          FL    34607     SFD       7.625        7      $2,689.62    360    1-Nov-27
6542348      WESTERVILLE          OH    43082     SFD       7.375        7      $2,013.32    360    1-Nov-27
6544234      GERMANTOWN           TN    38138     SFD       7.875        7      $2,838.65    360    1-Nov-27
6544667      ORONO                MN    55356     SFD       7.625        7      $2,831.17    360    1-Nov-27
6545286      LA CANADA FLINTR     CA    91011     SFD        7.5         7      $6,250.98    360    1-Nov-27
6546062      ALAMEDA              CA    94502     SFD         8          7      $1,963.91    360    1-Dec-27
6546239      SAN RAFAEL           CA    94901     SFD        7.75        7      $1,783.87    360    1-Nov-27
6546863      BURLINGAME           CA    94010     SFD        7.75        7      $2,758.19    360    1-Nov-27
6547507      WASHINGTON           DC    20016     SFD       7.875        7      $3,023.54    360    1-Nov-27
6547684      SAN FRANCISCO        CA    94133     HCO        7.75        7      $5,416.08    360    1-Nov-27
6547776      TRABUCO CANYON       CA    92679     SFD        7.25      6.984    $1,923.74    360    1-Nov-27
6548191      HAWTHORN WOODS       IL    60047     SFD        7.5         7      $2,721.34    360    1-Nov-27
6548402      SCHAUMBURG           IL    60173     SFD        7.75        7      $2,662.90    360    1-Nov-27
6548472      BOULDER              CO    80301     SFD        7.75        7      $7,149.79    360    1-Nov-27
6550415      EDMONDS              WA    98026     SFD       7.875        7      $2,372.43    360    1-Nov-27
6550515      ORINDA               CA    94563     SFD        7.5         7      $5,943.32    360    1-Nov-27
6551394      PISMO BEACH          CA    93449     SFD       7.625        7      $2,463.12    360    1-Nov-27
6552289      BRIGHTON             CO    80601     SFD        8.25        7      $1,698.61    360    1-Nov-27
6552948      BURNSVILLE           MN    55337     SFD        7.5         7      $3,216.39    360    1-Nov-27
6552958      FAYETTEVILLE         GA    30214     SFD       7.375        7      $3,177.11    360    1-Nov-27
6553065      MARIETTA             GA    30062     SFD        8.25        7      $1,794.96    360    1-Nov-27
6555268      SAN JOSE             CA    95132     SFD        7.5         7      $1,748.04    360    1-Dec-27
6555410      TIBURON              CA    94920     SFD       7.875        7      $2,465.24    360    1-Nov-27
6558884      LA HABRA HEIGHTS     CA    90631     SFD        7.5         7      $1,869.70    360    1-Dec-27
6560946      LOS ANGELES          CA    90210     SFD        7.75        7      $1,955.81    360    1-Nov-27
6561398      OMAHA                NE    68130     SFD        7.5         7      $2,377.33    360    1-Nov-27
6562358      SIMI VALLEY          CA    93065     SFD       8.375        7      $1,694.96    360    1-Nov-27
6564392      DEEPHAVEN            MN    55391     SFD        7.5         7      $3,496.07    360    1-Nov-27
6564749      DRAPER               UT    84020     SFD       7.875        7      $1,812.67    360    1-Nov-27
6568528      PARK CITY            UT    84098     SFD       7.625        7      $2,208.32    360    1-Nov-27
6568606      FAIRFAX              VA    22030     SFD        7.5         7      $1,678.11    360    1-Dec-27
6582253      REDWOOD CITY         CA    94062     SFD       7.625        7      $1,911.04    360    1-Dec-27

COUNT:  560
WAC:      7.745471408
WAM:    357.2837802
WALTV:   75.18879659

           CUT-OFF
MORTGAGE     DATE                         MORTGAGE            T.O.P.   MASTER   FIXED
LOAN      PRINCIPAL                       INSURANCE SERVICE  MORTGAGE SERVICE  RETAINED
NUMBER     BALANCE       LTV     SUBSIDY    CODE      FEE      LOAN     FEE     YIELD
------     -------       ---     -------    ----      ---      ----     ---     -----
2136980  $295,580.83    75.9                         0.250             0.016    0.484
3059470  $149,209.01    78.05                        0.250             0.016    1.359
3179536   $84,104.61    79.47                        0.250             0.016      0
4510125  $144,592.89    72.07                        0.250             0.016      0
4572968  $374,748.38    68.18                        0.250             0.016    0.734
4577749  $240,000.00     80                          0.250             0.016    0.234
4579048  $499,655.90    78.74                        0.250             0.016    0.609
4579408  $298,739.00     80                          0.250             0.016    0.484
4581274  $372,450.00     80                          0.250             0.016    0.484
4585520  $264,703.41    89.8                 17      0.250             0.016    0.234
4595785  $592,500.00     75                          0.250             0.016    0.359
4598412  $239,081.14    82.5                 17      0.250             0.016    0.484
4599632  $271,593.23    74.58                        0.250             0.016    0.234
4603902  $309,496.90    79.94                        0.250             0.016    0.859
4606085  $227,850.85     80                          0.250             0.016    0.859
4606683  $284,000.00    78.89                        0.250             0.016    0.484
4608363  $387,200.00     80                          0.250             0.016    0.109
4613735  $229,853.33     92                  17      0.250             0.016    0.984
4613881  $110,603.18    73.51                        0.250             0.016    0.484
4615883  $125,000.00    62.5                         0.250             0.016    0.984
4619184  $261,070.20     95                  17      0.250             0.016    0.609
4627010  $124,595.91    43.86                        0.250             0.016    0.984
4628795  $389,305.13    65.55                        0.250             0.016    0.359
4630352  $349,798.62    89.97                        0.250             0.016    1.484
4632512  $247,806.53     80                          0.250             0.016      0
4634701  $249,065.75     95                  6       0.250             0.016    0.734
4634734  $436,434.39    51.13                        0.250             0.016    0.484
4635015  $119,768.85     80                          0.250             0.016    0.984
4635063  $234,400.00     80                          0.250             0.016    0.109
4637254  $302,741.47    79.95                        0.250             0.016    0.609
4638313  $239,410.95     90                  12      0.250             0.016    1.234
4640262  $349,740.24    35.25                        0.250             0.016    0.234
4641614  $229,316.47     90                  17      0.250             0.016      0
4641676  $286,807.43    85.16                12      0.250             0.016    0.734
4641919  $331,344.07     80                          0.250             0.016    0.859
4643457  $280,275.83    73.95                        0.250             0.016    0.984
4643662  $399,731.61    56.74                        0.250             0.016    0.734
4644455  $295,750.00     65                          0.250             0.016    0.734
4644669  $275,814.80     80                          0.250             0.016    0.734
4645249  $304,584.87     80                          0.250             0.016    0.484
4645252  $241,929.04    88.99                1       0.250             0.016      0
4645504  $314,777.67     90                          0.250             0.016    0.484
4647195  $281,805.93    73.25                        0.250             0.016    0.609
4647207   $89,630.99    77.09                        0.250             0.016    1.109
4647329  $349,752.98    76.09                        0.250             0.016    0.484
4648198  $274,194.48     90                  11      0.250             0.016    0.234
4648332  $409,433.82    54.67                        0.250             0.016    0.609
4648387  $311,290.99    86.53                12      0.250             0.016    0.734
4649214  $448,742.68     45                          0.250             0.016    0.584
4649221  $389,804.89    57.97                        0.250             0.016    0.684
4649275  $256,901.67     80                          0.250             0.016    0.734
4649325  $259,288.01    64.2                         0.250             0.016    0.684
4649410  $239,266.37     80                          0.250             0.016    0.134
4649658  $301,292.51     90                  6       0.250             0.016    0.609
4649820  $134,214.39     80                          0.250             0.016    0.609
4649872  $165,670.91    76.84                        0.250             0.016    0.609
4650606  $279,543.51    54.37                        0.250             0.016      0
4650759  $247,824.97    75.15                        0.250             0.016    0.484
4650771  $350,159.14     80                          0.250             0.016    0.484
4650969  $472,316.12     80                          0.250             0.016    0.734
4650984  $598,255.05    68.57                        0.250             0.016    0.384
4651011   $63,821.66    62.75                        0.250             0.016    0.734
4651020  $318,151.47     75                          0.250             0.016    1.109
4651275  $317,632.51     90                  17      0.250             0.016    0.359
4651425  $373,452.43     80                          0.250             0.016    0.484
4651686  $337,261.79     90                  17      0.250             0.016    0.484
4651902  $305,767.15     80                          0.250             0.016    0.109
4651988  $241,759.30     80                          0.250             0.016    0.859
4652555  $256,894.76     70                          0.250             0.016    0.609
4652839  $397,719.09    83.79                17      0.250             0.016    0.484
4653075  $365,000.00    76.84                        0.250             0.016    0.234
4653472  $359,190.20    65.81                        0.250             0.016    0.484
4653607  $189,865.89    52.78                        0.250             0.016    0.484
4653619  $291,964.64    77.77                        0.250             0.016    0.234
4653626  $394,179.14    69.3                         0.250             0.016    0.609
4653639  $300,857.15    79.34                        0.250             0.016    0.484
4653659  $338,894.25     80                          0.250             0.016    0.609
4653776  $299,575.15    73.17                        0.250             0.016    0.484
4653976  $420,000.00     75                          0.250             0.016      0
4654556  $249,557.37    79.99                        0.250             0.016    0.284
4654703  $231,871.18    73.71                        0.250             0.016    0.484
4654802  $353,737.28    70.66                        0.250             0.016    0.234
4654882  $274,795.91    67.6                         0.250             0.016    0.234
4654990  $233,000.00    77.67                        0.250             0.016    0.359
4654992  $205,858.23     80                          0.250             0.016    0.609
4655103   $53,230.48    79.99                        0.250             0.016    0.234
4655211  $235,000.00    75.08                        0.250             0.016    0.359
4655282  $111,920.94     70                          0.250             0.016    0.484
4655654  $679,532.03    64.76                        0.250             0.016    0.609
4655698  $214,011.17    40.88                        0.250             0.016    0.684
4655701  $315,071.79    71.66                        0.250             0.016    0.359
4655713  $129,629.40    32.1                         0.250             0.016    0.484
4655723  $254,245.95     75                          0.250             0.016    1.134
4655828  $105,775.67    74.98                        0.250             0.016    0.134
4655948  $326,276.57     80                          0.250             0.016    0.534
4655953  $280,182.78    79.99                        0.250             0.016    0.384
4656165  $287,649.82     90                  6       0.250             0.016    1.234
4656197  $249,809.77    62.5                         0.250             0.016    0.109
4656206  $307,382.89    61.52                        0.250             0.016    0.484
4656235  $300,873.44     90                  6       0.250             0.016    0.609
4656338  $431,418.35     80                          0.250             0.016    0.734
4656345  $363,416.09     80                          0.250             0.016      0
4656379  $398,801.38    61.54                        0.250             0.016    0.234
4656387  $240,911.25     80                          0.250             0.016    0.484
4656551  $319,060.03     80                          0.250             0.016    0.334
4656555  $263,369.47    79.98                        0.250             0.016    0.634
4656557  $384,000.00     80                          0.250             0.016      0
4656691  $299,553.33     75                          0.250             0.016    0.234
4656711  $431,695.09     80                          0.250             0.016    0.484
4656854   $44,884.04    58.44                        0.250             0.016    0.984
4656874   $53,732.13    36.2                         0.250             0.016    0.634
4656882  $273,179.06    74.93                        0.250             0.016    0.384
4656985  $134,316.46     80                          0.250             0.016    1.109
4657120  $399,724.72    84.21                        0.250             0.016    0.609
4657153  $139,567.77    53.84                        0.250             0.016    0.084
4657171  $224,371.33    69.88                        0.250             0.016    0.584
4657195  $186,666.35    69.98                        0.250             0.016    0.484
4657348  $254,016.01    89.98                        0.250             0.016    0.359
4657401  $278,251.32    36.13                        0.250             0.016    0.234
4657415  $295,104.13     80                          0.250             0.016    0.184
4657426  $234,302.79    54.02                        0.250             0.016    0.284
4657435  $306,495.07    77.39                        0.250             0.016    0.384
4657491   $57,860.36     65                          0.250             0.016    0.584
4657640  $191,534.87     80                          0.250             0.016    0.609
4657735  $254,239.44     95                  17      0.250             0.016    0.484
4658278  $499,245.12    71.94                        0.250             0.016    0.609
4658417  $265,821.51     95                  6       0.250             0.016    0.734
4658650  $302,369.74    87.71                17      0.250             0.016    0.109
4658764  $271,203.57    64.62                        0.250             0.016    0.359
4658784  $219,644.86    78.5                         0.250             0.016    0.484
4658849  $360,232.46     70                          0.250             0.016    0.234
4658925  $249,819.06    65.27                        0.250             0.016    0.359
4658998  $317,937.63     80                          0.250             0.016    0.359
4659015  $261,599.66    69.9                         0.250             0.016    0.359
4659292  $518,690.01    75.5                         0.250             0.016    0.484
4659301  $249,827.96    55.32                        0.250             0.016    0.609
4659380  $299,101.02    53.57                        0.250             0.016    0.234
4659400  $310,175.34     80                          0.250             0.016    0.359
4659401  $290,000.00    77.33                        0.250             0.016    0.484
4659573  $400,000.00    73.39                        0.250             0.016    0.359
4659581  $515,200.00    74.67                        0.250             0.016      0
4659591   $78,410.04    74.95                        0.250             0.016    0.984
4659636  $168,973.91     75                          0.250             0.016    1.184
4659726  $104,378.48    74.98                        0.250             0.016    0.934
4659813  $364,256.83     80                          0.250             0.016    0.234
4659816  $293,500.00    71.07                        0.250             0.016    0.234
4659844  $229,829.31    53.49                        0.250             0.016    0.234
4660026  $354,330.53     90                          0.250             0.016    0.734
4660070  $379,229.96     80                          0.250             0.016    0.734
4660102   $61,374.09     75                          0.250             0.016    0.684
4660179  $235,625.00     90                  17      0.250             0.016    0.234
4660245  $157,359.08    66.36                        0.250             0.016    0.584
4660252  $417,829.29    69.83                        0.250             0.016    0.584
4660275   $64,825.54     52                          0.250             0.016    0.784
4660293  $302,789.95    74.99                        0.250             0.016    0.234
4660297  $205,430.20    74.91                        0.250             0.016    0.634
4660396  $275,978.75    79.09                        0.250             0.016    0.284
4660467   $74,888.31    62.5                         0.250             0.016    0.234
4660550  $343,302.93     80                          0.250             0.016    0.734
4660553  $243,832.08    74.39                        0.250             0.016    0.609
4660559  $359,193.47     90                          0.250             0.016    0.234
4660574   $41,857.04     35                          0.250             0.016    0.534
4660629   $63,530.77    74.94                        0.250             0.016    0.834
4660642  $195,130.86    74.98                        0.250             0.016    0.384
4660661  $435,000.00     75                          0.250             0.016    0.484
4660677   $34,910.86    41.18                        0.250             0.016    1.134
4660688  $236,282.69     75                          0.250             0.016    0.184
4660698  $213,956.91    61.31                        0.250             0.016    0.234
4660707   $29,917.84    45.8                         0.250             0.016    0.684
4660735  $139,200.00     80                          0.250             0.016    0.984
4660793  $315,759.54     80                          0.250             0.016    0.109
4660846  $285,817.62     65                          0.250             0.016    0.984
4660892  $106,516.27    74.69                        0.250             0.016    0.834
4660898   $81,875.14    74.98                        0.250             0.016    0.684
4660921   $71,818.16    64.86                        0.250             0.016    1.084
4660925   $51,861.86    72.22                        0.250             0.016    0.834
4660929   $43,378.43     75                          0.250             0.016    0.584
4660938  $132,646.65    66.5                         0.250             0.016    0.834
4660944  $559,604.76    46.67                        0.250             0.016    0.484
4660989  $335,664.93    74.89                        0.250             0.016    0.334
4661109   $85,408.21     80                          0.250             0.016    0.234
4661169  $243,304.43     80                          0.250             0.016    0.484
4661175  $103,537.86    74.95                        0.250             0.016    1.084
4661204  $200,000.00     80                          0.250             0.016    0.984
4661394  $268,000.00     80                          0.250             0.016    0.734
4661725  $259,829.92    74.29                        0.250             0.016    0.859
4661753  $195,850.85    64.26                        0.250             0.016    0.109
4661832  $101,000.00    66.89                        0.250             0.016    0.609
4661884  $318,774.85    87.04                17      0.250             0.016    0.484
4661916  $358,977.96    78.24                        0.250             0.016    0.359
4661958  $280,000.00    51.85                        0.250             0.016    0.109
4662001  $430,000.00    77.48                        0.250             0.016    0.234
4662146  $384,949.53    79.4                         0.250             0.016    0.359
4662313  $243,832.08     80                          0.250             0.016    0.609
4662357  $579,504.17    77.33                        0.250             0.016      0
4662589  $549,611.81    68.75                        0.250             0.016    0.484
4662691  $300,000.00    66.67                        0.250             0.016    0.609
4662758  $299,683.83     90                  17      0.250             0.016    0.859
4662764  $273,801.69    79.98                        0.250             0.016    0.359
4662804  $250,000.00    40.42                        0.250             0.016    0.234
4662865  $251,826.57    60.87                        0.250             0.016    0.609
4663073  $277,500.00    73.51                        0.250             0.016      0
4663293  $239,817.38    35.82                        0.250             0.016    0.109
4663305  $231,836.25    86.89                        0.250             0.016    0.484
4663314  $259,816.49    76.47                        0.250             0.016    0.484
4663366  $318,270.89    71.62                        0.250             0.016    0.734
4663370  $291,350.39     80                          0.250             0.016    0.484
4663377  $410,323.70    79.38                        0.250             0.016    0.484
4663387  $585,311.53    66.65                        0.250             0.016    0.734
4663433  $349,740.25    64.81                        0.250             0.016    0.234
4663503  $286,253.89    69.96                        0.250             0.016    0.609
4663517  $306,925.58    89.99                6       0.250             0.016    0.609
4663518  $332,502.86     90                  17      0.250             0.016    0.234
4663717  $265,321.85     90                  17      0.250             0.016    0.734
4663838  $407,450.66     80                          0.250             0.016    0.734
4663981  $294,202.46     80                          0.250             0.016    0.734
4663989  $265,914.00    56.22                        0.250             0.016    0.109
4664034  $101,363.34     70                          0.250             0.016    0.734
4664065  $352,109.54    88.25                12      0.250             0.016    0.609
4664071  $498,793.32    64.52                        0.250             0.016      0
4664095  $303,352.14     80                          0.250             0.016    0.484
4664260  $369,232.56    74.65                        0.250             0.016    0.359
4664299  $276,783.92    50.36                        0.250             0.016      0
4664415  $334,763.55    74.28                        0.250             0.016    0.484
4664423  $230,000.00    76.93                        0.250             0.016      0
4664676  $438,682.26    76.35                        0.250             0.016    0.359
4664852  $299,782.86    70.59                        0.250             0.016    0.359
4664904  $310,759.31     80                          0.250             0.016    0.484
4665133  $365,598.22    89.23                1       0.250             0.016    0.609
4665281  $241,034.01     90                  6       0.250             0.016    0.609
4665445  $446,668.26    78.42                        0.250             0.016    0.234
4665456  $450,000.00    57.32                        0.250             0.016    0.359
4665662  $391,223.68     90                          0.250             0.016    0.484
4665678  $284,000.00     80                          0.250             0.016    0.484
4665690  $368,000.00     80                          0.250             0.016    0.609
4665961  $319,854.67    46.12                        0.250             0.016    0.359
4666117  $332,000.00    69.89    FX30YR              0.250             0.016    0.859
4666157  $499,309.54    68.97                        0.250             0.016    0.609
4666165  $279,792.20    72.73                        0.250             0.016    0.234
4666281  $367,759.28     80                          0.250             0.016    0.859
4666358  $389,703.23    63.41                        0.250             0.016    0.109
4666403  $270,000.00    57.45                        0.250             0.016    0.484
4666631  $359,770.44    87.8                 17      0.250             0.016    0.984
4666650  $244,827.07    57.31                        0.250             0.016    0.484
4666653  $301,387.13     80                          0.250             0.016    0.484
4666886  $280,000.00    74.67                        0.250             0.016      0
4667038  $149,904.35    78.95                        0.250             0.016    0.984
4667063   $69,953.03    58.33                        0.250             0.016    0.734
4667233  $308,000.00     80                          0.250             0.016    0.109
4667514  $319,756.50    78.05                        0.250             0.016    0.109
4667549  $207,841.72     80                          0.250             0.016    0.109
4667592  $240,500.00    79.98                        0.250             0.016    0.359
4667662  $295,811.25    89.7                         0.250             0.016    0.984
4667670  $374,029.10    78.8                         0.250             0.016    0.359
4667752  $283,799.56     80                          0.250             0.016    0.484
4667787  $381,000.00    68.65                        0.250             0.016    0.359
4667818  $242,328.85    88.18                        0.250             0.016    0.484
4667823  $239,843.00     75                          0.250             0.016    0.859
4667870  $269,809.43     75                          0.250             0.016    0.484
4667907  $491,661.41     80                          0.250             0.016    0.609
4667915  $155,895.32     80                          0.250             0.016    0.734
4667940  $274,800.96    55.56                        0.250             0.016    0.359
4667979  $270,213.91     80                          0.250             0.016    0.609
4667984  $599,576.52    69.89                        0.250             0.016    0.484
4668019  $228,242.82    69.21                        0.250             0.016    0.609
4668060  $531,643.04    79.4                         0.250             0.016    0.734
4668087  $423,399.55     80                          0.250             0.016    0.484
4668100  $402,193.73     70                          0.250             0.016    0.109
4668113  $242,433.04    60.65                        0.250             0.016    0.609
4668156  $337,249.53     75                          0.250             0.016    0.234
4668182  $283,794.45    77.81                        0.250             0.016    0.359
4668220  $230,000.00    88.46                1       0.250             0.016      0
4668308  $237,500.00    79.99                        0.250             0.016    0.109
4668318  $383,722.07     75                          0.250             0.016    0.359
4668506  $230,000.00    70.77                        0.250             0.016    0.734
4668523  $499,597.14    73.63                        0.250             0.016    0.484
4668566  $328,273.92    69.16                        0.250             0.016    0.609
4668575  $271,812.81     80                          0.250             0.016    0.609
4668660  $379,717.98    53.3                         0.250             0.016    0.234
4668906  $416,183.08     70                          0.250             0.016    0.109
4668921  $239,074.11    89.96                17      0.250             0.016    0.609
4668945  $299,793.54     75                          0.250             0.016    0.609
4669044  $407,464.41     80                          0.250             0.016    0.859
4669086  $463,655.64    79.73                        0.250             0.016    0.234
4669095  $247,158.21     90                  12      0.250             0.016    0.609
4669144  $267,801.11     80                          0.250             0.016    0.234
4669153  $227,826.51    73.55                        0.250             0.016    0.109
4669170  $249,827.95    76.92                        0.250             0.016    0.609
4669174  $299,488.47     90                  1       0.250             0.016    0.484
4669210  $339,753.92     80                          0.250             0.016    0.359
4669217  $298,794.23    72.93                        0.250             0.016    0.609
4669393  $338,854.57    75.02                        0.250             0.016    0.359
4669434  $269,799.62     75                          0.250             0.016    0.234
4669702  $346,033.45     90                          0.250             0.016    0.734
4669759  $274,624.76    94.99                        0.250             0.016    0.984
4669806  $315,707.92     80                          0.250             0.016    0.359
4669972  $325,000.00    59.09                        0.250             0.016    0.609
4670042   $99,929.41    69.93                        0.250             0.016    0.484
4670158  $377,758.96     90                  17      0.250             0.016    0.984
4670314  $219,844.72     80                          0.250             0.016    0.484
4670434  $229,129.83    84.96                11      0.250             0.016    0.234
4670503  $267,500.00    67.72                        0.250             0.016    0.484
4670504  $324,500.00    60.09                        0.250             0.016    0.609
4670507  $245,834.93    76.88                        0.250             0.016    0.734
4670520  $311,774.18     80                          0.250             0.016    0.359
4670571   $45,750.00     75                          0.250             0.016    0.984
4670632  $277,783.13    73.16                        0.250             0.016      0
4670643  $462,544.05    79.88                        0.250             0.016    0.484
4670655  $223,199.08    58.82                        0.250             0.016    0.734
4670660  $299,771.72     80                          0.250             0.016    0.109
4670787  $628,694.65    62.91                        0.250             0.016    0.359
4670988  $311,030.33     75                          0.250             0.016    0.484
4671033  $263,804.07     80                          0.250             0.016    0.234
4671036  $448,617.59    66.18                        0.250             0.016    0.234
4671050  $247,756.57     95                  17      0.250             0.016      0
4671097  $399,000.50    66.67                        0.250             0.016    0.359
4671182  $199,585.99    56.34                        0.250             0.016    0.359
4671240   $89,941.12     50                          0.250             0.016    0.859
4671279   $64,805.37    74.97                        0.250             0.016    0.609
4671280   $49,964.71    38.46                        0.250             0.016    0.484
4671341  $349,552.09    51.85                        0.250             0.016    0.984
4671461  $295,291.44    57.05                        0.250             0.016    0.484
4671469  $221,835.24    79.86                        0.250             0.016    0.234
4671504  $324,764.77    78.5                         0.250             0.016    0.359
4671512  $313,794.59    88.95                17      0.250             0.016    0.859
4671588  $238,235.93     80                          0.250             0.016    0.609
4671801  $157,885.64    42.13                        0.250             0.016    0.359
4671915  $262,814.37    73.06                        0.250             0.016    0.484
4672047  $225,530.37    79.84                        0.250             0.016      0
4672208  $337,261.79    74.18                        0.250             0.016    0.484
4672269  $224,852.82     90                  6       0.250             0.016    0.859
4672337  $329,772.90    60.89                        0.250             0.016    0.609
4672398  $254,820.01    78.46                        0.250             0.016    0.484
4672428  $447,641.74     80                          0.250             0.016      0
4672511  $367,739.72     80                          0.250             0.016    0.484
4672586  $349,740.24    57.76                        0.250             0.016    0.234
4672629  $281,410.85    78.28                        0.250             0.016    0.609
4672638  $323,402.79     80                          0.250             0.016    0.609
4672676  $320,057.41    75.41                        0.250             0.016    0.609
4672708  $304,200.00     90                          0.250             0.016    0.484
4672723  $227,843.09     80                          0.250             0.016    0.609
4672781  $201,860.99    75.37                        0.250             0.016    0.609
4672784  $248,819.78    94.86                12      0.250             0.016    0.359
4672835  $227,039.64     80                          0.250             0.016    0.484
4672953  $256,309.64     90                  6       0.250             0.016    0.234
4672990  $101,200.00     80                          0.250             0.016    0.984
4673013  $236,800.00     80                          0.250             0.016    0.734
4673029  $106,350.00     75                          0.250             0.016    0.859
4673177  $317,764.00    74.82                        0.250             0.016    0.234
4673263  $316,000.00     80                          0.250             0.016    0.234
4673317  $263,804.07     80                          0.250             0.016    0.234
4673482  $214,432.60    94.49                1       0.250             0.016      0
4673539  $304,000.00     80                          0.250             0.016    0.484
4673576  $247,779.36     95                  6       0.250             0.016    0.609
4673682  $375,627.93    79.98                        0.250             0.016    0.359
4673815  $399,724.72    55.17                        0.250             0.016    0.609
4673842  $261,160.56    77.61                        0.250             0.016    0.234
4674417  $379,557.81     95                  17      0.250             0.016    0.984
4674516  $237,214.81    79.13                        0.250             0.016      0
4674724  $232,000.00     80                          0.250             0.016    0.359
4675660  $460,000.00     80                          0.250             0.016    0.484
4675678  $458,500.00     70                          0.250             0.016    0.234
4676328  $238,661.54    61.44                        0.250             0.016    0.484
4676361  $242,664.44    71.05                        0.250             0.016    0.609
4676600  $350,502.93    77.31                        0.250             0.016    0.484
4676915  $243,823.40     80                          0.250             0.016    0.359
4676999  $216,722.30    74.83                        0.250             0.016    0.984
4677073  $280,806.61    71.14                        0.250             0.016    0.609
4677099  $270,466.44    51.59                        0.250             0.016    0.484
4677231  $305,577.45     90                  6       0.250             0.016    0.609
4677317  $231,836.25    88.55                        0.250             0.016    0.484
4677328  $249,845.69    67.62                        0.250             0.016    0.484
4677331  $243,882.04    78.73                        0.250             0.016    0.609
4677419  $223,576.88    83.33                12      0.250             0.016    0.484
4677488  $277,113.94    89.45                        0.250             0.016    0.734
4677756  $236,815.12    92.94                17      0.250             0.016      0
4677963  $268,309.82    76.99                        0.250             0.016    0.359
4678002  $249,155.46    84.98                6       0.250             0.016    0.609
4678030  $259,612.87     80                          0.250             0.016    0.234
4678048  $318,000.00    60.74                        0.250             0.016    0.109
4678054  $400,000.00    71.43                        0.250             0.016    0.484
4678106  $108,750.00     75                          0.250             0.016    0.484
4678261  $375,734.61    79.81                        0.250             0.016    0.484
4678354  $290,650.00     90                          0.250             0.016    0.484
4678388  $432,702.01    79.45                        0.250             0.016    0.609
4678470  $391,750.03     80                          0.250             0.016    0.984
4678521  $289,779.33    79.67                        0.250             0.016    0.109
4678540  $234,300.49    89.98                        0.250             0.016    0.984
4678747  $239,660.13    83.33                6       0.250             0.016    0.484
4678821  $227,660.53    63.33                        0.250             0.016    0.234
4678859  $317,888.00    79.99                        0.250             0.016    0.609
4679112  $305,000.00    66.3                         0.250             0.016    0.359
4679185  $318,250.00    61.8                         0.250             0.016    0.234
4679362  $240,184.60     95                  12      0.250             0.016    0.609
4679422  $867,137.55     65                          0.250             0.016    0.484
4679701   $44,600.00    71.94                        0.250             0.016    0.359
4679705  $254,000.00    49.32                        0.250             0.016    0.734
4679827  $157,500.00     90                  17      0.250             0.016    0.234
4680008  $350,000.00     80                          0.250             0.016    0.609
4680009  $258,135.29     90                  12      0.250             0.016    0.984
4680064  $279,550.85    60.87                        0.250             0.016      0
4680071  $168,511.02     75                          0.250             0.016    0.484
4680110  $298,788.96    69.53                        0.250             0.016    0.484
4680181  $149,888.67    59.5                         0.250             0.016    0.234
4680351  $262,964.27     95                  12      0.250             0.016    0.484
4680399  $242,900.00    93.97                17      0.250             0.016    0.609
4680536  $293,562.26    71.71                        0.250             0.016    0.234
4680548  $326,548.44    87.2                 6       0.250             0.016    0.609
4680569  $375,000.00     60                          0.250             0.016    0.484
4680570  $233,830.64     90                  12      0.250             0.016    0.359
4680923  $249,141.03    94.97                        0.250             0.016    0.984
4681555   $99,929.42    58.14                        0.250             0.016    0.484
4681923  $151,898.01    78.76                        0.250             0.016    0.734
4682125   $57,750.00     75                          0.250             0.016    0.859
4682302  $288,000.00     80                          0.250             0.016    0.484
4682609  $450,000.00    69.23                        0.250             0.016    0.234
4682897  $292,000.00     80                          0.250             0.016    0.484
4683071  $291,799.04    76.84                        0.250             0.016    0.609
4683137  $299,777.35    61.86                        0.250             0.016    0.234
4683467  $144,905.15    77.96                        0.250             0.016    0.859
4683872  $283,799.56     80                          0.250             0.016    0.484
4684444  $242,655.88     90                  6       0.250             0.016    0.484
4684857  $256,314.35    82.21                6       0.250             0.016    0.359
4685334  $405,028.05    77.94                        0.250             0.016    0.734
4685629  $127,909.66    75.96                        0.250             0.016    0.484
4685741  $171,881.63     80                          0.250             0.016    0.609
4686008  $303,768.69     80                          0.250             0.016    0.109
4686547  $431,179.77    74.4                         0.250             0.016    0.234
4686551  $284,250.00     75                          0.250             0.016    0.234
4687149  $363,749.49     80                          0.250             0.016    0.609
4687465  $254,824.51     75                          0.250             0.016    0.609
6142743  $219,567.69    79.99                        0.250             0.016    0.609
6171401  $219,507.12    74.58                        0.250             0.016    0.234
6178788  $239,513.66    72.51                        0.250             0.016    0.734
6349027  $411,200.45    68.78                        0.250             0.016    0.359
6356874  $229,829.68     95                  17      0.250             0.016    0.734
6363159  $225,450.49     80                          0.250             0.016    0.609
6370181  $631,127.27     80                          0.250             0.016    0.609
6407254  $225,006.77    89.99                33      0.250             0.016    0.484
6412475  $299,765.97    77.8                         0.250             0.016      0
6414214  $381,351.68    63.83                        0.250             0.016    0.484
6416467  $526,494.85    79.4                         0.250             0.016    0.484
6434539  $257,004.01    94.98                24      0.250             0.016    0.984
6435172  $224,748.07    79.99                        0.250             0.016    0.234
6436337  $229,773.74     95                  16      0.250             0.016    0.609
6437326  $345,272.54     80                          0.250             0.016    0.609
6439396  $244,769.98     95                  6       0.250             0.016    0.734
6444807  $254,145.25     68                          0.250             0.016    1.234
6445083  $243,453.36     80                          0.250             0.016    0.234
6447778  $299,207.03    73.17                        0.250             0.016    0.859
6451731  $293,321.44     80                          0.250             0.016    0.484
6453092  $259,488.39    76.47                        0.250             0.016    0.234
6453513  $260,511.31    89.9                 33      0.250             0.016    0.359
6453824  $226,754.44    94.83                33      0.250             0.016    0.609
6455894  $219,586.90     80                          0.250             0.016    1.109
6459611  $409,126.27    65.08                        0.250             0.016    0.484
6460280  $404,873.37    79.98                        0.250             0.016    0.359
6462002  $263,498.69    75.71                        0.250             0.016    0.234
6464542  $310,736.64    73.88                        0.250             0.016    0.234
6464792  $342,738.93     90                  11      0.250             0.016    0.234
6466374  $458,009.68    79.88                        0.250             0.016    0.484
6468043  $315,143.35     80                          0.250             0.016    0.734
6468574  $997,220.02    76.92                        0.250             0.016    0.609
6470259  $262,337.23    72.43                        0.250             0.016    0.609
6471047  $250,697.59    74.12                        0.250             0.016    0.359
6471961  $292,106.17     90                  17      0.250             0.016    0.734
6477199  $301,388.02     80                          0.250             0.016    0.734
6478348  $258,383.56     75                          0.250             0.016    0.484
6479278  $252,894.97     80                          0.250             0.016    0.609
6480191  $274,196.25    79.94                        0.250             0.016    0.359
6480824  $219,759.30    79.89                        0.250             0.016    0.734
6483065  $263,614.73     90                  17      0.250             0.016    0.734
6485179  $219,542.82     80                          0.250             0.016    0.609
6490222  $225,104.12     70                          0.250             0.016    0.859
6491032  $223,069.50     75                          0.250             0.016    0.984
6491038  $221,173.15     80                          0.250             0.016    0.984
6493551  $251,382.36    89.99                11      0.250             0.016    0.859
6497334  $226,528.25    65.23                        0.250             0.016    0.609
6497520  $238,045.03     80                          0.250             0.016    0.234
6498151  $224,555.46     90                  33      0.250             0.016    0.859
6501609  $230,524.17     95                  33      0.250             0.016    0.734
6501830  $285,804.81     80                          0.250             0.016    0.609
6501938  $304,441.75    78.21                        0.250             0.016    1.234
6502373  $221,773.34     80                          0.250             0.016    0.609
6503386  $294,602.80    79.95                        0.250             0.016    0.734
6504552  $209,574.45    73.01                        0.250             0.016    0.734
6505641  $364,229.48    86.84                17      0.250             0.016    0.484
6505707  $118,635.96    69.92                        0.250             0.016    0.609
6505876  $238,715.31     80                          0.250             0.016    0.734
6506725  $251,278.61     80                          0.250             0.016    0.359
6507783  $222,053.39    59.74                        0.250             0.016    0.234
6509496  $399,419.16    87.91                33      0.250             0.016    0.359
6509737  $246,968.95     90                  11      0.250             0.016    0.484
6513891  $499,343.64    72.99                        0.250             0.016    0.859
6514258  $217,207.15    68.5                         0.250             0.016    0.734
6516250   $85,217.99    94.89                24      0.250             0.016    0.484
6516411  $239,660.13     75                          0.250             0.016    0.484
6517083  $354,443.03     80                          0.250             0.016    0.484
6518402  $275,119.55     95                  33      0.250             0.016    0.609
6520491  $243,654.45     80                          0.250             0.016    0.484
6520620  $360,301.77    61.68                        0.250             0.016    0.609
6520749  $165,628.09    66.4                         0.250             0.016    0.234
6520770  $380,200.25     90                  33      0.250             0.016    0.859
6522608  $332,938.96     80                          0.250             0.016    0.484
6525289  $289,427.04    77.33                        0.250             0.016    0.859
6525915  $301,083.66     90                  17      0.250             0.016    0.609
6526332  $324,562.42    83.33                24      0.250             0.016    0.734
6526960  $116,846.42    69.64                        0.250             0.016    0.859
6526980  $454,339.28     70                          0.250             0.016    0.359
6526998  $110,854.29     60                          0.250             0.016    0.859
6527306  $219,688.44    67.69                        0.250             0.016    0.484
6527982  $243,404.83     75                          0.250             0.016    0.484
6528494  $117,832.89    25.38                        0.250             0.016    0.484
6530795  $274,620.26    64.71                        0.250             0.016    0.609
6531451  $334,394.90    68.09                        0.250             0.016    0.609
6532718   $53,882.01    26.97                        0.250             0.016    0.359
6533503  $338,715.99     95                  24      0.250             0.016    0.984
6534488  $133,517.49     70                          0.250             0.016    0.859
6535953  $307,529.84     80                          0.250             0.016    0.109
6536867  $238,186.91     90                          0.250             0.016    0.859
6537994  $274,600.67    78.57                        0.250             0.016    0.359
6538051  $318,525.04     55                          0.250             0.016    0.234
6538244  $300,371.65    89.98                17      0.250             0.016    0.484
6538504  $417,408.06     44                          0.250             0.016    0.484
6539142  $317,102.99     80                          0.250             0.016      0
6539507  $217,698.97     80                          0.250             0.016    0.609
6539905  $450,392.76    79.82                        0.250             0.016    0.734
6540479  $248,251.19     95                  6       0.250             0.016    0.859
6542008  $379,422.86    78.35                        0.250             0.016    0.359
6542348  $291,055.02     90                  24      0.250             0.016    0.109
6544234  $390,959.37     90                  6       0.250             0.016    0.609
6544667  $399,419.16    56.2                         0.250             0.016    0.359
6545286  $892,668.89     80                          0.250             0.016    0.234
6546062  $267,368.41     95                  24      0.250             0.016    0.734
6546239  $248,525.04    74.11                        0.250             0.016    0.484
6546863  $384,454.78     70                          0.250             0.016    0.484
6547507  $416,424.16    69.5                         0.250             0.016    0.609
6547684  $754,929.39     70                          0.250             0.016    0.484
6547776  $281,258.09    76.22                        0.250             0.016      0
6548191  $388,061.45     70                          0.250             0.016    0.234
6548402  $371,173.63    79.09                        0.250             0.016    0.484
6548472  $996,586.71    39.92                        0.250             0.016    0.484
6550415  $326,748.16     80                          0.250             0.016    0.609
6550515  $848,734.42     68                          0.250             0.016    0.234
6551394  $347,494.66    61.59                        0.250             0.016    0.359
6552289  $225,810.67     95                  6       0.250             0.016    0.984
6552948  $458,746.09     80                          0.250             0.016    0.234
6552958  $459,297.79    57.5                         0.250             0.016    0.109
6553065  $238,619.25     95                  33      0.250             0.016    0.984
6555268  $249,814.46    51.98                        0.250             0.016    0.234
6555410  $339,530.48    36.76                        0.250             0.016    0.609
6558884  $267,001.55     70                          0.250             0.016    0.234
6560946  $272,613.38     65                          0.250             0.016    0.484
6561398  $339,493.76    73.12                        0.250             0.016    0.234
6562358  $222,721.82    89.92                        0.250             0.016    1.109
6564392  $496,238.28    54.05                        0.250             0.016    0.234
6564749  $249,654.12    76.77                        0.250             0.016    0.609
6568528  $311,546.93     80                          0.250             0.016    0.359
6568606  $239,642.67     80                          0.250             0.016    0.234
6582253  $269,804.59    67.5                         0.250             0.016    0.359

                                  EXHIBIT F-2A


[Schedule of Pool 2 Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland]

NASCOR
NMI / 1998-04A  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS




                                                                           NET
MORTGAGE                                                     MORTGAGE    MORTGAGE   CURRENT   ORIGINAL   SCHEDULED
LOAN                                     ZIP     PROPERTY    INTEREST    INTEREST   MONTHLY    TERM TO    MATURITY
NUMBER        CITY               STATE   CODE      TYPE        RATE        RATE     PAYMENT   MATURITY      DATE
------        ----               -----   ----      ----        ----        ----     -------   --------      ----
4578870       CENTRAL POINT        OR   97502      SFD          7.5        6.75    $3,363.23     360      1-Jan-28
4587367       SCOTTSDALE           AZ   85262      SFD          7.5        6.75    $2,097.65     360      1-Jan-28
4598570       PHOENIX              AZ   85022      SFD         7.75        6.75    $1,640.23     360      1-Jan-28
4603714       KIRKLAND             WA   98033      LCO         7.375       6.75    $3,971.39     360      1-Jan-28
4610029       NORTH MIAMI BEACH    FL   33179      SFD         8.625       6.75    $1,858.92     360      1-Feb-27
4610523       ROCHESTER            NY   14607      MF2         7.875       6.75    $1,305.13     360      1-Aug-27
4611660       FAIRFIELD            CT    6430      SFD         7.75        6.75    $2,659.33     360      1-Jan-28
4618248       STATEN ISLAND        NY   10314      SFD         8.125       6.75    $1,878.52     360      1-Jan-28
4620685       GOLDEN               CO   80401      SFD         7.75        6.75    $1,694.32     360      1-Jan-28
4624277       SAN FRANCISCO        CA   94114      LCO         7.75        6.75    $1,834.02     360      1-Jan-28
4626780       SALEM                NH    3079      SFD          7.5        6.75    $2,230.50     360      1-Dec-27
4627232       MORRIS TOWNSHIP      NJ    7960      SFD         7.875       6.75    $2,365.18     360      1-Dec-27
4628335       MAHWAH               NJ    7430      LCO         8.125       6.75     $635.58      360      1-Jan-28
4630311       RICHMOND             VA   23220      SFD           8         6.75    $2,854.35     360      1-Jan-28
4631652       WOOSTER              OH   44691      SFD         7.625       6.75    $1,694.46     360      1-Jan-28
4631666       MELVILLE             NY   11747      SFD         8.375       6.75    $2,907.28     360      1-Dec-27
4636240       BROOKLYN             NY   11217      THS           8         6.75    $2,476.46     360      1-Jan-28
4640223       VALRICO              FL   33594      SFD         7.625       6.75    $1,898.95     240      1-Jan-18
4642748       EUGENE               OR   97405      SFD           8         6.75    $1,761.04     360      1-Jan-28
4643228       RARITAN TOWNSHIP     NJ    8822      PUD         8.125       6.75     $749.93      360      1-Dec-27
4644529       SAVAGE               MN   55378      SFD         7.75        6.75    $1,642.02     360      1-Jan-28
4646388       LEAWOOD              KS   66224      SFD         7.625       6.75    $1,695.17     360      1-Jan-28
4646752       PRESTON              ID   83263      SFD         8.375       6.75    $2,971.89     360      1-Dec-27
4648012       HILTON HEAD ISL      SC   29926      SFD         8.375       6.75    $6,916.66     360      1-Dec-27
4648317       KAYSVILLE            UT   84037      SFD         7.75        6.75    $2,325.48     360      1-Jan-28
4649597       PASADENA             CA   91104      SFD          7.5        6.75    $1,594.21     360      1-Sep-27
4649598       SACRAMENTO           CA   95818      SFD         7.875       6.75    $1,993.94     360      1-Jan-28
4652213       PARK CITY            UT   84060      LCO           8         6.75    $3,052.46     360      1-Oct-27
4652267       UNION                NJ    7083      SFD          8.5        6.75     $979.60      360      1-Nov-27
4652422       SAINT HELENA         CA   94574      SFD         7.25        6.75    $3,915.70     360      1-Jan-28
4652907       LAKE CHARLES         LA   70605      SFD         7.875       6.75    $1,980.53     360      1-Jan-28
4653592       SPARTA               NJ    7871      SFD         7.75        6.75    $1,217.91     360      1-Oct-27
4653890       CULVER CITY          CA   90232      SFD           8         6.75    $1,761.03     360      1-Nov-27
4654425       PARK CITY            UT   84098      SFD         7.375       6.75    $3,190.92     360      1-Dec-27
4654534       SANGER               TX   76266      SFD         7.75        6.75    $2,005.96     360      1-Sep-27
4654547       HASTINGS ON HUDSON   NY   10706      SFD         7.75        6.75    $3,324.16     360      1-Sep-27
4655115       MENDHAM BOROUGH      NJ    7945      SFD         7.125       6.75    $1,616.93     360      1-Jan-28
4655744       LOS ANGELES          CA   90049      SFD         7.625       6.75    $2,689.62     360      1-Dec-27
4655922       PONTE VEDRA BEACH    FL   32082      SFD         7.625       6.75    $2,555.14     360      1-Jan-28
4655930       ENCINO               CA   91316      SFD         7.55        6.75    $3,934.24     360      1-Sep-27
4655941       BEVERLY HILLS        CA   90210      SFD         7.75        6.75    $6,644.73     360      1-Sep-27
4656038       LOS ALAMOS           NM   87544      SFD         7.625       6.75    $1,780.11     360      1-Jan-28
4656340       MILL VALLEY          CA   94941      SFD          7.7        6.75    $2,281.48     360      1-Sep-27
4656448       VERNON HILLS         IL   60001      SFD         7.875       6.75    $1,812.68     360      1-Dec-27
4656515       BELMONT              CA   94002      SFD          7.7        6.75    $3,208.33     360      1-Sep-27
4656516       ANAHEIM              CA   92807      SFD         7.45        6.75    $3,562.47     360      1-Sep-27
4656522       GILROY               CA   95020      SFD         7.65        6.75    $1,773.79     360      1-Sep-27
4656524       SAN JOSE             CA   95140      SFD          7.9        6.75    $3,046.77     360      1-Sep-27
4656550       LA CANADA FLINTRIDGE CA   91011      SFD         7.95        6.75    $5,769.23     360      1-Sep-27
4656704       TARRYTOWN            NY   10591      SFD          7.5        6.75    $2,481.52     360      1-Jan-28
4656748       LOS ALAMITOS         CA   90720      SFD          7.3        6.75    $1,645.38     360      1-Sep-27
4657138       BOCA RATON           FL   33487      SFD         8.05        6.75     $779.28      360      1-Sep-27
4657147       SHERMAN OAKS         CA   91423      SFD         7.55        6.75    $1,939.30     360      1-Sep-27
4657376       ORANGE               CA   92867      SFD         8.125       6.75    $2,782.88     360      1-Dec-27
4657379       NEWPORT BEACH        CA   92660      SFD         7.95        6.75    $2,921.13     360      1-Sep-27
4657389       RANCHO PALOS VERDES  CA   90275      SFD         7.15        6.75    $2,026.23     360      1-Sep-27
4657419       FOSTER CITY          CA   94404      SFD          7.9        6.75    $2,849.08     360      1-Sep-27
4657434       NAPLES               FL   34102      SFD          7.9        6.75     $436.09      360      1-Sep-27
4657449       FOUNTAIN VALLEY      CA   92708      LCO         7.95        6.75     $424.30      360      1-Sep-27
4657707       SAG HARBOR           NY   11963      SFD         8.25        6.75     $841.42      360      1-Jan-28
4658457       PALM BEACH GARDENS   FL   33418      SFD         7.375       6.75    $2,072.03     360      1-Nov-27
4658726       SMITHTOWN            NY   11787      SFD         7.75        6.75     $957.13      360      1-Dec-27
4658889       SUWANEE              GA   30024      SFD          7.5        6.75    $2,311.95     360      1-Dec-27
4658895       SAN JOSE             CA   95120      SFD          7.9        6.75    $2,071.40     360      1-Sep-27
4658930       WILMINGTON           NC   28402      MF2          7.5        6.75    $2,097.65     360      1-Jan-28
4659018       SCOTTSDALE           AZ   85258      SFD         7.875       6.75    $1,711.16     360      1-Nov-27
4659105       TEMPE                AZ   85284      SFD         7.875       6.75    $2,690.01     360      1-Dec-27
4659134       WESTFIELD            NJ    7090      SFD          7.5        6.75    $1,608.20     360      1-Jan-28
4659320       BRANCHBURG TOWNSHIP  NJ    8853      SFD         7.75        6.75    $1,863.39     360      1-Nov-27
4659382       FORTLAND             OR   97212      SFD         8.05        6.75    $1,091.88     360      1-Oct-27
4659487       MOORESBURG           TN   37811      SFD         7.25        6.75    $2,346.69     360      1-Dec-27
4659511       PLEASANTON           CA   94588      THS         7.125       6.75     $991.18      360      1-Nov-27
4659640       SCOTCH PLAINS TOWNSHINJ    7076      SFD         7.625       6.75    $1,942.90     360      1-Dec-27
4660129       LONGMEADOW           MA    1106      SFD         8.125       6.75     $623.70      360      1-Dec-27
4660256       POWAY                CA   92064      SFD           8         6.75    $3,786.23     360      1-Sep-27
4660386       ARCADIA              CA   91007      SFD          8.1        6.75     $740.75      360      1-Sep-27
4660566       IRVINE               CA   92620      SFD         7.375       6.75    $1,840.65     360      1-Dec-27
4660659       MIAMI                FL   33176      SFD         7.65        6.75     $730.80      360      1-Sep-27
4660910       SAN JOSE             CA   95134      LCO          7.5        6.75    $1,734.06     360      1-Dec-27
4660936       SMITHTOWN            NY   11787      SFD         7.95        6.75     $771.91      360      1-Sep-27
4660945       ROLLING HILLS        CA   90274      SFD         7.55        6.75    $3,488.62     360      1-Sep-27
4661045       FAIRFAX              VA   22033      PUD         8.25        6.75     $751.27      360      1-Nov-27
4661184       NAPLES               FL   34110      LCO         8.05        6.75     $735.05      360      1-Sep-27
4661806       STATEN ISLAND        NY   10314      SFD         7.625       6.75    $1,344.81     360      1-Dec-27
4662160       HAMPTON              NH    3842      SFD         7.875       6.75    $2,185.36     360      1-Dec-27
4662405       LAWRENCE             KS   66049      SFD         7.75        6.75    $1,898.50     360      1-Dec-27
4662452       BOWLING GREEN        KY   42103      SFD         7.75        6.75    $1,948.65     360      1-Jan-28
4662509       CORDOVA              TN   38018      SFD         7.625       6.75    $2,831.17     360      1-Nov-27
4662562       DURANGO              CO   81301      SFD         7.75        6.75    $2,149.24     360      1-Dec-27
4662673       SEATTLE              WA   98105      SFD         7.875       6.75    $2,102.70     360      1-Dec-27
4662744       ST. LOUIS            MO   63105      SFD          7.5        6.75    $1,608.20     360      1-Jan-28
4662862       SCITUATE             MA    2066      SFD          7.5        6.75    $1,835.44     360      1-Jan-28
4663005       PISCATAWAY           NJ    8854      SFD         7.875       6.75    $1,884.10     360      1-Jan-28
4663307       WESTFIELD            NJ    7090      SFD         7.875       6.75    $1,921.44     360      1-Jan-28
4663362       BRIDGEWATER          NJ    8807      SFD          7.5        6.75    $1,762.03     360      1-Jan-28
4663661       SCARSDALE            NY   10583      SFD         7.625       6.75    $2,919.65     360      1-Jan-28
4663716       GREENWICH            CT    6831      SFD          7.5        6.75    $2,587.10     360      1-Jan-28
4663730       EAST HAMPTON         NY   11937      SFD         8.25        6.75    $2,298.88     360      1-Jan-28
4663866       GLEN MILLS           PA   19342      SFD         7.125       6.75    $2,909.12     360      1-Jan-28
4664089       GALLATIN             TN   37066      SFD         7.75        6.75    $1,661.36     360      1-Dec-27
4664469       BRADENTON            FL   34202      SFD         8.25        6.75     $921.81      360      1-Dec-27
4664486       WATCHUNG             NJ    7060      SFD         7.75        6.75    $1,934.32     360      1-Dec-27
4664659       MISSION HILLS        KS   66208      SFD         6.875      6.609    $1,997.07     360      1-Dec-27
4664805       SHREWSBURY           MA    1545      SFD         7.75        6.75    $2,062.55     360      1-Dec-27
4664888       WASHINGTON TOWNSHIP  NJ    7840      SFD         7.875       6.75    $1,629.24     360      1-Dec-27
4665003       SCOTTSDALE           AZ   85259      SFD         7.875       6.75    $3,425.96     360      1-Dec-27
4665079       AVON                 NC   27915      SFD         8.25        6.75    $2,332.69     360      1-Dec-27
4665137       HALLANDALE           FL   33008      LCO           8         6.75     $545.93      360      1-Dec-27
4665370       SUDBURY              MA    1776      SFD         7.125       6.75    $3,368.60     360      1-Jan-28
4665476       WALLINGFORD          CT    6492      SFD         7.875       6.75    $1,392.14     360      1-Dec-27
4665629       NEW YORK             NY   10040      HCO         8.25        6.75     $473.30      360      1-Jan-28
4665852       CHICAGO              IL   60612      LCO         7.75        6.75     $510.45      360      1-Nov-27
4665974       LAGUNA NIGUEL        CA   92677      SFD         7.625       6.75    $1,640.67     360      1-Jan-28
4665992       SANDIA PARK          NM   87047      SFD         7.875       6.75    $1,703.19     360      1-Nov-27
4665997       LAGUNA NIGUEL        CA   92677      SFD          7.5        6.75    $2,132.61     360      1-Dec-27
4666134       BEDFORD              NH    3110      SFD         7.875       6.75    $1,931.59     360      1-Jan-28
4666196       BERNARDS TWP.        NJ    7920      SFD         7.75        6.75    $1,969.78     360      1-Dec-27
4666331       JACKSONVILLE         FL   32259      SFD         7.875       6.75    $1,915.64     360      1-Dec-27
4666350       BELLINGHAM           WA   98225      SFD         7.25        6.75    $2,974.29     360      1-Jan-28
4666447       LAS VEGAS            NV   89129      PUD         7.875       6.75    $3,117.80     360      1-Jan-28
4666523       EL DORADO HILLS      CA   95762      SFD         8.125       6.75    $1,856.24     360      1-Dec-27
4666554       ASPEN                CO   81611      SFD         7.625       6.75    $4,954.56     360      1-Jan-28
4666559       CARMEL VALLEY        CA   93924      SFD         7.375       6.75    $2,028.17     360      1-Jan-28
4666710       DIX HILLS            NY   11746      SFD         7.625       6.75    $1,518.93     360      1-Jan-28
4667171       AURORA               CO   80015      SFD         7.625       6.75    $1,675.35     360      1-Dec-27
4667472       EAST NORWICH         NY   11732      SFD         7.625       6.75    $2,774.55     360      1-Jan-28
4667782       OLYMPIA              WA   98156      SFD         7.625       6.75    $1,663.32     360      1-Dec-27
4667821       HOLLYWOOD            FL   33019      SFD         7.875       6.75    $1,053.16     360      1-Nov-27
4667896       DUVALL               WA   98019      SFD         7.25        6.75    $1,580.94     360      1-Nov-27
4668078       SAN JOSE             CA   95138      SFD         7.625       6.75    $2,436.23     360      1-Dec-27
4668223       GREENWICH            CT    6831      SFD         7.25        6.75    $3,932.75     360      1-Jan-28
4668274       PALM BEACH           FL   33480      SFD         7.75        6.75    $2,471.63     360      1-Jan-28
4668601       WESTFORD             MA    1886      SFD         7.75        6.75    $2,192.23     360      1-Jan-28
4668731       PROVO                UT   84604      SFD         7.625       6.75    $1,925.20     360      1-Dec-27
4668749       GLEN ROCK            NJ    7452      SFD         7.625       6.75    $1,642.09     360      1-Jan-28
4668754       SHOREWOOD            MN   55331      SFD         7.625       6.75    $2,268.48     360      1-Dec-27
4668854       HAYDEN LAKE          ID   83835      SFD          7.5        6.75    $2,097.64     360      1-Dec-27
4668888       SEA ISLE CITY        NJ    8243      SFD         7.875       6.75    $2,668.26     360      1-Jan-28
4668952       ALAMEDA              CA   94502      PUD         7.75        6.75    $2,417.90     360      1-Dec-27
4669009       CINCINNATI           OH   45208      SFD         7.375       6.75    $2,831.77     360      1-Jan-28
4669102       DULUTH               GA   30097      SFD         7.625       6.75    $1,656.24     360      1-Oct-27
4669163       READING              MA    1867      SFD         7.625       6.75    $2,349.88     360      1-Jan-28
4669164       SUMMIT CITY          NJ    7901      SFD           7        6.734    $1,995.91     360      1-Dec-27
4669173       KETCHUM              ID   83340      SFD         7.25        6.75    $2,304.40     360      1-Jan-28
4669248       FREMONT              CA   94539      SFD         7.875       6.75    $1,827.18     360      1-Jan-28
4669259       CINCINNATI           OH   45243      SFD         7.875       6.75    $3,398.76     360      1-Dec-27
4669276       BELMONT              MI   49306      SFD         7.875       6.75    $1,696.66     360      1-Dec-27
4669328       SANTA CRUZ           CA   95060      SFD          7.5        6.75    $2,321.39     360      1-Dec-27
4669329       WAYNE                NJ    7470      SFD          7.5        6.75    $1,608.19     360      1-Dec-27
4669423       PLANO                TX   75093      SFD         7.375       6.75    $2,068.92     360      1-Dec-27
4669565       LONG BEACH           CA   90803      SFD         7.625       6.75    $2,123.39     360      1-Dec-27
4669685       LUTHERVILLE          MD   21093      SFD         6.875      6.609    $2,253.27     360      1-Jan-28
4669755       FULLERTON            CA   92831      SFD           8         6.75    $3,316.62     360      1-Nov-27
4669783       HINGHAM              MA    2043      SFD         7.25        6.75    $1,875.98     360      1-Dec-27
4669824       YORBA LINDA          CA   92887      SFD          7.5        6.75    $1,848.73     360      1-Jan-28
4669900       REDONDO BEACH        CA   90278      LCO         7.625       6.75    $1,783.64     360      1-Dec-27
4669964       IRVINE               CA   92620      SFD         7.75        6.75    $1,690.73     360      1-Dec-27
4670061       SALT LAKE CITY       UT   84117      SFD         7.75        6.75    $1,862.68     360      1-Jan-28
4670107       ARLINGTON            TX   76016      SFD         7.75        6.75    $1,788.16     360      1-Jan-28
4670486       SAN JOSE             CA   95129      SFD           8         6.75    $2,311.36     360      1-Dec-27
4670658       CHAPPAQUA            NY   10514      SFD         7.625       6.75    $2,123.39     360      1-Dec-27
4670737       ACWORTH              GA   30101      SFD         7.625       6.75    $3,043.51     360      1-Nov-27
4670784       WASHINGTON           DC   20015      SFD         7.625       6.75    $1,636.42     360      1-Dec-27
4671172       ANAHEIM              CA   92807      SFD         7.75        6.75    $1,753.78     360      1-Jan-28
4671425       ATHENS               AL   35611      SFD          7.5        6.75    $1,671.13     360      1-Dec-27
4671596       COLLEYVILLE          TX   76034      SFD           8         6.75    $2,202.03     360      1-Jan-28
4671669       MONSEY               NY   10952      SFD         7.625       6.75    $1,061.70     360      1-Jan-28
4671674       LAUREL               NY   11948      SFD         7.875       6.75    $2,001.20     360      1-Jan-28
4671965       FREMONT              CA   94539      SFD         7.875       6.75    $3,045.29     360      1-Dec-27
4671987       SAN JOSE             CA   95123      SFD         7.875       6.75    $1,774.97     360      1-Dec-27
4672305       HONOLULU             HI   96816      SFD         7.125       6.75    $2,694.87     360      1-Dec-27
4672527       NEW YORK             NY   10023      HCO           8         6.75    $2,685.58     360      1-Jan-28
4672711       FREMONT              CA   94536      SFD         7.875       6.75    $1,658.23     360      1-Nov-27
4672801       BOUNTIFUL            UT   84010      SFD           8         6.75    $2,718.60     360      1-Dec-27
4672927       BELLE MEAD           NJ    8502      SFD         7.875       6.75    $1,840.23     360      1-Dec-27
4672934       SOUTHAMPTON          NY   11968      SFD         8.25        6.75    $1,051.78     360      1-Jan-28
4673025       AGOURA HILLS         CA   91301      SFD         7.375       6.75    $1,574.74     360      1-Jan-28
4673090       BOTHELL              WA   98012      SFD          7.5        6.75    $2,908.74     360      1-Jan-28
4673129       MEDFORD              OR   97501      SFD         7.875       6.75     $690.27      360      1-Dec-27
4673305       JACKSON HEIGHTS      NY   11372      SFD         8.25        6.75    $1,352.28     360      1-Dec-27
4673320       GOLETA               CA   93117      SFD         7.625       6.75    $2,061.10     360      1-Jan-28
4673376       LOS ANGELES          CA   90034      SFD         7.625       6.75    $2,221.06     360      1-Jan-28
4673632       BURMINGHAM           AL   35242      SFD         7.625       6.75    $4,305.16     360      1-Dec-27
4673726       AURORA               IL   60504      SFD         7.625       6.75    $1,769.49     360      1-Jan-28
4673824       WEST WINDSOR         NJ    8512      SFD         7.875       6.75    $1,885.18     360      1-Jan-28
4674210       POTOMAC              MD   20854      SFD         7.375       6.75    $2,039.91     360      1-Jan-28
4674291       NEW YORK             NY   10019      HCO           8         6.75    $1,082.31     360      1-Jan-28
4674546       COMMERCE             MI   48382      SFD         7.625       6.75    $2,372.56     360      1-Jan-28
4674635       GRASS VALLEY         CA   95949      SFD         7.875       6.75    $1,740.17     360      1-Jan-28
4675370       TAMPA                FL   33609      SFD          7.5        6.75    $2,272.45     360      1-Dec-27
4675616       LOS ANGELES          CA   90049      SFD         7.75        6.75    $6,648.31     360      1-Jan-28
4675866       ODESSA               FL   33556      SFD         7.125       6.75    $1,589.98     360      1-Dec-27
4675931       LONGMONT             CO   80501      SFD         7.375       6.75    $2,463.06     300      1-Jan-23
4675979       POTOMAC              MD   20854      SFD          7.5        6.75    $2,572.42     360      1-Jan-28
4676035       ENCINITAS            CA   92024      SFD          7.5        6.75    $2,181.55     360      1-Dec-27
4676247       SALT LAKE CITY       UT   84121      SFD         7.625       6.75    $2,314.49     360      1-Jan-28
4676395       CINCINNATI           OH   45243      SFD         7.625       6.75    $2,087.99     360      1-Dec-27
4676678       SAN JOSE             CA   95126      SFD         7.875       6.75    $2,247.72     360      1-Nov-27
4676841       LAWRENCE             KS   66047      SFD         7.375       6.75    $1,569.56     360      1-Jan-28
4676878       SAN DIEGO            CA   92131      SFD          7.5        6.75    $1,643.15     360      1-Jan-28
4676881       TAMPA                FL   33629      SFD         7.75        6.75    $2,091.93     360      1-Jan-28
4677014       VENICE               CA   90291      SFD          7.5        6.75    $1,769.02     360      1-Jan-28
4677018       HUNTINGTON BEACH     CA   92648      SFD         7.375       6.75    $2,657.38     360      1-Jan-28
4677092       PLEASANTON           CA   94588      PUD         7.625       6.75    $1,688.09     360      1-Nov-27
4677389       SHOREVIEW            MN   55126      SFD          7.5        6.75    $1,817.96     360      1-Jan-28
4677400       DUXBURG              MA    2332      SFD         8.125       6.75    $2,465.09     360      1-Dec-27
4677640       WELLESLEY            MA    2181      SFD         7.875       6.75    $2,175.21     360      1-Dec-27
4677898       MINNEAPOLIS          MN   55403      LCO         7.625       6.75    $2,242.29     360      1-Jan-28
4677948       GLENDALE             AZ   85310      SFD         7.875       6.75    $1,223.92     360      1-Nov-27
4677952       NEWTOWN SQUARE       PA   19073      SFD           8         6.75    $1,777.54     360      1-Dec-27
4677983       LEESBURG             VA   20175      SFD         7.375       6.75    $1,616.88     360      1-Jan-28
4678253       TORRANCE             CA   90505      SFD         7.625       6.75    $1,712.87     360      1-Jan-28
4678258       LOS ANGELES          CA   90049      SFD         7.625       6.75    $2,335.72     360      1-Jan-28
4678315       SAN RAFAEL           CA   94901      SFD          7.5        6.75    $1,817.96     360      1-Nov-27
4678554       LAGUNA BEACH         CA   92651      SFD         7.625       6.75    $2,395.88     360      1-Dec-27
4678569       CROWNSVILLE          MD   21032      SFD         7.875       6.75    $3,290.01     360      1-Jan-28
4678636       SOMERS               NY   10589      SFD         7.375       6.75    $1,036.01     360      1-Jan-28
4678774       SCARSDALE            NY   10583      SFD         7.875       6.75    $1,885.19     360      1-Jan-28
4678794       BETHESDA             MD   20817      SFD         7.875       6.75    $3,444.08     360      1-Nov-27
4678811       LUTHERVILLE          MD   21093      SFD         7.75        6.75    $2,516.04     360      1-Dec-27
4678818       LAKEWOOD             CO   80227      SFD         7.75        6.75     $508.65      360      1-Nov-27
4678912       PALO ALTO            CA   94306      SFD         8.25        6.75    $2,479.18     360      1-Jan-28
4679164       ORANGE               CA   92869      SFD           8         6.75    $2,011.95     360      1-Jan-28
4679175       LIVERMORE            CA   94550      SFD          7.5        6.75    $1,650.15     360      1-Jan-28
4679187       LANTANA              FL   33462      SFD         8.25        6.75    $2,565.58     360      1-Dec-27
4679225       EUGENE               OR   97408      SFD         7.75        6.75    $2,189.36     360      1-Dec-27
4679289       LARCHMONT            NY   10538      SFD         7.75        6.75    $2,425.06     360      1-Jan-28
4679296       HUDSON               CO   80642      SFD          7.5        6.75    $1,748.04     360      1-Jan-28
4679331       PALM SPRINGS         CA   92264      SFD         7.75        6.75    $2,507.45     360      1-Jan-28
4679359       MEDINA               WA   98039      SFD          7.5        6.75    $2,007.79     360      1-Dec-27
4679380       TROY                 MI   48098      SFD         7.875       6.75    $1,798.18     360      1-Dec-27
4679459       BIRMINGHAM           AL   35244      SFD          7.5        6.75    $1,873.90     360      1-Dec-27
4679535       REDONDO BEACH        CA   90278      LCO         7.875       6.75    $2,265.12     360      1-Jan-28
4679621       SANTA CLARA          CA   95050      SFD          7.5        6.75    $1,678.11     360      1-Nov-27
4679626       CORAL GABLES         FL   33143      SFD         7.625       6.75    $3,397.41     360      1-Jan-28
4679631       NORTHRIDGE           CA   91326      SFD         8.125       6.75    $2,034.44     360      1-Nov-27
4679672       HOUSTON              TX   77024      SFD          7.5        6.75    $1,946.62     360      1-Jan-28
4679681       BELLAIRE             TX   77401      SFD         7.625       6.75    $3,085.99     360      1-Jan-28
4679694       BRIGANTINE           NJ    8203      SFD         7.75        6.75    $1,002.98     360      1-Jan-28
4679710       LAUREL               MD   20724      SFD         7.25        6.75    $1,587.77     360      1-Dec-27
4679743       SOUTH SALEM          NY   10590      SFD         7.875       6.75    $1,758.30     360      1-Jan-28
4679745       FAIRFIELD            CT    6490      SFD           8         6.75    $6,558.03     360      1-Jan-28
4679769       WELLS                ME    4090      SFD         7.875       6.75    $2,827.78     360      1-Jan-28
4679801       BOWIE                MD   20721      SFD         7.875       6.75    $2,030.20     360      1-Jan-28
4679832       SAN DIEGO            CA   92117      SFD         7.75        6.75    $1,676.41     360      1-Jan-28
4679977       OCEAN CITY           NJ    8226      LCO           8         6.75    $1,995.84     360      1-Dec-27
4680007       EL PASO              TX   79932      SFD         7.375       6.75    $2,896.01     360      1-Jan-28
4680068       MARTINEZ             CA   94553      SFD         8.25        6.75    $1,721.15     360      1-Nov-27
4680078       NEWPORT COAST        CA   92657      PUD         7.75        6.75    $3,037.59     360      1-Dec-27
4680378       BIRMINGHAM           AL   35216      SFD         7.875       6.75    $2,349.22     360      1-Dec-27
4680391       REDMOND              WA   98053      SFD          7.5        6.75    $1,678.11     360      1-Dec-27
4680582       SEATTLE              WA   98105      SFD           7        6.734    $1,995.91     360      1-Jan-28
4680695       WILMINGTON           NC   28409      SFD         7.75        6.75    $1,479.40     360      1-Jan-28
4680828       ARLINGTON            VA   22201      HCO         7.25        6.75     $447.51      360      1-Dec-27
4680924       CARLSBAD             CA   92008      SFD          7.5        6.75    $2,160.57     360      1-Jan-28
4680947       SAG HARBOR           NY   11963      SFD         8.25        6.75    $1,126.90     360      1-Jan-28
4680995       EL PASO              TX   79912      SFD         7.875       6.75    $1,722.04     360      1-Jan-28
4681042       WOODSIDE             CA   94062      SFD         7.875       6.75    $6,888.16     360      1-Jan-28
4681109       MOORPARK             CA   93021      SFD         7.75        6.75    $1,524.53     360      1-Jan-28
4681118       REDWOOD CITY         CA   94065      PUD         7.625       6.75    $2,774.56     360      1-Jan-28
4681215       LAKE FOREST PARK     WA   98155      SFD         7.375       6.75    $1,740.51     360      1-Jan-28
4681520       TOMONIUM             MD   21093      SFD         7.625       6.75    $2,182.84     360      1-Jan-28
4681628       ALAMO                CA   94507      SFD         7.75        6.75    $2,349.83     360      1-Dec-27
4681705       LAFAYETTE            LA   70503      SFD         7.125       6.75    $1,958.62     240      1-Jan-18
4681760       AMMANO ISLAND        WA   98292      SFD         7.875       6.75    $1,703.91     360      1-Dec-27
4681774       SCOTTSDALE           AZ   85255      SFD         7.875       6.75    $1,792.37     360      1-Dec-27
4681776       LOS ANGELES          CA   90064      SFD         7.75        6.75    $2,567.63     360      1-Jan-28
4681814       PORTAGE              MI   49024      SFD         7.75        6.75    $2,558.67     360      1-Jan-28
4682086       SAN JOSE             CA   95135      SFD         7.25        6.75    $1,826.87     360      1-Jan-28
4682157       LAFAYETTE            CA   94549      SFD         7.75        6.75    $2,256.70     360      1-Dec-27
4682176       HUNTSVILLE           TX   77340      SFD         7.625       6.75    $2,123.38     360      1-Dec-27
4682288       UNION CITY           CA   94587      SFD           8         6.75    $1,827.08     360      1-Jan-28
4682419       SANTA CRUZ           CA   95065      SFD         7.625       6.75    $2,006.60     360      1-Jan-28
4682440       PALO ALTO            CA   94303      SFD         8.125       6.75    $3,474.89     360      1-Jan-28
4682494       COPPELL              TX   75019      SFD         7.375       6.75    $1,676.27     360      1-Dec-27
4682495       EVERETT              WA   98203      SFD         7.75        6.75    $1,663.51     360      1-Jan-28
4682722       BASKING RIDGE        NJ    7920      SFD          7.5        6.75    $2,272.45     360      1-Oct-27
4682756       DALLAS               TX   75206      SFD           8         6.75    $1,929.81     360      1-Jan-28
4682812       STOCKTON             CA   95209      SFD         7.75        6.75    $1,791.03     360      1-Jan-28
4682839       BELLAIRE             TX   77401      SFD         7.375       6.75    $1,812.33     360      1-Jan-28
4682989       HOMEWOOD             CA   96141      LCO         7.875       6.75    $3,306.32     360      1-Jan-28
4683063       SUNDANCE             UT   84604      SFD         7.875       6.75    $1,334.13     360      1-Dec-27
4683069       PORT ORCHARD         WA   98367      SFD         7.625       6.75    $2,123.39     360      1-Jan-28
4683291       MESA                 AZ   85215      SFD          7.5        6.75    $2,377.33     360      1-Dec-27
4683384       WAXAHACHIE           TX   75165      SFD         7.625       6.75    $1,862.21     360      1-Jan-28
4683427       SCOTTSDALE           AZ   85254      SFD         7.875       6.75    $2,545.00     360      1-Jan-28
4683634       SANDY                UT   84093      SFD         7.875       6.75    $1,587.90     360      1-Jan-28
4683860       SAN JOSE             CA   95136      SFD           8         6.75    $1,878.44     360      1-Jan-28
4683961       MARATHON             FL   33050      SFD         8.375       6.75    $1,162.92     360      1-Jan-28
4684076       PALO ALTO            CA   94306      LCO         7.75        6.75    $2,011.69     360      1-Jan-28
4684107       BELLE MEAD           NJ    8502      SFD         7.75        6.75    $1,826.86     360      1-Jan-28
4684108       BOUNTIFUL            UT   84010      SFD         7.75        6.75    $2,493.11     360      1-Dec-27
4684109       EDMONDS              WA   98020      LCO         7.25        6.75    $1,814.59     360      1-Jan-28
4684126       THOUSAND OAKS        CA   91362      LCO         8.25        6.75    $2,126.84     360      1-Jan-28
4684239       EAST HILLS           NY   11576      SFD         7.75        6.75    $2,865.65     360      1-Jan-28
4684286       HOMESTEAD            FL   33031      SFD         8.375       6.75    $1,504.95     360      1-Jan-28
4684456       LAKESIDE             CA   92040      SFD         7.75        6.75    $1,710.43     360      1-Dec-27
4684467       CAPE CORAL           FL   33914      SFD           8         6.75    $1,152.02     360      1-Jan-28
4684540       SCOTTSDALE           AZ   85262      PUD         7.875       6.75    $4,251.81     360      1-Jan-28
4684653       NATICK               MA    1760      SFD         7.875       6.75    $2,069.35     360      1-Jan-28
4684899       ENGLEWOOD            CO   80111      SFD         8.25        6.75    $1,998.37     360      1-Jan-28
4684904       MARCO ISLAND         FL   34145      SFD         7.875       6.75    $2,900.28     360      1-Jan-28
4684925       ALPHARETTA           GA   30022      SFD         7.75        6.75    $1,902.08     360      1-Jan-28
4685064       OJAI                 CA   93023      SFD         7.875       6.75    $1,914.19     360      1-Jan-28
4685116       DENVER               CO   80209      SFD          7.5        6.75    $2,740.92     360      1-Dec-27
4685176       ARCADIA              CA   91006      SFD         8.125       6.75    $2,821.49     360      1-Jan-28
4685249       MIAMI                FL   33173      LCO         7.75        6.75     $475.70      360      1-Jan-28
4685563       NEWPORT BEACH        CA   92660      PUD         7.625       6.75    $2,972.74     360      1-Jan-28
4685761       SILVER SPRING        MD   20902      SFD           8         6.75     $763.12      360      1-Jan-28
4685834       SAN FRANCISCO        CA   94122      SFD         7.25        6.75    $1,951.02     360      1-Jan-28
4685907       SAN RAMON            CA   94583      LCO          7.5        6.75    $1,854.32     360      1-Jan-28
4685948       MERCER ISLAND        WA   98040      SFD         7.75        6.75    $4,186.71     360      1-Jan-28
4685978       MAPLETON             IL   61547      SFD         7.625       6.75    $1,585.46     360      1-Dec-27
4686041       ARNOLD               MD   21012      SFD         7.875       6.75    $2,018.60     360      1-Dec-27
4686118       EUGENE               OR   97408      SFD         7.625       6.75    $2,123.38     360      1-Jan-28
4686147       COLLEYVILLE          TX   76034      SFD         7.625       6.75    $2,548.06     360      1-Jan-28
4686244       TARPON SPRINGS       FL   34689      SFD          7.5        6.75    $2,265.46     360      1-Jan-28
4686308       CERRITOS             CA   90703      SFD         7.75        6.75    $2,758.19     360      1-Jan-28
4686437       CORTE MADERA         CA   94925      SFD         7.75        6.75    $2,192.23     360      1-Jan-28
4686485       JACKSON              MS   39211      SFD          7.5        6.75    $1,913.05     360      1-Jan-28
4686657       WEST HOLLYWOOD       CA   90069      HCO         7.75        6.75    $2,865.65     360      1-Jan-28
4686765       LOS ANGELES          CA   90025      LCO           8         6.75    $1,761.04     360      1-Jan-28
4686881       HUNTINGTON BEACH     CA   92648      SFD           7        6.734    $1,773.04     360      1-Jan-28
4686922       SANTA CRUZ           CA   95062      SFD           8         6.75    $2,678.25     360      1-Jan-28
4686950       ANN ARBOR            MI   48105      SFD           8         6.75    $1,747.09     360      1-Jan-28
4687049       SAN JOSE             CA   95135      SFD         7.375       6.75    $1,786.09     360      1-Jan-28
4687270       CROPWELL             AL   35054      SFD          7.5        6.75    $1,748.04     360      1-Jan-28
4687285       FAYETTEVILLE         GA   30215      SFD         7.75        6.75    $1,892.41     360      1-Jan-28
4687473       SAN DIEGO            CA   92107      SFD         7.875       6.75    $2,356.48     360      1-Dec-27
4687826       LAFAYETTE            CO   80026      SFD         7.375       6.75    $2,419.09     360      1-Jan-28
4688162       POULSBO              WA   98370      SFD          7.5        6.75     $384.57      360      1-Jan-28
4688542       OVERLAND PARK        KS   66223      SFD          7.5        6.75    $1,704.34     360      1-Jan-28
4688688       ENCINITAS            CA   92024      SFD         7.75        6.75    $2,693.72     360      1-Jan-28
4688718       KATY                 TX   77493      SFD         7.875       6.75    $1,911.29     360      1-Jan-28
4689165       GAINESVILLE          VA   22065      SFD         7.75        6.75    $1,824.71     360      1-Jan-28
4689194       LONG BEACH           CA   90807      SFD         7.75        6.75    $2,829.83     360      1-Jan-28
4689289       ARSDSLEY             NY   10502      SFD           8         6.75    $1,724.35     360      1-Jan-28
4690031       STERLING             VA   21065      SFD         7.75        6.75    $1,669.24     360      1-Jan-28
4690379       RIVERSIDE            CA   92506      SFD         7.75        6.75     $664.84      360      1-Jan-28
4690549       MCDONOUGH            GA   30252      SFD         7.625       6.75    $1,922.37     360      1-Jan-28
4690638       CHARLESTON           SC   29412      SFD         7.75        6.75    $1,031.64     360      1-Jan-28
4690795       SOQUEL               CA   95073      SFD         7.625       6.75    $1,918.12     360      1-Dec-27
4690805       PALO CEDRO           CA   96073      SFD         7.875       6.75    $3,262.81     360      1-Jan-28
4690984       CARLSBAD             CA   92009      SFD          7.5        6.75    $1,654.34     360      1-Dec-27
4691260       REDLANDS             CA   92373      SFD         7.375       6.75    $1,771.58     360      1-Jan-28
4691527       DAWSONVILLE          GA   30534      SFD         7.25        6.75    $5,320.97     360      1-Jan-28
4691886       LOS ANGELES          CA   90046      SFD           8         6.75    $2,008.68     360      1-Jan-28
4692377       WOODMERE             NY   11598      SFD         7.375       6.75    $1,978.09     360      1-Dec-27
4692591       SAN CARLOS           CA   94070      LCO          7.5        6.75    $1,982.27     360      1-Jan-28
4692652       SAN DIEGO            CA   92014      SFD         7.625       6.75    $1,670.39     360      1-Jan-28
4692667       SAN FRANCISCO        CA   94111      HCO           8         6.75    $1,502.38     360      1-Jan-28
4692811       ANNAPOLIS            MD   21401      SFD         7.75        6.75    $2,015.99     360      1-Jan-28
4692832       SAN FRANCISCO        CA   94132      SFD          7.5        6.75    $1,922.84     360      1-Jan-28
4692852       TEMPLETON            CA   93465      SFD         7.625       6.75    $3,892.87     360      1-Jan-28
4693041       SAN RAMON            CA   94583      SFD         7.75        6.75    $1,672.82     360      1-Jan-28
4693554       ENCINITAS            CA   92007      SFD         7.375       6.75    $2,160.43     360      1-Jan-28
4693588       RANCHO MIRAGE        CA   92270      SFD         7.375       6.75    $2,646.32     360      1-Jan-28
6317616       MINNETONKA           MN   55345      PUD         7.875       6.75    $2,784.27     360      1-Nov-27
6340341       SAN DIEGO            CA   92131      SFD          7.5        6.75    $1,619.38     360      1-Nov-27
6346291       ENCINITAS            CA   92024      SFD          7.5        6.75    $1,588.96     360      1-Nov-27
6365970       LEXINGTON            MA    2173      SFD         7.875       6.75    $1,827.17     360      1-Dec-27
6367568       JORDAN               MN   55352      SFD         7.75        6.75    $2,228.04     360      1-Dec-27
6375663       NAPERVILLE           IL   60565      SFD         8.25        6.75    $3,005.07     360      1-Dec-27
6431251       PLYMOUTH             MN   55441      SFD         7.875       6.75    $1,604.22     360      1-Sep-27
6434679       OAK PARK             IL   60302      SFD         7.875       6.75    $2,192.61     360      1-Dec-27
6442368       SHREWSBURY           NJ    7701      SFD         7.125       6.75    $2,223.27     360      1-Dec-27
6444833       FOLSOM               CA   95630      SFD           8         6.75    $2,392.62     360      1-Nov-27
6447203       BROOKFIELD           WI   53045      SFD           8         6.75    $2,259.99     360      1-Nov-27
6454624       ROSWELL              GA   30075      SFD         8.25        6.75    $2,140.36     360      1-Nov-27
6456681       SAN DIEGO            CA   92130      SFD         7.25        6.75    $2,573.85     360      1-Jan-28
6457472       LOS GATOS            CA   95032      SFD         7.625       6.75    $2,335.72     360      1-Nov-27
6460231       LAKEWOOD             CO   80227      SFD         7.875       6.75    $2,810.16     360      1-Sep-27
6466797       THOUSAND OAKS        CA   91320      PUD         7.75        6.75    $1,941.12     360      1-Oct-27
6469610       SAN DIEGO            CA   92121      SFD           7        6.734    $1,789.66     360      1-Jan-28
6473057       PHOENIX              AZ   85018      SFD         7.625       6.75    $4,282.15     360      1-Dec-27
6474252       LAS VEGAS            NV   89123      SFD          7.5        6.75    $1,090.77     360      1-Nov-27
6475667       SCOTTSDALE           AZ   85254      PUD         8.375       6.75    $2,280.22     360      1-Sep-27
6475909       EVERETT              WA   98208      PUD         7.375       6.75    $1,581.65     360      1-Dec-27
6477367       GORE SPRINGS         MS   38901      SFD         7.625       6.75    $2,229.55     360      1-Jan-28
6477973       OCEAN                NJ    7712      SFD         8.125       6.75    $2,672.99     360      1-Nov-27
6479077       RIVER EDGE           NJ    7661      SFD         8.25        6.75    $1,791.77     360      1-Nov-27
6479173       LAVONIA              GA   30553      SFD         7.625       6.75    $1,992.44     360      1-Dec-27
6487779       ARMONK               NY   10506      SFD         7.75        6.75    $2,865.65     360      1-Dec-27
6488202       LOS ALTOS            CA   94022      SFD         7.875       6.75    $2,138.95     360      1-Dec-27
6490336       SAN DIEGO            CA   92122      SFD         7.25        6.75    $2,039.71     360      1-Jan-28
6493822       LAS VEGAS            NV   89117      PUD         8.125       6.75    $2,554.19     360      1-Oct-27
6493849       OWINGS MILLS         MD   21117      PUD          8.5        6.75    $1,722.81     360      1-Oct-27
6494705       ALAMEDA              CA   94502      PUD         6.625      6.359    $2,401.17     360      1-Dec-27
6495561       ST PAUL              MN   55105      SFD         7.625       6.75    $2,434.81     360      1-Nov-27
6496995       SAN DIEGO            CA   92130      SFD         7.375       6.75    $3,011.00     360      1-Jan-28
6498502       TWIN FALLS           ID   83301      SFD         8.25        6.75    $1,690.35     360      1-Sep-27
6499879       SNOWMASS VILLAGE     CO   81615      SFD         7.75        6.75    $3,599.97     360      1-Dec-27
6500498       REHOBOTH BEACH       DE   19971      SFD         8.25        6.75    $3,530.95     360      1-Oct-27
6501182       BLOOMINGTON          MN   55438      SFD          7.5        6.75    $2,740.92     360      1-Dec-27
6501883       DENVER               CO   80210      SFD           8         6.75    $1,716.35     360      1-Oct-27
6502326       RUNNELLS             IA   50237      SFD         7.75        6.75    $1,654.91     360      1-Dec-27
6505886       NEWBURY              NH    3255      SFD           8         6.75    $3,610.12     360      1-Jan-28
6506096       SMYRNA               GA   30080      SFD         7.625       6.75    $1,769.48     360      1-Nov-27
6507175       LAKEWOOD             CO   80232      SFD         8.125       6.75    $2,041.87     360      1-Oct-27
6509535       CHANDLER             AZ   85224      SFD         8.125       6.75    $2,216.35     360      1-Nov-27
6512252       OMAHA                NE   68114      SFD         8.125       6.75    $4,157.98     360      1-Jan-28
6513094       GRANITE BAY          CA   95746      SFD         7.625       6.75    $2,900.18     360      1-Nov-27
6513144       CHESTER              NJ    7930      SFD           8         6.75    $3,618.93     360      1-Dec-27
6513518       FLAGSTAFF            AZ   86001      SFD           8         6.75    $2,935.06     360      1-Dec-27
6513595       SANTA MARIA          CA   93455      SFD         7.875       6.75    $1,957.69     360      1-Dec-27
6514224       SAN JOSE             CA   95123      SFD          7.5        6.75    $2,052.89     360      1-Nov-27
6518474       SAN DIEGO            CA   92130      SFD         7.375       6.75    $2,747.85     360      1-Dec-27
6519582       WYCKOFF              NJ    7481      SFD         7.625       6.75    $2,013.67     360      1-Nov-27
6519657       DUNWOODY             GA   30350      SFD         7.875       6.75    $2,131.70     360      1-Nov-27
6519864       HUNTSVILLE           UT   84317      SFD           8         6.75    $1,761.04     360      1-Nov-27
6521354       GREEN MTN FALLS      CO   80819      SFD         7.625       6.75    $1,840.26     360      1-Jan-28
6521687       GREENWOOD VILLAGE    CO   80121      PUD          7.5        6.75    $4,544.89     360      1-Dec-27
6522233       PLEASANTON           CA   94566      SFD         7.25        6.75    $2,762.81     360      1-Jan-28
6523861       COLUMBIA             MD   21046      SFD          7.5        6.75    $1,272.57     360      1-Nov-27
6525012       SANTA CLARITA        CA   91355      SFD          7.5        6.75    $2,041.71     360      1-Nov-27
6526039       FREMONT              CA   94539      PUD         7.625       6.75    $4,954.56     360      1-Jan-28
6527318       CHESTERFIELD         MO   63017      PUD         7.75        6.75    $2,482.01     360      1-Nov-27
6527661       SAN JOSE             CA   95138      SFD         7.25        6.75    $2,046.53     360      1-Dec-27
6528884       DUVALL               WA   98019      SFD         8.25        6.75    $1,893.19     360      1-Nov-27
6530939       PITTSFORD            NY   14534      SFD         7.625       6.75    $2,038.45     360      1-Dec-27
6531093       CALDWELL             NJ    7006      SFD         7.75        6.75    $1,705.06     360      1-Dec-27
6532963       NORCROSS             GA   30092      PUD         7.875       6.75    $2,095.81     360      1-Dec-27
6533069       RENO                 NV   89511      SFD         7.875       6.75    $3,480.33     360      1-Nov-27
6533365       BETHESDA             MD   20814      SFD         7.75        6.75    $2,720.93     360      1-Dec-27
6533389       ARROYO GRANDE        CA   93420      SFD         7.75        6.75    $1,633.42     360      1-Nov-27
6535010       BEMUS POINT          NY   14712      SFD         7.875       6.75    $3,262.81     360      1-Dec-27
6535922       MINNEAPOLIS          MN   55403      SFD          7.5        6.75    $2,195.53     360      1-Dec-27
6536285       FAIR LAWN            NJ    7410      SFD         7.625       6.75    $1,528.83     360      1-Nov-27
6536701       FT LAUDERDALE        FL   33301      SFD         7.875       6.75    $2,073.70     360      1-Dec-27
6536718       SAN CLEMENTE         CA   92673      SFD           8         6.75    $2,142.59     360      1-Dec-27
6538721       ANAHEIM              CA   92780      SFD          7.5        6.75    $1,650.50     360      1-Nov-27
6539006       OVIEDO               FL   32765      SFD         7.875       6.75    $2,153.59     360      1-Nov-27
6539538       PUYALLUP             WA   98371      SFD         7.875       6.75    $1,111.53     360      1-Dec-27
6541153       MISSOULA             MT   59803      SFD         8.25        6.75    $2,175.37     360      1-Dec-27
6541378       DURANGO              CO   81301      SFD         7.875       6.75    $3,284.56     360      1-Dec-27
6541843       BYRON                CA   94514      SFD         7.25        6.75    $2,313.94     360      1-Jan-28
6542130       MCLEAN               VA   22102      SFD         7.125       6.75    $1,859.46     360      1-Jan-28
6542253       BETHANY BEACH        DE   19930      PUD           8         6.75    $1,872.57     360      1-Dec-27
6542407       COLORADO SPRINGS     CO   80906      SFD         7.625       6.75    $1,981.82     360      1-Nov-27
6542715       SAN JOSE             CA   95127      SFD           8         6.75    $1,871.10     360      1-Dec-27
6542835       WALNUT CREEK         CA   94596      PUD         7.25        6.75    $2,230.72     360      1-Nov-27
6542969       ALGONQUIN            IL   60102      PUD         7.75        6.75    $1,611.93     360      1-Nov-27
6543840       PARADISE VALLEY      AZ   85253      SFD          7.5        6.75    $4,544.89     360      1-Dec-27
6544116       LAGUNA BEACH         CA   92651      SFD         7.75        6.75    $1,793.90     360      1-Dec-27
6545909       DUCK                 NC   27949      SFD         7.75        6.75    $2,031.03     360      1-Nov-27
6546122       ASPEN                CO   81611      SFD         7.625       6.75    $2,052.60     360      1-Nov-27
6546506       MINNETONKA BEACH     MN   55361      SFD         7.75        6.75    $2,883.56     360      1-Jan-28
6547522       AVALON               NJ    8202      SFD         7.875       6.75    $2,221.61     360      1-Jan-28
6547686       TULSA                OK   74137      SFD         7.75        6.75    $1,970.13     360      1-Nov-27
6548901       LITTLETON            CO   80123      PUD          7.5        6.75    $2,517.17     360      1-Nov-27
6549063       NAPERVILLE           IL   60565      SFD         7.875       6.75    $1,624.16     360      1-Nov-27
6549114       SAN RAMON            CA   94583      PUD          7.5        6.75    $1,802.44     360      1-Nov-27
6549355       SNOWMASS VILLAGE     CO   81615      LCO           8         6.75    $2,127.92     360      1-Nov-27
6549947       MAHWAH               NJ    7430      SFD           8         6.75    $2,520.48     360      1-Dec-27
6551983       HUNTINGTON BEACH     CA   92648      SFD          7.5        6.75    $1,536.52     360      1-Nov-27
6552380       FREMONT              CA   94539      PUD         7.25        6.75    $2,865.14     360      1-Nov-27
6552950       CLIVE                IA   50325      SFD         7.375       6.75    $1,657.62     360      1-Dec-27
6553058       LAYTON               UT   84040      SFD           8         6.75     $821.08      360      1-Nov-27
6553731       STURGEON BAY         WI   54235      SFD         7.75        6.75    $2,586.25     360      1-Dec-27
6553771       SAN JOSE             CA   95120      SFD         7.625       6.75    $3,538.97     360      1-Dec-27
6554499       EL PASO              TX   79912      SFD         7.875       6.75    $1,944.53     360      1-Nov-27
6554567       CALABASAS            CA   91302      PUD         7.875       6.75    $4,422.92     360      1-Dec-27
6554587       BOULDER              CO   80302      SFD         6.875      6.609    $3,547.42     360      1-Jan-28
6555256       LANDENBERG           PA   19350      SFD         7.625       6.75    $2,594.06     360      1-Nov-27
6555959       PUEBLO               CO   81005      SFD         7.75        6.75    $1,633.42     360      1-Nov-27
6556386       ANDOVER              MA    1810      SFD         7.75        6.75    $1,970.13     360      1-Dec-27
6556559       VILLA PARK           CA   92861      SFD         7.875       6.75    $2,639.25     360      1-Dec-27
6556624       PHOENIX              MD   21131      SFD         7.75        6.75    $2,937.29     360      1-Dec-27
6556853       BULLHEAD CITY        AZ   86442      SFD         7.625       6.75    $3,482.35     360      1-Nov-27
6557346       MT VERNON            WA   98273      SFD         7.375       6.75    $1,920.77     360      1-Dec-27
6558104       CHAPEL HILL          NC   27514      SFD         7.25        6.75    $2,558.16     360      1-Jan-28
6558221       BASALT               CO   81621      SFD         7.875       6.75    $1,950.44     360      1-Dec-27
6558724       TUCSON               AZ   85718      SFD         7.75        6.75    $2,922.96     360      1-Jan-28
6559864       PARK CITY            UT   84098      SFD         7.75        6.75    $2,973.11     360      1-Dec-27
6559897       SOLANA BEACH         CA   92075      LCO         7.75        6.75    $3,347.08     360      1-Nov-27
6559944       LIBERTY              UT   84310      SFD         8.375       6.75    $1,900.18     360      1-Nov-27
6561036       JACKSON              WY   83001      SFD         7.75        6.75    $2,557.59     360      1-Dec-27
6561508       SOUTH LAKE TAHOE     CA   96150      SFD         7.75        6.75    $1,919.98     360      1-Dec-27
6561884       BOULDER              CO   80303      SFD         7.875       6.75    $1,826.52     360      1-Jan-28
6562069       ALAMO                CA   94507      PUD          7.5        6.75    $3,565.99     360      1-Dec-27
6562724       BRANCHBURG           NJ    8876      PUD         7.125       6.75    $1,680.93     360      1-Jan-28
6563127       BLUFFDALE            UT   84065      SFD           8         6.75    $2,201.29     360      1-Dec-27
6563301       HOLMDEL              NJ    7733      SFD         7.625       6.75    $2,144.61     360      1-Dec-27
6563335       WINNETKA             IL   60093      SFD         7.625       6.75    $4,159.43     360      1-Dec-27
6564456       MOORESVILLE          NC   28115      SFD         7.875       6.75    $2,097.44     360      1-Nov-27
6564500       SAN DIEGO            CA   92131      SFD           8         6.75    $1,981.16     360      1-Nov-27
6564510       SOUTHBORO            MA    1772      SFD         7.875       6.75    $2,120.83     360      1-Dec-27
6565154       SAN JOSE             CA   95124      SFD          7.5        6.75    $1,756.43     360      1-Dec-27
6565638       CASTRO VALLEY        CA   94546      SFD          7.5        6.75    $2,094.50     360      1-Dec-27
6565697       SAN JOSE             CA   95120      PUD         7.625       6.75    $2,604.33     360      1-Dec-27
6566150       MINA                 SD   57462      SFD         7.375       6.75    $1,830.29     360      1-Dec-27
6566684       SEWICKLEY            PA   15143      SFD         7.375       6.75    $2,331.72     360      1-Jan-28
6568184       PHOENIX              AZ   85048      SFD         6.875      6.609    $1,563.49     360      1-Dec-27
6568449       PLAINVIEW            NY   11803      SFD         7.25        6.75    $1,569.01     360      1-Jan-28
6568530       WHITEFISH            MT   59937      SFD         8.125       6.75    $1,093.29     240      1-Nov-17
6568538       BETHESDA             MD   20817      SFD         7.625       6.75    $1,925.20     360      1-Dec-27
6569140       SNOWMASS             CO   81654      SFD         7.625       6.75    $1,610.94     360      1-Nov-27
6569242       SPOKANE              WA   99208      SFD         7.75        6.75    $4,298.47     360      1-Dec-27
6569384       POTOMAC              MD   20854      PUD         7.375       6.75    $2,831.77     360      1-Dec-27
6569974       HEBRON               KY   41048      SFD         7.375       6.75    $1,734.98     360      1-Dec-27
6570725       ANAHEIM              CA   92808      SFD         7.625       6.75    $1,726.66     360      1-Dec-27
6570729       SAN RAMON            CA   94583      SFD         7.75        6.75    $2,470.19     360      1-Dec-27
6571096       NAGS HEAD            NC   27959      LCO         7.75        6.75    $1,905.66     360      1-Jan-28
6571599       VALENCIA             CA   91354      SFD           7        6.734    $1,656.60     360      1-Jan-28
6571717       ATLANTA              GA   30328      SFD          7.5        6.75    $2,307.41     360      1-Jan-28
6571951       DIAMOND BAR          CA   91765      SFD          7.5        6.75    $1,762.02     360      1-Jan-28
6572192       BRIGHTON             MI   48116      SFD         7.25        6.75    $2,108.61     360      1-Jan-28
6572463       CARLSBAD             CA   92008      SFD         7.375       6.75    $2,058.21     360      1-Jan-28
6573098       TARZANA              CA   91356      SFD         7.75        6.75    $3,159.38     360      1-Dec-27
6573231       SAN JOSE             CA   95118      SFD         7.75        6.75    $1,740.88     360      1-Dec-27
6573867       WILMINGTON           NC   28409      SFD          7.5        6.75    $3,670.88     360      1-Jan-28
6574518       NORWALK              CT    6851      SFD           8         6.75    $1,761.04     360      1-Jan-28
6574968       OWINGS MILLS         MD   21117      SFD         7.625       6.75    $1,642.08     360      1-Dec-27
6575561       MT PLEASANT          SC   29464      SFD          7.5        6.75    $2,097.64     360      1-Dec-27
6576148       TAKOMA PARK          MD   20912      SFD         7.375       6.75    $1,645.53     360      1-Dec-27
6576275       VIENNA               VA   22182      SFD         7.375       6.75    $2,817.95     360      1-Dec-27
6576842       ENGLEWOOD            CO   80111      SFD         7.625       6.75    $2,555.14     360      1-Dec-27
6577055       ATHERTON             CA   94027      SFD          7.5        6.75    $5,593.72     360      1-Dec-27
6577329       SAN JOSE             CA   95138      SFD         7.625       6.75    $2,623.44     360      1-Dec-27
6577703       COMMERCE TWP         MI   48382      SFD         7.875       6.75    $2,280.34     360      1-Dec-27
6578076       ORONO                MN   55391      SFD          7.5        6.75    $3,496.07     360      1-Dec-27
6578087       BELLINGHAM           WA   98226      SFD         7.875       6.75    $2,089.38     360      1-Dec-27
6578460       CAMBRIA              CA   93428      SFD         7.25        6.75    $4,365.93     360      1-Jan-28
6579127       POTOMAC              MD   20854      SFD         7.125       6.75    $1,845.99     360      1-Dec-27
6579269       SOUTHERN PINES       NC   28387      SFD         7.75        6.75    $1,922.67     360      1-Dec-27
6580148       DURANGO              CO   81301      SFD         7.625       6.75    $2,548.06     360      1-Dec-27
6581342       ORANGE               CA   92869      SFD         7.625       6.75    $2,066.76     360      1-Dec-27
6582026       CHULA VISTA          CA   91915      SFD         7.625       6.75    $2,017.21     360      1-Dec-27
6582370       DENVER               CO   80209      SFD         7.875       6.75    $2,183.00     360      1-Dec-27
6582408       SAN DIEGO            CA   92130      PUD         7.625       6.75    $2,551.95     360      1-Dec-27
6582464       SAN DIEGO            CA   92129      PUD         7.875       6.75    $1,774.97     360      1-Dec-27
6582493       SAN DIEGO            CA   92131      SFD          7.5        6.75    $2,489.20     360      1-Dec-27
6582631       ATLANTA              GA   30307      SFD         6.875      6.609    $2,463.48     360      1-Jan-28
6582659       GRASS VALLEY         CA   95949      SFD          7.5        6.75    $2,307.41     360      1-Jan-28
6583164       BOTHELL              WA   98021      SFD           8         6.75    $1,761.04     360      1-Dec-27
6584147       MILFORD              PA   18337      SFD         8.25        6.75    $1,765.48     360      1-Jan-28
6584661       DULUTH               GA   30097      SFD         7.375       6.75    $2,762.70     360      1-Dec-27
6585965       ISSAQUAH             WA   98029      PUD         7.625       6.75    $1,642.08     360      1-Dec-27
6587842       ALEXANDER            AR   72022      SFD          7.5        6.75    $1,727.06     360      1-Jan-28
6588488       CHESTERFIELD         MO   63005      PUD         7.625       6.75    $1,667.56     360      1-Jan-28
6589181       HENDERSONVILLE       TN   37075      SFD         7.375       6.75    $1,626.19     360      1-Jan-28
6589349       FREMONT              CA   94536      SFD         7.875       6.75    $1,664.03     360      1-Jan-28
6589408       MC LEAN              VA   22101      SFD         7.625       6.75    $2,274.85     360      1-Dec-27
6589616       LONGMONT             CO   80503      PUD         7.375       6.75    $1,875.87     360      1-Jan-28
6589658       OMAHA                NE   68130      PUD         7.25        6.75    $3,530.26     360      1-Jan-28
6590346       SNOWMASS VILLAGE     CO   81615      LCO         7.875       6.75    $2,030.19     360      1-Dec-27
6590877       CASTLE ROCK          CO   80104      SFD          7.5        6.75    $2,587.09     360      1-Jan-28
6590901       SANTA CLARITA        CA   91321      SFD         7.75        6.75    $2,794.01     360      1-Jan-28
6591250       CLOSTER              NJ    7624      SFD          7.5        6.75    $2,569.61     360      1-Jan-28
6591364       ONEIDA               WI   54155      SFD         7.625       6.75    $2,123.38     360      1-Dec-27
6591683       SAN JOSE             CA   95135      SFD         7.75        6.75    $1,719.39     360      1-Jan-28
6591709       CARLSBAD             CA   92009      SFD         7.625       6.75    $1,794.96     360      1-Dec-27
6591725       BAINBRIDGE ISLAND    WA   98110      SFD         7.375       6.75    $2,072.03     360      1-Dec-27
6592684       SAN DIEGO            CA   92116      SFD         7.375       6.75    $1,754.31     360      1-Jan-28
6593295       HARDING TOWNSHIP     NJ    7976      SFD         7.75        6.75    $1,617.30     360      1-Jan-28
6593430       CHARLOTTE            NC   28209      SFD          7.5        6.75    $2,085.06     360      1-Dec-27
6593824       UNION CITY           CA   94587      SFD         7.25        6.75    $1,833.01     360      1-Dec-27
6593960       NEWCASTLE            WA   98059      SFD         7.125       6.75    $1,697.77     360      1-Dec-27
6594083       SAN FRANCISCO        CA   94122      SFD         7.875       6.75    $2,131.70     360      1-Dec-27
6594679       DRAPER               UT   84020      SFD         7.875       6.75    $2,719.01     360      1-Dec-27
6594739       SAN RAMON            CA   94583      PUD         7.25        6.75    $2,013.78     360      1-Dec-27
6595953       MONONA               WI   53716      SFD         7.875       6.75    $3,755.86     360      1-Dec-27
6596122       LOS ANGELES          CA   91364      SFD          7.5        6.75    $1,985.77     360      1-Dec-27
6596547       ROCHESTER            MN   55902      SFD         7.25        6.75    $1,569.01     360      1-Jan-28
6596557       DANVILLE             CA   94506      PUD         7.625       6.75    $2,222.47     360      1-Jan-28
6597210       THOUSAND OAKS        CA   91362      SFD         7.25        6.75    $1,582.65     360      1-Dec-27
6597535       SAN DIEGO            CA   92130      SFD         7.375       6.75    $1,692.15     360      1-Jan-28
6597764       ROCHESTER            NY   14618      SFD         7.125       6.75    $2,347.91     360      1-Jan-28
6598065       THE WOODLANDS        TX   77380      SFD         8.25        6.75    $3,082.07     360      1-Jan-28
6598200       BOTHELL              WA   98011      PUD         7.375       6.75    $1,491.86     360      1-Jan-28
6598225       SIOUX FALLS          SD   57108      SFD         7.875       6.75    $1,972.19     360      1-Jan-28
6598521       WOODBURY             MN   55125      SFD          7.5        6.75    $1,852.92     360      1-Dec-27
6598675       CORONADO             CA   92118      LCO         7.625       6.75    $1,981.82     360      1-Dec-27
6599086       BOZEMAN              MT   59715      PUD         7.625       6.75    $1,804.87     360      1-Jan-28
6599722       BLUE RIDGE           GA   30513      SFD         7.75        6.75    $2,665.05     360      1-Dec-27
6599792       ANCHORAGE            AK   99516      SFD          7.5        6.75    $2,382.92     360      1-Jan-28
6601300       GENESEO              IL   61254      SFD         7.625       6.75    $1,896.89     360      1-Jan-28
6601501       CLIFTON              VA   22024      SFD         7.375       6.75    $1,961.52     360      1-Jan-28
6601585       RENTON               WA   98059      SFD         7.375       6.75    $1,591.32     360      1-Jan-28
6601609       RED LODGE            MT   59068      SFD          7.5        6.75    $1,929.83     360      1-Jan-28
6601830       WEST NEWBURY         MA    1985      SFD         7.25        6.75    $2,046.53     360      1-Jan-28
6601836       SAN DIEGO            CA   92128      PUD         6.875      6.609    $2,248.01     360      1-Jan-28
6602015       ALBANY               OR   97321      SFD         7.875       6.75    $1,879.38     360      1-Jan-28
6603909       CASTLE ROCK          CO   80104      SFD         7.25        6.75    $2,319.40     360      1-Jan-28
6604016       FOX RIVER GROVE      IL   60021      SFD         7.875       6.75    $2,030.19     360      1-Jan-28
6604845       SAN CLEMENTE         CA   92672      SFD         7.625       6.75    $1,804.87     360      1-Jan-28
6605314       ISSAQUAH             WA   98029      SFD         6.875      6.609    $2,039.76     360      1-Jan-28
6605529       SMITHTOWN            NY   11787      SFD         7.875       6.75    $1,740.17     360      1-Jan-28
6605564       WAYNE                PA   19087      SFD         7.875       6.75    $2,157.08     360      1-Dec-27
6605762       OLD SNOWMASS         CO   81654      SFD         7.75        6.75    $2,235.21     360      1-Jan-28
6605887       UNION CITY           CA   94587      SFD         7.375       6.75    $2,166.65     360      1-Jan-28
6606076       WASHINGTON           DC   20007      SFD          7.5        6.75    $1,750.83     360      1-Jan-28
6606993       SAN JOSE             CA   95136      SFD          7.5        6.75    $2,008.14     360      1-Jan-28
6607940       UNION CITY           CA   94587      SFD         7.375       6.75    $2,358.66     360      1-Jan-28
6608107       OAKLAND              CA   94605      SFD          7.5        6.75    $1,736.85     360      1-Jan-28
6608523       MAUMELLE             AR   72113      SFD          7.5        6.75    $1,848.37     360      1-Jan-28
6608631       LONGMONT             CO   80501      PUD         7.25        6.75    $1,547.18     360      1-Jan-28
6610031       SAN FRANCISCO        CA   94123      SFD          7.5        6.75    $3,434.54     360      1-Jan-28
6611112       TEMPE                AZ   85284      SFD         7.75        6.75    $2,185.06     360      1-Jan-28
6611860       CAMARILLO            CA   93012      PUD         6.875      6.609    $1,590.75     360      1-Jan-28
6612384       SILVER SPRING        MD   20910      SFD         7.875       6.75    $1,812.67     360      1-Jan-28
6612445       PALM HARBOR          FL   34683      SFD         8.125       6.75    $1,975.04     360      1-Jan-28
6613013       CAMARILLO            CA   93012      SFD           7        6.734    $1,808.29     360      1-Jan-28
6614138       ANACORTES            WA   98221      SFD         7.25        6.75    $2,387.62     360      1-Jan-28
6615941       JACKSONVILLE         FL   32224      PUD          7.5        6.75    $1,683.36     360      1-Jan-28
6616087       OCEAN CITY           NJ    8226      LCO         7.75        6.75    $2,745.29     360      1-Jan-28
6616565       MILPITAS             CA   95035      PUD           7        6.734    $1,921.06     360      1-Jan-28
6616894       POTTER VALLEY        CA   95469      SFD         7.625       6.75    $1,953.51     360      1-Jan-28
6618035       FRESNO               CA   93711      SFD         7.75        6.75    $1,925.72     360      1-Jan-28
6618901       SAN DIEGO            CA   92107      SFD          7.5        6.75    $2,821.12     360      1-Jan-28
6620133       VIRGINIA BEACH       VA   23455      SFD         7.75        6.75    $1,837.60     360      1-Jan-28
6622210       MINNETONKA           MN   55345      SFD         7.125       6.75    $1,611.53     360      1-Jan-28
6627397       BOWIE                MD   20715      SFD          7.5        6.75    $1,907.81     360      1-Jan-28




COUNT:       613
WAC:           7.670996741
WAM:         358.6646924
WALTV:        74.4565384

           CUT-OFF
MORTGAGE     DATE                        MORTGAGE              T.O.P.     MASTER    FIXED
LOAN      PRINCIPAL                      INSURANCE  SERVICE   MORTGAGE    SERVICE  RETAINED
NUMBER     BALANCE      LTV     SUBSIDY    CODE       FEE       LOAN        FEE     YIELD
------     -------      ---     -------    ----       ---       ----        ---     -----
4578870  $481,000.00   77.58       0                 0.250        0        0.016    0.484
4587367  $300,000.00   46.69                         0.250                 0.016    0.484
4598570  $228,950.00     95                 17       0.250                 0.016    0.734
4603714  $575,000.00   48.23                         0.250                 0.016    0.359
4610029  $237,390.84   89.93                 1       0.250                 0.016    1.609
4610523  $179,346.26     80                          0.250                 0.016    0.859
4611660  $371,200.00     90                 17       0.250                 0.016    0.734
4618248  $253,000.00   71.67                         0.250                 0.016    1.109
4620685  $236,500.00   73.91                         0.250                 0.016    0.734
4624277  $256,000.00     80                          0.250                 0.016    0.734
4626780  $318,763.25   79.95                         0.250                 0.016    0.484
4627232  $325,975.51   89.99                 6       0.250                 0.016    0.859
4628335   $85,600.00     80                          0.250                 0.016    1.109
4630311  $389,000.00   70.73                         0.250                 0.016    0.984
4631652  $239,400.00     90                 17       0.250                 0.016    0.609
4631666  $382,262.26     90                          0.250                 0.016    1.359
4636240  $337,500.00     90                 17       0.250                 0.016    0.984
4640223  $233,500.00   89.99                17       0.250                 0.016    0.609
4642748  $240,000.00   73.85                         0.250                 0.016    0.984
4643228  $100,933.93   69.18                         0.250                 0.016    1.109
4644529  $229,200.00   79.99                         0.250                 0.016    0.734
4646388  $239,500.00   79.99                         0.250                 0.016    0.609
4646752  $390,756.96   89.89                         0.250                 0.016    1.359
4648012  $909,434.38     65                          0.250                 0.016    1.359
4648317  $324,600.00   84.31                17       0.250                 0.016    0.734
4649597  $227,014.90     80                          0.250                 0.016    0.484
4649598  $275,000.00   68.75                         0.250                 0.016    0.859
4652213  $415,157.02     80                          0.250                 0.016    0.984
4652267  $127,245.08     70                          0.250                 0.016    1.484
4652422  $574,000.00   71.75                         0.250                 0.016    0.234
4652907  $273,150.00    77.6                         0.250                 0.016    0.859
4653592  $169,637.69   45.33                         0.250                 0.016    0.734
4653890  $239,676.87     80                          0.250                 0.016    0.984
4654425  $461,648.46     77                          0.250                 0.016    0.359
4654534  $279,201.80     80                          0.250                 0.016    0.734
4654547  $462,677.28     80                          0.250                 0.016    0.734
4655115  $240,000.00     80                          0.250                 0.016    0.109
4655744  $379,724.96   54.29                         0.250                 0.016    0.609
4655922  $361,000.00   58.41                         0.250                 0.016    0.609
4655930  $558,258.77     80                          0.250                 0.016    0.534
4655941  $924,856.02     65                          0.250                 0.016    0.734
4656038  $251,500.00   69.86                         0.250                 0.016    0.609
4656340  $319,078.59    79.6                         0.250                 0.016    0.684
4656448  $249,827.95   51.72                         0.250                 0.016    0.859
4656515  $446,668.11     72                          0.250                 0.016    0.684
4656516  $510,450.43   68.72                         0.250                 0.016    0.434
4656522  $249,272.92   75.76                         0.250                 0.016    0.634
4656524  $418,040.46     80                          0.250                 0.016    0.884
4656550  $781,770.18   65.83                         0.250                 0.016    0.934
4656704  $354,900.00   69.72                         0.250                 0.016    0.484
4656748  $239,251.69     80                          0.250                 0.016    0.284
4657138  $104,671.62   74.96                         0.250                 0.016    1.034
4657147  $275,181.11    73.6                         0.250                 0.016    0.534
4657376  $374,554.83   89.99                         0.250                 0.016    1.109
4657379  $398,904.66     80                          0.250                 0.016    0.934
4657389  $298,956.36   57.14                         0.250                 0.016    0.134
4657419  $390,912.90     80                          0.250                 0.016    0.884
4657434   $59,834.01   57.14                         0.250                 0.016    0.884
4657449   $57,940.87   74.97                         0.250                 0.016    0.934
4657707  $112,000.00     80                          0.250                 0.016    1.234
4658457  $299,542.04   40.27                         0.250                 0.016    0.359
4658726  $133,505.71     80                          0.250                 0.016    0.734
4658889  $330,404.62   79.99                         0.250                 0.016    0.484
4658895  $284,211.66   73.08                         0.250                 0.016    0.884
4658930  $300,000.00     80                          0.250                 0.016    0.484
4659018  $235,674.11     80                          0.250                 0.016    0.859
4659105  $370,744.68   65.09                         0.250                 0.016    0.859
4659134  $230,000.00   68.66                         0.250                 0.016    0.484
4659320  $259,731.66     90                  6       0.250                 0.016    0.734
4659382  $147,083.24   74.99                         0.250                 0.016    1.034
4659487  $343,731.64     80                          0.250                 0.016    0.234
4659511  $146,884.00     80                          0.250                 0.016    0.109
4659640  $274,301.31     90                  6       0.250                 0.016    0.609
4660129   $83,945.05   67.74                         0.250                 0.016    1.109
4660256  $513,244.93     80                          0.250                 0.016    0.984
4660386   $99,734.33   23.81                         0.250                 0.016    1.084
4660566  $266,297.22   79.99                         0.250                 0.016    0.359
4660659  $102,700.46   50.61                         0.250                 0.016    0.634
4660910  $247,815.94     80                          0.250                 0.016    0.484
4660936  $105,410.55   74.96                         0.250                 0.016    0.934
4660945  $495,026.94   49.65                         0.250                 0.016    0.534
4661045   $99,872.02   68.03                         0.250                 0.016    1.234
4661184   $99,432.41   74.96                         0.250                 0.016    1.034
4661806  $189,862.49   69.09                         0.250                 0.016    0.609
4662160  $301,192.58   89.98                 1       0.250                 0.016    0.859
4662405  $264,812.96   77.49                         0.250                 0.016    0.734
4662452  $272,000.00     80                          0.250                 0.016    0.734
4662509  $399,419.15   67.23                         0.250                 0.016    0.609
4662562  $299,788.26     60                          0.250                 0.016    0.734
4662673  $289,800.43   65.46                         0.250                 0.016    0.859
4662744  $230,000.00    62.5                         0.250                 0.016    0.484
4662862  $262,500.00     50                          0.250                 0.016    0.484
4663005  $259,850.00   89.08                         0.250                 0.016    0.859
4663307  $265,000.00   43.09                         0.250                 0.016    0.859
4663362  $252,000.00     90                 17       0.250                 0.016    0.484
4663661  $412,500.00   56.51                         0.250                 0.016    0.609
4663716  $370,000.00   35.58                         0.250                 0.016    0.484
4663730  $306,000.00     80                          0.250                 0.016    1.234
4663866  $431,800.00   77.11                         0.250                 0.016    0.109
4664089  $231,736.33   79.99                         0.250                 0.016    0.734
4664469  $122,621.75   79.99                         0.250                 0.016    1.234
4664486  $269,809.43   78.26                         0.250                 0.016    0.734
4664659  $303,744.60     80                          0.250                 0.016      0
4664805  $287,696.80     90                  6       0.250                 0.016    0.734
4664888  $224,545.35     70                          0.250                 0.016    0.859
4665003  $472,174.82     70                          0.250                 0.016    0.859
4665079  $310,302.00     90                          0.250                 0.016    1.234
4665137   $74,250.07     80                          0.250                 0.016    0.984
4665370  $500,000.00   62.11                         0.250                 0.016    0.109
4665476  $191,867.86   79.83                         0.250                 0.016    0.859
4665629   $63,000.00     70                          0.250                 0.016    1.234
4665852   $71,149.09     75                          0.250                 0.016    0.734
4665974  $231,800.00   79.99                         0.250                 0.016    0.609
4665992  $234,575.62     90                 17       0.250                 0.016    0.859
4665997  $304,773.64   89.71                17       0.250                 0.016    0.484
4666134  $266,400.00     90                 13       0.250                 0.016    0.859
4666196  $274,755.93     80                          0.250                 0.016    0.734
4666331  $264,018.18   72.38                         0.250                 0.016    0.859
4666350  $436,000.00     80                          0.250                 0.016    0.234
4666447  $430,000.00   78.18                         0.250                 0.016    0.859
4666523  $249,836.47   69.44                         0.250                 0.016    1.109
4666554  $700,000.00   24.14                         0.250                 0.016    0.609
4666559  $293,650.00   73.41                         0.250                 0.016    0.359
4666710  $214,600.00   78.04                         0.250                 0.016    0.609
4667171  $236,528.69     90                  1       0.250                 0.016    0.609
4667472  $392,000.00     80                          0.250                 0.016    0.609
4667782  $234,829.91   72.31                         0.250                 0.016    0.609
4667821  $145,049.43     75                          0.250                 0.016    0.859
4667896  $231,387.34     90                  6       0.250                 0.016    0.234
4668078  $343,950.87   50.99                         0.250                 0.016    0.609
4668223  $576,500.00   72.06                         0.250                 0.016    0.234
4668274  $345,000.00   65.71                         0.250                 0.016    0.734
4668601  $306,000.00   74.63                         0.250                 0.016    0.734
4668731  $271,803.13     80                          0.250                 0.016    0.609
4668749  $232,000.00     80                          0.250                 0.016    0.609
4668754  $320,268.04   72.02                         0.250                 0.016    0.609
4668854  $299,777.36     80                          0.250                 0.016    0.484
4668888  $368,000.00     80                          0.250                 0.016    0.859
4668952  $337,261.79     90                 17       0.250                 0.016    0.734
4669009  $410,000.00   72.57                         0.250                 0.016    0.359
4669102  $233,488.67     90                 12       0.250                 0.016    0.609
4669163  $332,000.00   73.78                         0.250                 0.016    0.609
4669164  $299,754.09    62.5                         0.250                 0.016      0
4669173  $337,800.00   61.08                         0.250                 0.016    0.234
4669248  $252,000.00   47.55                         0.250                 0.016    0.859
4669259  $468,427.42     75                          0.250                 0.016    0.859
4669276  $233,838.97     90                  6       0.250                 0.016    0.859
4669328  $331,753.61     80                          0.250                 0.016    0.484
4669329  $229,829.31   90.37                17       0.250                 0.016    0.484
4669423  $299,322.06   79.99                         0.250                 0.016    0.359
4669565  $299,782.86     80                          0.250                 0.016    0.609
4669685  $343,000.00   79.95                         0.250                 0.016      0
4669755  $451,391.40     80                          0.250                 0.016    0.984
4669783  $274,785.47   77.46                         0.250                 0.016    0.234
4669824  $264,400.00     80                          0.250                 0.016    0.484
4669900  $251,817.61     80                          0.250                 0.016    0.609
4669964  $235,833.44   69.63                         0.250                 0.016    0.734
4670061  $260,000.00   87.25                 6       0.250                 0.016    0.734
4670107  $249,600.00     80                          0.250                 0.016    0.734
4670486  $314,788.64   68.93                         0.250                 0.016    0.984
4670658  $299,782.86   61.22                         0.250                 0.016    0.609
4670737  $429,375.59   62.77                         0.250                 0.016    0.609
4670784  $231,032.66     80                          0.250                 0.016    0.609
4671172  $244,800.00     80                          0.250                 0.016    0.734
4671425  $238,822.62   79.17                         0.250                 0.016    0.484
4671596  $300,100.00   89.05                         0.250                 0.016    0.984
4671669  $150,000.00   79.79                         0.250                 0.016    0.609
4671674  $276,000.00     75                          0.250                 0.016    0.859
4671965  $419,710.96   59.57                         0.250                 0.016    0.859
4671987  $244,631.53     80                          0.250                 0.016    0.859
4672305  $399,680.13     80                          0.250                 0.016    0.109
4672527  $366,000.00     75                          0.250                 0.016    0.984
4672711  $228,384.20   77.53                         0.250                 0.016    0.859
4672801  $370,251.40     95                 13       0.250                 0.016    0.984
4672927  $253,625.34     90                 17       0.250                 0.016    0.859
4672934  $140,000.00   50.54                         0.250                 0.016    1.234
4673025  $228,000.00   72.04                         0.250                 0.016    0.359
4673090  $416,000.00     80                          0.250                 0.016    0.484
4673129   $95,134.48     80                          0.250                 0.016    0.859
4673305  $179,885.02     80                          0.250                 0.016    1.234
4673320  $291,200.00     80                          0.250                 0.016    0.609
4673376  $313,800.00   73.84                         0.250                 0.016    0.609
4673632  $607,809.77   50.69                         0.250                 0.016    0.609
4673726  $250,000.00   76.34                         0.250                 0.016    0.609
4673824  $260,000.00   76.25                         0.250                 0.016    0.859
4674210  $295,350.00   71.51                         0.250                 0.016    0.359
4674291  $147,500.00     50                          0.250                 0.016    0.984
4674546  $335,204.00   71.02                         0.250                 0.016    0.609
4674635  $240,000.00    70.8                         0.250                 0.016    0.859
4675370  $324,177.55   54.17                         0.250                 0.016    0.484
4675616  $928,000.00     64                          0.250                 0.016    0.734
4675866  $235,811.27     80                          0.250                 0.016    0.109
4675931  $337,000.00   70.21                         0.250                 0.016    0.359
4675979  $367,900.00     80                          0.250                 0.016    0.484
4676035  $311,768.45    69.8                         0.250                 0.016    0.484
4676247  $327,000.00   58.71                         0.250                 0.016    0.609
4676395  $294,786.49   69.41                         0.250                 0.016    0.609
4676678  $309,571.91   73.29                         0.250                 0.016    0.859
4676841  $227,250.00     90                 11       0.250                 0.016    0.359
4676878  $235,000.00   67.14                         0.250                 0.016    0.484
4676881  $292,000.00     80                          0.250                 0.016    0.734
4677014  $253,000.00   58.84                         0.250                 0.016    0.484
4677018  $384,750.00   79.99                         0.250                 0.016    0.359
4677092  $238,153.66     90                  6       0.250                 0.016    0.609
4677389  $260,000.00     80                          0.250                 0.016    0.484
4677400  $331,782.83   59.82                         0.250                 0.016    1.109
4677640  $299,793.54   32.43                         0.250                 0.016    0.859
4677898  $316,800.00   89.87                 1       0.250                 0.016    0.609
4677948  $168,566.90     80                          0.250                 0.016    0.859
4677952  $242,087.46     75                          0.250                 0.016    0.984
4677983  $234,100.00   77.52                         0.250                 0.016    0.359
4678253  $242,000.00   78.32                         0.250                 0.016    0.609
4678258  $330,000.00   64.08                         0.250                 0.016    0.609
4678315  $259,612.87     80                          0.250                 0.016    0.484
4678554  $338,255.01   72.72                         0.250                 0.016    0.609
4678569  $453,750.00     75                          0.250                 0.016    0.859
4678636  $150,000.00     50                          0.250                 0.016    0.359
4678774  $260,000.00    61.9                         0.250                 0.016    0.859
4678794  $474,344.07    75.4                         0.250                 0.016    0.859
4678811  $350,952.13     80                          0.250                 0.016    0.734
4678818   $70,899.47   44.38                         0.250                 0.016    0.734
4678912  $330,000.00   64.45                         0.250                 0.016    1.234
4679164  $274,195.00    89.9                         0.250                 0.016    0.984
4679175  $236,000.00   82.81                17       0.250                 0.016    0.484
4679187  $341,282.23   57.39                         0.250                 0.016    1.234
4679225  $305,384.31     80                          0.250                 0.016    0.734
4679289  $338,500.00     80                          0.250                 0.016    0.734
4679296  $250,000.00   76.92                         0.250                 0.016    0.484
4679331  $350,000.00   52.08                         0.250                 0.016    0.734
4679359  $286,936.90   57.43                         0.250                 0.016    0.484
4679380  $247,829.32     80                          0.250                 0.016    0.859
4679459  $267,801.10     80                          0.250                 0.016    0.484
4679535  $312,400.00    89.9                         0.250                 0.016    0.859
4679621  $239,542.67     80                          0.250                 0.016    0.484
4679626  $480,000.00   56.47                         0.250                 0.016    0.609
4679631  $273,640.32   83.54                         0.250                 0.016    1.109
4679672  $278,400.00     80                          0.250                 0.016    0.484
4679681  $436,000.00     80                          0.250                 0.016    0.609
4679694  $140,000.00     80                          0.250                 0.016    0.734
4679710  $232,568.42     95                 13       0.250                 0.016    0.234
4679743  $242,500.00     50                          0.250                 0.016    0.859
4679745  $893,750.00     65                          0.250                 0.016    0.984
4679769  $390,000.00     75                          0.250                 0.016    0.859
4679801  $280,000.00     70                          0.250                 0.016    0.859
4679832  $234,000.00     72                          0.250                 0.016    0.734
4679977  $271,817.50     80                          0.250                 0.016    0.984
4680007  $419,300.00     70                          0.250                 0.016    0.359
4680068  $228,806.80   89.84                         0.250                 0.016    1.234
4680078  $423,700.74     80                          0.250                 0.016    0.734
4680378  $323,777.03     80                          0.250                 0.016    0.859
4680391  $239,821.89   68.18                         0.250                 0.016    0.484
4680582  $300,000.00   51.02                         0.250                 0.016      0
4680695  $206,500.00   67.15                         0.250                 0.016    0.734
4680828   $65,548.83     80                          0.250                 0.016    0.234
4680924  $309,000.00     75                          0.250                 0.016    0.484
4680947  $150,000.00   70.42                         0.250                 0.016    1.234
4680995  $237,500.00     95                 17       0.250                 0.016    0.859
4681042  $950,000.00   58.79                         0.250                 0.016    0.859
4681109  $212,800.00     80                          0.250                 0.016    0.734
4681118  $392,000.00    55.6                         0.250                 0.016    0.609
4681215  $252,000.00     80                          0.250                 0.016    0.359
4681520  $308,400.00   74.31                         0.250                 0.016    0.609
4681628  $327,768.50     80                          0.250                 0.016    0.734
4681705  $250,200.00   58.19                         0.250                 0.016    0.109
4681760  $234,838.28   73.44                         0.250                 0.016    0.859
4681774  $247,029.88   53.74                         0.250                 0.016    0.859
4681776  $358,400.00   79.84                         0.250                 0.016    0.734
4681814  $357,150.00   67.54                         0.250                 0.016    0.734
4682086  $267,800.00    64.1                         0.250                 0.016    0.234
4682157  $314,777.67   58.88                         0.250                 0.016    0.734
4682176  $299,782.87     80                          0.250                 0.016    0.609
4682288  $249,000.00   87.37                         0.250                 0.016    0.984
4682419  $283,500.00   49.09                         0.250                 0.016    0.609
4682440  $468,000.00     80                          0.250                 0.016    1.109
4682494  $242,515.33   79.99                         0.250                 0.016    0.359
4682495  $232,200.00    74.9                         0.250                 0.016    0.734
4682722  $324,271.87    75.2                         0.250                 0.016    0.484
4682756  $263,000.00   83.49                17       0.250                 0.016    0.984
4682812  $250,000.00     72                          0.250                 0.016    0.734
4682839  $262,400.00     80                          0.250                 0.016    0.359
4682989  $456,000.00   52.11                         0.250                 0.016    0.859
4683063  $183,873.37   58.41                         0.250                 0.016    0.859
4683069  $300,000.00   76.92                         0.250                 0.016    0.609
4683291  $339,747.67   75.56                         0.250                 0.016    0.484
4683384  $263,100.00   79.25                         0.250                 0.016    0.609
4683427  $351,000.00     90                 11       0.250                 0.016    0.859
4683634  $219,000.00     75                          0.250                 0.016    0.859
4683860  $256,000.00     80                          0.250                 0.016    0.984
4683961  $153,000.00   74.96                         0.250                 0.016    1.359
4684076  $280,800.00     90                          0.250                 0.016    0.734
4684107  $255,000.00   79.07                         0.250                 0.016    0.734
4684108  $347,754.39     80                          0.250                 0.016    0.734
4684109  $266,000.00   69.63                         0.250                 0.016    0.234
4684126  $283,100.00   89.89                17       0.250                 0.016    1.234
4684239  $400,000.00   59.26                         0.250                 0.016    0.734
4684286  $198,000.00   77.65                         0.250                 0.016    1.359
4684456  $238,581.50   89.99                 6       0.250                 0.016    0.734
4684467  $157,000.00   61.57                         0.250                 0.016    0.984
4684540  $586,400.00   79.49                         0.250                 0.016    0.859
4684653  $285,400.00   74.52                         0.250                 0.016    0.859
4684899  $266,000.00     95                 17       0.250                 0.016    1.234
4684904  $400,000.00   74.77                         0.250                 0.016    0.859
4684925  $265,500.00     90                  6       0.250                 0.016    0.734
4685064  $264,000.00     80                          0.250                 0.016    0.859
4685116  $391,709.08     80                          0.250                 0.016    0.484
4685176  $380,000.00   78.35                         0.250                 0.016    1.109
4685249   $66,400.00     80                          0.250                 0.016    0.734
4685563  $420,000.00   68.85                         0.250                 0.016    0.609
4685761  $104,000.00     80                          0.250                 0.016    0.984
4685834  $286,000.00     80                          0.250                 0.016    0.234
4685907  $265,200.00    89.9                         0.250                 0.016    0.484
4685948  $584,400.00   74.92                         0.250                 0.016    0.734
4685978  $223,837.87     80                          0.250                 0.016    0.609
4686041  $278,208.40     90                 12       0.250                 0.016    0.859
4686118  $300,000.00   57.14                         0.250                 0.016    0.609
4686147  $360,000.00     80                          0.250                 0.016    0.609
4686244  $324,000.00     80                          0.250                 0.016    0.484
4686308  $385,000.00   89.12                         0.250                 0.016    0.734
4686437  $306,000.00     85                          0.250                 0.016    0.734
4686485  $273,600.00     80                          0.250                 0.016    0.484
4686657  $400,000.00     80                          0.250                 0.016    0.734
4686765  $240,000.00   76.19                         0.250                 0.016    0.984
4686881  $266,500.00   79.91                         0.250                 0.016      0
4686922  $365,000.00   60.83                         0.250                 0.016    0.984
4686950  $238,100.00   89.97                 6       0.250                 0.016    0.984
4687049  $258,600.00     60                          0.250                 0.016    0.359
4687270  $250,000.00   69.06                         0.250                 0.016    0.484
4687285  $264,150.00     90                          0.250                 0.016    0.734
4687473  $324,776.34   79.85                         0.250                 0.016    0.859
4687826  $350,250.00     75                          0.250                 0.016    0.359
4688162   $55,000.00   57.29                         0.250                 0.016    0.484
4688542  $243,750.00     75                          0.250                 0.016    0.484
4688688  $376,000.00     80                          0.250                 0.016    0.734
4688718  $263,600.00   94.99                11       0.250                 0.016    0.859
4689165  $254,700.00     90                 17       0.250                 0.016    0.734
4689194  $395,000.00   74.11                         0.250                 0.016    0.734
4689289  $235,000.00   69.94                         0.250                 0.016    0.984
4690031  $233,000.00   71.69                         0.250                 0.016    0.734
4690379   $92,800.00     80                          0.250                 0.016    0.734
4690549  $271,600.00     95                 24       0.250                 0.016    0.609
4690638  $144,000.00     80                          0.250                 0.016    0.734
4690795  $270,803.86   72.27                         0.250                 0.016    0.609
4690805  $450,000.00     75                          0.250                 0.016    0.859
4690984  $236,424.41   78.87                         0.250                 0.016    0.484
4691260  $256,500.00     90                  6       0.250                 0.016    0.359
4691527  $780,000.00     65                          0.250                 0.016    0.234
4691886  $273,750.00   68.44                         0.250                 0.016    0.984
4692377  $286,182.07     80                          0.250                 0.016    0.359
4692591  $283,500.00   78.75                         0.250                 0.016    0.484
4692652  $236,000.00   78.02                         0.250                 0.016    0.609
4692667  $204,750.00     70                          0.250                 0.016    0.984
4692811  $281,400.00     80                          0.250                 0.016    0.734
4692832  $275,000.00   75.34                         0.250                 0.016    0.484
4692852  $550,000.00   57.89                         0.250                 0.016    0.609
4693041  $233,500.00   66.71                         0.250                 0.016    0.734
4693554  $312,800.00   79.59                         0.250                 0.016    0.359
4693588  $383,150.00   79.99                         0.250                 0.016    0.359
6317616  $383,469.73     80                          0.250                 0.016    0.859
6340341  $231,255.17     80                          0.250                 0.016    0.484
6346291  $226,892.48     90                 17       0.250                 0.016    0.484
6365970  $251,826.58     90                 33       0.250                 0.016    0.859
6367568  $310,780.50   89.88                33       0.250                 0.016    0.734
6375663  $399,744.93   60.61                         0.250                 0.016    1.234
6431251  $220,634.91     75                          0.250                 0.016    0.859
6434679  $302,191.89   76.56                         0.250                 0.016    0.859
6442368  $329,736.11     75                          0.250                 0.016    0.109
6444833  $325,635.96     80                          0.250                 0.016    0.984
6447203  $307,585.31     80                          0.250                 0.016    0.984
6454624  $284,443.84     95                 17       0.250                 0.016    1.234
6456681  $377,300.00   79.99                         0.250                 0.016    0.234
6457472  $329,520.80   61.11                         0.250                 0.016    0.609
6460231  $386,493.54     80                          0.250                 0.016    0.859
6466797  $270,372.59   89.99                11       0.250                 0.016    0.734
6469610  $269,000.00   79.99                         0.250                 0.016      0
6473057  $604,562.12   66.48                         0.250                 0.016    0.609
6474252  $155,767.74     80                          0.250                 0.016    0.484
6475667  $299,246.28   94.75                 6       0.250                 0.016    1.359
6475909  $228,825.75    89.9                12       0.250                 0.016    0.359
6477367  $315,000.00     90                 33       0.250                 0.016    0.609
6477973  $359,527.43     90                 33       0.250                 0.016    1.109
6479077  $238,194.79     90                 17       0.250                 0.016    1.234
6479173  $281,296.26    85.3                11       0.250                 0.016    0.609
6487779  $399,717.68   59.26                         0.250                 0.016    0.734
6488202  $294,796.99   23.98                         0.250                 0.016    0.859
6490336  $299,000.00   78.89                         0.250                 0.016    0.234
6493822  $343,320.35     80                          0.250                 0.016    1.109
6493849  $222,067.18     90                 13       0.250                 0.016    1.484
6494705  $374,669.14   67.86                         0.250                 0.016      0
6495561  $343,500.46     80                          0.250                 0.016    0.609
6496995  $435,950.00   79.41                         0.250                 0.016    0.359
6498502  $222,741.16     90                 33       0.250                 0.016    1.234
6499879  $502,145.34     75                          0.250                 0.016    0.734
6500498  $469,094.70     80                          0.250                 0.016    1.234
6501182  $391,709.08     80                          0.250                 0.016    0.484
6501883  $233,436.00     90                 33       0.250                 0.016    0.984
6502326  $228,972.55   64.17                         0.250                 0.016    0.734
6505886  $492,000.00     80                          0.250                 0.016    0.984
6506096  $249,636.97   64.52                         0.250                 0.016    0.609
6507175  $274,456.66   74.32                         0.250                 0.016    1.109
6509535  $287,552.67   78.55                         0.250                 0.016    1.109
6512252  $560,000.00   74.67                         0.250                 0.016    1.109
6513094  $402,253.57   71.89                         0.250                 0.016    0.609
6513144  $492,869.07     90                 17       0.250                 0.016    0.984
6513518  $399,731.61   77.67                         0.250                 0.016    0.984
6513595  $269,814.19     90                 17       0.250                 0.016    0.859
6514224  $293,162.86     80                          0.250                 0.016    0.484
6518474  $397,547.27     80                          0.250                 0.016    0.359
6519582  $284,086.87   67.02                         0.250                 0.016    0.609
6519657  $293,594.03     70                          0.250                 0.016    0.859
6519864  $239,676.85     60                          0.250                 0.016    0.984
6521354  $260,000.00     80                          0.250                 0.016    0.609
6521687  $649,517.61     65                          0.250                 0.016    0.484
6522233  $405,000.00   66.39                         0.250                 0.016    0.234
6523861  $181,729.02     80                          0.250                 0.016    0.484
6525012  $291,565.23     80                          0.250                 0.016    0.484
6526039  $700,000.00   69.03                         0.250                 0.016    0.609
6527318  $345,959.38   69.99                         0.250                 0.016    0.734
6527661  $299,765.97   73.35                         0.250                 0.016    0.234
6528884  $251,677.52     80                          0.250                 0.016    1.234
6530939  $287,791.55     90                 33       0.250                 0.016    0.609
6531093  $237,632.02   83.51                33       0.250                 0.016    0.734
6532963  $288,851.08   79.99                         0.250                 0.016    0.859
6533069  $479,337.17     80                          0.250                 0.016    0.859
6533365  $379,531.94     90                  6       0.250                 0.016    0.734
6533389  $227,677.12   72.38                         0.250                 0.016    0.734
6535010  $449,690.32   71.43                         0.250                 0.016    0.859
6535922  $313,766.97     80                          0.250                 0.016    0.484
6536285  $215,686.35     80                          0.250                 0.016    0.609
6536701  $285,803.18   79.89                         0.250                 0.016    0.859
6536718  $291,804.08     80                          0.250                 0.016    0.984
6538721  $235,698.53   79.99                         0.250                 0.016    0.484
6539006  $296,607.84   73.34                         0.250                 0.016    0.859
6539538  $151,987.29   74.96                         0.250                 0.016    0.859
6541153  $289,375.36     95                 33       0.250                 0.016    1.234
6541378  $452,688.25   69.69                         0.250                 0.016    0.859
6541843  $339,200.00     80                          0.250                 0.016    0.234
6542130  $276,000.00     80                          0.250                 0.016    0.109
6542253  $255,028.76     80                          0.250                 0.016    0.984
6542407  $279,593.41   60.87                         0.250                 0.016    0.609
6542715  $254,828.90     85                 17       0.250                 0.016    0.984
6542835  $326,238.27   76.05                         0.250                 0.016    0.234
6542969  $224,681.36   68.18                         0.250                 0.016    0.734
6543840  $649,517.61    61.9                         0.250                 0.016    0.484
6544116  $250,223.27     80                          0.250                 0.016    0.734
6545909  $283,098.53     90                 33       0.250                 0.016    0.734
6546122  $289,578.88   26.36                         0.250                 0.016    0.609
6546506  $402,500.00     70                          0.250                 0.016    0.734
6547522  $306,400.00     80                          0.250                 0.016    0.859
6547686  $274,610.57   64.71                         0.250                 0.016    0.734
6548901  $358,460.87     75                          0.250                 0.016    0.484
6549063  $223,690.67   54.63                         0.250                 0.016    0.859
6549114  $257,397.19     80                          0.250                 0.016    0.484
6549355  $289,609.53   49.57                         0.250                 0.016    0.984
6549947  $343,269.52    75.2                         0.250                 0.016    0.984
6551983  $219,422.82   79.98                         0.250                 0.016    0.484
6552380  $419,342.74   56.83                         0.250                 0.016    0.234
6552950  $239,817.38     80                          0.250                 0.016    0.359
6553058  $111,696.36   64.31                         0.250                 0.016    0.984
6553731  $360,745.21   74.13                         0.250                 0.016    0.734
6553771  $499,638.11   78.99                         0.250                 0.016    0.609
6554499  $267,815.67   66.55                         0.250                 0.016    0.859
6554567  $609,580.21   78.71                         0.250                 0.016    0.859
6554587  $540,000.00   77.14                         0.250                 0.016      0
6555256  $365,967.80   75.57                         0.250                 0.016    0.609
6555959  $227,308.17   58.16                         0.250                 0.016    0.734
6556386  $274,605.91   61.45                         0.250                 0.016    0.734
6556559  $360,883.09   50.21                         0.250                 0.016    0.859
6556624  $409,710.63   89.13                16       0.250                 0.016    0.734
6556853  $491,285.54     80                          0.250                 0.016    0.609
6557346  $277,888.39     90                 17       0.250                 0.016    0.359
6558104  $375,000.00   73.53                         0.250                 0.016    0.234
6558221  $268,814.87   79.12                         0.250                 0.016    0.859
6558724  $408,000.00   47.06                         0.250                 0.016    0.734
6559864  $414,707.10   32.86                         0.250                 0.016    0.734
6559897  $466,538.37     80                          0.250                 0.016    0.734
6559944  $249,688.14   66.67                         0.250                 0.016    1.359
6561036  $356,748.03     70                          0.250                 0.016    0.734
6561508  $267,710.85   78.82                         0.250                 0.016    0.734
6561884  $251,910.00     90                 33       0.250                 0.016    0.859
6562069  $509,321.51   78.95                         0.250                 0.016    0.484
6562724  $249,500.00   74.92                         0.250                 0.016    0.109
6563127  $299,798.71     75                          0.250                 0.016    0.984
6563301  $302,780.70   65.16                         0.250                 0.016    0.609
6563335  $587,236.67   61.86                         0.250                 0.016    0.609
6564456  $288,875.55     95                 12       0.250                 0.016    0.859
6564500  $269,114.17   79.41                         0.250                 0.016    0.984
6564510  $292,298.70     90                  6       0.250                 0.016    0.859
6565154  $251,013.57     80                          0.250                 0.016    0.484
6565638  $299,327.69   79.99                         0.250                 0.016    0.484
6565697  $367,683.69   79.99                         0.250                 0.016    0.609
6566150  $264,798.36   89.83                33       0.250                 0.016    0.359
6566684  $337,600.00     80                          0.250                 0.016    0.359
6568184  $237,800.05     70                          0.250                 0.016      0
6568449  $230,000.00   74.19                         0.250                 0.016    0.234
6568530  $129,065.60     70                          0.250                 0.016    1.109
6568538  $271,803.13   69.04                         0.250                 0.016    0.609
6569140  $227,269.49     80                          0.250                 0.016    0.609
6569242  $599,576.53     75                          0.250                 0.016    0.734
6569384  $409,688.02   71.57                         0.250                 0.016    0.359
6569974  $251,008.85     80                          0.250                 0.016    0.359
6570725  $243,773.44   79.99                         0.250                 0.016    0.609
6570729  $344,556.64     80                          0.250                 0.016    0.734
6571096  $266,000.00     80                          0.250                 0.016    0.734
6571599  $249,000.00   89.99                17       0.250                 0.016      0
6571717  $330,000.00   79.98                         0.250                 0.016    0.484
6571951  $252,000.00     80                          0.250                 0.016    0.484
6572192  $309,100.00   89.99                 6       0.250                 0.016    0.234
6572463  $298,000.00     80                          0.250                 0.016    0.359
6573098  $440,688.74   63.91                         0.250                 0.016    0.734
6573231  $242,828.49     90                 17       0.250                 0.016    0.734
6573867  $525,000.00   63.64                         0.250                 0.016    0.484
6574518  $240,000.00   77.42                         0.250                 0.016    0.984
6574968  $231,832.09     80                          0.250                 0.016    0.609
6575561  $299,777.36   93.93                17       0.250                 0.016    0.484
6576148  $238,018.71   69.46                         0.250                 0.016    0.359
6576275  $407,689.55     80                          0.250                 0.016    0.359
6576842  $360,738.71   82.05                33       0.250                 0.016    0.609
6577055  $792,625.28   26.23                         0.250                 0.016    0.484
6577329  $370,381.73     80                          0.250                 0.016    0.609
6577703  $314,283.57   48.38                         0.250                 0.016    0.859
6578076  $499,628.93   64.94                         0.250                 0.016    0.484
6578087  $287,904.69   78.95                         0.250                 0.016    0.859
6578460  $640,000.00   69.95                         0.250                 0.016    0.234
6579127  $273,780.89     80                          0.250                 0.016    0.109
6579269  $268,185.59     95                 13       0.250                 0.016    0.734
6580148  $359,739.44   78.26                         0.250                 0.016    0.609
6581342  $291,788.66     80                          0.250                 0.016    0.609
6582026  $284,793.73   89.93                17       0.250                 0.016    0.609
6582370  $300,867.80   68.12                         0.250                 0.016    0.859
6582408  $360,289.04   72.69                         0.250                 0.016    0.609
6582464  $244,631.53     80                          0.250                 0.016    0.859
6582493  $355,735.80   78.24                         0.250                 0.016    0.484
6582631  $375,000.00   65.79                         0.250                 0.016      0
6582659  $330,000.00   73.33                         0.250                 0.016    0.484
6583164  $239,838.96   69.57                         0.250                 0.016    0.984
6584147  $235,000.00   61.04                         0.250                 0.016    1.234
6584661  $399,695.63     80                          0.250                 0.016    0.359
6585965  $231,832.09    72.5                         0.250                 0.016    0.609
6587842  $247,000.00   89.82                 6       0.250                 0.016    0.484
6588488  $235,600.00     95                 33       0.250                 0.016    0.609
6589181  $235,450.00     85                  6       0.250                 0.016    0.359
6589349  $229,500.00     75                          0.250                 0.016    0.859
6589408  $321,167.38   71.42                         0.250                 0.016    0.609
6589616  $271,600.00     80                          0.250                 0.016    0.359
6589658  $517,500.00     75                          0.250                 0.016    0.234
6590346  $279,807.31     80                          0.250                 0.016    0.859
6590877  $370,000.00   75.59                         0.250                 0.016    0.484
6590901  $390,000.00   78.79                         0.250                 0.016    0.734
6591250  $367,500.00     70                          0.250                 0.016    0.484
6591364  $299,782.87   69.61                         0.250                 0.016    0.609
6591683  $240,000.00   78.95                         0.250                 0.016    0.734
6591709  $251,318.88   79.97                         0.250                 0.016    0.609
6591725  $299,771.72   74.07                         0.250                 0.016    0.359
6592684  $254,000.00     80                          0.250                 0.016    0.359
6593295  $225,750.00     70                          0.250                 0.016    0.734
6593430  $295,451.07   54.22                         0.250                 0.016    0.484
6593824  $266,099.35   79.98                         0.250                 0.016    0.234
6593960  $251,798.48     70                          0.250                 0.016    0.109
6594083  $293,797.68   61.25                         0.250                 0.016    0.859
6594679  $374,741.93   78.95                         0.250                 0.016    0.859
6594739  $294,969.72   79.98                         0.250                 0.016    0.234
6595953  $517,643.52     70                          0.250                 0.016    0.859
6596122  $283,789.23     80                          0.250                 0.016    0.484
6596547  $230,000.00     80                          0.250                 0.016    0.234
6596557  $314,000.00   60.38                         0.250                 0.016    0.609
6597210  $231,819.02   69.25                         0.250                 0.016    0.234
6597535  $245,000.00   67.12                         0.250                 0.016    0.359
6597764  $348,500.00     85                 33       0.250                 0.016    0.109
6598065  $406,770.12   77.41                         0.250                 0.016    1.234
6598200  $216,000.00     75                          0.250                 0.016    0.359
6598225  $272,000.00   66.67                         0.250                 0.016    0.859
6598521  $264,803.33   74.23                         0.250                 0.016    0.484
6598675  $279,797.35     80                          0.250                 0.016    0.609
6599086  $255,000.00     75                          0.250                 0.016    0.609
6599722  $371,737.45     80                          0.250                 0.016    0.734
6599792  $340,800.00     80                          0.250                 0.016    0.484
6601300  $268,000.00   64.58                         0.250                 0.016    0.609
6601501  $284,000.00     80                          0.250                 0.016    0.359
6601585  $230,400.00     80                          0.250                 0.016    0.359
6601609  $276,000.00     80                          0.250                 0.016    0.484
6601830  $300,000.00   68.65                         0.250                 0.016    0.234
6601836  $342,200.00     80                          0.250                 0.016      0
6602015  $259,200.00   74.59                         0.250                 0.016    0.859
6603909  $340,000.00   73.91                         0.250                 0.016    0.234
6604016  $280,000.00     80                          0.250                 0.016    0.859
6604845  $255,000.00   72.86                         0.250                 0.016    0.609
6605314  $310,500.00     75                          0.250                 0.016      0
6605529  $240,000.00     80                          0.250                 0.016    0.859
6605564  $297,295.26   87.24                33       0.250                 0.016    0.859
6605762  $312,000.00   46.22                         0.250                 0.016    0.734
6605887  $313,700.00   79.99                         0.250                 0.016    0.359
6606076  $250,400.00     80                          0.250                 0.016    0.484
6606993  $287,200.00     80                          0.250                 0.016    0.484
6607940  $341,500.00   89.98                24       0.250                 0.016    0.359
6608107  $248,400.00     90                 33       0.250                 0.016    0.484
6608523  $264,350.00   74.99                         0.250                 0.016    0.484
6608631  $226,800.00     90                 33       0.250                 0.016    0.234
6610031  $491,200.00     80                          0.250                 0.016    0.484
6611112  $305,000.00   64.89                         0.250                 0.016    0.734
6611860  $242,150.00   79.99                         0.250                 0.016      0
6612384  $250,000.00   74.63                         0.250                 0.016    0.859
6612445  $266,000.00     95                 33       0.250                 0.016    1.109
6613013  $271,800.00   89.93                17       0.250                 0.016      0
6614138  $350,000.00   79.73                         0.250                 0.016    0.234
6615941  $240,750.00   74.08                         0.250                 0.016    0.484
6616087  $383,200.00   79.17                         0.250                 0.016    0.734
6616565  $288,750.00     75                          0.250                 0.016      0
6616894  $276,000.00     80                          0.250                 0.016    0.609
6618035  $268,800.00     80                          0.250                 0.016    0.734
6618901  $403,470.00    89.5                33       0.250                 0.016    0.484
6620133  $256,500.00     95                  6       0.250                 0.016    0.734
6622210  $239,200.00   79.81                         0.250                 0.016    0.109
6627397  $272,850.00   94.95                17       0.250                 0.016    0.484

     $188,932,762.18

                                   EXHIBIT F-3


         [Schedule of Pool 1 Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1998-04  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                            NET
MORTGAGE                                                     MORTGAGE     MORTGAGE    CURRENT   ORIGINAL   SCHEDULED
LOAN                                      ZIP    PROPERTY    INTEREST     INTEREST    MONTHLY    TERM TO   MATURITY
NUMBER     CITY                 STATE    CODE      TYPE        RATE         RATE      PAYMENT   MATURITY     DATE
------     ----                 -----    ----      ----        ----         ----      -------   --------     ----
4627321    GREAT FALLS            MT     59404     SFD        8.125          7       $1,670.62     360     1-Dec-27
4629416    SNOHOMISH              WA     98296     SFD          8            7       $1,643.63     360     1-Aug-27
4641125    GREENVILLE             SC     29607     SFD        7.875          7       $2,298.48     360     1-Sep-27
4645679    ORLANDO                FL     32836     SFD          8            7       $2,221.84     360     1-Sep-27
4650377    BAYTOWN                MN     55082     SFD         7.75          7       $2,283.93     360     1-Dec-27
4650510    MORGANTOWN             WV     26505     SFD         7.75          7       $1,659.93     347     1-Oct-26
4653581    PARK CITY              UT     84098     SFD        8.125          7       $1,967.62     360     1-Sep-27
4654041    MARIETTA               GA     30068     SFD        7.625          7       $2,491.44     360     1-Oct-27
4654161    LITTLETON              CO     80127     SFD        7.625          7       $2,446.14     360     1-Oct-27
4654178    CALISTOGA              CA     94515     SFD         7.75          7       $2,378.49     360     1-Sep-27
4654218    EDINA                  MN     55424     SFD        7.875          7       $1,812.68     360     1-Dec-27
4654310    PETALUMA               CA     94952     SFD        7.875          7       $2,887.95     360     1-Oct-27
4654314    SAN FRANCISCO          CA     94131     SFD        7.875          7       $2,900.28     360     1-Oct-27
4654354    GRANGER                IN     46530     SFD        7.375          7       $2,873.21     360     1-Oct-27
4654367    FREMONT                CA     94536     SFD         7.5           7       $1,727.06     360     1-Sep-27
4656170    REDMOND                WA     98053     SFD        7.625          7       $1,392.94     360     1-Sep-27
4656232    LAS VEGAS              NV     89128     SFD        7.875          7       $2,871.12     360     1-Sep-27
4656241    ALPHARETTA             GA     30022     SFD         7.25        6.984     $2,090.19     360     1-Sep-27
4656809    PORTLAND               OR     97201     THS        7.625          7       $2,177.18     360     1-Oct-27
4658164    MAPLEWOOD              MN     55119     SFD        7.625          7       $1,868.58     360     1-Dec-27
4658516    LARKSPUR               CO     80118     SFD         7.5           7       $2,013.74     360     1-Oct-27
4662905    SHOREWOOD              MN     55331     SFD         7.5           7       $1,748.04     360     1-Nov-27
4663166    MINNEAPOLIS            MN     55406     SFD         7.75          7       $2,149.24     360     1-Dec-27
4664634    COLUMBUS               OH     43206     SFD        7.875          7       $1,856.18     360     1-Dec-27
4664692    BRIGHTON               MA     2135      MF2         7.75          7       $2,095.51     360     1-Sep-27
4665068    NAPLES                 FL     33963     SFD        7.625          7       $3,609.75     360     1-Dec-27
4665097    VIENNA                 VA     22182     SFD        7.625          7       $1,558.56     360     1-Oct-27
4665175    BRAINTREE              MA     2184      SFD        7.625          7       $1,607.05     360     1-Oct-27
4665802    NEWNAN                 GA     30265     SFD        7.875          7       $1,575.26     360     1-Oct-27
4666081    SOUTH ORANGE VILLAGE   NJ     7079      SFD        8.375          7       $1,653.16     360     1-Oct-27
4666481    PARADISE VALLEY        AZ     85253     SFD          8            7       $5,778.40     360     1-Oct-27
4666898    LOUISVILLE             KY     40205     SFD         7.75          7       $1,805.36     360     1-Dec-27
4668763    MORGANTOWN             WV     26505     SFD         7.5           7       $2,125.62     360     1-Dec-27
4677376    CHARLOTTESVILLE        VA     22911     SFD        7.875          7       $2,610.25     360     1-Dec-27
4677385    MONKTON                MD     21111     SFD         7.75          7       $2,478.79     360     1-Nov-27
4677572    LITTLETON              CO     80125     SFD        7.875          7       $1,649.53     360     1-Nov-27
4677994    ATLANTA                GA     30350     SFD         7.5           7       $3,146.47     360     1-Sep-27
4678026    LAKE BLUFF             IL     60044     SFD        7.625          7       $1,981.82     360     1-Nov-27
4678189    CINCINNATI             OH     45244     SFD        7.875          7       $2,515.99     360     1-Nov-27
4678194    CLAYTON                OH     45315     SFD         7.75          7       $1,719.39     360     1-Nov-27
4679046    CARMEL                 IN     46033     SFD         7.5           7       $2,097.65     360     1-Nov-27
4679110    LAKELAND               FL     33810     SFD         7.75          7       $2,263.87     360     1-Nov-27
4679154    COLLEYVILLE            TX     76034     SFD        7.625          7       $1,585.46     360     1-Nov-27
4679955    MECHANICSBURG          PA     17055     SFD         7.75          7       $1,964.77     360     1-Nov-27
4679971    BROOKFIELD             WI     53045     SFD         7.75          7       $1,697.90     360     1-Nov-27
4679979    CAMP HILL              PA     17011     SFD         7.75          7       $1,907.45     360     1-Nov-27
4680011    MARIETTA               GA     30062     SFD         7.5           7       $2,003.95     360     1-Nov-27
4680039    SUPERIOR               CO     80027     SFD        7.875          7       $1,956.97     360     1-Nov-27
4680173    TOPSFIELD              MA     1983      SFD         7.75          7       $1,719.39     360     1-Nov-27
4680693    CRYSTAL LAKE           IL     60014     SFD         7.75          7       $2,643.56     360     1-Nov-27
4680701    ENGLEWOOD              CO     80111     SFD        7.625          7       $1,811.96     360     1-Nov-27
4680722    DUBLIN                 OH     43016     SFD        7.625          7       $2,675.46     360     1-Nov-27
4681229    ESCONDIDO              CA     92029     SFD        7.625          7       $1,652.00     360     1-Nov-27
4681263    POMPANO BEACH          FL     33062     SFD        7.625          7       $1,840.27     360     1-Nov-27
4681317    SAN RAMON              CA     94583     SFD         8.25          7       $2,479.19     360     1-Nov-27
4681325    BROOKFIELD             WI     53045     SFD         7.75          7       $1,748.05     360     1-Dec-27
4681500    LUTHERVILLE            MD     21093     SFD        7.625          7       $2,123.39     360     1-Dec-27
4682553    ORO VALLEY             AZ     85737     SFD         7.75          7       $2,102.67     360     1-Nov-27
4682975    TEMPLE HILLS           MD     20748     SFD         7.75          7       $2,493.12     360     1-Nov-27
4682984    ISSAQUAH               WA     98029     SFD        7.875          7       $2,436.23     360     1-Nov-27
4683270    SEATTLE                WA     98178     SFD        7.875          7       $2,436.23     360     1-Nov-27



COUNT:     61
WAC:        7.746840867
WAM:      357.4375723
WALTV:     75.10205338

           CUT-OFF
MORTGAGE     DATE                                 MORTGAGE                   T.O.P.       MASTER       FIXED
LOAN      PRINCIPAL                              INSURANCE     SERVICE      MORTGAGE     SERVICE     RETAINED
NUMBER     BALANCE        LTV        SUBSIDY        CODE         FEE          LOAN         FEE         YIELD
------     -------        ---        -------        ----         ---          ----         ---         -----
4627321  $224,852.82       75                                   0.250                     0.016        0.859
4629416  $223,238.43       80                                   0.250                     0.016        0.734
4641125  $315,713.43     79.25                                  0.250                     0.016        0.609
4645679  $301,979.15       80                                   0.250                     0.016        0.734
4650377  $318,574.99       80                                   0.250                     0.016        0.484
4650510  $229,132.23      89.3                       12         0.250                     0.016        0.484
4653581  $264,299.54      45.3                                  0.250                     0.016        0.859
4654041  $351,230.82       80                                   0.250                     0.016        0.359
4654161  $344,844.80       90                        1          0.250                     0.016        0.359
4654178  $330,684.34       80                                   0.250                     0.016        0.484
4654218  $249,827.95       80                                   0.250                     0.016        0.609
4654310  $397,472.26     72.42                                  0.250                     0.016        0.609
4654314  $399,168.73     60.61                                  0.250                     0.016        0.609
4654354  $415,044.52     75.64                                  0.250                     0.016        0.109
4654367  $246,256.86       95                        24         0.250                     0.016        0.234
4656170  $196,224.78     79.35                                  0.250                     0.016        0.359
4656232  $394,877.18     88.98                       6          0.250                     0.016        0.609
4656241  $304,531.47     79.79                                  0.250                     0.016          0
4656809  $306,927.83       80                                   0.250                     0.016        0.359
4658164  $263,808.92       80                                   0.250                     0.016        0.359
4658516  $287,354.76     77.84                                  0.250                     0.016        0.234
4662905  $249,627.76      64.1                                  0.250                     0.016        0.234
4663166  $299,788.26     75.95                                  0.250                     0.016        0.484
4664634  $255,823.82     73.14                                  0.250                     0.016        0.609
4664692  $291,467.41     87.31                       12         0.250                     0.016        0.484
4665068  $509,630.88     63.39                                  0.250                     0.016        0.359
4665097  $219,718.84       60                                   0.250                     0.016        0.359
4665175  $226,553.85      94.6                       1          0.250                     0.016        0.359
4665802  $216,033.52     76.77                                  0.250                     0.016        0.609
4666081  $217,091.60     74.49                                  0.250                     0.016        1.109
4666481  $779,519.18     62.25                                  0.250                     0.016        0.734
4666898  $251,822.14       80                                   0.250                     0.016        0.484
4668763  $303,774.38       80                                   0.250                     0.016        0.234
4677376  $359,752.25     61.22                                  0.250                     0.016        0.609
4677385  $345,496.98     78.64                                  0.250                     0.016        0.484
4677572  $227,179.39       70                                   0.250                     0.016        0.609
4677994  $448,651.54       75                                   0.250                     0.016        0.234
4678026  $279,593.41     72.73                                  0.250                     0.016        0.359
4678189  $346,520.83     79.77                                  0.250                     0.016        0.609
4678194  $239,660.13     77.42                                  0.250                     0.016        0.484
4679046  $299,553.31     71.43                                  0.250                     0.016        0.234
4679110  $315,552.48     77.07                                  0.250                     0.016        0.484
4679154  $223,674.71       80                                   0.250                     0.016        0.359
4679955  $273,861.61     74.32                                  0.250                     0.016        0.484
4679971  $236,664.36     55.12                                  0.250                     0.016        0.484
4679979  $265,872.95       75                                   0.250                     0.016        0.484
4680011  $285,167.02     60.08                                  0.250                     0.016        0.234
4680039  $269,527.28     89.97                       6          0.250                     0.016        0.609
4680173  $239,660.13     77.42                                  0.250                     0.016        0.484
4680693  $368,477.44     88.92                       6          0.250                     0.016        0.484
4680701  $255,628.24     89.82                       6          0.250                     0.016        0.359
4680722  $377,451.10       63                                   0.250                     0.016        0.359
4681229  $233,061.05     68.65                                  0.250                     0.016        0.359
4681263  $259,622.43       80                                   0.250                     0.016        0.359
4681317  $329,577.67     77.65                                  0.250                     0.016        0.984
4681325  $243,827.78     72.84                                  0.250                     0.016        0.484
4681500  $299,782.86     68.18                                  0.250                     0.016        0.359
4682553  $293,084.36     87.61                       6          0.250                     0.016        0.484
4682975  $347,507.17     57.05                                  0.250                     0.016        0.484
4682984  $335,536.02     74.67                                  0.250                     0.016        0.609
4683270  $335,536.02     73.04                                  0.250                     0.016        0.609

      $18,522,377.97

NASCOR
NMI / 1998-04 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS





MORTGAGE                                    NMI
LOAN                                        LOAN
NUMBER   SERVICER                           SELLER
------   --------                           ------

4627321  FIRST BANK NATIONAL ASSOC.         FIRST BANK NATIONAL ASSOC.
4629416  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4641125  FIRST BANK NATIONAL ASSOC.         FIRST BANK NATIONAL ASSOC.
4645679  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4650377  FIRST BANK NATIONAL ASSOC.         FIRST BANK NATIONAL ASSOC.
4650510  HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
4653581  AMERICA FIRST CREDIT UNION         AMERICA FIRST CREDIT UNION
4654041  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4654161  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4654178  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4654218  FIRST BANK NATIONAL ASSOC.         FIRST BANK NATIONAL ASSOC.
4654310  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4654314  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4654354  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4654367  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4656170  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4656232  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4656241  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4656809  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4658164  FIRST BANK NATIONAL ASSOC.         FIRST BANK NATIONAL ASSOC.
4658516  FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
4662905  FIRST BANK NATIONAL ASSOC.         FIRST BANK NATIONAL ASSOC.
4663166  FIRST BANK NATIONAL ASSOC.         FIRST BANK NATIONAL ASSOC.
4664634  HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
4664692  FIRST UNION MORTGAGE CORP.         FIRST UNION MORTGAGE CORP.
4665068  FIRST BANK NATIONAL ASSOC.         FIRST BANK NATIONAL ASSOC.
4665097  FIRST UNION MORTGAGE CORP.         FIRST UNION MORTGAGE CORP.
4665175  FIRST UNION MORTGAGE CORP.         FIRST UNION MORTGAGE CORP.
4665802  FIRST UNION MORTGAGE CORP.         FIRST UNION MORTGAGE CORP.
4666081  FIRST UNION MORTGAGE CORP.         FIRST UNION MORTGAGE CORP.
4666481  FIRST UNION MORTGAGE CORP.         FIRST UNION MORTGAGE CORP.
4666898  HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
4668763  HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
4677376  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4677385  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4677572  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4677994  SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
4678026  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4678189  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4678194  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4679046  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4679110  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4679154  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4679955  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4679971  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4679979  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4680011  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4680039  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4680173  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4680693  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4680701  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4680722  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4681229  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4681263  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4681317  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4681325  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4681500  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4682553  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4682975  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4682984  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
4683270  NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C



COUNT:                                   61
WAC:                                      7.746840867
WAM:                                    357.4375723
WALTV:                                   75.10205338

                                  EXHIBIT F-3A


         [Schedule of Pool 2 Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1998-04A  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                         NET
MORTGAGE                                                   MORTGAGE    MORTGAGE   CURRENT   ORIGINAL   SCHEDULED
LOAN                                      ZIP   PROPERTY   INTEREST    INTEREST   MONTHLY   TERM TO    MATURITY
NUMBER    CITY                   STATE   CODE     TYPE       RATE        RATE     PAYMENT   MATURITY     DATE
------    ----                   -----   ----     ----       ----        ----     -------   --------     ----
4645722   COSTA MESA               CA    92626     SFD       7.75        6.75    $1,409.18    360      1-Sep-27
4646289   ATLANTA                  GA    30331     SFD       8.25        6.75    $1,934.89    360      1-Aug-27
4650035   KIRKLAND                 WA    98034     SFD       7.625       6.75    $2,223.19    360      1-Oct-27
4652532   TAMPA                    FL    33647     SFD       7.75        6.75    $2,192.22    360      1-Sep-27
4653064   HOLLYWOOD                FL    33019     SFD       7.875       6.75    $1,603.85    360      1-Sep-27
4653140   TAMPA                    FL    33611     SFD       7.875       6.75    $1,834.43    360      1-Oct-27
4654342   SHOREWOOD                MN    55331     SFD       7.625       6.75    $2,300.33    360      1-Dec-27
4655060   COLORADO SPRINGS         CO    80907     SFD       7.375       6.75    $1,530.20    360      1-Oct-27
4655595   SARASOTA                 FL    34238     SFD       7.875       6.75    $1,711.16    360      1-Sep-27
4655623   MIAMI                    FL    33178     SFD       8.25        6.75    $1,661.43    360      1-Sep-27
4656951   SARASOTA                 FL    34241     SFD         8         6.75    $1,724.35    360      1-Sep-27
4657019   GERMANTOWN               TN    38138     SFD       7.875       6.75    $1,734.73    360      1-Sep-27
4657485   NORTH AUGUSTA            SC    29841     SFD       7.625       6.75    $1,591.90    360      1-Sep-27
4659717   TUALATIN                 OR    97062     SFD       7.375       6.75    $2,072.03    360      1-Dec-27
4660108   NORTH PLYMOUTH           MN    55441     SFD        7.5        6.75    $2,097.65    360      1-Dec-27
4660743   MINNEAPOLIS              MN    55403     HCO       7.625       6.75    $1,952.81    360      1-Dec-27
4662906   SHOREWOOD                MN    55331     SFD       7.375       6.75    $1,795.76    360      1-Nov-27
4664509   YONKERS                  NY    10701     SFD       8.25        6.75    $3,035.11    360      1-Oct-27
4664537   AUSTIN                   TX    78734     SFD       7.875       6.75    $1,667.66    360      1-Oct-27
4664681   EVANS                    GA    30809     SFD       7.75        6.75    $2,020.28    360      1-Oct-27
4664784   FULLERTON                CA    92832     SFD        7.5        6.75    $1,957.81    360      1-Nov-27
4664794   SAN RAMON                CA    94583     SFD       8.375       6.75    $1,747.41    360      1-Oct-27
4665140   ADVANCE                  NC    27006     SFD       7.625       6.75    $1,576.97    360      1-Oct-27
4665194   TUCSON                   AZ    85749     SFD       8.125       6.75    $1,901.54    360      1-Oct-27
4665204   LIGHTHOUSE POINT         FL    33064     SFD       8.25        6.75    $2,404.06    360      1-Oct-27
4665607   DAYTON                   OH    45440     SFD       7.25        6.75    $1,645.41    360      1-Oct-27
4665615   DALLAS                   TX    75252     SFD       6.75       6.484    $1,686.36    360      1-Sep-27
4666070   ATLANTA                  GA    30306     SFD       7.75        6.75    $2,341.24    360      1-Oct-27
4666373   REDDING                  CT    6896      SFD       8.25        6.75    $1,945.78    360      1-Oct-27
4666874   BELMONT                  CA    94002     SFD       7.75        6.75    $2,322.61    360      1-Sep-27
4666893   MT LAUREL                NJ    8054      SFD        7.5        6.75    $1,025.05    360      1-Aug-27
4667078   ATLANTA                  GA    30328     SFD       7.625       6.75    $2,123.39    360      1-Jan-28
4667677   SHELBY TOWNSHIP          MI    48316     SFD         8         6.75    $1,907.79    360      1-Jan-28
4668379   REDMOND                  WA    98052     SFD       7.75        6.75    $2,084.76    360      1-Nov-27
4668797   ATLANTA                  GA    30327     SFD       7.75        6.75    $2,097.66    360      1-Sep-27
4671361   ELKHART                  IN    46516     SFD       7.875       6.75    $1,722.04    360      1-Jan-28
4671868   COLUMBUS                 OH    43209     SFD       7.875       6.75    $2,135.33    360      1-Dec-27
4677458   NORTH BARRINGTON         IL    60010     SFD       7.75        6.75    $1,791.03    360      1-Nov-27
4679998   LAKEWOOD                 CO    80228     SFD        7.5        6.75    $1,957.80    360      1-Nov-27
4681332   BIG PINE KEY             FL    33043     SFD       7.875       6.75    $2,055.57    360      1-Nov-27
4683262   YARDLEY                  PA    19067     SFD         7        6.734    $1,631.65    360      1-Nov-27
4684885   SIGNAL MOUNTAIN          TN    37377     SFD       7.25        6.75    $2,148.86    360      1-Nov-27
4684897   KNOXVILLE                TN    37922     SFD       7.125       6.75    $1,643.87    360      1-Nov-27
4684902   NASHVILLE                TN    37221     SFD        7.5        6.75    $2,337.48    360      1-Nov-27
4684941   CORONA                   CA    91719     SFD       7.75        6.75    $2,751.02    360      1-Nov-27
4684958   MORGAN HILL              CA    95037     SFD         8         6.75    $2,043.90    360      1-Sep-27
4684963   SCOTTSDALE               AZ    85260     SFD       8.125       6.75    $2,922.47    360      1-Nov-27
4684967   GREAT FALLS              VA    22066     SFD       7.375       6.75    $2,458.81    360      1-Nov-27
4684970   SANTA ANA AREA           CA    92705     SFD        7.5        6.75    $2,321.39    360      1-Dec-27
4684975   LOS ALAMITOS AREA        CA    90720     SFD         8         6.75    $2,171.94    360      1-Dec-27
4684978   PARKLAND                 FL    33067     SFD       7.75        6.75    $2,751.03    360      1-Nov-27
4684983   NORTH READING            MA    1864      SFD         8         6.75    $1,743.43    360      1-Dec-27
4684985   CLIFTON                  VA    20124     SFD       7.25        6.75     $671.27     360      1-Nov-27
4685003   SEATTLE                  WA    98105     SFD       7.75        6.75    $3,761.16    360      1-Nov-27
4685010   TUSTIN                   CA    92780     SFD       7.625       6.75    $1,458.06    360      1-Dec-27
4685022   MISSION VIEJO            CA    92691     SFD       7.75        6.75    $1,202.86    360      1-Dec-27
4685027   ORANGE                   CA    92869     SFD       7.875       6.75    $1,856.18    360      1-Dec-27
4685034   DULUTH                   GA    30097     SFD        7.5        6.75    $2,608.08    360      1-Dec-27
4685042   HALF MOON BAY            CA    94019     SFD        7.5        6.75    $1,943.82    360      1-Nov-27
4685313   ORLANDO                  FL    32819     SFD       7.875       6.75    $2,088.20    360      1-Nov-27
4685324   KNOXVILLE                TN    37922     SFD       7.125       6.75    $1,682.95    360      1-Nov-27
4685347   RALEIGH                  NC    27615     SFD       7.25        6.75    $2,041.41    360      1-Nov-27
4685352   SANIBEL                  FL    33957     SFD         8         6.75    $2,001.71    360      1-Nov-27
4685358   WINTER SPRINGS           FL    32708     SFD       7.75        6.75    $2,063.27    360      1-Nov-27
4685370   RALEIGH                  NC    27606     SFD        7.5        6.75    $2,116.17    360      1-Nov-27
4685489   EDMONDS                  WA    98026     SFD       7.875       6.75    $3,295.08    360      1-Nov-27
4685496   CROFTON                  MD    21114     SFD       7.25        6.75    $1,090.80    360      1-Nov-27
4685501   FOLSOM                   CA    95630     SFD       7.875       6.75    $1,363.13    360      1-Nov-27
4685511   NEWPORT BEACH            CA    92660     SFD       8.125       6.75    $1,865.15    360      1-Dec-27
4685517   SAN JOSE                 CA    95138     SFD       7.75        6.75    $2,015.98    360      1-Oct-27
4685523   FORT MYERS BEACH         FL    33931     HCO       7.625       6.75    $1,693.04    360      1-Dec-27
4685526   OAKTON                   VA    22124     SFD         7        6.734    $1,768.71    360      1-Dec-27
4685531   OLNEY                    MD    20872     SFD       7.625       6.75    $1,755.33    360      1-Nov-27
4685544   ORLANDO                  FL    32819     SFD       7.75        6.75    $1,862.68    360      1-Dec-27
4685561   COLLIERVILLE             TN    38017     SFD       7.875       6.75    $1,827.17    360      1-Oct-27
4685571   CORAL GABLES             FL    33146     SFD       7.75        6.75    $2,091.92    360      1-Nov-27
4685577   FRANKLIN                 TN    37064     SFD       7.375       6.75    $1,563.69    360      1-Nov-27
4685590   PARKER                   CO    80134     SFD        7.5        6.75    $1,713.08    360      1-Dec-27
4685592   PONTE VEDRA BEACH        FL    32082     SFD       7.25        6.75    $1,705.44    360      1-Nov-27
4685603   WOODINVILLE              WA    98072     SFD       7.375       6.75    $1,878.64    360      1-Nov-27
4685611   ELKO                     NV    89801     SFD       7.625       6.75    $1,783.64    360      1-Nov-27
4685615   RESTON                   VA    20191     SFD        7.5        6.75    $1,750.84    360      1-Dec-27
4685619   BOWIE                    MD    20720     SFD       7.375       6.75    $1,466.65    360      1-Nov-27
4685631   ACWORTH                  GA    30101     SFD        7.5        6.75    $1,905.71    360      1-Dec-27
4685633   APTOS                    CA    95003     SFD       7.75        6.75    $2,192.22    360      1-Nov-27
4685635   FREMONT                  CA    94536     SFD         8         6.75    $1,713.35    360      1-Nov-27
4685649   YORBA LINDA              CA    92887     SFD       7.375       6.75    $1,945.62    360      1-Dec-27
4685650   WINDSOR                  CA    95492     SFD        8.5        6.75    $1,884.61    360      1-Nov-27
4685654   TUSTIN                   CA    92782     LCO       7.875       6.75    $1,965.66    360      1-Dec-27
4685657   CANTON                   GA    30114     SFD       7.25        6.75    $1,704.76    360      1-Dec-27
4685658   NAGS HEAD                NC    27959     SFD       7.625       6.75    $2,500.99    360      1-Nov-27
4685659   HENDERSON                NV    89015     SFD       7.875       6.75    $1,870.68    360      1-Dec-27
4685661   CAMBRIDGE                MA    2140      SFD       7.875       6.75    $1,740.17    360      1-Dec-27
4685662   SPRINGFIELD              VA    22151     SFD       7.75        6.75    $1,866.98    360      1-Dec-27
4685663   FAIRFAX                  VA    22033     SFD       7.375       6.75    $1,585.80    360      1-Dec-27
4685664   LAPLATA                  MD    20646     SFD        7.5        6.75    $1,922.84    360      1-Dec-27
4686053   COLUMBIA                 SC    29212     SFD       7.875       6.75    $1,725.67    360      1-Nov-27
4686062   ORANGE PARK              FL    32073     SFD       7.75        6.75    $2,001.66    360      1-Nov-27
4686073   ATLANTA                  GA    30350     SFD        7.5        6.75    $2,169.46    240      1-Nov-17
4686086   RALEIGH                  NC    27614     SFD       7.25        6.75    $1,991.95    360      1-Nov-27
4686095   VALRICO                  FL    33594     SFD        7.5        6.75    $1,783.00    360      1-Nov-27
4686107   ATLANTA                  GA    30306     SFD        7.5        6.75    $2,202.53    360      1-Nov-27
4686117   ALPHARETTA               GA    30004     SFD       7.375       6.75    $2,790.33    360      1-Nov-27
4686126   SAINT SIMONS ISLAND      GA    31522     SFD       7.375       6.75    $1,642.43    360      1-Dec-27
4686141   BIRMINGHAM               AL    35223     SFD       7.625       6.75    $1,911.04    360      1-Nov-27
4686156   UNION CITY               CA    94587     SFD         8         6.75    $1,777.54    360      1-Oct-27
4686162   MENLO PARK               CA    94025     SFD        7.5        6.75    $1,817.96    360      1-Nov-27
4686164   SAN JOSE                 CA    95138     SFD       7.625       6.75    $2,321.56    360      1-Nov-27
4686170   ALAMO                    CA    94507     SFD       7.75        6.75    $3,223.86    360      1-Dec-27
4686175   MERIDIAN                 ID    83642     SFD       7.625       6.75    $2,151.70    360      1-Dec-27
4686180   ATLANTA                  GA    30342     SFD       7.375       6.75    $1,761.23    360      1-Nov-27
4686185   WOODLAND PARK            CO    80863     SFD       7.25        6.75    $1,705.45    360      1-Dec-27
4686190   GARLAND                  TX    75044     SFD       8.125       6.75     $994.20     360      1-Nov-27
4686192   PARKLAND                 FL    33076     SFD         8         6.75    $2,446.38    360      1-Dec-27
4686197   LOS ANGELES              CA    90025     SFD       7.625       6.75    $2,250.79    360      1-Dec-27
4686202   PLEASANTON               CA    94566     SFD       8.125       6.75    $1,989.90    360      1-Dec-27
4686207   SAN FRANCISCO            CA    94110     SFD       7.625       6.75    $2,310.95    360      1-Nov-27
4686208   ATLANTA                  GA    30306     SFD       7.625       6.75    $1,840.27    360      1-Dec-27
4686209   BERKELEY                 CA    94708     SFD       8.25        6.75    $2,229.76    360      1-Oct-27
4686214   COLUMBIA                 MD    21044     SFD       7.875       6.75    $2,369.53    360      1-Dec-27
4686219   ATLANTA                  GA    30309     HCO       8.125       6.75    $1,798.70    360      1-Dec-27
4686221   DANVILLE                 CA    94526     SFD       7.625       6.75    $2,746.24    360      1-Dec-27
4686225   SAN JOSE                 CA    95138     SFD       7.75        6.75    $2,477.00    360      1-Dec-27
4686228   MARTINEZ                 CA    94553     SFD       7.75        6.75    $1,332.53    360      1-Nov-27
4686230   AUSTIN                   TX    78746     SFD       7.25        6.75    $1,875.98    360      1-Dec-27
4686569   ATHENS                   GA    30606     SFD       7.375       6.75    $2,762.70    360      1-Nov-27
4686596   MIAMI                    FL    33156     SFD       7.75        6.75    $1,805.36    360      1-Nov-27
4686608   APEX                     NC    27502     SFD       7.375       6.75    $2,677.06    360      1-Nov-27
4686611   RALEIGH                  NC    27612     SFD       7.375       6.75    $2,033.35    360      1-Nov-27
4686616   HOLLY SPRINGS            NC    27540     SFD       7.375       6.75    $1,920.08    360      1-Nov-27
4686620   KNOXVILLE                TN    37922     SFD       7.375       6.75    $2,393.19    360      1-Nov-27
4686632   MIAMI                    FL    33176     SFD       7.75        6.75    $2,980.27    360      1-Nov-27
4686638   ATLANTA                  GA    30328     SFD       7.625       6.75    $1,810.19    360      1-Oct-27
4686876   SAN JOSE                 CA    95135     SFD        7.5        6.75    $2,097.65    360      1-Nov-27
4686888   MANSFIELD                TX    76063     SFD       7.75        6.75    $1,647.75    360      1-Nov-27
4686916   HOPKINTON                MA    1748      SFD        7.5        6.75    $2,237.48    360      1-Nov-27
4686926   SOUTHERN PINES           NC    28387     SFD       7.75        6.75    $1,791.03    360      1-Oct-27
4686948   CHICAGO                  IL    60615     SFD         8         6.75    $2,593.86    360      1-Nov-27
4687006   POULSBO                  WA    98370     SFD       7.75        6.75    $1,748.05    360      1-Nov-27
4687013   CHARLOTTE                NC    28270     SFD        7.5        6.75    $1,961.29    360      1-Nov-27
4687023   SMITHFIELD               VA    23430     SFD        7.5        6.75    $1,809.21    360      1-Nov-27
4687035   COLORADOSPRINGS          CO    80919     SFD       7.625       6.75    $1,956.70    360      1-Nov-27
4687042   BELMONT                  NC    28012     SFD       7.75        6.75    $1,647.74    360      1-Nov-27
4687095   RIDGELAND                MS    29157     SFD         8         6.75    $1,650.98    360      1-Nov-27
4687098   ALEXANDRIA               VA    22301     SFD       7.75        6.75    $2,303.98    360      1-Nov-27
4687152   DAYTONA BEACH            FL    32124     SFD       7.75        6.75    $2,198.67    360      1-Nov-27
4687161   BIRMINGHAM               AL    35243     SFD        7.5        6.75    $2,363.35    360      1-Nov-27
4687181   GILBERT                  AZ    85296     SFD         8         6.75    $1,929.81    360      1-Dec-27
4687187   SAN JOSE                 CA    95128     SFD       8.375       6.75    $2,467.96    360      1-Nov-27
4687194   CLEMMONS                 NC    27012     SFD        7.5        6.75    $1,699.10    360      1-Nov-27
4687205   MORRISTOWN               NJ    7860      SFD       7.875       6.75    $2,175.20    360      1-Nov-27
4687409   ALBUQUERQUE              NM    87112     SFD        7.5        6.75    $1,594.21    360      1-Nov-27
4687445   MORRIS TOWNSHIP          NJ    7980      SFD       7.75        6.75    $1,919.98    360      1-Dec-27
4687450   PHOENIX                  AZ    85048     SFD       7.75        6.75    $2,467.33    360      1-Nov-27
4687457   DALLAS                   TX    75243     SFD       7.75        6.75    $1,654.92    360      1-Nov-27
4687462   WILMINGTON               NC    28405     SFD       7.25        6.75    $2,049.60    360      1-Nov-27
4687466   THOUSAND OAKS            CA    91361     SFD       7.875       6.75    $2,363.73    360      1-Nov-27
4687470   MOORPARK                 CA    93021     SFD       7.875       6.75    $2,558.05    360      1-Nov-27
4687492   PHOENIX                  AZ    85018     SFD         8         6.75    $2,403.08    360      1-Nov-27
4687501   SCOTTSDALE               AZ    85260     SFD        7.5        6.75    $2,015.14    360      1-Nov-27
4687511   SALINAS                  CA    93908     SFD       7.75        6.75    $1,633.42    360      1-Nov-27
4687712   FAIRFIELD                CT    6430      SFD       7.375       6.75    $3,211.64    360      1-Nov-27
4687738   KATONAH                  NY    10536     SFD       7.75        6.75    $2,256.69    360      1-Oct-27
4687769   HOBOKEN                  NJ    7030      SFD         8         6.75    $2,568.18    360      1-Dec-27
4687775   NAPLES                   FL    34102     SFD       7.375       6.75    $4,026.64    360      1-Nov-27
4687781   CONCORD                  NC    28027     SFD        7.5        6.75    $1,647.00    360      1-Nov-27
4687791   AMBLER                   PA    19002     SFD       7.125       6.75    $2,189.58    360      1-Nov-27
4687820   SACRAMENTO               CA    95829     SFD         8         6.75     $968.20     360      1-Nov-27
4687824   MARIETTA                 GA    30062     SFD       7.75        6.75    $2,149.23    360      1-Nov-27
4687830   CHESTER                  NJ    7930      SFD         8         6.75    $5,018.65    240      1-Dec-17
4687832   TRAPPE                   MD    21673     SFD       7.875       6.75    $2,530.50    360      1-Dec-27
4687835   NANTUCKET                MA    2554      SFD       7.75        6.75    $3,202.36    360      1-Nov-27
4687840   DUNWOODY                 GA    30338     SFD         8         6.75    $1,753.70    360      1-Sep-27
4687843   LONG BEACH               CA    90814     SFD       7.75        6.75    $1,432.82    360      1-Dec-27
4687861   FLORENCE                 SC    29501     SFD       7.625       6.75    $1,868.57    360      1-Nov-27
4687863   STERLING                 VA    20165     SFD       7.875       6.75    $1,706.82    360      1-Dec-27
4687867   SACRAMENTO               CA    95818     SFD       7.75        6.75    $1,633.42    360      1-Dec-27
4687869   WESTFIELD                NJ    7090      SFD         8         6.75    $2,406.74    360      1-Nov-27
4688005   MORGAN HILL              CA    95037     SFD         8         6.75    $1,939.34    360      1-Dec-27
4688006   SAN JOSE                 CA    95117     SFD       7.75        6.75    $2,256.70    360      1-Nov-27
4688009   CAREFREE                 AZ    85377     SFD       7.75        6.75    $2,543.27    360      1-Dec-27
4688010   GREENWOOD                SC    29649     SFD       7.75        6.75    $1,804.64    360      1-Dec-27
4688012   LITTLETON                CO    80125     SFD       7.375       6.75    $2,797.24    360      1-Nov-27
4688015   SALINAS                  CA    93508     SFD       7.25        6.75    $3,001.57    360      1-Nov-27
4688228   TAMPA                    FL    33809     SFD       7.625       6.75    $2,123.38    360      1-Nov-27
4688234   NORTH KINGSTOWN          RI    2874      SFD       7.625       6.75    $1,698.71    360      1-Nov-27
4688241   PISCATAWAY               NJ    8854      SFD       7.75        6.75    $1,901.36    360      1-Nov-27
4688246   NASHVILLE                TN    37221     SFD       7.25        6.75    $1,910.10    360      1-Nov-27
4688330   BOSTON                   MA    2114      HCO         8         6.75    $2,421.43    360      1-Sep-27
4689457   JACKSONVILLE             FL    32225     SFD       7.75        6.75    $1,977.30    360      1-Dec-27
4689460   CUPERTINO                CA    95014     SFD       7.625       6.75    $2,654.23    360      1-Nov-27
4689463   SANTA CLARA              CA    95051     SFD       8.125       6.75    $3,148.19    360      1-Nov-27
4689466   SPRING LAKE              NJ    7782      SFD       7.75        6.75    $2,077.59    360      1-Dec-27
4689468   SEATTLE                  WA    98155     SFD       7.625       6.75    $2,229.56    360      1-Nov-27
4689471   WILTON                   CT    6897      SFD       7.625       6.75    $3,155.34    360      1-Nov-27
4689472   SAN JOSE                 CA    95132     SFD       7.875       6.75    $2,505.12    360      1-Nov-27
4689476   FORT MYERS               FL    33913     SFD       7.75        6.75    $1,834.01    360      1-Nov-27
4689484   PLEASANTON               CA    94566     SFD       8.125       6.75    $2,569.05    360      1-Nov-27
4689512   NEWTON                   MA    2160      LCO       7.625       6.75    $2,158.77    360      1-Nov-27
4689516   MCLEAN                   VA    22101     SFD       7.75        6.75    $4,538.47    360      1-Nov-27
4689529   WOODBRIDGE               CT    6525      SFD       7.625       6.75    $1,727.02    360      1-Dec-27
4689563   BARTLETT                 IL    60103     SFD         8         6.75    $1,624.56    360      1-Nov-27
4689586   OAKLAND                  CA    94618     SFD       7.375       6.75    $1,809.57    360      1-Dec-27
4689670   COLUMBIA                 SC    29212     SFD       7.375       6.75    $1,623.09    360      1-Dec-27
4689672   SAVANNAH                 GA    31411     SFD       7.375       6.75    $2,821.41    360      1-Nov-27
4689755   PORTLAND                 OR    97214     SFD        7.5        6.75    $1,783.00    360      1-Nov-27
4689764   ISSAQUAH                 WA    98029     SFD       7.875       6.75    $2,421.74    360      1-Dec-27
4689767   SAN JOSE                 CA    95120     SFD       7.375       6.75    $2,065.12    360      1-Nov-27
4689773   MIAMI                    FL    33156     SFD       7.875       6.75    $1,962.77    360      1-Nov-27
4689796   RANDOLPH                 NJ    7845      SFD       7.75        6.75    $1,931.44    360      1-Dec-27
4689809   ALBUQUERQUE              NM    87111     SFD        7.5        6.75    $1,573.24    360      1-Nov-27
4689810   BELMONT                  CA    94002     SFD        7.5        6.75    $1,879.49    360      1-Nov-27
4689815   PHOENIX                  AZ    85016     SFD         8         6.75    $1,871.10    360      1-Nov-27
4689829   SAN FRANCISCO            CA    94116     SFD         8         6.75    $2,050.88    360      1-Dec-27
4689843   LANGLEY                  WA    98260     SFD       7.875       6.75    $1,595.16    360      1-Dec-27
4689844   WINTER PARK              FL    32789     SFD       7.625       6.75    $1,751.08    360      1-Dec-27
4689854   ATLANTA                  GA    30306     SFD        7.5        6.75    $1,736.84    360      1-Nov-27
4689862   SUNNYVALE                CA    94087     SFD        7.5        6.75    $1,678.12    360      1-Nov-27
4689871   LITTLETON                CO    80124     SFD       7.625       6.75    $2,206.91    360      1-Nov-27
4689872   TUCSON                   AZ    85718     SFD        7.5        6.75    $1,789.99    360      1-Nov-27
4689876   SAN JOSE                 CA    95139     SFD         8         6.75    $1,834.42    360      1-Nov-27
4689880   SAN RAMON                CA    94583     SFD       7.625       6.75    $2,070.66    360      1-Nov-27
4689886   GROSSE ILE               MI    48138     SFD       8.125       6.75    $1,930.50    360      1-Dec-27
4690042   LAKE FOREST              CA    92630     SFD       7.875       6.75    $1,848.93    360      1-Nov-27
4690050   UNIVERSITY PLACE         WA    98467     SFD       7.75        6.75    $2,865.65    360      1-Nov-27
4690063   SEATTLE                  WA    98107     SFD        7.5        6.75    $1,762.03    360      1-Nov-27
4690081   WINSTON SALEM            NC    27106     SFD       7.875       6.75    $1,841.67    360      1-Nov-27
4690089   CUPERTINO                CA    95014     SFD       8.375       6.75    $3,040.29    360      1-Dec-27
4690093   ST GEORGE                UT    84790     SFD       7.75        6.75    $2,120.59    360      1-Nov-27
4690096   CAVE CREEK               AZ    85331     SFD       7.75        6.75    $3,331.32    360      1-Nov-27
4690099   WASHINGTON TOWNSHIP      NJ    7675      SFD       7.75        6.75    $2,041.05    360      1-Nov-27
4690104   BOCA RATON               FL    33429     SFD       8.25        6.75    $1,893.20    360      1-Nov-27
4690117   POMONA                   NY    10970     SFD         8         6.75    $1,907.78    360      1-Nov-27
4690122   SPRINGBORO               OH    45066     SFD       8.25        6.75    $2,231.27    360      1-Dec-27
4690151   LAKE OSWEGO              OR    97034     SFD       7.25        6.75    $1,534.90    360      1-Nov-27
4690199   WILLIAMSBURG             VA    23188     SFD       7.25        6.75    $2,056.76    360      1-Nov-27
4690200   BRENTWOOD                TN    37027     SFD       7.75        6.75    $2,228.04    360      1-Nov-27
4690207   PACIFICA                 CA    94044     SFD        7.5        6.75    $2,097.65    360      1-Dec-27
4690208   FREMONT                  CA    94539     SFD       7.75        6.75    $3,534.07    360      1-Nov-27
4690218   FREMONT                  CA    94539     SFD       8.125       6.75    $2,218.59    360      1-Nov-27
4690223   SACRAMENTO               CA    95864     SFD       7.625       6.75    $1,840.27    360      1-Nov-27
4690224   RARITAN TOWNSHIP         NJ    8551      SFD       7.125       6.75    $2,095.27    360      1-Nov-27
4690231   BETHEL                   CT    6801      SFD       7.75        6.75    $2,288.22    360      1-Nov-27
4690857   RIVERSIDE                CT    6878      SFD       7.75        6.75    $1,845.47    360      1-Dec-27
4691947   ROSWELL                  GA    30076     SFD        7.5        6.75    $1,829.15    360      1-Dec-27
4691957   ALTAMONTE SPRINGS        FL    32701     SFD       7.625       6.75    $2,654.23    360      1-Dec-27




COUNT:      246
WAC:          7.69381478
WAM:        356.8059731
WALTV:       76.55038088

             CUT-OFF
MORTGAGE      DATE                              MORTGAGE                 T.O.P.      MASTER       FIXED
LOAN        PRINCIPAL                           INSURANCE    SERVICE    MORTGAGE     SERVICE    RETAINED
NUMBER       BALANCE       LTV       SUBSIDY      CODE         FEE        LOAN         FEE        YIELD
------       -------       ---       -------      ----         ---        ----         ---        -----
4645722    $196,139.30    79.99                               0.250                   0.016       0.734
4646289    $256,717.47    78.69                               0.250                   0.016       1.234
4650035    $313,413.62     90                                 0.250                   0.016       0.609
4652532    $305,127.72     90                                 0.250                   0.016       0.734
4653064    $220,310.88    94.73                               0.250                   0.016       0.859
4653140    $252,474.21    79.06                               0.250                   0.016       0.859
4654342    $324,764.77    67.71                    13         0.250                   0.016       0.609
4655060    $221,041.11    79.13                               0.250                   0.016       0.359
4655595    $235,343.93     80                                 0.250                   0.016       0.859
4655623    $220,580.07    79.98                    12         0.250                   0.016       1.234
4656951    $234,362.94    69.12                               0.250                   0.016       0.984
4657019    $238,074.50     75                      13         0.250                   0.016       0.859
4657485    $224,252.63    87.17                               0.250                   0.016       0.609
4659717    $299,771.72    70.59                               0.250                   0.016       0.359
4660108    $299,777.35    73.49                               0.250                   0.016       0.484
4660743    $275,700.30    79.05                               0.250                   0.016       0.609
4662906    $259,602.90    60.19                               0.250                   0.016       0.359
4664509    $402,793.70    79.22                               0.250                   0.016       1.234
4664537    $229,522.03     92                                 0.250                   0.016       0.859
4664681    $281,399.04    75.2                     12         0.250                   0.016       0.734
4664784    $279,792.19     80                                 0.250                   0.016       0.484
4664794    $229,468.30     95                                 0.250                   0.016       1.359
4665140    $222,111.21    79.86                               0.250                   0.016       0.609
4665194    $255,594.00    89.86                               0.250                   0.016       1.109
4665204    $319,383.60     80                                 0.250                   0.016       1.234
4665607    $240,521.93    79.6                                0.250                   0.016       0.234
4665615    $259,096.97    75.36                               0.250                   0.016       0.000
4666070    $326,103.54    79.9                                0.250                   0.016       0.734
4666373    $258,501.13    63.17                               0.250                   0.016       1.234
4666874    $323,275.82     80                      12         0.250                   0.016       0.734
4666893    $146,049.16    79.99                    12         0.250                   0.016       0.484
4667078    $300,000.00    74.07                               0.250                   0.016       0.609
4667677    $260,000.00    59.09                    11         0.250                   0.016       0.984
4668379    $290,006.93    78.65                               0.250                   0.016       0.734
4668797    $291,965.32     80                                 0.250                   0.016       0.734
4671361    $237,500.00     95                                 0.250                   0.016       0.859
4671868    $294,297.33     95                                 0.250                   0.016       0.859
4677458    $249,523.46    69.44                               0.250                   0.016       0.734
4679998    $279,583.10    72.53                               0.250                   0.016       0.484
4681332    $283,108.52    89.15                               0.250                   0.016       0.859
4683262    $244,846.77     90                      12         0.250                   0.016       0.000
4684885    $314,507.05    73.26                               0.250                   0.016       0.234
4684897    $243,608.60    75.08                               0.250                   0.016       0.109
4684902    $333,802.24    89.15                               0.250                   0.016       0.484
4684941    $383,456.21     80                                 0.250                   0.016       0.734
4684958    $277,794.89    79.81                    12         0.250                   0.016       0.984
4684963    $393,083.32    77.94                               0.250                   0.016       1.109
4684967    $355,456.55    79.11                               0.250                   0.016       0.359
4684970    $331,753.61     80                                 0.250                   0.016       0.484
4684975    $295,801.39     80                                 0.250                   0.016       0.984
4684978    $383,456.19    76.8                                0.250                   0.016       0.734
4684983    $237,440.57    83.37                               0.250                   0.016       0.984
4684985    $98,246.00     76.28                               0.250                   0.016       0.234
4685003    $524,256.54    71.92                               0.250                   0.016       0.734
4685010    $205,850.90     80                                 0.250                   0.016       0.609
4685022    $167,781.49    79.95                    11         0.250                   0.016       0.734
4685027    $255,823.82     80                                 0.250                   0.016       0.859
4685034    $372,723.17    58.74                               0.250                   0.016       0.484
4685042    $277,539.53    79.43                               0.250                   0.016       0.484
4685313    $287,602.30     80                                 0.250                   0.016       0.859
4685324    $249,399.29    66.61                               0.250                   0.016       0.109
4685347    $298,781.71     95                                 0.250                   0.016       0.234
4685352    $272,432.70    79.77                               0.250                   0.016       0.984
4685358    $287,592.15    74.81                               0.250                   0.016       0.734
4685370    $302,199.38    79.64                               0.250                   0.016       0.484
4685489    $453,822.45    79.79                               0.250                   0.016       0.859
4685496    $159,649.77    78.77                               0.250                   0.016       0.234
4685501    $187,740.39     80                                 0.250                   0.016       0.859
4685511    $251,035.68    78.5                     12         0.250                   0.016       1.109
4685517    $280,800.33    79.94                               0.250                   0.016       0.734
4685523    $239,026.88    74.75                    12         0.250                   0.016       0.609
4685526    $265,632.08    74.99                               0.250                   0.016       0.000
4685531    $247,639.86    78.98                               0.250                   0.016       0.609
4685544    $259,816.49    62.65                    13         0.250                   0.016       0.734
4685561    $251,652.02    78.75                               0.250                   0.016       0.859
4685571    $291,586.49    66.36                               0.250                   0.016       0.734
4685577    $226,054.40    79.44                               0.250                   0.016       0.359
4685590    $244,531.25    66.22                               0.250                   0.016       0.484
4685592    $248,306.40    50.71                    12         0.250                   0.016       0.234
4685603    $271,584.78    77.71                               0.250                   0.016       0.359
4685611    $251,607.90     90                                 0.250                   0.016       0.609
4685615    $250,214.16     80                                 0.250                   0.016       0.484
4685619    $212,025.84    79.98                               0.250                   0.016       0.359
4685631    $272,347.73    79.69                     1         0.250                   0.016       0.484
4685633    $305,566.67    89.74                               0.250                   0.016       0.734
4685635    $233,185.61    79.97                               0.250                   0.016       0.984
4685649    $281,485.66     90                       6         0.250                   0.016       0.359
4685650    $244,801.98    79.58                               0.250                   0.016       1.484
4685654    $270,913.43    79.97                               0.250                   0.016       0.859
4685657    $249,705.05    69.42                               0.250                   0.016       0.234
4685658    $352,836.88    67.95                               0.250                   0.016       0.609
4685659    $257,822.45    73.71                    11         0.250                   0.016       0.859
4685661    $239,834.83     80                                 0.250                   0.016       0.859
4685662    $260,416.06    79.94                    12         0.250                   0.016       0.734
4685663    $229,425.28     80                                 0.250                   0.016       0.359
4685664    $272,372.76    78.57                               0.250                   0.016       0.484
4686053    $237,671.34    87.5                                0.250                   0.016       0.859
4686062    $278,525.68    84.67                               0.250                   0.016       0.734
4686073    $268,324.30    69.05                               0.250                   0.016       0.484
4686086    $291,543.06     80                                 0.250                   0.016       0.234
4686095    $254,620.32    72.44                    12         0.250                   0.016       0.484
4686107    $314,530.98     75                      12         0.250                   0.016       0.484
4686117    $402,522.87     80                      12         0.250                   0.016       0.359
4686126    $237,619.05    79.27                    13         0.250                   0.016       0.359
4686141    $269,094.11    76.06                               0.250                   0.016       0.609
4686156    $241,759.13     95                      12         0.250                   0.016       0.984
4686162    $259,612.87    61.9                                0.250                   0.016       0.484
4686164    $327,523.71     80                                 0.250                   0.016       0.609
4686170    $449,682.39     72                                 0.250                   0.016       0.734
4686175    $303,779.97     80                      11         0.250                   0.016       0.609
4686180    $254,610.72    77.27                               0.250                   0.016       0.359
4686185    $249,804.97    78.74                               0.250                   0.016       0.234
4686190    $133,673.89    76.95                    12         0.250                   0.016       1.109
4686192    $333,176.29    89.99                               0.250                   0.016       0.984
4686197    $317,768.84    79.96                               0.250                   0.016       0.609
4686202    $267,824.68     80                       6         0.250                   0.016       1.109
4686207    $326,025.87    79.25                               0.250                   0.016       0.609
4686208    $259,811.81    73.24                               0.250                   0.016       0.609
4686209    $296,228.31     80                                 0.250                   0.016       1.234
4686214    $326,575.10    78.75                               0.250                   0.016       0.859
4686219    $242,091.53    93.17                               0.250                   0.016       1.109
4686221    $387,719.18     80                                 0.250                   0.016       0.609
4686225    $345,505.97    79.94                               0.250                   0.016       0.734
4686228    $185,736.59     75                                 0.250                   0.016       0.734
4686230    $274,785.48    57.89                    13         0.250                   0.016       0.234
4686569    $398,913.33    72.73                               0.250                   0.016       0.359
4686596    $251,643.13     80                                 0.250                   0.016       0.734
4686608    $382,919.70     85                                 0.250                   0.016       0.359
4686611    $293,950.59     80                                 0.250                   0.016       0.359
4686616    $277,570.59    71.28                               0.250                   0.016       0.359
4686620    $345,971.06     90                                 0.250                   0.016       0.359
4686632    $415,410.90     80                                 0.250                   0.016       0.734
4686638    $255,029.75    73.39                               0.250                   0.016       0.609
4686876    $299,553.31    74.45                               0.250                   0.016       0.484
4686888    $229,674.29    79.58                               0.250                   0.016       0.734
4686916    $319,523.56    65.31                               0.250                   0.016       0.484
4686926    $249,106.29    76.45                               0.250                   0.016       0.734
4686948    $353,024.04    89.99                               0.250                   0.016       0.984
4687006    $243,654.45    79.74                               0.250                   0.016       0.734
4687013    $280,082.37    59.05                               0.250                   0.016       0.484
4687023    $258,364.76     75                                 0.250                   0.016       0.484
4687035    $275,847.28    79.99                               0.250                   0.016       0.609
4687042    $229,674.31    69.7                                0.250                   0.016       0.734
4687095    $224,697.03    60.32                     1         0.250                   0.016       0.984
4687098    $321,144.57    79.9                                0.250                   0.016       0.734
4687152    $306,113.12    68.2                                0.250                   0.016       0.734
4687161    $336,493.61    62.59                               0.250                   0.016       0.484
4687181    $262,823.52    75.14                     6         0.250                   0.016       0.984
4687187    $324,294.95     80                                 0.250                   0.016       1.359
4687194    $242,638.17     90                       1         0.250                   0.016       0.484
4687205    $299,585.73    88.24                               0.250                   0.016       0.859
4687409    $227,660.52     80                                 0.250                   0.016       0.484
4687445    $267,810.85    82.46                               0.250                   0.016       0.734
4687450    $343,912.27    69.44                               0.250                   0.016       0.734
4687457    $230,574.13    73.33                               0.250                   0.016       0.734
4687462    $299,979.82    75.11                               0.250                   0.016       0.234
4687466    $325,549.82    79.51                               0.250                   0.016       0.859
4687470    $352,312.81    79.82                               0.250                   0.016       0.859
4687492    $327,059.04    74.43                               0.250                   0.016       0.984
4687501    $287,770.88    75.84                     1         0.250                   0.016       0.484
4687511    $227,530.92     95                                 0.250                   0.016       0.734
4687712    $464,290.17    50.82                               0.250                   0.016       0.359
4687738    $314,328.73    59.32                               0.250                   0.016       0.734
4687769    $349,765.15    77.26                               0.250                   0.016       0.984
4687775    $581,130.69    74.74                               0.250                   0.016       0.359
4687781    $235,199.28    84.13                               0.250                   0.016       0.484
4687791    $324,478.67    78.88                               0.250                   0.016       0.109
4687820    $131,772.35    79.01                    13         0.250                   0.016       0.984
4687824    $299,575.17    48.39                               0.250                   0.016       0.734
4687830    $598,981.35    64.52                               0.250                   0.016       0.984
4687832    $348,759.81    73.47                               0.250                   0.016       0.859
4687835    $446,367.00    74.5                                0.250                   0.016       0.734
4687840    $238,352.08    66.39                               0.250                   0.016       0.984
4687843    $199,858.85     80                                 0.250                   0.016       0.734
4687861    $263,616.65    75.86                     1         0.250                   0.016       0.609
4687863    $235,237.99    78.99                               0.250                   0.016       0.859
4687867    $227,839.08    73.55                               0.250                   0.016       0.734
4687869    $327,558.39     80                                 0.250                   0.016       0.984
4688005    $264,122.66    76.17                               0.250                   0.016       0.984
4688006    $314,151.98    74.64                               0.250                   0.016       0.734
4688009    $354,749.44     71                                 0.250                   0.016       0.734
4688010    $251,722.21    68.08                               0.250                   0.016       0.734
4688012    $404,381.75    87.66                               0.250                   0.016       0.359
4688015    $439,311.45     80                                 0.250                   0.016       0.234
4688228    $299,564.35    77.92                               0.250                   0.016       0.609
4688234    $239,651.48     80                                 0.250                   0.016       0.609
4688241    $265,024.15    78.06                               0.250                   0.016       0.734
4688246    $279,767.43     80                                 0.250                   0.016       0.234
4688330    $329,105.38    77.65                     6         0.250                   0.016       0.984
4689457    $275,805.20     80                       6         0.250                   0.016       0.734
4689460    $374,455.44    65.33                               0.250                   0.016       0.609
4689463    $423,443.41     80                                 0.250                   0.016       1.109
4689466    $289,795.32    50.22                     1         0.250                   0.016       0.734
4689468    $314,542.55     75                                 0.250                   0.016       0.609
4689471    $444,889.07    78.9                                0.250                   0.016       0.609
4689472    $344,524.76    79.79                               0.250                   0.016       0.859
4689476    $255,587.15    89.82                               0.250                   0.016       0.734
4689484    $345,545.79    75.71                               0.250                   0.016       1.109
4689512    $304,557.10    89.97                    11         0.250                   0.016       0.609
4689516    $632,602.88    76.79                    11         0.250                   0.016       0.734
4689529    $243,823.40     80                                 0.250                   0.016       0.609
4689563    $221,101.89    86.82                               0.250                   0.016       0.984
4689586    $261,800.64    37.43                               0.250                   0.016       0.359
4689670    $234,821.18    65.55                               0.250                   0.016       0.359
4689672    $407,876.41    48.06                               0.250                   0.016       0.359
4689755    $254,620.32    68.92                    11         0.250                   0.016       0.484
4689764    $333,517.48    67.47                               0.250                   0.016       0.859
4689767    $298,543.57    49.92                               0.250                   0.016       0.359
4689773    $270,124.86    88.75                    11         0.250                   0.016       0.859
4689796    $269,409.72     80                                 0.250                   0.016       0.734
4689809    $224,370.69    70.31                               0.250                   0.016       0.484
4689810    $268,399.77     80                      11         0.250                   0.016       0.484
4689815    $254,656.66    78.46                               0.250                   0.016       0.984
4689829    $279,312.45    82.33                               0.250                   0.016       0.984
4689843    $219,848.59    50.69                     1         0.250                   0.016       0.859
4689844    $247,220.93    67.23                               0.250                   0.016       0.609
4689854    $248,030.17     90                                 0.250                   0.016       0.484
4689862    $239,642.65     48                                 0.250                   0.016       0.484
4689871    $310,715.89    78.76                               0.250                   0.016       0.609
4689872    $255,407.12    58.45                               0.250                   0.016       0.484
4689876    $249,663.38    49.5                                0.250                   0.016       0.984
4689880    $292,125.16    84.99                               0.250                   0.016       0.609
4689886    $259,829.92    74.29                     1         0.250                   0.016       1.109
4690042    $254,647.87    88.54                     1         0.250                   0.016       0.859
4690050    $399,433.54    73.13                               0.250                   0.016       0.734
4690063    $251,624.77    73.68                               0.250                   0.016       0.484
4690081    $253,649.27    57.08                               0.250                   0.016       0.859
4690089    $399,751.38    75.47                               0.250                   0.016       1.359
4690093    $295,391.04    74.94                               0.250                   0.016       0.734
4690096    $463,908.81    73.81                               0.250                   0.016       0.734
4690099    $284,496.56    87.69                               0.250                   0.016       0.734
4690104    $251,100.56    92.99                               0.250                   0.016       1.234
4690117    $259,649.93    92.86                               0.250                   0.016       0.984
4690122    $296,810.61     90                       1         0.250                   0.016       1.234
4690151    $224,647.89    61.64                               0.250                   0.016       0.234
4690199    $301,028.17     90                                 0.250                   0.016       0.234
4690200    $310,559.58    79.34                               0.250                   0.016       0.734
4690207    $299,777.35    72.82                               0.250                   0.016       0.484
4690208    $492,601.41    60.9                                0.250                   0.016       0.734
4690218    $298,407.75     90                                 0.250                   0.016       1.109
4690223    $259,622.43    64.68                               0.250                   0.016       0.609
4690224    $310,501.11    72.33                               0.250                   0.016       0.109
4690231    $318,947.68     90                                 0.250                   0.016       0.734
4690857    $257,418.20    77.59                               0.250                   0.016       0.734
4691947    $261,405.85     70                                 0.250                   0.016       0.484
4691957    $374,728.58     75                                 0.250                   0.016       0.609

        $71,301,130.66

NASCOR
NMI / 1998-04A Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS





MORTGAGE                                     NMI
LOAN                                         LOAN
NUMBER   SERVICER                            SELLER
------   --------                            ------

4645722  FIRST BANK NATIONAL ASSOC.          FIRST BANK NATIONAL ASSOC.
4646289  FIRST BANK NATIONAL ASSOC.          FIRST BANK NATIONAL ASSOC.
4650035  FIRST BANK NATIONAL ASSOC.          FIRST BANK NATIONAL ASSOC.
4652532  FIRST BANK NATIONAL ASSOC.          FIRST BANK NATIONAL ASSOC.
4653064  FIRST BANK NATIONAL ASSOC.          FIRST BANK NATIONAL ASSOC.
4653140  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4654342  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4655060  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4655595  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4655623  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4656951  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4657019  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4657485  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4659717  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4660108  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4660743  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4662906  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4664509  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4664537  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4664681  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4664784  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4664794  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4665140  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4665194  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4665204  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4665607  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4665615  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4666070  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4666373  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4666874  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4666893  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4667078  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4667677  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4668379  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4668797  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4671361  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4671868  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4677458  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4679998  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4681332  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4683262  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684885  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684897  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684902  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684941  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684958  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684963  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684967  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684970  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684975  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684978  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684983  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4684985  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685003  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685010  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685022  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685027  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685034  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685042  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685313  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685324  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685347  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685352  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685358  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685370  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685489  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685496  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685501  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685511  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685517  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685523  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685526  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685531  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685544  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685561  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685571  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685577  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685590  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685592  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685603  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685611  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685615  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685619  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685631  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685633  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685635  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685649  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685650  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685654  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685657  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685658  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685659  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685661  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685662  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685663  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4685664  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686053  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686062  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686073  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686086  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686095  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686107  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686117  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686126  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686141  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686156  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686162  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686164  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686170  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686175  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686180  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686185  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686190  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686192  FIRST UNION MORTGAGE CORP.          FIRST UNION MORTGAGE CORP.
4686197  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686202  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686207  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686208  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686209  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686214  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686219  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686221  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686225  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686228  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686230  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686569  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686596  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686608  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686611  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686616  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686620  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686632  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686638  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686876  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686888  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686916  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686926  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4686948  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687006  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687013  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687023  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687035  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687042  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687095  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687098  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687152  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687161  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687181  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687187  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687194  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687205  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687409  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687445  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687450  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687457  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687462  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687466  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687470  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687492  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687501  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687511  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687712  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687738  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687769  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687775  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687781  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687791  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687820  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687824  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687830  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687832  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687835  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687840  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687843  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687861  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687863  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687867  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4687869  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688005  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688006  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688009  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688010  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688012  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688015  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688228  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688234  FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4688241  HUNTINGTON MORTGAGE COMPAN          HUNTINGTON MORTGAGE COMPAN
4688246  HUNTINGTON MORTGAGE COMPAN          HUNTINGTON MORTGAGE COMPAN
4688330  HUNTINGTON MORTGAGE COMPAN          HUNTINGTON MORTGAGE COMPAN
4689457  HUNTINGTON MORTGAGE COMPAN          HUNTINGTON MORTGAGE COMPAN
4689460  NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4689463  NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4689466  NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4689468  NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4689471  NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4689472  NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4689476  NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4689484  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689512  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689516  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689529  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689563  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689586  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689670  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689672  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689755  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689764  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689767  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689773  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689796  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689809  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689810  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689815  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689829  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689843  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689844  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689854  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689862  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689871  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689872  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689876  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689880  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4689886  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690042  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690050  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690063  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690081  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690089  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690093  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690096  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690099  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690104  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690117  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690122  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690151  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690199  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690200  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690207  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690208  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690218  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690223  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690224  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690231  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4690857  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4691947  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4691957  SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.


COUNT:       246
WAC:           7.69381478
WAM:         356.8059731
WALTV:        76.55038088

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information

         Name of Mortgagor:               _____________________________

         Servicer
         Loan No.:                        _____________________________

Custodian/Trust Administrator

         Name:                            _____________________________

         Address:                         _____________________________

                                          -----------------------------
         Custodian/Trust Administrator
         Mortgage File No.:               _____________________________

Seller

         Name:                            _____________________________

         Address:                         _____________________________

                                          -----------------------------

         Certificates:                    Mortgage Pass-Through Certificates,
                                          Series 1998-4


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1998-4, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of January 28, 1998 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on  _____________________ as instrument no. ______________
in the County Recorder's Office of the County of ____________________, State of _______________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Deed of Trust recorded on ____________________ as instrument no. _________________ in the County Recorder's Office of the County of
___________________,    State   of    _________________    in   book/reel/docket
____________________ of official records at page/image ____________.

( )  Assignment  of  Mortgage  or Deed of  Trust  to the  Trustee,  recorded  on
______________________________  as instrument no.  ______________  in the County
Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( ) ---------------------------------------------

( ) ---------------------------------------------

( ) ---------------------------------------------

( ) ---------------------------------------------

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

     (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

     (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the applicable Certificate Account and except as expressly provided in the Agreement.

     (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                   By:  __________________________

                                   Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF                    )
                             ss:
COUNTY OF                   )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-4, Class [1-A-R][1-A-LR] Certificate (the "Class [1-A-R][1-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [1-A-R][1-A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [1-A-R][1-A-LR] Certificate in excess of cash flows generated by the Class [1-A-R][1-A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [1-A-R][1-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [1-A-R][1-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [1-A-R][1-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [1-A-R][1-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [1-A-R][1-A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , ---------- 19 __.

                                                    [NAME OF PURCHASER]


                                                  By:__________________________
                                                     [Name of Officer]
                                                     [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this __ day of , 19 __. ----------

-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





          [Letter from Transferor of Class [1-A-R][1-A-LR] Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

     Re:  Norwest   Asset   Securities   Corporation,   Series   1998-4,   Class
          [1-A-R][1-A-LR]

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true. Very truly yours, [Transferor]

                                    EXHIBIT J


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-4

CLASS  [1-A-PO]   [2-A-PO]  [1-B-3]  [1-B-4]  [1-B-5]  [2-B-3]  [2-B-4]  [2-B-5]
CERTIFICATES


                               TRANSFEREE'S LETTER



                           ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-4, Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates
(the "Class  [1-A-PO]  [2-A-PO]  [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 28, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-4.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trust Administrator that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b) The Purchaser is acquiring the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5]
     Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3]
     [2-B-4] [2-B-5] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _____________, _______, relating to the Class [1-A-PO]  [2-A-PO]  [1-B-3]  [1-B-4]  [1-B-5] [2-B-3]
     [2-B-4] [2-B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from NASCOR concerning the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates that NASCOR possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5]
     Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates other than in connection with a subsequent sale of Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates.

          (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [1-B-3][1-B-4][1-B-5][2-B-3][2-B-4][2-B-5]
     Certificates only] if the Purchaser is an insurance company, the source of funds used to purchase the Class [1-B-3][1-B-4][1-B-5][2-B-3][2-B-4][2-B-5]
     Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided
     (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
     Law).

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities"
     dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5]
     Certificates is in compliance therewith.

     Section 3. Transfer of Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates.

          (a) The Purchaser understands that the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates are
     registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither NASCOR, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to NASCOR and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or NASCOR may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which NASCOR or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or NASCOR. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and NASCOR against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [1-A-PO]  [2-A-PO]  [1-B-3] [1-B-4] [1-B-5]
     [2-B-3] [2-B-4] [2-B-5] Certificate shall be made unless the transferee provides NASCOR and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class [1-A-PO] [2-A-PO] [1-B-3] [1-B-4] [1-B-5] [2-B-3] [2-B-4] [2-B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                               [PURCHASER]



                               By:  ______________________________
                               Its:  ______________________________

                                    EXHIBIT K


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-4
         CLASS [1-M] [2-M] [1-B-1] [1-B-2] [2-B-1] [2-B-2] CERTIFICATES


                               TRANSFEREE'S LETTER




                            ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-4, Class [1-M] [2-M] [1-B-1] [1-B-2] [2-B-1] [2-B-2] Certificates (the "Class [1-M] [2-M]
[1-B-1] [1-B-2] [2-B-1] [2-B-2] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 28, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-4.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the NASCOR, the Master Servicer and the Trust Administrator that:

         Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [1-M] [2-M] [1-B-1] [1-B-2] [2-B-1] [2-B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (June 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided
         (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.



                                    [PURCHASER]



                                    By:  _____________________________

                                    Its: _____________________________

                                    [Reserved]

                                    EXHIBIT L

                 National City Mortgage Co. Servicing Agreement

                 America First Credit Union Servicing Agreement

               First Bank National Association Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                  Huntington Mortgage Corp. Servicing Agreement

                   Suntrust Mortgage, Inc. Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National
Association (the "Company" and "Norwest Bank") ------------ and (the "Purchaser"). ----------------------------------------

                              PRELIMINARY STATEMENT

     is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-4, Class ____ (the "Class B ---------------------------------- Certificates"). The Class B
Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of January 28, 1998 among Norwest Asset Securities Corporation, as Seller ("NASCOR"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

     ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the [Pool 1] [Pool 2] Mortgage Loans which comprise a portion of the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any [Pool 1] [Pool 2] Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted [Pool 1] [Pool 2] Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of [Pool 1] [Pool 2] Mortgage Loans that are (A) thirty days, (B) sixty days,
     (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such [Pool 1] [Pool 2] Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any [Pool 1] [Pool 2] Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the [Pool 1] [Pool 2] Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any [Pool 1] [Pool 2] Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each [Pool 1] [Pool 2] Mortgage Loan that is at least ninety days delinquent and each [Pool 1] [Pool 2] Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such [Pool 1] [Pool 2] Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the [Pool 1] [Pool 2] Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the [Pool 1] [Pool 2] Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any [Pool 1] [Pool 2] Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any [Pool 1] [Pool 2] Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the [Pool 1] [Pool 2] Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the [Pool 1] [Pool 2] Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the [Pool 1] [Pool 2] Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any [Pool 1] [Pool 2] Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the [Pool 1] [Pool 2] Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

     (e) With respect to any [Pool 1] [Pool 2] Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the [Pool 1] [Pool 2] Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such [Pool 1] [Pool 2] Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such [Pool 1] [Pool 2] Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any [Pool 1] [Pool 2] Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the [Pool 1] [Pool 2] Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the [Pool 1] [Pool 2] Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the [Pool 1] [Pool 2] Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and
(y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any [Pool 1] [Pool 2] Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such [Pool 1] [Pool 2] Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In connection with any [Pool 1] [Pool 2] Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the [Pool 1] [Pool 2] Mortgage Loan and three months interest on the [Pool 1] [Pool 2] Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such [Pool 1] [Pool 2] Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such [Pool 1] [Pool 2] Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any [Pool 1] [Pool 2] Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the [Pool 1] [Pool 2] Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

     (c) With respect to any [Pool 1] [Pool 2] Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the [Pool 1] [Pool 2] Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such [Pool 1] [Pool 2] Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the [Pool 1] [Pool 2] Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the [Pool 1] [Pool 2] Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any [Pool 1] [Pool 2] Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the [Pool 1] [Pool 2] Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such [Pool 1] [Pool 2] Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all [Pool 1] [Pool 2] Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the [Pool 1] [Pool 2] Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all [Pool 1] [Pool 2] Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to [Pool 1] [Pool 2] Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last [Pool 1] [Pool 2] Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular [Pool 1] [Pool 2] Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-4 [Group 1 Certificates] [Group 2 Certificates]. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Holders of the [Group 1] [Group 2] Certificates, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all [Pool 1] [Pool 2] Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a [Pool 1] [Pool 2] Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all [Pool 1] [Pool 2] Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD  21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365


                  (b)      in the case of the Purchaser,





                           Attention:


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, NASCOR, and each Servicer and each person who controls the Company, NASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, NASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, NASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, NASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    Norwest Bank Minnesota, National Association


                                    By:
                                    Name:
                                    Title:





                                    By:
                                    Name:
                                    Title:   ________________________